     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 13, 1996


                                                 REGISTRATION NO. 333-00008
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                         PRE-EFFECTIVE AMENDMENT NO. 2


                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             CITI-BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

                   FLORIDA                                6711                              59-2298309
               (State or other                (Primary Standard Industrial               (I.R.S. Employer
          jurisdiction of incorporation)       Classification Code Number)               Identification No.)

                           1211 NORTH BOULEVARD WEST
                         LEESBURG, FLORIDA  34738-5351
                                 (904) 787-5111
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               KENNETH W. MULLIS
                             CITI-BANCSHARES, INC.
                           1211 NORTH BOULEVARD WEST
                          LEESBURG, FLORIDA 34738-5351
                                 (904) 787-5111
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

             RALPH F. MACDONALD, III                       C. DANIEL HICKS
                  ALSTON & BIRD                           HICKS & MACQUARRIE
           1201 WEST PEACHTREE STREET                   2303 SOUTHEAST 17TH STREET
          ATLANTA, GEORGIA 30309-3424                     OCALA, FLORIDA  34471
                 (404) 881-7582                               (904) 351-3353



THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                             CITI-BANCSHARES, INC.
                                     PART I
                             CROSS CONFERENCE SHEET
                   PURSUANT TO ITEM 501(b) OF REGULATION S-K

                        FORM S-4 ITEM NUMBER AND CAPTION                            CAPTION OF LOCATION IN PROSPECTUS
                        --------------------------------                            ---------------------------------
                                           A. INFORMATION ABOUT THE TRANSACTION

                 1      Forepart of the Registration Statement and Outside
                            Front Cover Page of Prospectus  . . . . . . . . .       Outside front cover page; facing page

                 2      Inside Front and Outside Back Cover Pages
                            of Prospectus   . . . . . . . . . . . . . . . . .       Available Information

                 3      Risk Factors, Ratio of Earnings to Fixed Charges and
                            Other Information   . . . . . . . . . . . . . . .       Summary; Risk Factors; The Merger

                 4      Terms of the Transaction  . . . . . . . . . . . . . .       Summary; General Information; The Merger;
                                                                                    Certain Differences in the Rights of CBI and
                                                                                    CFB Shareholders; ANNEX A; ANNEX B

                 5      Pro Forma Financial Information . . . . . . . . . . .       Summary; Pro Forma Condensed Combined
                                                                                    Financial Data

                 6      Material Contacts with Company Being Acquired . . . .       Summary; The Merger; Certain Relationships and
                                                                                    Related Transactions of CFB; Other Matters

                 7      Additional Information Required for Reoffering
                            by Persons and Parties Deemed
                            to be Underwriters  . . . . . . . . . . . . . . .       Not applicable

                 8      Interests of Named Experts and Counsel  . . . . . . .       Not applicable

                 9      Disclosure of Commission Position on
                            Indemnification for Securities Act Liabilities          Not applicable

                                           B. INFORMATION ABOUT THE REGISTRANT

                 10     Information with Respect to S-3 Registrants . . . . .       Not applicable

                 11     Incorporation of Certain Information
                            by Reference  . . . . . . . . . . . . . . . . . .       Not applicable

                 12     Information with Respect to S-2 or S-3 Registrants  .       Not applicable

                 13     Incorporation of Certain Information by Reference . .       Not applicable



                 14     Information with Respect to Registrants                     Available Information; Summary; Risk
                            Other than S-2 or S-3 Registrants   . . . . . .         Factors; CBI's Management's Discussion &
                                                                                    Analysis of Financial Conditions and
                                                                                    Results of Operations; CBI Compensation of
                                                                                    Executive Officers; Description of CBI
                                                                                    Capital Stock; Supervision and Regulation;
                                                                                    CBI Business; Description of CBI Property;
                                                                                    Management of CBI; Ownership of CBI Common
                                                                                    Stock; Financial Statements

                                              C. INFORMATION ABOUT THE COMPANY BEING ACQUIRED


                 15     Information with Respect to S-3 Companies . . . . .         Not applicable

                 16     Information with Respect to S-3 or S-2 Companies  .         Not applicable

                 17     Information with Respect to Companies Other
                            than S-3 or S-2 Companies   . . . . . . . . . .         Available Information; Summary; CFB's
                                                                                    Management's Discussion and Analysis of
                                                                                    Financial Condition and Results of
                                                                                    Operations; Business of CFB; Financial
                                                                                    Statements; Management of CFB; Ownership of
                                                                                    CFB Common Stock; Certain Relationships and
                                                                                    Related Transactions of CFB

                                           D. VOTING AND MANAGEMENT INFORMATION

                 18     Information if Proxies, Consents or Authorizations are
                        to be Solicited . . . . . . . . . . . . . . . . . .         Available Information; Summary; General
                                                                                    Information; The Merger; Ownership of CFB
                                                                                    Common Stock; Ownership of CBI Common
                                                                                    Stock; Management of CFB; Management of
                                                                                    CBI; CBI Compensation of Executive
                                                                                    Officers; Certain Relationships and Related
                                                                                    Party Transactions of CFB; Certain
                                                                                    Transactions and Business Relationships of
                                                                                    CBI; Other Matters; ANNEX B

                 19     Information if Proxies, Consents or Authorizations are
                        not to be Solicited or in an Exchange Offer . . . .         Not applicable


                        CITIZENS FIRST BANCSHARES, INC.
                             1601 S.W. College Road
                             Ocala, Florida  34478

                                                              ____________, 1996

Dear Shareholder:


         You are cordially invited to attend a special meeting of shareholders ("Special Meeting") of Citizens First Bancshares, Inc. ("CFB") to be held at the main office of CFB, located at 1601 S.W. College Road, Ocala, Florida, at 4:00 p.m., Eastern Time, on April 11, 1996.



         At the Special Meeting, you will be asked to consider and vote upon the approval of an Agreement and Plan of Merger dated as of October 19, 1995 (the "Merger Agreement"), which provides for the merger (the "Merger") of CFB with and into Citi-Bancshares, Inc. ("CBI"). If the proposed Merger is consummated, each outstanding share of CFB common stock (excluding, generally, shares held directly or indirectly by CFB, and excluding shares held by shareholders who perfect their dissenters' rights) will be converted into and exchanged solely for the right to receive that number of shares of CBI common stock equal to 425,000 divided by the number of shares of CFB common stock issued and outstanding at the effective time of the Merger. The affirmative vote of the holders of a majority of the shares of CFB common stock entitled to vote at the Special Meeting is required for approval of the Merger Agreement.


         Enclosed are the (i) Notice of Special Meeting, (ii) Proxy Statement/Prospectus and (iii) a Proxy for the Special Meeting. The Proxy Statement/Prospectus describes in more detail the Merger Agreement and the proposed Merger, including a description of the conditions to consummation of the Merger and the effects of the Merger on the rights of CFB shareholders, as well as financial and other information about CFB.

         Your Board of Directors has unanimously approved and adopted the Merger Agreement and consummation of the transactions contemplated therein, and unanimously recommends that you vote "FOR" approval of the Merger Agreement and consummation of the transactions contemplated therein.

         In view of the importance of the action to be taken, we urge you to complete, sign and date the enclosed Proxy and to return it promptly in the enclosed envelope, whether or not you plan to attend the Special Meeting (if you attend the Special Meeting, you may vote in person, even if you previously returned your Proxy).

         We look forward to seeing you at the Special Meeting.



                                       Sincerely,



                                       TERRY E. TREXLER
                                       Chairman of the Board

                        CITIZENS FIRST BANCSHARES, INC.
                             1601 S.W. College Road
                              Ocala, Florida 34478
                               __________________


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON April 11, 1996

                                                                __________, 1996
To the Shareholders of Citizens First Bancshares, Inc.:


         NOTICE IS HEREBY GIVEN that a special meeting of shareholders ("Special Meeting") of Citizens First Bancshares, Inc. ("CFB") will be held at the main office of CFB, located at 1601 S.W. College Road, Ocala, Florida, at 4:00 p.m., Eastern Time, on Thursday, April 11, 1996, for the following purposes:


         1. THE MERGER. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of October 19, 1995 (the "Merger Agreement"), by and between CFB and Citi-Bancshares, Inc. ("CBI"), pursuant to which, among other matters, CFB will merge with and into CBI (the "Merger") and each outstanding share (other than shares held directly or indirectly by CBI or CFB generally or as to which CFB shareholders have perfected their dissenters' rights) of CFB common stock will be converted into and exchanged solely for the right to receive that number of shares of CBI common stock equal to 425,000 divided by the number of shares of CFB common stock issued and outstanding on the effective time of the Merger, all as more fully described in the accompanying Proxy Statement/Prospectus. A copy of the Merger Agreement is set forth in ANNEX A to the accompanying Proxy Statement/Prospectus.

         2. OTHER BUSINESS. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements of the Special Meeting.

         Only shareholders of record at the close of business on March 7, 1996, are entitled to receive notice of and to vote at the Special Meeting or any adjournments or postponements thereof. Approval of the Merger Agreement and the consummation of the transactions contemplated thereby requires the affirmative vote of the holders of a majority of the shares of CFB common stock entitled to vote at the Special Meeting.

         THE BOARD OF DIRECTORS OF CFB UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT AND CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY.

         EACH SHAREHOLDER HAS THE RIGHT TO DISSENT FROM THE MERGER AGREEMENT AND DEMAND PAYMENT OF THE FAIR VALUE OF HIS SHARES IF THE MERGER IS CONSUMMATED. THE RIGHT OF ANY SHAREHOLDER TO RECEIVE SUCH PAYMENT IS CONTINGENT UPON STRICT COMPLIANCE WITH THE REQUIREMENTS OF SECTION 607.1320 OF THE FLORIDA BUSINESS CORPORATION ACT. THE FULL TEXT OF SECTION 607.1320 AND SECTIONS 607.1301 AND 607.1302 SETTING FORTH THE RIGHT TO DISSENT IS SET FORTH IN ANNEX B TO THE PROXY STATEMENT/PROSPECTUS. A SUMMARY OF THE REQUIREMENTS OF
SECTION 607.1320, WHICH IS QUALIFIED IN ITS ENTIRETY BY THE STATUTORY PROVISION, IS INCLUDED IN ANNEX B. SEE "THE MERGER--DISSENTERS' RIGHTS" IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS.



                                       BY ORDER OF THE BOARD OF DIRECTORS



                                       __________________________________
                                       Secretary

                  PROSPECTUS                                       PROXY STATEMENT
                  ----------                                       ---------------

              CITI-BANCSHARES, INC.                         CITIZENS FIRST BANCSHARES, INC.
         425,000 SHARES OF COMMON STOCK                     SPECIAL MEETING OF SHAREHOLDERS

                          ___________________________


         This Proxy Statement/Prospectus is being furnished to holders of common stock, $.10 par value ("CFB Common Stock"), of Citizens First Bancshares, Inc., a Florida corporation ("CFB"), in connection with the solicitation of proxies by the CFB Board of Directors ("CFB Board") for use at the Special Meeting of Shareholders to be held at 4:00 p.m., Eastern time, on Thursday, April 11, 1996, at the main office of CFB, located at 1601 S.W. College Road, Ocala, Florida, and at any adjournment or postponements thereof (the "Special Meeting").


         The purpose of the Special Meeting is to consider and vote upon, among other things, a proposal to approve an Agreement and Plan of Merger, dated as of October 19, 1995 (the "Merger Agreement"), by and between CFB and Citi-Bancshares, Inc. ("CBI"), which provides for, among other things, the merger (the "Merger") of CFB with and into CBI. See "SUMMARY," "THE MERGER" and ANNEX A to this Proxy Statement/Prospectus.


         Upon consummation of the Merger, each outstanding share of CFB Common Stock (excluding shares held by CFB or any of its subsidiaries or by CBI or any of its subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted, and excluding shares held by shareholders who perfect their dissenters' rights) shall cease to be outstanding and shall be converted into and exchanged solely for the right to receive that number of shares of CBI common stock, $.01 par value, ("CBI Common Stock") equal to 425,000 divided by the number of shares of CFB Common Stock issued and outstanding on the effective date of the Merger (the "Exchange Ratio"). Assuming that the effective time of the Merger was March 13, 1996 and that all outstanding options to purchase CFB Common Stock have been exercised, each share of CFB Common Stock would be exchanged for 1.318 shares of CBI Common Stock. Holders of CFB Common Stock who intend to dissent will lose their dissenters' rights of appraisal if they vote for the Merger.


         This Proxy Statement/Prospectus also constitutes a prospectus of CBI relating to the approximately 425,000 shares of CBI Common Stock issuable to CFB shareholders in the Merger. See "DESCRIPTION OF CBI CAPITAL STOCK" and "CERTAIN DIFFERENCES IN THE RIGHTS OF CBI AND CFB SHAREHOLDERS." The CBI Common Stock is currently traded in the over-the-counter market and is quoted on The Nasdaq Stock Market's National Market. See "SUMMARY--Market Prices and Dividends."


          THE CBI COMMON STOCK OFFERED HEREBY INVOLVES CERTAIN RISKS.
                     SEE "RISK FACTORS" ON PAGE 16 HEREOF.

                                ______________

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
                 EXCHANGE COMMISSION OR ANY STATE SECURITIES
   COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
          SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                   OF THIS PROXY STATEMENT/PROSPECTUS.  ANY
                        REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.
                                ______________

         THE SHARES OF CBI COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS
              ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FDIC
                        OR ANY OTHER GOVERNMENT AGENCY.

         The date of this Proxy Statement/Prospectus is ___________________, 1996, and it is first being mailed or otherwise delivered to CFB shareholders on or about such date.

                               TABLE OF CONTENTS

                                                                                                   PAGE
                                                                                                   ----
AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1
SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2
             Parties to the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       3
             Special Meeting; Record Date . . . . . . . . . . . . . . . . . . . . . . . . . .       3
             The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       3
             Market Prices and Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . .       7
             Comparison of Certain Unaudited Per Share Data . . . . . . . . . . . . . . . . .       8
             Selected Financial Data  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       10
RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       16
             Integration of Operations  . . . . . . . . . . . . . . . . . . . . . . . . . . .       16
GENERAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       16
             Special Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       16
             Record Date, Solicitation, and Revocability of Proxies . . . . . . . . . . . . .       17
             Vote Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       17
             Recommendation of CFB's Board of Directors . . . . . . . . . . . . . . . . . . .       18
THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       19
             General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       19
             Background of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . .       19
             Reasons for the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       21
             Exchange Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       22
             Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       23
             Distribution of CBI Certificates . . . . . . . . . . . . . . . . . . . . . . . .       23
             Certain Federal Income Tax Consequences  . . . . . . . . . . . . . . . . . . . .       24
             Management and Operations After the Merger . . . . . . . . . . . . . . . . . . .       25
             Interests of Certain Persons in the Merger . . . . . . . . . . . . . . . . . . .       25
             Conditions to Consummation . . . . . . . . . . . . . . . . . . . . . . . . . . .       26
             Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       27
             Amendment, Waiver and Termination  . . . . . . . . . . . . . . . . . . . . . . .       27
             Conduct of Business Pending the Merger . . . . . . . . . . . . . . . . . . . . .       28
             Expenses and Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       28
             Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       29
             Resale of CBI Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . .       29
             Dissenters' Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       29
PRO FORMA CONDENSED COMBINED FINANCIAL DATA . . . . . . . . . . . . . . . . . . . . . . . . .       31
CFB'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
    AND RESULTS OF OPERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       36
             Summary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       36
             Recent Developments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       36
             Financial Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       38
             Investment Portfolio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       40
             Deposits and Short-Term Borrowings . . . . . . . . . . . . . . . . . . . . . . .       42
             Capital Resources  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       43
             Balance Sheet Management . . . . . . . . . . . . . . . . . . . . . . . . . . . .       45
             Interest Rate Sensitivity  . . . . . . . . . . . . . . . . . . . . . . . . . . .       45
             Results of Operations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       47
             Effects of Inflation and Changing Prices . . . . . . . . . . . . . . . . . . . .       48
             Noninterest Income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       52
             Noninterest Expense  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       52
             Provision for Loan Losses, Net Charge-Offs and Allowance for Loan Losses . . . .       53
             Allowance for Loan Losses and Risk Elements  . . . . . . . . . . . . . . . . . .       55
             Nonperforming Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       56

                                    -ii-


             FDIC Insurance Assessments . . . . . . . . . . . . . . . . . . . . . . . . . . .       58
             Income Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       58
             Effects of Accounting Changes  . . . . . . . . . . . . . . . . . . . . . . . . .       58
BUSINESS OF CFB . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       59
             Capital Stock Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       59
             Contingencies and Legal Matters  . . . . . . . . . . . . . . . . . . . . . . . .       60
             Property Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       60
MANAGEMENT OF CFB . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       61
             Directors and Executive Officers . . . . . . . . . . . . . . . . . . . . . . . .       61
             Director Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       61
OWNERSHIP OF CFB COMMON STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       62
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF CFB . . . . . . . . . . . . . . . . . . . .       63
CBI'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
      AND RESULTS OF OPERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       64
             Summary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       64
             Recent Developments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       64
             Financial Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       66
             Loan Portfolio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       67
             Investment Portfolio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       70
             Deposits and Short-term Borrowings . . . . . . . . . . . . . . . . . . . . . . .       74
             Capital Resources  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       75
             Balance Sheet Management . . . . . . . . . . . . . . . . . . . . . . . . . . . .       77
             Results of Operations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       80
             Changes in Average Interest-Bearing Liabilities  . . . . . . . . . . . . . . . .       84
             Effects of Inflation, Changing Prices, and Changing Interest Rates . . . . . . .       84
             Noninterest Income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       85
             Noninterest Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       86
             Provision for Loan Losses, Net Charge-Offs and Allowance for Loan Losses . . . .       87
             Allowance for Loan Losses and Risk Elements  . . . . . . . . . . . . . . . . . .       88
             Nonperforming Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       89
             Income Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       92
             FDIC Insurance Assessments . . . . . . . . . . . . . . . . . . . . . . . . . . .       92
             Effects of Accounting Changes  . . . . . . . . . . . . . . . . . . . . . . . . .       92
             Contingencies and Legal Matters  . . . . . . . . . . . . . . . . . . . . . . . .       93
             FASB 107 Disclosures About Fair Value of Financial Instruments . . . . . . . . .       93
CBI BUSINESS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       96
DESCRIPTION OF CBI PROPERTY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       97
MANAGEMENT OF CBI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       98
             Directors and Executive Officers . . . . . . . . . . . . . . . . . . . . . . . .       98
OWNERSHIP OF CBI COMMON STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       100
CBI COMPENSATION OF EXECUTIVE OFFICERS  . . . . . . . . . . . . . . . . . . . . . . . . . . .       103
             Pension Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       105
             CBI Compensation Committee Interlocks and Insider Participation  . . . . . . . .       106
CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS OF CBI  . . . . . . . . . . . . . . . . . . .       107
DESCRIPTION OF CBI CAPITAL STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       108
CERTAIN DIFFERENCES IN THE RIGHTS OF CBI AND CFB SHAREHOLDERS . . . . . . . . . . . . . . . .       108
             Authorized Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . .       108
             Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       109
             Right of First Refusal . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       109
             Inspection Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       109
SUPERVISION AND REGULATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       110
             General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       110
             Payment of Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       111
             Capital Adequacy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       112


             Support of Subsidiary Banks  . . . . . . . . . . . . . . . . . . . . . . . . . .       113
             Prompt Corrective Action . . . . . . . . . . . . . . . . . . . . . . . . . . . .       113
             FDIC Insurance Assessments . . . . . . . . . . . . . . . . . . . . . . . . . . .       114
             Safety and Soundness Standards . . . . . . . . . . . . . . . . . . . . . . . . .       115
             Community Reinvestment Act . . . . . . . . . . . . . . . . . . . . . . . . . . .       116
             Depositor Preference . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       117
             Fiscal and Monetary Policy . . . . . . . . . . . . . . . . . . . . . . . . . . .       117
             Enforcement Policies and Actions . . . . . . . . . . . . . . . . . . . . . . . .       117
             Legislative and Regulatory Changes . . . . . . . . . . . . . . . . . . . . . . .       118
EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       118
LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       118
OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       119
FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       F-1
ANNEXES:
         ANNEX A --       Agreement and Plan of Merger, dated as of October 19, 1995,
                          by and between CFB and CBI  . . . . . . . . . . . . . . . . . . . .       A-1
         ANNEX B --       Excerpt from the Florida Business Corporation Act
                          Relating to Rights of Dissenting Shareholders . . . . . . . . . . .       B-1

                             AVAILABLE INFORMATION

         CBI is required to file reports and information pursuant the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act") with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by CBI with the Commission may be inspected and copied at the principal office of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and should be available at the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement on Form S-4, of which this Proxy Statement/Prospectus is a part, and exhibits thereto (together with any amendments thereto, the "Registration Statement"), which has been filed by CBI with the Commission under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), certain portions of which have been omitted pursuant to the rules and regulations of the Commission and to which portions reference is hereby made for further information. Statements contained in this Proxy Statement/Prospectus concerning the provisions of certain documents filed as exhibits to the Registration Statement are necessarily brief descriptions thereof, and are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such document.

         CFB is not subject to the Exchange Act and, accordingly, does not file reports or other information with the Commission.

         ALL INFORMATION CONTAINED HEREIN WITH RESPECT TO CBI AND ITS SUBSIDIARIES HAS BEEN SUPPLIED BY CBI AND ALL INFORMATION WITH RESPECT TO CFB AND ITS SUBSIDIARIES HAS BEEN SUPPLIED BY CFB.

                              _________________

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CBI OR CFB. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES TO WHICH THIS PROXY STATEMENT/PROSPECTUS RELATES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF CBI, CFB, OR ANY OF THEIR RESPECTIVE SUBSIDIARIES SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO PURCHASE THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT LAWFUL, NOR DOES IT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION WITHIN SUCH JURISDICTION.

         Any statement contained herein or in any supplement hereto shall be deemed to be modified or superseded for purposes of the Registration Statement and this Proxy Statement/Prospectus to the extent that a statement contained herein, in any supplement hereto or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement, this Proxy Statement/Prospectus, or any supplement hereto.

                                    SUMMARY

         The following is a summary of certain information contained elsewhere in this Proxy Statement/Prospectus. This summary is not intended to be a complete description of the matters covered in this Proxy Statement/Prospectus and is subject to and qualified in its entirety by reference to the more detailed information contained elsewhere in this Proxy Statement/Prospectus, including the Appendices hereto. A copy of the Merger Agreement is set forth in ANNEX A to this Proxy Statement/Prospectus and reference is made thereto for a complete description of the terms of the Merger. Shareholders are urged to read carefully the entire Proxy Statement/Prospectus, including the Annexes.
As used in this Proxy Statement/Prospectus, the terms "CBI" and "CFB" refer to such corporations, respectively, and, except where the context otherwise requires, their respective subsidiaries.

PARTIES TO THE MERGER

         CBI and CFB are parties to the Merger Agreement. Each of such parties is described below.

CBI

         CBI is a Florida corporation that is registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve") as a "bank holding company" under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Through its banking subsidiary, CBI provides a wide range of commercial and retail banking services, trust services and various other financial services in central Florida. Its principal subsidiary is Citizens National Bank of Leesburg ("CNBL"), a national banking association that is a member of the FDIC. CNBL currently operates six full service banking offices in Lake County, Florida, one in Sumter County, Florida, and one in Marion County, Florida.

         For the year ended December 31, 1994, and the nine months ended September 30, 1995, CBI reported net income of approximately $6.0 million and $4.8 million, respectively. As of September 30, 1995, CBI had consolidated deposits of $404.2 million, consolidated assets of approximately $460.0 million, and consolidated shareholders' equity of approximately $43.1 million. For the year ended December 31, 1995, CBI reported net income of approximately $6.6 million, total assets of $480 million and shareholders' equity of $46.4 million.

         While the Merger is CBI's first acquisition, CBI expects to continue to evaluate acquisition opportunities from time to time. As a result, acquisition discussions and, in some cases, negotiations may take place. Future acquisitions involving cash, debt or equity securities may arise. Acquisitions may involve the payment of a premium over book and market values and, therefore, some dilution of CBI's book value and/or net income per common share may occur in connection with any such future acquisitions. See "PRO FORMA CONDENSED COMBINED FINANCIAL DATA."

         CBI's principal executive offices are located at 1211 North Boulevard West, Leesburg, Florida 34748-5351, and its telephone number is (904) 787-5111. For additional information regarding CBI and its business, see "AVAILABLE INFORMATION," "--Selected Financial Data" and "SUPERVISION AND REGULATION."

CFB

         CFB is a Florida corporation and a bank holding company registered with the Federal Reserve under the BHC Act. CFB provides a range of commercial and retail banking services in the communities it serves. Through its bank subsidiary, Citizens First Bank of Ocala ("CFBO"), CFB currently operates two full service banking offices located in Marion County, Florida. Pursuant to the Merger Agreement, CFB will merge with and into CBI, which shall be the surviving corporation. After consummation of the Merger, CFBO will be merged into and with CNBL (the "Bank Merger" and collectively with the Merger, the "Mergers").

         For the year ended December 31, 1994, and the nine months ended September 30, 1995, CFB reported net income of approximately $284,000 and $418,000, respectively. As of September 30, 1995, CFB had total consolidated assets of approximately $39.8 million and consolidated shareholders' equity of approximately $4.2 million. For the year ended December 31, 1995, CFB reported net income of approximately $ 644,000, total assets of $39.5 million and shareholders' equity of $4.5 million.

         CFB's principal executive offices are located at 1601 S.W. College Road, Ocala, Florida 34478, and its telephone number is (904) 732-2223. For additional information regarding CFB and its business, see "--Selected Financial Data," "CFB'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," "BUSINESS OF CFB," "SUPERVISION AND REGULATION" and "FINANCIAL STATEMENTS."

SPECIAL MEETING; RECORD DATE


         The Special Meeting will be held at 4:00 p.m., Eastern Time on Thursday, April 11, 1996, at the main office of CFB, 1601 S.W. College
Road, Ocala, Florida 34478. At the Special Meeting, CFB's shareholders will consider and vote upon approval of the Merger Agreement and the consummation of the transactions contemplated therein, and transact such other business as may properly come before the Special Meeting. The CFB Board has fixed the close of business on March 7, 1996, as the record date (the "Record Date") for determining the CFB shareholders entitled to receive notice of and to vote at the Special Meeting. As of the Record Date, there were 304,480 shares of CFB Common Stock issued and outstanding and entitled to be voted at the Special Meeting and such shares were held of record by 434 persons. For additional information with respect to the Special Meeting, including the Record Date and votes required for approval, see "GENERAL INFORMATION."


THE MERGER

General

         The Merger Agreement provides that CFB shall merge with and into CBI. Immediately after consummation of the Merger, CFBO will be merged into and with CNBL (the "Bank Merger"). If the Merger Agreement is approved at the Special Meeting, all required governmental and other consents and approvals are obtained and all of the other conditions to the obligations of the parties to consummate the Merger are either satisfied or waived (as permitted), the Merger will be consummated. A copy of the Merger Agreement is set forth in ANNEX A to this Proxy Statement/Prospectus. See "THE MERGER."

Exchange Ratio

         The Merger Agreement provides that, at the Merger's effective time (the "Effective Time"), each outstanding share of CFB Common Stock (excluding shares held directly or indirectly by CFB or CBI, in each case other than in a fiduciary capacity or as a result of debts previously contracted, and further excluding shares held by shareholders who perfect their dissenters' rights) shall cease to be outstanding and shall be converted into and exchanged for the right to receive that number of shares of $.01 par value CBI common stock ("CBI Common Stock") equal to 425,000 divided by the number of shares of CFB Common Stock issued and outstanding on the effective date of the Merger (the "Exchange Ratio"). See "THE MERGER--Exchange Ratio."

Vote Required


         Approval of the Merger Agreement and consummation of the transactions contemplated therein require the affirmative vote of the holders of a majority (152,241 shares) of the outstanding shares of the CFB Common Stock entitled to vote at the Special Meeting. As of the Record Date, CFB's directors, executive officers and their affiliates and two additional shareholders, who held approximately an aggregate of 219,823 shares, or 72.19%, of the outstanding shares of CFB Common Stock entitled to vote at the Special Meeting, have agreed to vote their shares of CFB Common Stock in favor of the Merger. As of the Record Date, CBI held no shares of CFB Common Stock. See "GENERAL INFORMATION--Vote Required."

CFB'S SHAREHOLDERS HAVE THE RIGHT TO DISSENT FROM APPROVAL OF THE MERGER AGREEMENT AND OBTAIN PAYMENT FOR THE FAIR VALUE OF THEIR SHARES OF CFB COMMON STOCK BY FOLLOWING THE PROCEDURES DESCRIBED IN SECTION 607.1301, ET SEQ. OF THE FLORIDA BUSINESS CORPORATION ACT ("FBCA"). SEE "THE MERGER--DISSENTERS' RIGHTS." AND ANNEX B.

Recommendation of the CFB Board

         The CFB Board believes that the Merger is in the best interests of CFB and its shareholders, has unanimously approved the Merger Agreement and unanimously recommends that the shareholders vote "FOR" approval of the Merger Agreement and the consummation of the transactions contemplated therein. In deciding to approve the Merger Agreement and the consummation of the transactions contemplated therein, the CFB Board considered a number of factors, including the financial condition, results of operations and future prospects of CFB and CBI, and the compatibility of the operations of CFB and CBI. See "THE MERGER--Reasons for the Merger."

Effective Time

         If the Merger is approved by the requisite vote of the CFB shareholders, all required governmental and other consents and approvals are obtained and the other conditions to the obligations of the parties to consummate the Merger are either satisfied or waived (as permitted), the Merger will be consummated at the Effective Time, which will be the date and time that Articles of Merger, reflecting the Merger, are filed with the Secretary of State of the State of Florida. Assuming satisfaction of all conditions to consummation, the Merger is expected to be made effective during the first quarter of 1996. CBI and CFB each has the right, acting unilaterally, to terminate the Merger Agreement should the Merger not be consummated by April 30, 1996. See "THE MERGER--Effective Time" and "--Amendment, Waiver and Termination."

Delivery of CBI Certificates

         Promptly after the Effective Time, an exchange agent designated by CBI will mail each record holder of shares of CFB Common Stock outstanding at the Effective Time, a transmittal letter (with instructions) to use in effecting the surrender and cancellation of those certificates in exchange for CBI Common Stock. CBI shall not be obligated to deliver certificates for CBI Common Stock or any dividends payable thereon to which any former holder of CFB Common Stock is entitled until such holder properly surrenders for exchange his certificates formerly representing shares of CFB Common Stock. The certificate or certificates so surrendered shall be duly endorsed as CBI may require. See "THE MERGER--Distribution of CBI Certificates."

Certain Federal Income Tax Consequences


         The Merger is intended to be a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Generally, no gain or loss should be recognized for federal income tax purposes by CFB shareholders as a result of the Merger, except that gain or loss will be recognized with respect to cash received by dissenters, if any, or cash received in lieu of fractional shares. A condition to consummation of the Merger is the receipt by each of CBI and CFB of an opinion of Alston & Bird, special counsel to CBI, as to the qualification of the Merger as a tax-free reorganization and certain other federal income tax consequences of the Merger and related transactions. Such tax opinion was delivered by Alston & Bird on March 13, 1996. See "THE MERGER--Certain Federal Income Tax Consequences."

BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH SHAREHOLDER, EACH HOLDER OF CFB COMMON STOCK IS URGED TO CONSULT HIS OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO HIM OF THE MERGER (INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS).

Interests of Certain Persons in the Merger

         Certain members of CFB's management and the CFB Board have interests in the Merger in addition to their interests as shareholders of CFB generally. These include, among other things, provisions in the Merger Agreement relating to eligibility for certain CBI employee benefits. Terry E. Trexler, the current Chairman of the CFB Board of Directors, also will become a director of CBI's Board of Directors (the "CBI Board"). The Merger Agreement provides that, after the Effective Time, CBI will provide generally to officers and employees of CFB and its subsidiaries, employee benefits under employee benefit plans (other than stock options or other plans involving the potential issuance of CBI Common Stock or cash bonuses), on terms and conditions that, when taken as a whole, are substantially similar to those currently provided by CBI and its subsidiaries to their similarly situated officers and employees. For purposes of participation and vesting (but not benefit accrual) under such employee benefit plans, service with CFB or its subsidiaries prior to the Effective Time will be treated as service with CBI or its subsidiaries. As of February 15, 1996, Mr. Trexler and his affiliates owes an aggregate of approximately $278,000 to CNBL. These loans were made on an arms-length basis in the ordinary course of business and were made on the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons. Such loans do not involve more than the normal risk of collectibility or represent other unfavorable features. Mr. C. Daniel Hicks, a director of CFB, has provided legal services to CFB and CFBO from time to time, including in connection with the Mergers, through Mr. Hicks' law firm, Hicks & MacQuarrie. As of November 30, 1995, the directors and officers of CFB beneficially owned no shares of CBI Common Stock. See "THE MERGER--Management and Operations After the Merger" and "--Interests of Certain Persons in the Merger."

Conditions to Consummation


         Consummation of the Merger is subject to various conditions, including among other matters: (i) approval of the Merger Agreement by the CFB's shareholders; (ii) receipt of all governmental and other consents and approvals necessary to permit consummation of the Merger and the related Bank Merger, including those of the Federal Reserve and the Office of the Comptroller of the Currency ("OCC"); (iii) receipt by CBI and CFB of a letter from their independent auditors to the effect that the Merger will qualify for pooling-of-interests accounting treatment; and (iv) satisfaction of certain other usual conditions, including the receipt of the tax opinion discussed above. CBI and CFB do not anticipate receiving the pooling-of-interests letter until the closing of the Merger. See "THE MERGER--Conditions to Consummation" and "--Amendment, Waiver and Termination."


Regulatory Approvals

         The Merger is subject to the prior approval of the Federal Reserve. The Bank Merger is subject to the prior approval of the OCC. The Federal Reserve and the OCC have approved the Mergers. See "THE MERGER--Regulatory Approvals."

Conduct of Business Pending the Merger

         Each party has agreed in the Merger Agreement to, among other things, operate its business only in the ordinary course and to take no action that would adversely affect its ability to perform its covenants and agreements under the Merger Agreement. In addition, CFB has agreed not to take certain actions relating to the operation of CFB pending consummation of the Merger without the prior written consent of CBI, except as otherwise permitted by the Merger Agreement, including, among other things: (i) becoming responsible for any obligation for borrowed money, except in the ordinary course of business consistent with past practices; (ii) paying any dividends, repurchasing, redeeming or otherwise acquiring or exchanging any shares of its capital stock, or, subject to certain exceptions, issuing any additional shares of its capital stock or giving any person the right to acquire any such shares, or issuing any long-term debt; (iii) acquiring control over any other entity; (iv) subject to certain exceptions, granting any increase in compensation or benefits, or paying any bonus, to any of its directors, officers or employees; (v) modifying or adopting any employee benefit plans, including any employment contract; or
(vi) modifying, amending or terminating any material contract. See "THE MERGER--Conduct of Business Pending the Merger."

Termination

         The Merger Agreement may be terminated and the Merger abandoned, at any time prior to the Effective Time by mutual consent of the Board of Directors of CFB and CBI. In addition, the Merger Agreement may be terminated and the Merger abandoned, prior to the Effective Time by either CBI or CFB if
(i) the other party materially breaches and does not timely cure such breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement, (ii) any consent or approval of certain regulatory authorities is denied by final nonappealable action of such authority, (iii) any of the conditions precedent to the obligations of the terminating party to consummate the Merger cannot be satisfied or fulfilled by April 30, 1996, including the failure of CFB's shareholders to approve the Merger Agreement and the transactions contemplated thereby or (iv) the Merger has not been consummated by April 30, 1996, unless extended. In addition, the Merger Agreement may be terminated and the Merger abandoned, prior to the Effective Time by the Board of Directors of CBI if the CFB Board shall have failed to reaffirm, after CFB shall have received any inquiry or proposal with respect to an "Acquisition Proposal" (as defined below), its approval of the Merger and the transactions contemplated by the Merger Agreement (to the exclusion of any other "Acquisition Proposal"), or shall have resolved not to reaffirm the Merger. An "Acquisition Proposal" means any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving CFB or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, CFB. See "THE MERGER--Amendment, Waiver and Termination".

Accounting Treatment

         It is anticipated that the Merger will qualify for treatment as a "pooling-of-interests" for financial reporting purposes and that CBI and CFB will receive a letter to such effect from an independent public accounting firm prior to the Effective Time. See "THE MERGER--Accounting Treatment" and "-- Conditions to Consummation."

Resale of CBI Common Stock

         The CBI Common Stock issued in connection with the Merger will be freely transferable by the holders of such shares, except for those holders who may be deemed to be "affiliates" (generally including directors, certain executive officers and 10% or more shareholders) of CFB or CBI under applicable federal securities laws. See "THE MERGER--Resale of CBI Common Stock."

Dissenters' Rights

     Each holder of CFB Common Stock who perfects his dissenter's rights is entitled to the rights and remedies of a dissenting shareholder under Sections
607.1301 through 607.1320 of the FBCA, subject to compliance with the procedures set forth therein. Among other things, a dissenting shareholder who has perfected his dissenter's rights is entitled to receive an amount in cash equal to the "fair value" of such holder's shares. A copy of Sections 607.1301 through 607.1320 of the FBCA is set forth in ANNEX B of this Proxy Statement/Prospectus and a summary thereof is included under "THE MERGER--Dissenters' Rights." TO PERFECT DISSENTERS' RIGHTS, A SHAREHOLDER MUST COMPLY WITH SECTION 607.1320 OF THE FBCA WHICH REQUIRES, AMONG OTHER THINGS, THAT THE SHAREHOLDER GIVE CFB NOTICE OF SUCH HOLDER'S INTENTION TO DISSENT FROM THE MERGER AGREEMENT PRIOR TO THE VOTE OF THE SHAREHOLDERS OF CFB AT THE SPECIAL MEETING AND THAT SUCH SHAREHOLDER NOT VOTE SUCH HOLDER'S SHARES IN FAVOR OF THE MERGER AGREEMENT. ANY CFB SHAREHOLDER WHO RETURNS A SIGNED PROXY BUT FAILS TO PROVIDE INSTRUCTIONS AS TO THE MANNER IN WHICH SUCH HOLDER'S SHARES ARE TO BE VOTED WILL BE DEEMED TO HAVE VOTED IN FAVOR OF THE MERGER AGREEMENT AND THUS WILL NOT BE ENTITLED TO ASSERT DISSENTERS' RIGHTS.

MARKET PRICES AND DIVIDENDS

     CBI Common Stock is traded in the over-the-counter market and is quoted on The Nasdaq Stock Market's National Market ("Nasdaq National Market"). The following table sets forth the high and low sale prices per share of CBI Common Stock on the Nasdaq National Market, and the dividends paid per share of CBI Common Stock, with respect to each period subsequent to the listing of CFB Common Stock on the Nasdaq National Market on March 1, 1994. Prior to March 1, 1994, there was no established public trading market for the CBI Common Stock and no reliable information is available as to trades of such shares or the prices at which such shares were traded prior to March 1, 1994. Based upon the limited information available to it, CBI is aware of transactions which have resulted in shares being traded between January 1, 1993, and February 28, 1994, at prices ranging from a low of approximately $8.15 per share to a high of approximately $13.38 per share.

                                                                                  Annual Dividends Declared
                                                 Sale Price Per Share of CBI            Per Share of
                                                        Common Stock                CBI Common Stock  (1)
                                                     ----------------              ---------------------
                                                    High            Low
                                                    ----            ---
1994
----
First Quarter (beginning March 1, 1994) . .        $ 13.75         $11.25                   $ --
Second Quarter  . . . . . . . . . . . . . .          15.00          13.00                     --
Third Quarter . . . . . . . . . . . . . . .          16.75          14.00                     --
Fourth Quarter  . . . . . . . . . . . . . .          18.00          15.25                   .35(2)

1995
----
First Quarter . . . . . . . . . . . . . . .          17.50          15.25                     --
Second Quarter  . . . . . . . . . . . . . .          18.75          15.25                     --
Third Quarter . . . . . . . . . . . . . . .          19.75          17.25                     --
Fourth Quarter  . . . . . . . . . . . . . .          19.75          18.50                   .44(3)

1996
----
First Quarter (through March 12, 1996). . .          19.75          17.50                    --(3)

(1) The CBI Board of Directors has amended its dividend policy to declare and pay quarterly dividends in lieu of annual dividends, beginning in the first quarter of 1996.
(2) CBI declared a $0.35 per share 1994 annual dividend in the fourth quarter of 1994.
(3) CBI declared a $0.44 per share 1995 annual dividend in the fourth quarter of 1995, payable on January 2, 1996.

     On September 28, 1995, the last trading day prior to public announcement that CBI and CFB had entered into a non-binding letter of intent to merge, the last reported sale price per share of CBI Common Stock on the Nasdaq National Market was $19.50, and the resulting equivalent pro forma price per share of CFB Common Stock pursuant to the Merger Agreement was $25.70. On October 26, 1995, the last day prior to public announcement that CBI and CFB had executed the Merger Agreement, the last reported sale price per share of CBI Common Stock on the Nasdaq National Market was $19.25, and the resulting equivalent pro forma price per share of CFB Common Stock was $25.37. On March 12, 1996, the last reported sale price per share of CBI Common Stock on the Nasdaq National Market was $19.25.


     There is no established public trading market for the CFB Common
Stock, and no reliable information is available as to trades of such shares or the prices at which such shares have traded. Based upon the limited information available to it, CFB is aware of transactions which have resulted in shares being traded since January 1, 1993, at prices ranging from a low of approximately $10 per share to a high of approximately $13.44 per share for the most recent trade prior to announcement of the Merger. To the knowledge of CFB the only trades since the announcement of the Merger involved 50 shares at a price of $24.89 per share. CFB has not declared or paid any dividends on CFB Common Stock since January 1, 1992.

     The foregoing information regarding CFB Common Stock is provided for informational purposes only and due to the absence of an active market for CFB's shares, should not be viewed as indicative of the actual or market value of CFB Common Stock.

COMPARISON OF CERTAIN UNAUDITED PER SHARE DATA

     The following summary presents selected comparative unaudited per share data for CBI and CFB on a historical basis, on a pro forma combined basis assuming the Merger had been effective during the periods presented and on an equivalent pro forma combined basis assuming the Merger had been effective during the periods presented. The Merger is reflected under the pooling-of-interests method of accounting and pro forma data is derived accordingly. The information shown below should be read in conjunction with the historical financial statements of CBI and CFB, including the respective notes thereto, appearing elsewhere or incorporated by reference herein and with the unaudited pro forma financial information including the notes thereto, appearing elsewhere or incorporated by reference herein. See "AVAILABLE INFORMATION," "THE MERGER--Accounting Treatment," "PRO FORMA CONDENSED COMBINED FINANCIAL DATA," and "FINANCIAL STATEMENTS."

                                                                           YEARS ENDED DECEMBER 31,
                                              NINE MONTHS ENDED       ---------------------------------
                                             SEPTEMBER 30, 1995        1994         1993          1992
                                             ------------------        ----         ----          ----
INCOME PER COMMON SHARE
    FROM CONTINUING OPERATIONS:
                                                    $1.18              $1.48        $1.35         $1.22
    CBI Historical
    CFB Historical (1)                               1.27                .87         1.85          0.46
    Pro Forma Combined (2)                           1.16               1.41         1.27          1.12
    Equivalent Pro Forma (3)                         1.53               1.86         1.67          1.48

DIVIDENDS PER COMMON SHARE:

    CBI Historical (4)                                                 $0.35        $0.31         $0.28
    CFB Historical                                   --                  --           --            --
    Pro Forma Combined (5)                                              0.35         0.31          0.28
    Equivalent Pro Forma (5)                                            0.46         0.41          0.37


SHAREHOLDERS' EQUITY (BOOK VALUE)                   SEPTEMBER 30, 1995            DECEMBER 31, 1994
                                                    ------------------            -----------------
    PER COMMON SHARE:
    CBI Historical  . . . . . . . . . . . .                $10.64                       $  8.39
    CFB Historical  . . . . . . . . . . . .                 13.11                          9.00
    Pro Forma Combined (6)  . . . . . . . .                 10.57                          8.25
    Equivalent Pro Forma (3)  . . . . . . .                 13.93                         10.87
________________________



(1) CFB historical income per common share amounts above are calculated using the retroactive application of the warrants and options during 1995 as described in Note 1 to the table on page 13. The income per share amounts in the financial statements on page F-12 are calculated under the modified treasury stock method as of the audit date.
(2) Pro forma combined per CBI common share amounts represent the sum of pro forma combined amounts for CBI and CFB, divided by pro forma combined weighted average common shares outstanding.
(3) Equivalent pro forma combined amounts per CFB common share represent the pro forma combined per CBI common share amounts, multiplied by the Exchange Ratio of 1.318 shares of CBI Common Stock to be exchanged for each share of CFB Common Stock (assuming 322,480 shares of CFB Common stock outstanding as of the Effective Time and no CFB shareholder exercises dissenters' appraisal rights).
(4) CBI paid annual cash dividends from 1992 through 1995. The CBI Board of Directors has amended its dividend policy to declare and pay quarterly dividends in lieu of annual dividends, beginning in the first quarter of 1996, in the judgment of its Board of Directors.
(5) Pro forma combined cash dividends paid per share of CBI Common Stock represent historical dividends paid per share of CBI Common Stock. In the fourth quarter of 1995, CBI declared a $0.44 1995 annual dividend, payable on January 2, 1996. On an equivalent pro forma basis, such 1995 annual CBI dividend per CFB common share would be $0.58. Future CBI and CFB dividends are dependent upon their respective earnings and financial condition, capital adequacy, government regulations and policies and other factors, and are subject to declaration in the sole judgment of their respective Boards of Directors. See "THE MERGER--Conduct of Business Pending the Merger" and "SUPERVISION AND REGULATION--Payment of Dividends."
(6) Pro forma combined amounts represent the sum of pro forma combined amounts for CBI and CFB, divided by pro forma combined period-end common shares outstanding.

SELECTED FINANCIAL DATA

         Set forth on the following pages are certain unaudited historical consolidated selected financial data relating to CBI and CFB, including the respective notes thereto. See "AVAILABLE INFORMATION" and "FINANCIAL STATEMENTS."

                                     CBI
                           SELECTED FINANCIAL DATA
                                 (HISTORICAL)


         The following table sets forth selected historical consolidated financial data of CBI for the periods and at the dates indicated. This information should be read in conjunction with, and is qualified by, the more detailed consolidated financial statements of CBI and the notes thereto, incorporated by reference herein. The information at September 30, 1995 and 1994, and for the nine months ended September 30, 1995 and 1994, is derived from the unaudited consolidated financial statements of CBI and reflects all adjustments that, in the opinion of CBI management are necessary for a fair and consistent presentation of such data. The interim data at and for the nine months ended September 30, 1995, is not necessarily indicative of the results of operations which CBI may achieve for the entire year. The financial data for and at the five years ended December 31, 1994, is derived from CBI's consolidated financial statements and certain items have been rounded for presentation purposes. See "AVAILABLE INFORMATION" and "FINANCIAL STATEMENTS."

                                      CBI
                            SELECTED FINANCIAL DATA
                                  (HISTORICAL)



                                             NINE MONTHS ENDED
                                               SEPTEMBER 30,                          YEARS ENDED DECEMBER 31,
                                           --------------------       ------------------------------------------------------
                                             1995        1994           1994        1993        1992        1991       1990
                                           --------    --------       --------    --------    --------    --------   --------
                                                                      (in thousands, except per share and ratio data)
INCOME STATEMENT DATA:
  Interest income . . . . . . . . . . . .  $ 25,178    $ 21,812       $ 29,594    $ 27,499    $ 27,868    $ 28,206   $ 26,415
  Interest expense. . . . . . . . . . . .    12,184       9,037         12,455      11,786      13,517      16,623     16,221
                                           --------    --------       --------    --------    --------    --------   --------
  Net interest income . . . . . . . . . .  $ 12,994    $ 12,775       $ 17,139    $ 15,714    $ 14,351    $ 11,583   $ 10,194
  Provision for loan losses . . . . . . .       255         523            600       1,075       1,400       1,005        876
                                           --------    --------       --------    --------    --------    --------   --------
  Net interest income after provision . .    12,739      12,252         16,539      14,639      12,951      10,578      9,318
  Noninterest income  . . . . . . . . . .     1,688       1,421          2,006       2,574       3,085       2,258      1,452
  Noninterest expense . . . . . . . . . .    (7,960)     (7,644)       (10,457)     (9,897)     (9,326)     (5,254)    (6,866)
                                           --------    --------       --------    --------    --------    --------   --------
  Pretax income   . . . . . . . . . . . .     6,467       6,009          8,082       7,315       6,710       4,582      3,904
  Income tax provision. . . . . . . . . .    (1,699)     (1,547)        (2,083)     (1,842)     (1,777)     (1,079)      (887)
  Cumulative effect of change in
    accounting principle. . . . . . . . .         0           0              0         255           0           0          0
                                           --------    --------       --------    --------    --------    --------   --------
  Net income. . . . . . . . . . . . . . .  $  4,768    $  4,462       $  6,005    $  5,728    $  4,933    $  3,503   $  3,017

BALANCE SHEET DATA:
  Loans, net of unearned income . . . . .  $220,962    $191,079       $195,958    $176,100    $158,704    $144,553   $121,158
  Earning assets  . . . . . . . . . . . .   434,853     397,519        402,505     383,735     354,783     322,938    278,567
  Assets. . . . . . . . . . . . . . . . .   459,891     422,424        432,888     410,905     377,247     346,679    201,230
  Deposits. . . . . . . . . . . . . . . .   404,222     380,763        388,567     364,275     342,864     309,583    271,975
  Shareholders' equity. . . . . . . . . .    43,100      36,467         33,976      36,794      28,784      24,986     22,037
  Common shares outstanding . . . . . . .     4,052       4,048          4,048       4,050       4,053       4,072      4,109

AVERAGE BALANCE SHEET DATA:
  Loans, net of unearned income . . . . .  $209,058    $189,167       $186,768    $170,577    $154,347    $136,118   $121,763
  Earning assets. . . . . . . . . . . . .   428,225     403,223        400,345     368,847     342,403     305,846    281,986
  Assets. . . . . . . . . . . . . . . . .   449,133     416,666        422,465     390,596     363,507     322,438    299,449
  Deposits. . . . . . . . . . . . . . . .   398,239     386,812        383,416     357,093     333,747     295,931    269,103
  Shareholders' equity. . . . . . . . . .    40,115      36,631         35,155      30,925      26,817      23,082     21,034
  Common shares outstanding . . . . . . .     4,052       4,048          4,048       4,050       4,053       4,072      4,109

PER COMMON SHARE DATA:
  Income before cumulative effect
    of change in accounting principle . .  $   1.18    $   1.10       $   1.48    $   1.35    $   1.22    $    .86   $    .73
  Cumulative effect of change in
    accounting principle. . . . . . . . .         0           0              0         .06           0           0          0
                                           --------    --------       --------    --------    --------    --------   --------
  Net income. . . . . . . . . . . . . . .      1.18        1.10           1.48        1.41        1.22         .86        .73
  Cash dividends declared . . . . . . . .       .00         .00            .35         .31         .28         .20       .175
  Treasury Stock. . . . . . . . . . . . .       .20         .20            .20         .20         .18         .18        .15
  Shareholders' equity (book value) . . .     10.64        9.01           8.39        9.08        7.10        6.14       5.36

PERFORMANCE RATIOS:
  Return on average assets(1) . . . . . .      1.42%       1.43%          1.42%       1.47%       1.36%       1.09%      1.06%
  Return on average equity(1) . . . . . .     15.85%      16.24%         17.08%      18.52%      18.40%      15.17%     14.60%
  Net interest margin, taxable equivalent      4.38%       5.25%          4.64%       4.51%       4.51%       4.10%      4.16%
  Equity to total assets. . . . . . . . .      9.37%       8.63%          8.73%       8.08%       7.63%       7.16%      7.27%
  Dividend payout                                --          --           3.65%      21.99%      22.95%      23.26%     23.97%

CAPITAL RATIOS:*
  Tier 1 capital. . . . . . . . . . . . .     18.70%      16.75%         17.41%      16.38%      15.34%      14.16%        N/A
  Total capital . . . . . . . . . . . . .     20.02%      18.09%         18.66%      17.61%      16.24%      15.11%        N/A
  Leverage. . . . . . . . . . . . . . . .      9.37%       8.63%          8.73%       8.08%       7.63%       7.16%      7.27%

*CURRENT MINIMUM REGULATORY CAPITAL REQUIREMENTS
  Tier 1 capital ratio             4.00%
  Total capital ratio              8.00
  Leverage ratio                   3.00-5.00

(1)  Annualized for the nine month periods ended September 30, 1995 and 1994.

                                     CFB
                           SELECTED FINANCIAL DATA
                                 (HISTORICAL)

         The following table sets forth selected historical consolidated financial data of CFB for the periods and at the dates indicated. This information should be read in conjunction with, and is qualified by, the more detailed consolidated financial statements of CFB and the notes thereto, included herein. The information at September 30, 1995 and 1994, and for the nine months ended September 30, 1995 and 1994, is derived from the unaudited consolidated financial statements of CFB and reflects all adjustments that, in the opinion of CFB management are necessary for a fair and consistent presentation of such data. The interim data at and for the nine months ended September 30, 1995, is not necessarily indicative of the results of operations which CFB may achieve for the entire year. The financial data for and at the five years ended December 31, 1994, is derived from CFB's consolidated financial statements and certain items have been rounded for presentation purposes. See "FINANCIAL STATEMENTS" and "THE MERGER--Conduct of Business Pending the Merger."

                                      CFB
                            SELECTED FINANCIAL DATA
                                  (HISTORICAL)


                                       NINE MONTHS ENDED
                                         SEPTEMBER 30,                  YEARS ENDED DECEMBER 31,
                                       ----------------     ----------------------------------------------

                                       1995(2)   1994(2)     1994      1993      1992       1991      1990
                                      -------  --------     -----     ------    ------    -------   ------
                                                  (in thousands, except per share and ratio data)
INCOME STATEMENT DATA
     Interest income  . . . . . . . . $  2,283  $  1,455   $ 2,066   $ 1,756   $  1,860  $  2,099   $ 2,740
     Interest expenses  . . . . . . .      858       317       464       385        660     1,078     1,442
                                      --------  --------   -------   -------   --------  --------   -------
     Net interest income  . . . . . . $  1,425  $  1,138   $ 1,602   $ 1,371   $  1,200  $  1,021   $ 1,298
     Provision for loan losses  . . .        0         0         0        21         50         0       165
                                      --------  --------   -------   -------   --------  --------   -------
     Net interest income after
       provision  . . . . . . . . . .    1,425     1,138     1,602     1,350      1,150     1,021     1,133
     Noninterest income . . . . . . .      438       354       491       540        548       610       501
     Noninterest expense  . . . . . .    1,243     1,260     1,670     1,624      1,612     1,818     1,809
                                      --------  --------   -------   -------   --------  --------   -------
     Pretax income  . . . . . . . . .      620       232       423       266         86      (187)     (175)
     Income tax provision.  . . . . .     (209)      (74)     (139)      (64)         0         0         0
     Cumulative effect of change in
         accounting principle . . . .        0         0         0       271          0         0         0
                                      --------  --------   -------   -------   --------  --------   -------
     Net income . . . . . . . . . . . $    411  $    158   $   284   $   573   $     86  $   (187)  $  (145)
                                      ========  ========   =======   =======   ========  ========   =======

BALANCE SHEET DATA (AT PERIOD END):
     Loans, net of unearned income  .$  24,787  $ 21,710   $22,601   $16,220   $ 14,024  $ 10,993   $13,023
     Earning assets . . . . . . . . .   35,327    26,263    27,617    21,188     22,425    22,153    23,489
     Assets . . . . . . . . . . . . .   39,538    29,620    31,510    24,895     26,299    26,213    26,741
     Deposits . . . . . . . . . . . .   35,039    25,771    24,232    21,912     24,084    24,588    24,887
     Shareholders' equity . . . . . .    4,234     2,832     2,944     2,746      2,167     1,463     1,650
     Common shares outstanding(1) . .      304       223       225       223        223       150       150

AVERAGE BALANCE SHEET DATA:
     Loans, net of unearned income  . $ 23,857  $ 18,137   $19,092   $14,963   $ 12,258  $ 11,244   $15,646
     Earning assets . . . . . . . . .   34,107    23,655    24,666    21,929     22,189    22,676    26,422
     Assets   . . . . . . . . . . . .   37,457    24,154    28,173    23,188     25,623    26,020    30,063
     Deposits . . . . . . . . . . . .   33,547    24,154    25,131    22,657     23,657    24,315    28,097
     Shareholders' equity . . . . . .    3,628     2,764     2,804     2,457      1,736     1,571     1,789
     Common shares outstanding(1) . .      323       327       327       310        188       150       130

PER COMMON SHARE DATA:
     Income before cumulative effect
        of change in accounting
        principle . . . . . . . . . . $   1.27  $    .51   $   .87  $   1.85   $    .46   $ (1.25)   $(1.17)
     Cumulative effect of change in
        accounting principle  . . . .        0         0         0      1.66          0         0         0
                                       --------  --------   -------   -------   --------  --------   -------
     Net income (loss)  . . . . . . .     1.27       .51       .87      3.51        .46     (1.25)    (1.17)
     Cash dividends declared  . . . .        0         0         0         0          0         0         0
     Shareholders' equity (book value)
        end of period . . . . . . . .    13.11      8.66      9.00      8.84      11.53      9.75     11.00

PERFORMANCE RATIOS:
     Return on average assets(2)  . .     1.46%      .78%     1.01%     2.27%       .34%     (.71%)    (.65%)
     Return on average equity(2)  . .    15.10%     7.62%    10.13%    23.32%      4.95%   (11.90%)   (9.78%)
     Net interest margin, taxable
       equivalent . . . . . . . . . .     5.58%     6.41%     6.49%     6.25%      5.41%     4.50%     4.91%
     Equity to total assets . . . .      10.71%     9.56%     9.34%    11.01%      8.24%     5.58%     6.17%
     Dividend payout  . . . . . . . .        --       --        --        --         --        --        --

CAPITAL RATIOS:*
     Tier 1 capital . . . . . . . . .    15.46%    13.63%    13.58%    16.21%     14.84%    12.47%    11.96%
     Total capital  . . . . . . . . .    16.71%    14.89%    14.84%    17.48%     16.10%    14.00%    13.50%
     Leverage . . . . . . . . . . . .    10.71%     9.56%     9.34%    11.01%      8.24%     5.58%     6.17%
                                         ======    ======    ======    ======     ======    ======    ======

*CURRENT MINIMUM REGULATORY CAPITAL REQUIREMENTS:
     Tier 1 capital ratio . . . . . . . . .        4.00%
     Total capital ratio  . . . . . . . . .        8.00
     Leverage ratio . . . . . . . . . . . .   3.00-5.00

(1) Common share data is calculated using the outstanding shares of common stock as of each date plus (i) for 1992, 1993, 1994 and 1995 73,425 shares for exercisable warrants issued in 1992; and (ii) for 1993, 1994 and 1995, currently exercisable stock options for 30,000 shares, 27,600 shares and 18,000 shares, respectively.
(2)  Annualized for the nine month periods ended September 30, 1995 and 1994.

                        COMBINED SELECTED FINANCIAL DATA
                                  (PRO FORMA)

         The following table sets forth selected consolidated pro forma combined financial data and ratios giving effect to the Merger on a pooling-of-interests accounting basis at September 30, 1995 and 1994, and for the nine months ended September 30, 1995 and 1994, and the five years in the period ended December 31, 1994, and should be read in conjunction with the audited consolidated financial statements of CFB and CBI for the five years ended December 31, 1994, and the unaudited financial statements of CFB and CBI for the nine months ended September 30, 1995, and September 30, 1994, included and incorporated herein. See "AVAILABLE INFORMATION", "THE MERGER--Conduct of Business Pending the Merger" and "FINANCIAL STATEMENTS."

                 COMBINED SELECTED CONSOLIDATED FINANCIAL DATA
                                 (PRO FORMA)

                                             NINE MONTHS ENDED
                                               SEPTEMBER 30,                 YEARS ENDED DECEMBER 31,
                                           ==================== ==================================================
                                             1995       1994      1994      1993       1992      1991     1990
                                           --------   --------  --------  --------   -------- --------- ---------
(in thousands, except per share and ratio data)
INCOME STATEMENT DATA:
   Interest income  . . . . . . . . .       $ 27,461  $ 23,267  $ 31,660  $ 29,256   $ 29,728  $ 30,304  $ 29,155
   Interest expense   . . . . . . . .         13,042     9,354    12,919    12,171     14,177    17,701    17,663
   Net interest income    . . . . . .       $ 14,419  $ 13,913  $ 18,741  $ 17,085   $ 15,551  $ 12,603  $ 11,492
   Provision for loan losses  . . . .            255       523       600     1,096      1,450     1,005     1,041
                                            --------  --------  --------  --------   --------  --------  --------
   Net interest income after provision        14,164    13,390    18,141    15,989     14,101    11,598    10,451
   Noninterest income   . . . . . . .          2,126     1,775     2,497     3,113      3,633     2,868     1,954
   Noninterest expense  . . . . . . .          9,203     8,924    12,127    11,521     10,938    10,072     8,675
                                            --------  --------  --------  --------   --------  --------  --------
   Pretax income  . . . . . . . . . .          7,087     6,241     8,511     7,581      6,796     4,394     3,730
   Income tax provision   . . . . . .         (1,908)   (1,621)   (2,222)   (1,906)    (1,777)   (1,078)     (888)
   Cumulative effect of change in
     accounting principle   . . . . .              0         0         0       626          0         0         0
                                            --------  --------  --------   -------   --------  --------  --------
   Net income   . . . . . . . . . . .       $  5,179  $  4,620  $  6,289  $  6,301   $  5,019  $  3,316  $  2,842
                                            ========  ========  ========  ========   ========  ========  ========

BALANCE SHEET DATA:
   Loans, net of unearned income  . .       $245,749  $212,789  $218,559  $192,330   $172,728  $155,546  $134,181
   Earning assets   . . . . . . . . .        470,180   423,782   430,122   404,923    377,208   345,091   302,056
   Assets   . . . . . . . . . . . . .        499,429   452,044   464,338   430,803    403,546   372,292   327,971
   Deposits   . . . . . . . . . . . .        439,261   406,540   416,099   386,187    366,948   334,171   296,859
   Shareholders' equity   . . . . . .         47,334    39,299    36,920    39,534     30,951    26,449    23,687
   Common shares outstanding(1)   . .          4,477     4,473     4,473     4,475      4,478     4,497     4,534

AVERAGE BALANCE SHEET DATA:
   Loans, net of unearned income  . .       $232,915  $207,304  $206,060  $170,577   $166,605  $147,362  $137,409
   Earning assets   . . . . . . . . .        462,331   426,878   425,011   390,776    364,592   328,522   308,408
   Assets   . . . . . . . . . . . . .        486,590   443,821   450,638   415,784    389,130   348,458   329,512
   Deposits   . . . . . . . . . . . .        431,786   410,966   408,553   379,750    357,404   320,246   297,202
   Shareholders' equity   . . . . . .         43,743    39,395    37,959    33,382     28,553    24,653    22,823
   Common shares outstanding(1)   . .          4,477     4,473     4,473     4,475      4,478     4,497     4,534

PER COMMON SHARE DATA(1):
   Income before cumulative effect
     of change in accounting principle          1.16      1.03      1.41      1.27       1.12       .74       .63
   Cumulative effect of change in
     accounting principle   . . . . .              0         0         0      0.14          0         0         0
                                            --------  --------  --------  --------   --------  --------  --------
   Net income   . . . . . . . . . . .           1.16      1.03      1.41      1.41       1.12       .74       .63
   Cash dividends declared  . . . . .              0         0       .35       .31        .28       .19       .16

   Shareholders' equity (book value)
      end of period   . . . . . . . .       $  10.57  $   8.79  $   8.25      8.83   $   6.91  $   5.88  $   5.22

PERFORMANCE RATIOS:
   Return on average assets(2)  . . .           1.42%     1.39%     1.86%     2.02%      1.72%     1.27%     1.15%
   Return on average equity(2)  . . .          15.79%    15.66%    16.57%    18.88%     17.58%    13.45%    12.45%
   Net interest margin, taxable                 4.42%     4.67%     4.74%     4.67%      4.56%     4.13%     4.16%
equivalent  . . . . . . . . . . . . .
   Equity to total assets   . . . . .           9.48%     8.69%     7.95%     9.07%      7.67%     7.10%     7.22%
   Dividend payout  . . . . . . . . .             --        --     24.83%    21.99%     25.00%    25.68%    25.40%

CAPITAL RATIOS:
   Tier 1 capital   . . . . . . . . .          16.95%    15.48%    15.97%    15.32%     14.45%    13.51%      N/A
   Total capital  . . . . . . . . . .          18.07%    16.67%    17.22%    16.55%     15.38%    14.49%      N/A
   Leverage   . . . . . . . . . . . .           9.48%     8.69%     7.95%     9.18%      7.67%     7.10%     7.22%

_______________________

(1) Common Share Data is calculated using 4,047,643 shares currently outstanding for CBI plus (i) 67,275 shares issuable pursuant to currently exercisable stock options and (ii) the additional 425,000 shares to be issued in conjunction with the Merger.

(2)  Returns on assets and equity for the nine month periods are annualized.

(3) During 1995 and 1994, CFB paid no dividends, and CBI declared and paid dividends only annually. See "Summary--Market Prices and Dividends"

                                  RISK FACTORS

         In addition to the other information in this Proxy
Statement/Prospectus, the following risk factors should be considered carefully in evaluating the Merger.

INTEGRATION OF OPERATIONS

         The success of the Merger will be determined by various factors, including management's ability to successfully integrate the operations of CBI and CFB and the financial performance of the companies' operations after the Merger. Factors which will affect management's ability to successfully integrate the combined operations of CBI and CFB include, without limitation, implementing management and other systems, marketing an expanded line of products and services throughout the organization and taking advantage of cost saving opportunities, especially integration of data processing and other administrative functions. Although expense reduction was not a primary reason for the Merger, CBI and CFB presently anticipate that expenses associated with the transaction will total approximately $250,000 to $300,000 and that the Merger will result in cost savings in future years of approximately $325,000 annually due in large part to anticipated savings from moving CFB's data processing from a third-party vendor to CBI's existing data processing systems, more efficient combined marketing efforts and personnel organization, and improved asset/liability management, centralized internal audit, compliance and accounting functions, and combined financial and regulatory reporting systems.

         As with all estimates of the types indicated above, there are many factors, such as changes in economic or competitive conditions, changes in legislation or regulation or the failure of any of the underlying assumptions to be correct, that are beyond CBI's and CFB's control. Because of these substantial uncertainties, differences between these estimates and actual results are likely.


                             GENERAL INFORMATION

SPECIAL MEETING


         This Proxy Statement/Prospectus is being furnished by CFB to its shareholders in connection with the solicitation of proxies by the CFB Board from holders of CFB Common Stock for use at the Special Meeting to be held at 4:00 p.m., Eastern Time, on Thursday, April 11, 1996, at the main office of CFB, 1601 S.W. College Road, Ocala, Florida to consider and vote upon a proposal to approve the Merger Agreement and consummation of the transactions contemplated therein and to transact such other business as may properly come before the Special Meeting.


         This document is also being furnished by CBI to CFB shareholders as a prospectus in connection with the shares of CBI Common Stock issuable upon consummation of the Merger.

         The Merger Agreement provides that CFB will merge with and into CBI. At the Effective Time, each share of issued and outstanding CFB Common Stock (excluding shares held directly or indirectly by CFB or CBI, in each case other than in a fiduciary capacity or as a result of debts previously contracted, and excluding shares held by CFB shareholders who perfect their dissenters' rights) shall cease to be outstanding and shall be converted into and exchanged solely for the right to receive that number of shares of CBI Common Stock equal to 425,000 divided by the number of shares of CFB Common Stock issued and outstanding on the effective date of the Merger. Based upon the number of shares of CFB Common Stock expected to be issued and converted into CBI Common Stock at the Effective Time, each share of CFB Common Stock is expected to be exchanged for 1.318 shares of CBI Common Stock. See "THE MERGER--Exchange Ratio."

         If the Merger Agreement is approved at the Special Meeting, all required governmental and other consents and approvals are obtained, and all of the other conditions to the obligations of the parties to consummate the Merger are either satisfied or waived (as permitted), the Merger will be consummated. See "THE MERGER--Effective Time."

RECORD DATE, SOLICITATION, AND REVOCABILITY OF PROXIES


         The CFB Board has fixed the close of business on March 7, 1996, as the Record Date for determining the CFB shareholders entitled to receive notice of and to vote at the Special Meeting. Only holders of record of CFB Common Stock as of the Record Date are entitled to notice of and to vote at the Special Meeting. As of the Record Date, 304,480 shares of CFB Common Stock were issued and outstanding and held by approximately 434 holders of record. Holders of CFB Common Stock are entitled to one vote for each share of CFB Common Stock held of record as of the Record Date. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of CFB Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting. In determining whether a quorum exists at the Special Meeting for purposes of all matters to be voted on, all votes "for" or "against," as well as all abstentions, will be counted. The vote required for the approval of the Merger is a majority (152,241 shares) of the outstanding shares of CFB Common Stock entitled to vote on the Merger. Consequently, with respect to the proposal to approve the Merger, abstentions and broker non-votes will be counted as part of the base number of votes to be used in determining if the proposal has received the requisite number of base votes for approval. Thus, abstentions and broker non-votes will have the same effect as a vote "against" such proposal. See "--Vote Required."


         Proxies in the form enclosed are solicited by CFB's Board. Shares of CFB Common Stock represented by properly executed proxies, if such proxies are received in time and are not revoked, will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, such proxies will be voted FOR approval of the Merger Agreement and consummation of the transactions contemplated therein, and as determined by a majority of the members of the CFB Board as to any other matter that may properly come before the Special Meeting. Any holder of CFB Common Stock who returns a signed proxy, but fails to provide instructions as to the manner in which such holder's shares are to be voted will be deemed to have voted in favor of approval of the Merger Agreement and consummation of the transactions contemplated therein, and will not be entitled to assert dissenters' rights. See "THE MERGER--Dissenters' Rights."

         A CFB shareholder who has given a proxy may revoke it at any time prior to its exercise at the Special Meeting, by (i) giving written notice of revocation to the Secretary of CFB, (ii) properly submitting to CFB a duly executed proxy bearing a later date or (iii) voting in person at the Special Meeting. All written notices of revocation and other communications with respect to revocation of proxies should be addressed to CFB as follows:
Citizens First Bancshares, Inc., 1601 S.W. College Road, Ocala, Florida 34478,
Attention: Corporate Secretary.

         The expense of soliciting proxies for the Special Meeting will be paid for by CFB, although CBI and CFB have agreed to each pay one-half of the cost of preparing and mailing this Proxy Statement/Prospectus. In addition to the solicitation of shareholders of record by mail, telephone or personal contact, CFB will be contacting brokers, dealers, banks or voting trustees or their nominees who can be identified as record holders of CFB Common Stock; such holders, after inquiry by CFB, will provide information concerning quantity of proxy and other materials needed to supply such materials to beneficial owners, and CFB will reimburse them for the expense of mailing the proxy materials to such persons.

VOTE REQUIRED


         Approval of the Merger Agreement and consummation of the transactions contemplated therein requires the affirmative vote of the holders of a majority (152,241 shares) of the outstanding shares of CFB Common Stock entitled to vote thereon at the Special Meeting. The Merger Agreement and the consummation of the transactions contemplated therein do not require the approval of the holders of CBI Common Stock.


         As of the Record Date, CFB directors and executive officers, and their affiliates, held approximately 176,951 shares or 58.12% of the outstanding shares of CFB Common Stock entitled to vote at the Special Meeting. Such persons have agreed to vote their shares of CFB Common Stock in favor of the Merger. In addition, two additional shareholders who hold and aggregate of 42,872 shares of CFB Common Stock (14.08%) have agreed to vote their shares in favor of the Merger. As of the Record Date, CBI and its directors and executive officers held no shares of CFB Common Stock.

RECOMMENDATION OF CFB'S BOARD OF DIRECTORS

         CFB's Board unanimously approved and adopted the Merger Agreement, and believes that the Merger is in the best interests of CFB and its shareholders, and unanimously recommends that CFB shareholders vote FOR approval of the Merger Agreement and the consummation of the transactions contemplated therein. See "THE MERGER--Reasons for the Merger, CFB."

                                  THE MERGER

         The following information describes certain information pertaining to the Merger. This description does not purport to be complete and is qualified in its entirety by reference to the Appendices hereto, including the Merger Agreement, a copy of which is set forth in ANNEX A to this Proxy Statement/Prospectus and is incorporated herein by reference. All shareholders are urged to read the Annexes hereto in their entirety.

GENERAL

         The Merger Agreement provides that CFB shall merge with and into CBI, with CBI as the continuing bank holding company. At the Effective Time of the Merger, each share of issued and outstanding CFB Common Stock (excluding shares held directly or indirectly by CFB or CBI, in each case other than in a fiduciary capacity or as a result of debts previously contracted, and excluding shares held by CFB shareholders who perfect their dissenters' rights) shall cease to be outstanding and shall be converted into and exchanged solely for the right to receive that number of shares of CBI Common Stock equal to 425,000 divided by the number of shares of CFB Common Stock issued and outstanding on the effective date of the Merger. If the Merger Agreement is approved at the Special Meeting, all required governmental and other consents and approvals are obtained, and all other conditions of the obligations of the parties to consummate the Merger are either satisfied or waived (to the extent permitted by law), the Merger will be consummated. It is contemplated that simultaneously with the Merger, CFBO will be merged (the "Bank Merger") with and into CNBL. A copy of the Merger Agreement is set forth in ANNEX A of this Proxy Statement/Prospectus. See "Exchange Ratio."

BACKGROUND OF THE MERGER

         CBI's strategic plan provides for the expansion of the range of financial services offered and geographic expansion, including acquisitions, both inside Lake County, Florida and in other complementary markets. CBI's Board believes that such expansion will enable CBI to diversify risk, enhance income, better serve customer needs through a broader range of products and services and increase the long-term value of CBI's Common Stock. While CBI's Board has discussed acquisitions during the past two years as part of CBI's long-term strategic plan, the Merger is CBI's first acquisition. CBI has previously relied on internal growth. In the second quarter of 1994, CBI management identified CFB as an attractive merger partner that would provide a good entry into the Ocala, Marion County, Florida market and which would benefit from CBI's broader range of products and services.

         In April 1992, CFB offered up to $2,500,000 of units consisting of one share of common stock of CFB and one warrant to purchase one share of common stock at $10 per unit. CFB's long-term goal was to enhance the value of CFB Common Stock for the benefit of its shareholders, to provide liquidity for shareholders by developing a potentially broader market for CFB Common Stock, and to provide capital to expand CFB's products and services to the community. No shares of CFB Common Stock were traded in 1992, and only 4,215 and 6,406 shares were traded in 1993 and 1994, respectively. To further its goal of seeking to develop a broader market and greater liquidity for CFB's shareholders, CFB considered developing a dialogue regarding a combination with other independent banks with similar interests.

         During the first quarter of 1994, CFB held preliminary discussions with several independent central Florida banks regarding the possible formation of a multi-bank holding company in a merger of equals. While these discussions continued, CFB also considered a CBI proposal and a competing proposal from an out-of-state regional bank holding company. On September 14, 1995, it was concluded that no agreement on the formation of the multi-bank holding company was possible due in large part to the inability of the proposed constituent bank holding companies to reach a basic understanding on structure and pricing issues. Between the first quarter of 1994 until the acceptance of CBI's offer, other discussions were held between CFB and a large regional community bank, several independent community banks, and a number of regional banks. However, until an out-of-state regional bank made an offer on August 22, 1995, followed by CBI's offer on September 14, 1995, CFB had not received an offer for the CFB Board to evaluate. In light of these continuing discussions and the several mergers that had been announced in the banking industry, CFB retained a consultant, Financial Institutions Advisory Services, Inc. ("Advisory Services"), who (i) during the first quarter, estimated CFB's value based upon book value and earnings and (ii) in September, 1995, estimated CFB's acquisition value, based upon these factors, to be between $8.2 million to $8.7 million. Advisory Services' September 1 valuation did not consider any specific offers for CFB, nor did Advisory Services assist CFB in its negotiations to sell CFB. Advisory Services did not provide any fairness or similar opinions to CFB. The CFB Board considered these reports in evaluating the proposals from CBI and the regional bank. The CFB Board determined not to pursue a combination with the regional bank due to among other factors, pricing issues and the desire to combine with a community-oriented bank located in the same general geographic area. The regional bank had no other offices in the central Florida areas served by CFB and CBI and as of the date that the CFB Board considered the two offers, the estimated market value of the two offers were not materially different.

         In July 1994, CBI's Board first discussed a possible combination of CBI and CFB and authorized Kenneth W. Mullis, President of CBI, to initiate discussions with CFB. In October 1994, Mr. Mullis notified Mr. Sides, CFB's President, that CBI was interested in discussing a combination with CFB at such time that CFB desired such a discussion. In response to expressions of interest by CBI, Terry E. Trexler, Chairman of the CFB Board, contacted Kenneth Mullis, CBI's President, to arrange a meeting. When Messrs. Trexler and Mullis met on July 27, 1995, Mr. Mullis explained CBI's desire to enter into a business combination with CFB, with an emphasis on broadening the services that the combined entity could offer to the CFBO customers, while at the same time lowering costs and preserving the community bank culture and customer service. These discussions resulted in the CBI stock-for-stock merger proposal of September 14, 1995, which was approved unanimously by the CFB Board. The pricing terms were negotiated on an arms-length basis between the executive officers of CBI and CFB, primarily Terry Trexler and Kenneth Mullis. In the 60 days preceding CBI's offer, Mr. Trexler and other officers and directors of CFB and Mr. Mullis of CBI met and talked on a number of occasions and discussed the possibility of a combination with their respective Boards of Directors, and in CBI's case, its Strategic Planning Committee. CFB's Board of Directors and its Executive Committee met four times between August 17 and September 14, 1995, to discuss possible combinations and updating information on the progress of discussions with CBI and a regional bank. Throughout this period it was deemed extremely important by CFB that any potential merger partner continue to operate CFBO in a manner consistent with CFB's local community service goals.


         On September 14, 1995, the CBI Strategic Planning Committee met and unanimously recommended to the full CBI Board that it approve the Merger. The CBI Board then met on October 19, 1995, with management, representatives of Purvis, Gray and Company ("Purvis Gray"), CBI's independent auditors, representatives of Alston & Bird, Atlanta, Georgia, CBI's special legal counsel, and The Carson Medlin Company ("Carson Medlin") to review the results of management's due diligence investigation of CFB, the terms of the Merger, including the proposed definitive Merger Agreement and related documents, and the financial and operational impact of the Merger. Carson Medlin provided financial advisory services to CBI relating to financial impact of the Merger but did not provide any fairness or similar opinions to CFB. Carson Medlin considered various factors such as a contribution analysis and a dilution analysis, in assisting CBI in its evaluation of CFB and the feasibility of a combination with CFB. The CBI Board voted to approve and authorize the execution of the Merger Agreement in substantially the form presented at the October 19, 1995, Board meeting, by unanimous vote of those directors present.


          Between September 14, 1995, and October 19, 1995, CFB and CBI completed diligence and drafts of the definitive agreements and on October 19, 1995, the full CFB Board met with representatives of Hicks & MacQuarrie, CFB's legal counsel. Counsel reviewed with the CFB Board terms of the proposed Merger Agreement and the CFB Board reviewed the financial and other terms of Merger. The CFB Board then voted unanimously to approve and authorize the execution of the Merger Agreement, in substantially the form presented at the October 19, 1995, meeting.

         Following the Board meetings on October 19, 1995, the final terms of the Merger Agreement were fully negotiated, and the Merger Agreement was executed by both parties on November 1, 1995.

REASONS FOR THE MERGER

CFB

         In reaching its determination that the Merger and Merger Agreement are fair, and in the best interests of, CFB and its shareholders, the CFB Board consulted Hicks & MacQuarrie, with its legal advisors, as well as with CFB management, compared the proposed terms of the Merger to the prior financial evaluations and considered a number of factors, including, without limitation, the following:



         (i) To provide liquidity for shareholders. CFB Common Stock is not traded or listed and there is a limited market for the CFB Common Stock, while CBI Common Stock is listed on the Nasdaq National Market and several market makers regularly trade CBI Common Stock.



         (ii) To provide long-term shareholder value by merging with a larger organization, while maintaining the marketing and customer service advantages of a local, community banking organization.


         (iii) To enhance CFB's range of products and services to its community and enhance customer convenience through a larger number of locations in Lake, Sumter and Marion Counties. By merging with CBI, CFB will be able to provide additional products, particularly loan products, including a substantially larger lending limit, and services such as trust and fiduciary services, credit cards, automatic teller machines ("ATMs"), debit cards, residential mortgages and indirect lending, and cash management.


         (iv) To reduce data processing costs associated with CFB's use of a third-party vendor, and to otherwise create economies not realizable by CFB alone. Such anticipated economies include, but are not necessarily limited to
(i) the use of common devices for CFBO's and CNBL's data processing needs which is anticipated to reduce the per item cost of item processing, (ii) an anticipated reduction in the per item cost of banking product application processing (i.e. demand deposits, savings, certificates of deposit and loans),
(iii) the anticipated volume discounts in connection with the purchases of goods or services, including group health insurance provided by CFBO and CNBL for employees and (iv) the consolidation of CFBO's and CNBL's regulatory and examination functions.


         The foregoing discussion of the information and factors considered by the CFB Board is not intended to be exhaustive, but is believed to include all material factors considered by the CFB Board. In reaching its determination to approve the Merger, the CFB Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. After deliberating with respect to the Merger and the other transactions contemplated by the Merger Agreement, and considering, among other things, the matters discussed above, the CFB Board unanimously approved the Merger Agreement and the transactions contemplated thereby as being in the best interests of CFB and its shareholders.

         THE CFB BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT AND CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY.

CBI

         In reaching its conclusion to approve the Merger, the CBI Board consulted with CBI's senior management, as well as its financial and legal advisors, and considered various factors, including the following:

         (i) The effectiveness of the Merger as a method of implementing CBI's strategy for long-term growth and enhanced shareholder value. This included (a) potential increases in annual revenues estimated at approximately $300,000 to $500,000 within the next five years from the sale of CBI products and services (trust, credit cards, cash management, mortgages, indirect consumer lending, debit cards and automated teller machines) to CFB customers,
(b) the strong CFB banking franchise with a retail and middle market focus in markets that are complementary to CBI's existing banking franchise, that have experienced significant growth in recent years, and that give CBI an strong presence in the Ocala, Florida area, (c) an organization with a similar philosophy and approach to customer service, credit quality and community banking, (d) an organization that in many respects is similar to CBI in banking philosophy, strong capitalization and potential for future growth, that could be enhanced through the Merger, and (e) opportunities to leverage certain technology over a larger customer base and to realize other expense savings (including savings in such areas as data processing, loan review, audit, investment compliance, reporting, planning, asset/liability management and budgeting), presently estimated at approximately

$325,000 annually. As with all estimates of the types indicated in (a) and (e) above, there are many factors, such as changes in economic or competitive conditions, differences between the markets in which CBI and CFB operate, changes in legislation, or regulation or the failure of any of the underlying assumptions to be correct, that are beyond CBI's and CFB's control. Because of these substantial uncertainties, differences between these estimates and actual results are likely.

         (ii) Certain financial information about the Merger, CBI and CFB. This information included, but was not limited to, information with regard to respective recent and historic stock trading, ranging of the two institutions and the total number of shareholders following the transaction, valuation analyses, pro forma analyses, comparative financial data, and comparable merger and acquisition transactions as presented by CBI's financial advisor, Carson Medlin, independent accountants and senior management. CBI senior management also commented on its due diligence review. See "PRO FORMA CONDENSED COMBINED FINANCIAL DATA"

         (iii) The likelihood that the Merger would be approved by the appropriate regulatory authorities (see "--Regulatory Approvals").

         The foregoing discussion of the information and factors considered by the CBI Board is not intended to be exhaustive but is believed to include all material factors considered by the CBI Board. In reaching its determination to approve the Merger, the CBI Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. After deliberating with respect to the Merger and the other transactions contemplated by the Merger Agreement, and considering, among other things, the matters discussed above, the CBI Board unanimously approved the Merger Agreement and the transactions contemplated thereby as being in the best interests of CBI and its shareholders.

EXCHANGE RATIO

         The Merger Agreement provides that, at the Effective Time, each issued and outstanding share of CFB Common Stock (excluding shares held directly or indirectly by CFB or CBI, in each case other than in a fiduciary capacity or as a result of debts previously contracted, and excluding shares held by shareholders who perfect their dissenters' rights) shall cease to be outstanding and shall be converted into and exchanged solely for the right to receive that number of shares of CBI Common Stock equal to 425,000 divided by the number of shares of CFB Common Stock issued and outstanding at the Effective Time of the Merger. The Merger Agreement specifies that all options to purchase 18,000 shares of CFB Common Stock be exercised prior to the Effective Time. CFB has indicated that all options on CFB Common Stock will be exercised and, therefore, assuming 322,480 shares of CFB Common Stock will be outstanding at the Effective Time, CFB shareholders will be entitled to the Exchange Ratio of 1.318 shares of CBI Common Stock per share of CFB Common Stock held.

         Pursuant to the terms of the Merger Agreement, each holder of shares of CFB Common Stock exchanged pursuant to the Merger, who would otherwise have been entitled to receive a fraction of a share of CBI Common Stock shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of CBI Common Stock multiplied by the market value of one share of CBI Common Stock at the Effective Time. The market value of one share of CBI Common Stock at the Effective Time shall be the last sale price of such common stock on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

         In the event CFB or CBI changes the number of shares of CFB Common Stock or CBI Common Stock, or other common stock equivalents, on a fully diluted basis, issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or similar recapitalization with respect to such stock and the record date therefore shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

EFFECTIVE TIME

         If the Merger Agreement is approved by the requisite vote of CFB shareholders, and all other required governmental and other consents and approvals are received, and if the other conditions to the obligations of the parties to consummate the Merger are satisfied, or, to the extent permissible, waived, the Merger will be consummated and effected on the date and at the time Articles of Merger, reflecting the Merger, are filed with the Secretary of State of the State of Florida (the "Effective Time"). Unless otherwise mutually agreed upon in writing by the chief executive officers or chief financial officers of each of CBI and CFB, CBI and CFB have agreed to use their reasonable efforts to cause the Effective Time to occur on the last business day of the month in which occurs the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required consent of any regulatory authority having authority over and approving or exempting the Merger and (ii) the date on which the shareholders of CFB approve the Merger Agreement to the extent such approval is required by applicable law; or such later date within 30 days thereof as may be specified by CBI. Assuming satisfaction of all conditions to consummation of the Merger, the Merger is expected to be made effective during April, 1996. Either CBI or CFB may terminate the Merger Agreement if the Merger has not been consummated by April 30, 1996, unless extended. See "--Conditions to Consummation" and "--Amendment, Waiver and Termination."

DISTRIBUTION OF CBI CERTIFICATES

         Promptly after the Effective Time, the exchange agent selected by CBI shall mail appropriate transmittal materials to each record holder of CFB Common Stock for use in effecting the surrender and cancellation of certificates formerly representing shares of CFB Common Stock in exchange for certificates for CBI Common Stock (which shall contain an affidavit and surety bond for any lost or stolen stock certificates and which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of CFB Common Stock shall pass, only upon proper delivery of such certificates to CBI by the former shareholders of CFB). CFB SHAREHOLDERS SHOULD NOT SURRENDER THEIR CERTIFICATES FOR EXCHANGE UNTIL THEY RECEIVE SUCH LETTER OF TRANSMITTAL AND INSTRUCTIONS. After the Effective Time, each holder of shares of CFB Common Stock issued and outstanding at the Effective Time (other than shares as to which dissenters' rights have been perfected) shall surrender the certificate or certificates representing such shares to CBI, and the certificates thus surrendered will be canceled. Unless otherwise designated by a CFB shareholder on the transmittal letter, certificates representing shares of CBI Common Stock issued to CFB shareholders in connection with the Merger will be issued and delivered to the tendering CFB shareholder at the address on record with the CFB Common Stock transfer agent. CBI shall not be obligated to deliver the consideration to which any former holder of CFB Common Stock is entitled until such holder properly surrenders his certificate or certificates formerly representing CFB Common Stock for exchange. The certificate or certificates so surrendered shall be duly endorsed as CBI may require. No party shall be liable to a holder of CFB Common Stock for any property delivered in good faith to a public official pursuant to any applicable abandoned property law.

         After the Effective Time, holders of CFB certificates will have no rights with respect to the shares of CFB Common Stock formerly represented thereby other than the right to surrender such certificates and receive in exchange therefor the shares of CBI Common Stock, if any, to which such holders are entitled, as described above, or the right to perfect their dissenters' rights. In addition, no dividend or other distribution payable to holders of record of CBI Common Stock will be paid to the holder of any CFB certificates until such holder properly surrenders such certificates for exchange as instructed. Subject to applicable law, upon surrender of the CFB certificates, such holder will receive the certificates representing the shares of CBI Common Stock issuable upon the exchange or conversion of such shares of CFB Common Stock, all withheld dividends or other distributions (without interest), and any withheld fractional share cash payments (without interest) to which such shareholder is entitled pursuant to the Merger Agreement.

         If any certificate for CBI Common Stock is to be issued in a name other than that in which the CFB certificate surrendered for exchange is issued, the CFB certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person requesting such exchange shall affix any requisite stock transfer tax stamps to the certificates surrendered, shall provide funds for their purchase, or shall establish to the exchange agent's satisfaction that such taxes are not payable.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES


The following is a discussion of all material federal income tax consequences of the Merger. This discussion is based on the provisions of the Code, the United States Department of the Treasury Regulations thereunder and rulings and court decisions as of the date of this Proxy Statement/Prospectus, all of which are subject to change, possibly with retroactive effect by legislation, administrative action, or judicial decision. This discussion is general in nature, and is not a complete description of all federal income tax consequences, and does not consider the particular facts or circumstances of any CFB shareholder (for example, as foreign persons, tax-exempt entities, dealers in securities, insurance companies, and corporations, among others). In addition, no information is provided with respect to the tax consequences of the Merger under any applicable foreign, state or local laws. BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH CFB SHAREHOLDER, EACH HOLDER OF CFB COMMON STOCK IS URGED TO CONSULT SUCH HOLDER'S OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE MERGER (INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS).

         The Merger is intended to constitute a "reorganization" within the meaning of section 368(a) of the Code, with CFB and CBI each intended to qualify as a "party to the reorganization" under section 368(b) of the Code, in which case the following tax consequences will generally result (subject to the limitations and qualifications referred to herein):

         (i) No gain or loss will be recognized for federal income tax purposes by CFB shareholders upon the exchange of their shares of CFB Common Stock solely for shares of CBI Common Stock.

         (ii) The basis of the shares of CBI Common Stock to be received by CFB shareholders will be the same as the basis of the shares of CFB Common Stock surrendered in exchange therefor.

         (iii) The holding period of the shares of CBI Common Stock to be received by CFB shareholders will include the period during which the shares of CFB Common Stock surrendered in exchange therefor had been held, provided such shares were held by CFB shareholders as a capital asset at the Effective Time.

         (iv) Dissenting CFB shareholders who receive solely cash in exchange for their stock will be treated as having received such payments as distributions in redemption of their shares of such stock subject to certain limitations. After such distribution, if a former CFB shareholder neither owns CBI capital stock nor is deemed to own CBI capital stock under constructive ownership rules, the redemption will be a complete termination of interest and will be treated as a distribution in full payment in exchange for shares of CFB Common Stock. Accordingly, such shareholder will recognize gain or loss measured by the difference between the amount of cash received and such shareholder's adjusted basis in stock surrendered. CFB shareholders electing to exercise dissenters' rights should consult their own tax advisors as to the tax treatment in their particular circumstances.

         (v) The payment of cash in lieu of fractional shares of CBI Common Stock will be treated as if the fractional shares were issued as part of the exchange and then redeemed by CBI. These cash payments will be treated as having been received as distributions in full payment in exchange for the fractional shares of CBI Common Stock redeemed as provided in Section 302(a) of the Code. Generally, any gain or loss recognized upon such exchange will be capital gain or loss, provided the fractional share would constitute a capital asset in the hands of the exchanging CFB shareholder.

         CBI and CFB have not requested and will not request, a ruling from the Internal Revenue Service (the "Service") on any tax matter related to the Merger. However, on March 13, 1996, Alston & Bird, special tax counsel to CBI, rendered an opinion to CBI and CFB concerning certain federal income tax consequences of the proposed Merger. This opinion has been filed as an Exhibit to the Registration Statement and the discussion contained in this subsection is a summary of such opinion. It is such firm's opinion that, based on the assumption the Merger is consummated in accordance with Florida law and in conformity with the representations made by the management of CBI and CFB and CFB's principal shareholders, the transaction will constitute a "reorganization" within the meaning of section 368(a) of the Code ("Tax Opinion"). The Tax Opinion does not address any state, local, or other tax consequences of the Merger. Unlike a ruling from the Service, the Tax Opinion is not binding on the Service, and the Service could take a position contrary to the Tax Opinion. In addition, the Tax Opinion will be subject to certain assumptions and qualifications and will be based on the truth and accuracy of certain representations made by the management of CFB and CBI and CFB's principal shareholders, as to, among other things, the fact that there is no plan or intention by any of the shareholders of CFB who own one percent (1%) or more of the outstanding CFB Common Stock, and to the best of the knowledge of the management of CFB, the remaining CFB shareholders have no plan or intention, to sell, exchange, or otherwise dispose of a number of shares of CBI Common Stock that they will receive in the Merger that will reduce on the part of the CFB shareholders such shareholders' ownership of CBI Common Stock to a number of shares having an aggregate value as of the date of the Merger of less than fifty percent (50%) of the aggregate value of all of the stock of CFB outstanding immediately prior to the Merger.


MANAGEMENT AND OPERATIONS AFTER THE MERGER

         CBI will be the surviving corporation resulting from the Merger. Following consummation of the Merger, CFBO will be merged into and with CNBL, leaving CNBL as the sole banking subsidiary of CBI. The officers of CBI in office immediately prior to the Effective Time shall continue to serve as officers of CBI after the Effective Time. Following consummation of the Merger, Terry Trexler, Chairman and a director of CFB and CFBO, will be elected to serve on the CBI and CNBL Board of Directors. See "--Interests of Certain Persons in the Merger."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         As of November 30, 1995, the directors and executive officers of CFB beneficially owned no shares of CBI Common Stock. While CBI directors currently do not receive compensation for attendance of meetings of the CBI Board of Directors actually attended, directors who are not employees of CBI receive an annual retainer of $5,000. CNBL directors who are not employees of CNBL currently receive $300 in cash for every meeting of the CNBL Board of Directors actually attended, $100 for every committee meeting actually attended and an annual retainer of $10,000. CBI evaluates its compensation practices generally on an annual basis, and its compensation to directors may change. In addition, Mr. C. Daniel Hicks, a current director of CFB, is a partner in the law firm of Hicks & MacQuarrie. Mr. Hicks has served as legal counsel to CFB in connection with the Merger and in other matters. Other than as described herein, no director or executive officer of CBI or CFB, and no associate of any such person, has any substantial interest, direct or indirect, in the Merger, other than an interest arising from the ownership of CFB Common Stock, in which case the director or officer receives no extra or special benefit not shared on a pro rata basis by all other holders of CFB Common Stock. In each case, the Board of Directors of CFB either was aware of these factors or, with respect to interests that arose subsequent to the Merger Agreement, was aware of their potential, and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

         Director and Officer Insurance. The Merger Agreement provides that CFBO, at its option, may seek to maintain CFB's existing directors' and officers' liability insurance policy for a period of two years after the Effective Time of the Merger, subject to certain cost limitations.

         Post Acquisition Compensation and Benefits. The Merger Agreement provides that, after the Effective Time, CBI will provide generally to officers and employees of CFB and its subsidiaries, employee benefits under employee benefit plans (other than stock options or other plans involving the potential issuance of CBI Common Stock or cash bonuses), on terms and conditions that, when taken as a whole, are substantially similar to those currently provided by CBI and its subsidiaries to their similarly situated officers and employees. For purposes of participation and vesting (but not benefit accrual) under such employee benefit plans, service with CFB or its subsidiaries prior to the Effective Time will be treated as service with CBI or its subsidiaries.


         CBI and CFB offer a similar range of employee benefits, although co-payments, deductibles, vesting periods and other terms do vary. The following summarizes the material employee benefits of the merging parties.
Both CBI and CFB maintain group health insurance and CBI offers dental coverage. CFB has a Code Section 125 Cafeteria Plan. CFB and CBI each offer group term life insurance. Both organizations have short-term sick leave and long-term disability as well as vacation policies. CFB currently matches 10% of the first 6% of the base salary contributed to the CFB 401(k) Plan. CFB's contribution has ranged from .27% to .31% of total compensation. Both CFB and CBI have stock option plans for key employees. Both companies provide various forms of incentive cash compensation to their employees. CBI currently provides a defined benefit pension plan and a deferred profit sharing plan to CBI employees. CBI reviews its compensation systems on an annual basis, and its current plans and programs are subject to change.


         CBI Board Memberships. It is anticipated that following consummation of the Merger, Mr. Terry E. Trexler, a current CFB director, will be elected to serve on the CBI and CNBL Board.

CONDITIONS TO CONSUMMATION

         The obligations of CFB and CBI to consummate the Merger are subject to the satisfaction or waiver (to the extent permitted) of the following conditions: (i) the Merger Agreement shall have been approved by the shareholders of CFB; (ii) the required regulatory approvals described under "--REGULATORY APPROVALS" shall have been received, and no such regulatory approval which is necessary to consummate the transactions contemplated by the Merger Agreement shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of assets) which in the reasonable judgment of the Board of Directors of CBI would so materially adversely impact the economic or business benefits of the transactions contemplated by the Merger Agreement that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into the Merger Agreement; (iii) each party shall have received any required consents of third parties; (iv) no court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by the Merger Agreement;
(v) the Registration Statement of which this Proxy Statement/Prospectus is a part shall have been declared effective by the Commission and shall not be subject to a stop order or any threatened stop order, and the shares of CBI Common Stock issuable in connection with the Merger shall have been qualified, registered or otherwise approved for exchange under the securities laws of the various states in which such qualification, registration or approval is required; (vi) CBI and CFB shall have received an opinion of Alston & Bird as to certain federal income tax matters (see "--Certain Federal Income Tax Consequences"); (vi) CBI and CFB shall have received a letter from Purvis and Gray, or such other independent auditors mutually acceptable to CBI and CFB, to the effect that the Merger will qualify for pooling-of-interests accounting treatment and that such firm is not aware of any matters relating to CFB which would preclude the Merger from qualifying for pooling-of-interests accounting;
(viii) the other party's representations and warranties shall remain accurate, and the other party shall have performed all of the agreements, covenants, acts and undertakings to be performed by it pursuant to the Merger Agreement, and shall have delivered certificates confirming satisfaction of the foregoing requirements; (ix) each of the directors and officers of CFB and CFBO shall have executed and delivered to CBI claims release letters releasing CFB, CFBO, CBI, CNBL and their respective directors, officers, employees, agents, representatives, affiliates and controlling persons from certain claims; (x) CBI shall have received letters from each affiliate of CFB to the extent necessary to assure (a) securities law compliance and (b) that the transactions contemplated in the Merger Agreement will qualify for pooling-of-interests accounting treatment; (xi) all options to purchase shares of CFB Common Stock shall have been exercised in full; (xii) each party shall have received an opinion of the other party's counsel, dated as of the closing date, as to certain matters relating to among other things, the due organization of CFB and CBI and due authorization of the Merger Agreement by each party; and (xiii) CBI shall have received a letter from CFB's independent auditors with respect to certain financial information regarding CFB.

         No assurances can be provided as to when or if all of the conditions precedent to the Merger can or will be satisfied or waived by the appropriate party. As of the date of this Proxy Statement/Prospectus, the parties know of no reason to believe that any of the conditions set forth above will not be satisfied.

         The conditions to consummation of the Merger may be waived, in whole or in part, to the extent permissible under applicable law, by the party for whose benefit the condition has been imposed, without the approval of the CFB shareholders. See "--Amendment, Waiver, and Termination."

REGULATORY APPROVALS

         The Merger is subject to the prior approval of the Federal Reserve under the BHC Act. CBI has filed all applications required to be filed with the Federal Reserve and the OCC in connection with the Merger and the Bank Merger, respectively. Each of these mergers (collectively, the "Mergers") may not be consummated until the 15th day after regulatory approval, during which time the United States Department of Justice has the opportunity to file an action seeking to enjoin consummation of the Merger on antitrust grounds. The OCC approved the Bank Merger on February 2, 1996, and the Federal Reserve approved the Merger on February 15, 1996. The Mergers are expected to close on the same day, and therefore no application to, or approval of, the Florida Department of Banking is expected to be required.

AMENDMENT, WAIVER AND TERMINATION

         To the extent permitted by law, the Merger Agreement may be amended by a subsequent writing signed by each of the parties upon the approval of their respective Boards; provided, however, that after the Special Meeting, no amendment may alter the manner or relative basis in which shares of CFB Common Stock will be exchanged for CBI Common Stock without the requisite approval of the holders of the issued and outstanding shares of CFB Common Stock entitled to vote thereon.

         Prior to or at the Effective Time, either CFB or CBI, acting through its respective Boards, chief executive officer or other authorized officer, may waive any default in the performance of any term of the Merger Agreement by the other party, may waive or extend the time for the fulfillment by the other party of any of its obligations under the Merger Agreement, and may waive any of the conditions precedent to the Merger Agreement, except any condition that, if not satisfied, would result in the violation of any law.

         The Merger Agreement may be terminated, and the Merger abandoned, at any time prior to the Effective Time by mutual consent of the Boards of CFB and CBI. In addition, the Merger Agreement may be terminated, and the Merger abandoned, prior to the Effective Time by either CBI or CFB if (i) the other party materially breaches and does not timely cure any representation, warranty, covenant or other agreement contained in the Merger Agreement, (ii) any consent or approval of certain regulatory authorities is denied by final nonappealable action of such authority or (iii) the Merger has not been consummated, or the conditions precedent to the obligations of such party to consummate the Merger cannot be satisfied or fulfilled, by April 30, 1996, unless extended.

         In addition, the Merger Agreement may be terminated, and the Merger abandoned, prior to the Effective Time by CBI in the event that the Board of Directors of CFB shall have failed to reaffirm, after CFB shall have received an "Acquisition Proposal" (as defined below), its approval of the Merger and the transactions contemplated by the Merger Agreement (to the exclusion of any other Acquisition Proposal), or shall have resolved not to reaffirm the Merger. An "Acquisition Proposal" means any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving CFB or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, CFB.

CONDUCT OF BUSINESS PENDING THE MERGER

         CFB has agreed in the Merger Agreement, unless the prior consent of CBI is obtained, and except as otherwise contemplated by the Merger Agreement, to operate its business only in the ordinary course, to preserve its business organizations and assets and to maintain its rights and franchises. Each of CFB and CBI has agreed to take no action that would adversely affect either the ability of either party to perform its covenants and agreements under the Merger Agreement or the ability of either party to obtain any consents or approvals pursuant to any contract, law, order or permit that are required for the transactions contemplated by the Merger Agreement. CBI has agreed that, prior to the Effective Time, it will continue to conduct its business and the business of its subsidiaries in a manner designed in its reasonable judgment to enhance the long-term value of the CBI Common Stock and the business prospects of CBI and will not amend its Certificate of Incorporation or Bylaws in any manner adverse to the shareholders of CFB. In addition, the Merger Agreement contains certain other restrictions applicable to the conduct of the business of CFB prior to consummation of the Merger, as described below.

         CFB has agreed in the Merger Agreement not to take certain actions relating to the operation of its business pending consummation of the Merger without the prior approval of CBI. Those actions generally include, without limitation: (i) amending its Articles of Incorporation ("Articles") or Bylaws;
(ii) becoming responsible for any obligation for borrowed money, except in the ordinary course of the business of CFB's subsidiaries consistent with past practices; (iii) acquiring or exchanging any shares of its capital stock or paying any dividend or other distribution in respect of its capital stock; (iv) subject to certain exceptions, issuing, selling or pledging additional shares of any CFB capital stock, any rights to acquire any such stock or any security convertible into such stock, except pursuant to the exercise of outstanding stock options; (v) adjusting or reclassifying any of its capital stock; (vi) selling or encumbering any CFB asset other than in the ordinary course of business for reasonable and adequate consideration; (vii) subject to certain exceptions, investing in or acquiring control over any other entity; (viii) granting any increase in compensation or benefits to its employees or officers (except as previously disclosed to CBI or as required by law), paying any bonus (except as previously disclosed to CBI or in accordance with any existing program or plan), entering into or amending any severance agreements with its officers or granting any increase in compensation or other benefits to any of its directors (except as previously disclosed to CBI); (ix) entering into or amending any employment contract that it does not have the unconditional right to terminate without certain liability, except as previously disclosed to CBI and except for any amendment required by law; (x) adopting any new employee benefit plan or program or materially changing any existing plan or program;
(xi) making any significant changes in accounting methods, except for any change required by law; (xii) commencing any litigation other than in accordance with past practice or settling any litigation for material money damages or restrictions upon the operations of CFB or its affiliates; (xiii) materially amending or terminating any material contracts; or (xiv) obtaining any advances or otherwise borrowing any monies from, or become indebted to, the Federal Home Loan Bank of Atlanta.

         In addition, CFB has agreed not to solicit, directly or indirectly, any Acquisition Proposal from any other person or entity. CFB also has agreed not to negotiate with respect to any such proposal, to provide information to any party making such a proposal or to enter into any agreement with respect to any such proposal except in compliance with its legal obligations or the fiduciary obligations of its Board of Directors. CFB has also agreed to use reasonable efforts to cause its advisors and other representatives not to engage in any of the foregoing activities.

EXPENSES AND FEES

         The Merger Agreement provides that each party shall be responsible for its own costs and expenses incurred in connection with the negotiation and consummation of the transactions contemplated by the Merger Agreement, including filing, registration and application fees, printing fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel; provided, that CFB and CBI shall each pay one-half of the filing fees payable and printing costs incurred in connection with the Registration Statement and this Proxy Statement/Prospectus.

ACCOUNTING TREATMENT

         The Merger is anticipated to be accounted for as a pooling-of-interests. Under this method of accounting, as of the Effective Time, the assets and liabilities of CFB would be added to those of CBI at their recorded book values and the shareholders' equity accounts of CBI and CFB would be combined on CBI's consolidated balance sheet. The unaudited pro forma financial information contained or incorporated by reference in this Proxy Statement/Prospectus has been prepared using the pooling-of-interests accounting method to account for the Merger. Consummation of the Merger is conditioned on, among other things, receipt by CBI and CFB of a letter from Purvis & Gray or such other independent public accounting firm mutually acceptable to CBI and CFB to the effect that the Merger will qualify for pooling-of- interests accounting treatment. See "SUMMARY" and "PRO FORMA CONDENSED COMBINED FINANCIAL DATA."

RESALE OF CBI COMMON STOCK

         The shares of CBI Common Stock issued in connection with the Merger will be freely transferable under the Securities Act, except for shares issued to any shareholder who may be deemed to be an "affiliate" (generally including, without limitation, directors, certain executive officers, and beneficial owners of 10% or more of any class of capital stock) of CFB for purposes of Rule 145 under the Securities Act as of the date of the Special Meeting or for purposes of applicable interpretations regarding pooling-of-interests accounting treatment. Such affiliates may not sell their shares of CBI Common Stock acquired in connection with the Merger, except pursuant to an effective registration statement under the Securities Act or other applicable exemption from the registration requirements of the Securities Act and until such time as financial results covering at least 30 days of combined operations of CBI and CFB after the consummation of the Merger have been published. CBI may place restrictive legends on certificates representing CBI Common Stock issued to all persons who are deemed to be "affiliates" of CFB under Rule 145. In addition, CFB has agreed to use its reasonable efforts to cause each person or entity that is an "affiliate" to enter into a written agreement relating to such restrictions on sale or other transfer. This Proxy Statement/Prospectus does not cover any resales of CBI Common Stock received as a result of the Merger by persons who may be deemed affiliates of CFB or CBI.

DISSENTERS' RIGHTS

         Florida law provides that shareholders may dissent from and receive payment for the fair value of their shares in the event of any plan of merger to which the corporation is a party if the shareholder is entitled to vote on the merger. Any shareholder (1) who objects to the Merger Agreement and files a written notice of intent with CFB, President, Citizens First Bank, 1601 S. W. College Road, Ocala, Florida 34478, to object to the Merger, and (2) whose shares are not voted in favor of approval of the proposed Merger (a "Dissenting Shareholder"), has the right to demand in writing from CFB, at the foregoing address, within 10 days after the date on which the vote was taken, payment of the fair value of such shareholder's shares.

         Within 10 days after the Effective Time of the Merger, CBI must give written notice to each Dissenting Shareholder who has made such demand and must make a written offer to each dissenting shareholder to pay the fair value of such shares (the "CBI Notice"). CBI will then pay to each Dissenting Shareholder, upon surrender of the certificate(s) representing such shares, the fair value thereof as of the day prior to the date on which the vote was taken, excluding any appreciation or depreciation on anticipation of such corporate action.

         If, within 30 days after the mailing of the CBI Notice, the fair value of such shares is agreed upon between any such Dissenting Shareholder and CBI, payment therefor must be made within 90 days after the mailing of the CBI Notice. If CBI and any dissenting shareholder are unable to agree on a fair value within 30 days after the mailing of the CBI Notice, such shareholder must make written demand on CBI within 60 days after the mailing of the CBI Notice. Within 30 days after receipt of such written demand CBI must, or at its election at any time within 60 days after the mailing of the CBI Notice may, file an action in any court of competent jurisdiction in Lake County asking for a judicial determination of the fair value of such shares. If CBI fails to do so, any dissenting shareholder may institute the proceeding in CBI's name.

         The court will direct payment of the value of the shares by CBI to the dissenting shareholder, including interest from the date of the vote to the date of the payment, upon the surrender of the certificates representing such shares. CBI will bear the costs and attorney's fees of any such proceeding, but all or part may be apportioned and assessed by the court against dissenting shareholders if the court finds that the action of such shareholders, in failing to accept an offer, was not in good faith.

         Within 20 days after receiving the CBI Notice, a dissenting shareholder must submit a notice of election stating the shareholder's name and address, the number of shares as to which the dissent relates, demand for payment and the certificate(s) to CBI for notation thereon that such demand has been made. Failure to do so will, at the option of CBI, terminate such shareholder's rights to receive payment. Such notice must be delivered to Mr. Kenneth W. Mullis, Citi-Bancshares, Inc., 1211 N. Boulevard West, Leesburg, Florida 34738.

         THE FOREGOING SUMMARY OF THE APPLICABLE PROVISIONS OF SECTIONS
607.1301 THROUGH 607.1320 OF THE FBCA IS NOT INTENDED TO BE A COMPLETE STATEMENT OF SUCH PROVISIONS, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH SECTIONS, WHICH ARE INCLUDED AS ANNEX B HEREOF.

         Any dissenting CFB shareholder who perfects such holder's right to be paid the value of such holder's shares will recognize taxable gain or loss upon receipt of cash for such shares for federal income tax purposes. See "--Certain Federal Income Tax Consequences."

                 PRO FORMA CONDENSED COMBINED FINANCIAL DATA

         The following pro forma condensed combined balance sheet as of September 30, 1995, reflects the assumed consummation of the Merger accounted for under the pooling-of-interests method as of that date. The following pro forma condensed combined statements of operations for the nine months ended September 30, 1995, and for each year in the three years ended December 31, 1994, reflect that CFB and CBI had been combined for each period presented on a pooling-of-interests basis. See "THE MERGER--Accounting Treatment."

         The pro forma financial data has been prepared by the managements of CBI and CFB based upon the historical financial statements of CBI and CFB. These pro forma statements may not be indicative of the results that actually would have occurred if the transactions had been effective on the dates indicated or which may be obtained in the future.

         The unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements, including the notes thereto of CBI and CFB, incorporated or included herein. See "AVAILABLE INFORMATION" and "FINANCIAL STATEMENTS."

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1995
                                  (UNAUDITED)
                                 (in thousands)

                                                                                                       CBI
                                                                                                     AND CFB
                                                      CBI             CFB           ADJUSTMENTS     PRO FORMA
                                                   --------       ----------        -----------     ---------
Assets
------
Cash and due from banks                            $ 14,370       $    2,567               _        $   16,937
Federal funds sold                                    7,754            1,656               _             9,410
Due from banks (time)                                     0               10               _                10
Investment securities                                                                      _
  Available for sale                                138,170            9,146               _           147,316
  Held to maturity                                   67,967                0               _            67,967
Loans                                               220,962           24,787               _           245,749
  less allowance for loan losses                     (3,234)            (403)              _            (3,637)
Bank premises and equipment                           6,880            1,431               _             8,311
Goodwill                                                  0                0               _                 0
Other assets                                          7,022              344               _             7,366
                                                   --------       ----------         -------        ----------
Total assets                                       $459,891       $   39,538               _        $  499,429
                                                   ========       ==========                        ==========
Liabilities
-----------
Deposits                                           $404,222       $   35,039               _        $  439,261
Federal funds purchased and securities                                                     _
  sold under agreements to repurchase                 7,834                _               _             7,834
Other liabilities                                     4,735              265               _             5,000
                                                   --------       ----------         -------        ----------
  Total liabilities                                 416,791           35,304               _           452,095
Shareholders' equity
--------------------
Common stock                                             42               30             (26)(1)            46
Surplus                                              11,208            3,818              26            15,052
Retained earnings                                    32,106              398                            32,504
Unrealized depreciation on securities
   available for sale                                   536              (12)              _               524
Treasury stock                                         (792)               0               _              (792)
                                                   --------       ----------         -------        ----------
  Total shareholders' equity                         43,100            4,234               0            47,334
                                                   --------       ----------         -------        ----------
Total liabilities and shareholders' equity         $459,891       $   39,538               _        $  499,429
                                                   ========       ==========         =======        ==========

________________________________

(1) To reflect 425,000 shares of CBI Common Stock issued for all of the outstanding shares of CFB Common Stock.

                    PRO FORMA CONDENSED STATEMENT OF INCOME
                   NINE MONTH PERIOD ENDED SEPTEMBER 30, 1995
                                   UNAUDITED
                  (In thousands, except per share data)

                                                                                                 CBI AND CFB
                                                               CBI       CFB        ADJUSTMENTS   PRO FORMA
                                                             -------   -------      -----------  -----------
Interest income . . . . . . . . . . . . . . . . . . . . .    $25,178   $ 2,283         --          $27,461
Interest expense  . . . . . . . . . . . . . . . . . . . .     12,184       858         --           13,042
Net interest income . . . . . . . . . . . . . . . . . . .     12,994     1,425         --           14,419
Provision for loan loss . . . . . . . . . . . . . . . . .        255         0         --              255
                                                             -------   -------                     -------
Net interest after provision for loan loss  . . . . . . .     12,739     1,425         --           14,164
Noninterest income  . . . . . . . . . . . . . . . . . . .      1,685       438         --            2,123
Noninterest expense . . . . . . . . . . . . . . . . . . .      7,957     1,243         --            9,200
                                                             -------   -------                     -------
Income before income taxes  . . . . . . . . . . . . . . .      6,467       620         --            7,087
Income tax provision  . . . . . . . . . . . . . . . . . .      1,699       209         --            1,908
                                                             -------   -------                     -------
Net income  . . . . . . . . . . . . . . . . . . . . . . .    $ 4,768   $   411         --          $ 5,179
                                                             =======   =======                     =======
Primary earnings per share  . . . . . . . . . . . . . . .    $  1.18                               $  1.16
Fully diluted earnings per share  . . . . . . . . . . . .       1.18                                  1.16
Average shares outstanding - Primary  . . . . . . . . . .      4,048                                 4,473
Average shares outstanding - Fully diluted  . . . . . . .      4,057                                 4,477

                    PRO FORMA CONDENSED STATEMENT OF INCOME
                   NINE MONTH PERIOD ENDED SEPTEMBER 30, 1994
                                   UNAUDITED
                  (In thousands, except per share data)

                                                               CBI          CFB       ADJUSTMENTS    PRO FORMA
                                                             -------      -------    -------------   --------
Interest income . . . . . . . . . . . . . . . . . . . . .    $21,812      $ 1,455           --        $23,267
Interest expense  . . . . . . . . . . . . . . . . . . . .      9,037          317           --          9,354
Net interest income . . . . . . . . . . . . . . . . . . .     12,775        1,138           --         13,913
Provision for loan loss . . . . . . . . . . . . . . . . .        523            0           --            523
                                                             -------      -------      -------        -------
Net interest after provision for loan loss  . . . . . . .     12,252          354           --         13,390
Noninterest income  . . . . . . . . . . . . . . . . . . .      1,471        1,138           --          1,775
Noninterest expense . . . . . . . . . . . . . . . . . . .      7,664        1,260           --          8,924
                                                             -------      -------                     -------
Income before income taxes  . . . . . . . . . . . . . . .      6,009          232           --          6,241
Income tax provision  . . . . . . . . . . . . . . . . . .     (1,547)         (74)          --          1,621
                                                             -------      -------      -------        -------
Net income  . . . . . . . . . . . . . . . . . . . . . . .    $ 4,462      $   158           --        $ 4,620
                                                             =======      =======      =======        =======

Primary earnings per share  . . . . . . . . . . . . . . .    $  1.10                                  $  1.03
Fully diluted earnings per share  . . . . . . . . . . . .       1.10                                     1.03
Average shares outstanding - Primary  . . . . . . . . . .      4,048                                    4,473
Average shares outstanding - Fully diluted  . . . . . . .      4,048                                    4,473


                    PRO FORMA CONDENSED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1994
                                   UNAUDITED
                     (In thousands, except per share data)

                                                               CBI          CFB      ADJUSTMENTS     PRO FORMA
                                                            ---------    ---------   -----------     ---------
Interest income . . . . . . . . . . . . . . . . . . . . .    $29,594      $ 2,066           --        $31,660
Interest expense  . . . . . . . . . . . . . . . . . . . .     12,455          464           --         12,919
Net interest income . . . . . . . . . . . . . . . . . . .     17,139        1,602           --         18,741
Provision for loan loss . . . . . . . . . . . . . . . . .        600            0           --            600
                                                             -------      -------      -------        -------
Net interest after provision for loan loss  . . . . . . .     16,539        1,602           --         18,141

Noninterest income  . . . . . . . . . . . . . . . . . . .      2,005          491           --          2,496
Noninterest expense . . . . . . . . . . . . . . . . . . .     10,457        1,670           --         12,127
                                                             -------      -------                     -------
Income before income taxes  . . . . . . . . . . . . . . .      8,087          423           --          8,510
Income tax provision  . . . . . . . . . . . . . . . . . .      2,082          139           --          2,221
                                                             -------      -------      -------        -------
Net income  . . . . . . . . . . . . . . . . . . . . . . .    $ 6,005      $   284           --          6,289
                                                             =======      =======      =======        =======

Primary earnings per share  . . . . . . . . . . . . . . .    $  1.48                                  $  1.41
Fully diluted earnings per share  . . . . . . . . . . . .       1.48                                     1.41
Average shares outstanding - Primary  . . . . . . . . . .      4,048                                    4,473
Average shares outstanding - Fully diluted  . . . . . . .      4,048                                    4,473

                   PRO FORMA CONDENSED STATEMENT OF INCOME
                         YEAR ENDED DECEMBER 31, 1993
                                  UNAUDITED
                    (In thousands, except per share data)


                                                               CBI          CFB      ADJUSTMENTS     PRO FORMA
                                                             -------     ---------   -----------     ---------
Interest income . . . . . . . . . . . . . . . . . . . . .    $27,499      $ 1,756           --        $29,255
Interest expense  . . . . . . . . . . . . . . . . . . . .     11,786          385           --         12,171
Net interest income . . . . . . . . . . . . . . . . . . .     15,713        1,371           --         17,084
Provision for loan loss . . . . . . . . . . . . . . . . .      1,075           21           --          1,096
                                                             -------      -------      -------        -------
Net interest after provision for loan loss  . . . . . . .     14,638        1,350           --         15,988
Noninterest income  . . . . . . . . . . . . . . . . . . .      2,574          540           --          3,114
Noninterest expense . . . . . . . . . . . . . . . . . . .      9,897        1,624           --         11,521
                                                             -------      -------      -------        -------
Income before income taxes  . . . . . . . . . . . . . . .      7,315          266           --          7,581
Income tax provision  . . . . . . . . . . . . . . . . . .      1,842           64           --          1,906
                                                             -------      -------      -------        -------
Income from continuing operations
    before cumulative effect
    of change in accounting principle   . . . . . . . . .      5,473          202           --          5,675
Cumulative effect of change in
    accounting principle  . . . . . . . . . . . . . . . .        255          371           --            626
                                                             -------      -------      -------        -------
Net income  . . . . . . . . . . . . . . . . . . . . . . .    $ 5,728      $   573           --        $ 6,301
                                                             =======      =======      =======        =======

Primary earnings per share  . . . . . . . . . . . . . . .    $  1.41                                  $  1.41
Fully diluted earnings per share  . . . . . . . . . . . .       1.41                                     1.41
Average shares outstanding - Primary  . . . . . . . . . .      4,050                                    4,475
Average shares outstanding - Fully diluted  . . . . . . .      4,050                                    4,475


                    PRO FORMA CONDENSED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1992
                                   UNAUDITED
                  (In thousands, except per share data)

                                                               CBI          CFB        ADJUSTMENTS    PRO FORMA
                                                             -------      -------      -----------    ---------
Interest income . . . . . . . . . . . . . . . . . . . . .    $27,868      $ 1,860           --         $29,728
Interest expense  . . . . . . . . . . . . . . . . . . . .     13,517          660           --          14,177
Net interest income . . . . . . . . . . . . . . . . . . .     14,351        1,200           --          15,551
Provision for loan loss . . . . . . . . . . . . . . . . .      1,400           50           --           1,450
                                                             -------      -------                      -------
Net interest after provision for loan loss  . . . . . . .     12,951        1,150           --          14,101
Noninterest income  . . . . . . . . . . . . . . . . . . .      3,085          548           --           3,633
Noninterest expense . . . . . . . . . . . . . . . . . . .      9,326        1,612           --          10,938
                                                             -------      -------                      -------
Income before income taxes  . . . . . . . . . . . . . . .      6,710           86           --           6,796
Income tax provision  . . . . . . . . . . . . . . . . . .      1,777            0           --           1,777
                                                             -------      -------                      -------
Net income                                                     4,933           86           --           5,019
                                                             =======      =======                      =======

Primary earnings per share  . . . . . . . . . . . . . . .    $  1.22                                   $  1.12
Fully diluted earnings per share  . . . . . . . . . . . .       1.22                                      1.12
Average shares outstanding - Primary  . . . . . . . . . .      4,053                                     4,478
Average shares outstanding - Fully diluted  . . . . . . .      4,053                                     4,478

                    CFB'S MANAGEMENT DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


    The purpose of this discussion and analysis is designed to provide a better understanding of various factors related to the financial condition and results of operations of CFB during the past three years, and the nine-month periods ended September 30, 1994 and 1995. This discussion and analysis is intended to supplement and highlight information contained in the accompanying consolidated financial statements and the selected financial data presented elsewhere.

SUMMARY

    Net income for 1994 was $284,000, a 50% decrease from CFB's net income of $573,000 in 1993. During 1993, CFB had income from the cumulative effect on prior years of changing method of accounting for income taxes of $371,000.
This was the result of applying Statement No. 109 Accounting for Income Taxes of the Financial Accounting Standards Board (FASB 109). Income before this cumulative effect was $202,000 for 1993; therefore, 1994 income before the cumulative effect was an increase of $82,000 or 40.3%. Net income for 1993 was $487,000 higher than 1992. Income in 1993 before the cumulative effect was $116,000 (134.9%) higher than that in 1992. CFB's earnings continue to be aided by improved asset qualityand high net interest margin.

    Net income for the nine months ended September 30, 1995 was $411,000, a $253,000 (160.1%) increase over the same period ended September 30, 1994. Earnings were aided by improved asset quality, high net interest margins and good overhead control. On an annualized basis return on average assets was 1.46% and return on average shareholders' equity was 15.10% for the nine months in 1995, compared to the prior years' annualized results of .78% and 7.62%, respectively, for the comparative period.

    Total assets at September 30, 1995 were $39,538,000, a 25.5% increase from December 31, 1994 fiscal year end. For the same nine month period, deposits increased 33.3% to $33,547,000, mainly in time deposits. This growth was the direct result of aggressive marketing and higher interest rates offered by CFB.

    Through September 30, 1995, net interest income was $1,425,000, 25.2% higher than the $1,138,000 for the nine months ended September 30, 1994. The increase in interest income resulted from a 38.3% increase in the volume of average earning assets from the year earlier period. Much of the volume increase was in the loan portfolio, which grew $3,077,000 (14.2%) in the nine months since year end.

    During the nine months ended September 30, 1995, CFB received new capital of $811,000. The capital received came from the exercise of 9,600 stock options under an existing employee stock option plan at the exercise price of $10.05 per common share and the exercise of 71,455 stock warrants at an exercise price of $10.00 per common share. The total number of shares issued in the above transactions was 81,055. The total number of CFB shares outstanding at September 30, 1995 was 304,480, excluding 18,000 shares held by CFB employees under options.

RECENT DEVELOPMENTS

         CFB's net income for 1995 totaled $654,000 or $2.02 per share compared with $284,000 or $1.12 per share in 1994 and $573,000 or $2.26 per share in 1993. Earnings were aided by improved asset quality, and good overhead control. Return on average assets was 1.68% and return on average shareholders' equity was 17.19% for 1995, compared to the prior year's results of 1.01% and 10.13%, respectively, and 1993's results of 2.27% and 23.32%, respectively. As a result of the FDIC's Bank Insurance Fund ("BIF") becoming fully funded, CFB received in 1995 $20,135 of refunds of deposit insurance premiums previously paid, and its deposit insurance premiums were reduced to $2,000 per annum for the balance of 1995 and for 1996.


         CFB's average earnings assets for 1995 increased $7,843,000 or 29.0% compared to the prior year as a result of increased loans and investment securities. Average loan balances have increased $5,097,000 or 26.68% from the prior year to $24,198,000, while average investment securities increased $2,616,000 or 54.06% to $7,455,000. For the same period, average deposits increased 36.11% to $34,213,000, mainly in time deposits.

         Net interest income for 1995 was $1,938,000, 21.0% higher than the $1,601,000 realized in 1994. The increase in interest income resulted primarily from a 29.0% increase in the volume of average earning assets from 12 months earlier. Much of the volume increase was in the loan portfolio, which grew $3,119,000 (13.8%) in 1995.


         The Company's ratio of shareholders' equity to period end assets was 11.32% after the adjustment for FASB No. 115 and 11.33% excluding assets and capital attributed to FASB No. 115. The ratio of 11.33% at December 31, 1995 (net of FASB No. 115) compares to the year end 1994 ratio of 9.60% and the year end 1993 ratio of 11.01%. At year-end 1995, CFB had a Tier 1 capital ratio of
10.33 % and a leverage ratio of 11.33%, all in excess of minimum regulatory requirements. See "Supervision and Regulation."

FINANCIAL CONDITION

Earning Assets


    Average earning assets in 1994 increased 12.48% over 1993, primarily due to an increase in average loans outstanding. In 1994 and 1993, average earning assets were 87.63% and 87.06% of average assets, respectively. The earning asset mix changed slightly during 1994 with loans at 77.40%, investment securities at 19.62%, and other earning assets at 2.98%. In 1993, loans were 68.23%, investment securities were 26.26% and the other earning assets were 5.51%. The mix of earning assets is monitored closely in an effort to anticipate interest rate movements and take advantage of better interest rate spreads and, therefore, to maintain or improve the return on earning assets.


Loan Portfolio

    Average net loans increased 27.59% in 1994, with much of the growth occurring in the real estate and installment loan categories. Total net loans outstanding increased 15.40% from year-end 1992 to year-end 1993 to $15,834,000. The loan growth for 1994 was primarily funded through deposit growth and prepayments from the investment portfolio. Residential mortgage loans increased 39.1% or $2,845,000, and commercial mortgage loans increased $1,796,000 or 57.5%. Consumer installment loans increased $2,197,000 or 62.4% from year-end 1993 to year-end 1994. Commercial, financial, and agricultural loans, which were 14.31% of total loans in 1993 decreased $445,000 in 1994 to $1.878 million or 8.3% of total loans at year-end 1994. For the first nine months of 1995, CFB's total loan portfolio increased $2,186,000 or 9.7%. The commercial real estate category reflected the largest increase.

    Commercial loans contain both unsecured and secured credits that include, but are not limited to, the following types of collateral: equipment, fixtures, inventory, and accounts receivable. Residential real estate and commercial real estate are primarily secured by first mortgages. The consumer loan category represents all types of consumer installment loans, both secured and unsecured. Loans are subject to CFBO's loan policy as approved by its Board of Directors. Exceptions to that policy are permitted, but only with proper prior approval from the CFB Board. Generally, loans secured by real estate with improvements are limited to an 80% loan-to-value ratio. However, more stringent levels are enforced for unimproved land with plans for development, where the current loan-to-value ratio is 75%. Unimproved or raw land with no development plans is limited to a loan-to-value ratio of 65%. First and second lien positions are considered in the aggregate when determining loan-to-value ratios. Automobile loans are made up to the total purchase price for new vehicles but are limited to the NADA loan value for used vehicles. Loans secured with specialized equipment and machinery are usually limited to 75% of the value of the collateral.

    As of December 31, 1994, fixed rate loans totaled $10,401,000 with $462,000 maturing in less than three months and $646,000 maturing in three months to one year. Those maturing in the one to five year category total $8,423,000. Fixed rate loans with a maturity in excess of five years were $870,000. As of December 31, 1994, floating rate loans repricing quarterly or more frequently totaled $10,674,000. Management reviews its asset/liability gap monthly and adjusts the interest rate sensitivity strategy accordingly. See "Interest Rate Sensitivity."

    CFB participates as intermediary for the secondary market underwriters of residential loans. The secondary market mortgage company underwrites the credit and CFB closes the loan with funding from the mortgage company underwriter.

    Participation loans purchased are subject to CFBO's underwriting criteria as described in the lending policy. Presently, there is not a policy that would preclude CFB from selling any loan from the loan portfolio.

    CFBO's maximum secured legal lending limit under the Florida Banking Code is any amount up to, but no more than 25% of its capital, surplus, and undivided profits. As of September 30, 1995, CFBO had a legal secured lending limit of approximately $1,057,000.

    As indicated below, CFB's loan portfolio continues to reflect the Ocala market served by CFBO. The condition of the economy in the State of Florida, Marion County is further reflected in the loan portfolio mix. Real estate construction loans decreased in the late 1980's and early 1990's due to recessionary pressures, then increased as the demand for new construction rose early in the ensuing economic recovery. Beginning in 1993, the economy improved and the demand for construction loans gained momentum and continued into 1994. CFB's real estate construction lending is nearly equally divided between commercial and to one-to-four residential properties. With fewer attractive lending opportunities in the commercial lending arena, other lending opportunities were sought, which further contributed to the increase in the real estate category within the portfolio.

    CFB has not invested in loans to finance leveraged buy-out ("LBO") transactions as defined by the Federal Reserve and other regulatory agencies. Loans made by CFB for recapitalization or acquisitions (including acquisitions by management or employees) which result in a material change in the borrower's financial structure to a highly leveraged condition are considered LBO loans. CFB had no foreign loans or loans to lesser developed countries as of December 31, 1994, or September 30, 1995.

    The table below shows the classifications of loans by major category at December 31, 1994, and December 31, 1993.

                                 LOAN PORTFOLIO
                            YEARS ENDED DECEMBER 31,
                             (Dollars in Thousands)

                                                                1994                         1993
                                                        ----------------------       ----------------------
                                                                    PERCENT OF                   PERCENT OF
                                                        AMOUNT         TOTAL          AMOUNT        TOTAL
                                                        ------      ----------        ------     ----------
Commercial, financial and agricultural  . . . . .       $ 1,878        8.30%          $ 2,323       14.31%
Real estate mortgage:
  Residential . . . . . . . . . . . . . . . . . .        10,116       44.70%            7,271       44.78%
  Commercial  . . . . . . . . . . . . . . . . . .         4,920       21.74%            3,124       19.24%
Consumers:
  Installments  . . . . . . . . . . . . . . . . .         5,717       25.26%            3,520       21.67%
                                                        -------      ------           -------      ------

Total . . . . . . . . . . . . . . . . . . . . . .        22,631      100.00%           16,238      100.00%
Less:
  Unearned income . . . . . . . . . . . . . . . .           (30)                          (17)
                                                        -------                       -------
Total . . . . . . . . . . . . . . . . . . . . . .        22,601                        16,221
                                                        -------                       -------
Less:
  Allowance for loan losses . . . . . . . . . . .          (410)                         (387)
                                                        -------                       -------
Total loans . . . . . . . . . . . . . . . . . . .       $22,190                       $15,834
                                                        =======                       =======


              SELECTED LOAN MATURITY AND INTEREST RATE SENSITIVITY
                            AS OF DECEMBER 31, 1994
                             (Dollars in Thousands)

                                                                                  RATE STRUCTURE FOR LOANS
                                                                                   MATURING OVER ONE YEAR
                                                                                   ----------------------
                                                ONE YEAR           OVER         PREDETERMINED     FLOATING OR
                               ONE YEAR            TO              FIVE           INTEREST        ADJUSTABLE
                               OR LESS         FIVE YEARS          YEARS            RATE             RATE            TOTAL
                              ---------        ----------        ---------        ---------        ---------        ---------
Commercial, financial and
  agricultural . . . . . . .   $ 3,376          $   869          $    22          $   891          $     0          $ 4,267
Real estate  . . . . . . . .     7,146            3,958              558            3,537              979           11,662
Consumer . . . . . . . . . .     1,260            4,446              966            4,865              547            6,672
                               -------          -------          -------          -------          -------          -------
Total                          $11,782          $ 9,273          $ 1,546          $ 9,293          $ 1,526          $22,601
                               =======          =======          =======          =======          =======          =======


INVESTMENT PORTFOLIO

        CFB's investment securities portfolio reflects CFB's investment strategy of seeking portfolio yields consistent with risk and liquidity considerations. The primary objectives of CFB's investment strategy are to maintain an appropriate level of liquidity and provide a tool to assist in controlling CFB's interest rate position while at the same time producing adequate levels of interest income. For securities classified as investment securities, management intends to maintain both a "Held to Maturity" portfolio and an "Available for Sale" portfolio. The mix between the two portfolios provides flexibility in managing CFB's investment portfolio. Management of the maturity of the portfolio is necessary to provide liquidity and control interest rate risk.

        Effective January 1, 1994, CFB adopted the investment categorization and carrying value rules as required by Financial Accounting Standards Board Statement of Financial Accounting Standards No. 115 (FASB 115), Accounting for Certain Investments in Debt and Equity Securities. Under FASB 115, CFB classifies its investment securities as either available-for-sale or held-to-maturity or trading. Held-to-maturity investments are carried at amortized cost. Securities available-for-sale and trading are carried at market value. At December 31, 1994, Federal Reserve and Federal Home Loan Bank of Atlanta stock were classified as held-to-maturity, while all other securities were classified as available-for-sale. For December 31, 1993, investment debt securities were carried at amortized cost.


        Average investment securities decreased $920,000 or 15.98% during 1994. Year-end investment securities decreased $144,000 or 2.78% from 1993 to 1994. During 1994 and 1993, there were no sales of investment securities. At year end 1994, there were no gross unrealized gains in the available-for-sale portfolio and unrealized losses amounted to $129,000. At the same time, there were no gross unrealized gains or losses in the held-to-maturity portfolio. In the 1994 held-to-maturity category, amortized cost approximated market value. Generally, the values in the investment portfolio will decline as market rates increase. The reverse will occur when market rates decrease causing the values in the investment portfolio to increase. Management expects market rates to decline over the next 12 months, thereby resulting in an improvement in the unrealized value of the investment portfolio.


       The following table sets forth the carrying value of the investment securities portfolio at the end of each of the previous two years.

                              INVESTMENT PORTFOLIO
                             (Dollars in Thousands)

                                                             YEAR ENDED DECEMBER 31,
                                                           ---------------------------
                                                              1994             1993
                                                           ----------       ----------
U.S. Treasury securities . . . . . . . . . . . . . . . .     $1,965           $2,519
U.S. Agency obligations  . . . . . . . . . . . . . . . .      2,409            1,997
Mortgage-backed securities . . . . . . . . . . . . . . .        479              569
Other securities . . . . . . . . . . . . . . . . . . . .        170               82
                                                             ------           ------
Total  . . . . . . . . . . . . . . . . . . . . . . . . .     $5,023           $5,167
                                                             ======           ======

        The maturities and weighted-average yields of the investment securities portfolio at the end of 1994 are presented in the following table using primarily the stated maturities, and excluding the effects of prepayments. The yield data is determined using the amortized cost of the securities. As of December 31, 1994, 87.2% of the total carrying value of $5,023,000 of the investment portfolio is comprised of U.S. Treasury and Agency obligations compared to 87.4% at December 31, 1993. In addition, 9.5% of the total investment securities are represented by mortgage-backed securities compared to 11.0% at December 31, 1993.

                     INVESTMENT PORTFOLIO MATURITY SCHEDULE
                            AS OF DECEMBER 31, 1994
                             (Dollars in Thousands)




                                          AFTER ONE YEAR BUT   AFTER FIVE YEARS BUT
                     WITHIN ONE YEAR      WITHIN FIVE YEARS    BUT WITHIN TEN YEARS    AFTER TEN YEARS
                     ---------------      -----------------    --------------------    ---------------
                    AMOUNT     YIELD       AMOUNT    YIELD       AMOUNT     YIELD      AMOUNT    YIELD        TOTAL
                    ------     -----       ------    -----       ------     -----      ------    -----        -----
U.S. Treasury     $  1,965     3.84%        --         --         --         --         --         --       $ 1,965
  securities
Federal agency       --         --       $  2,409    4.55%        --         --         --         --         2,409
Mortgage-backed      --         --          --         --         --         --       $  479     6.33%          479
  securities
Other                   --      --             --      --         --         --          170       --           170
                  --------               --------              -------                ------               --------
Total             $  1,965      --       $  2,409      --       $  --        --       $  649       --       $ 5,023
                  ========               ========               =====                 ======                =======


        The average balance of interest-earning deposits held with other banks remained constant from 1993 through 1994 at $1,200. This represented less than 1% of earning assets.

DEPOSITS AND SHORT-TERM BORROWINGS

        The portion of average liabilities represented by interest-bearing liabilities, the primary source of funding for CFB, increased $2,614,000 or 19.0% in 1994. Continued enhancement of existing products, introduction of new products, and CFB's continuing emphasis of superior customer service contributed to this increase. It is CFB's intent to expand its consumer deposit base in order to continue to fund asset growth through growth in both demand deposits and consumer savings accounts. Increases in average interest-bearing demand deposits plus savings balances reflected this funding approach with a $2,104,000 or 26.19% increase in 1994. Falling interest rates, which continued into the first quarter of 1994, resulted in customers maintaining higher noninterest-bearing demand deposit balances. Throughout this period, CFB was able to attract customers to lower cost deposit products. As interest rates increased during 1994, consumers sought higher rates in time deposits and higher yielding deposit accounts. Average noninterest-bearing liabilities, which include noninterest-bearing demand deposits decreased by $24,000 during 1994, representing a decrease of 0.3%. This trend continued through the first nine months of 1995. During the nine months ended September 30, 1995, total deposits increased $7,800,000 while time deposits increased $10,170,000. This growth in time deposits was the direct result of aggressive marketing and higher rates offered by CFBO.

        Average balances for interest-bearing transaction accounts increased $2,614,000 or 19.0% in 1994. Average certificates of deposit less than $100,000 increased $65,000 or 1.5% in 1994. Savings deposits and interest-bearing demand deposits accounted for 62.1% of total average interest-bearing liabilities during 1994. For 1993, these relatively low-cost deposits equaled 58.6% of total average interest-bearing liabilities. As market interest rates increased during 1994, CFB increased its deposit interest rates to attract additional deposits that were used to fund loan growth. Total average time deposits, including certificates of deposit over $100,000, were $6,048,000 during 1994 with the large certificates of deposit representing 10.2% of the total average interest-bearing liabilities, up from 10.0% in 1993. The maturities of certificates of deposit of $100,000 or more and other time deposits issued by CFB as of December 31, 1994, are summarized in the following table:

                          MATURITIES OF TIME DEPOSITS
                            AS OF DECEMBER 31, 1994
                             (Dollars in Thousands)




                                                          OVER THREE     OVER SIX MONTHS
                                       THREE MONTHS       MONTHS LESS       LESS THAN             OVER
                                          OR LESS          THAN SIX         ONE YEAR            ONE YEAR      TOTAL
                                       ------------       ----------      ------------          --------    ---------
Certificates of deposit over
  $100,000  . . . . . . . . . . . .    $        511       $      400      $      1,459          $    300    $   2,670
Other time deposits . . . . . . . .           1,207              677             1,620             2,367        5,871
                                       ------------       ----------      ------------          --------    ---------
Total . . . . . . . . . . . . . . .    $      1,718       $    1,077      $      3,079          $  2,667    $   8,541
                                       ============       ==========      ============          ========    =========

    Borrowed funds consist of short-term borrowings of federal funds purchased. At the close of 1994 and 1993, CFB had $1,240,000 and $180,000 in federal funds purchased, having a weighted average interest rate of 5.50% and 3.30%, respectively. For 1995, the maximum amount of federal funds borrowed at any month-end was $1,240,000. The average federal funds outstanding for 1995 was $148,000 at a weighted average interest rate of 4.48%.

CAPITAL RESOURCES

    Shareholders' equity increased to $2,944,000 at the end of 1994, compared with $2,740,000 at the end of 1993, primarily due to current year earnings. Excluding unrealized securities losses, shareholders' equity would have increased in 1994 to $3,024,000. At September 30, 1995, CFB's shareholders' equity was $4,234,000, an increase of $1,290,000 from December 31, 1994, of which $811,000 represented new capital. The September 30, 1995, shareholders' equity amount includes unrealized securities losses of $12,000. Excluding these losses, shareholders' equity would have increased to $4,246,000.

    No cash dividends have been paid on CFB's common stock. As of December 31, 1994, and September 30, 1995, CFB owned no shares of treasury stock.

    A strong capital position promotes depositor and investor confidence and provides a solid foundation for profitability and enhances the future growth of the organization. CFB's capital significantly exceeds all minimum regulatory capital requirements. See "SUPERVISION AND REGULATION."

    Average shareholders' equity as a percentage of total average assets is one measure used to determine capital strength. The ratio of average shareholders' equity to average assets for 1994 was 10.0% compared to 9.8% in 1993. The increase in the ratio is the result of a slight increase in shareholders' equity and an increase in average assets.

                          RETURN ON EQUITY AND ASSETS
                            YEAR ENDED DECEMBER 31,

                                                                                   1994            1993
                                                                                  ------          ------
Return on average assets:
  Before cumulative change in accounting principle  . . . . . . .                   1.01%          0.80%
  Change in accounting principle  . . . . . . . . . . . . . . . .                     --%          1.47%
                                                                                  ------         ------
  Net of change in accounting principle   . . . . . . . . . . . .                   1.01%          2.27%
                                                                                  ------         ------
Return on average equity (including FASB 115 adjustment):
  Before cumulative change in accounting principle  . . . . . . .                  10.13%          8.22%
  Change in accounting principle  . . . . . . . . . . . . . . . .                     --%         15.10%
                                                                                   -----          -----
  Net of change in accounting principle   . . . . . . . . . . . .                  10.13%         23.32%
                                                                                   -----          -----
Return on average equity (excluding FASB 115 adjustment):
  Before cumulative change in accounting principle  . . . . . . .                   9.96%          8.22%
  Change in accounting principle  . . . . . . . . . . . . . . . .                     --%         15.10%
                                                                                    ----          -----


  Net change in accounting principle  . . . . . . . . . . . . . .                   9.96%         23.32%
                                                                                   -----          -----
Tier 1 capital to average assets (leverage ratio) . . . . . . . .                  10.45%         10.88%
                                                                                   -----          -----

    The various federal bank regulators, including the Federal Reserve, have established risk-based requirements for assessing bank holding company and bank capital adequacy. These standards define "capital" for regulatory purposes and establish minimum capital standards in relation to assets and off-balance sheet exposures, as adjusted for credit risks. Capital is grouped into two tiers. For bank holding companies, Tier 1 or "core" capital consists of common shareholders' equity, perpetual preferred stock (subject to certain limitations) and minority interests in the common equity account of consolidated subsidiaries, reduced by goodwill and certain investments in other corporations ("Tier 1 Capital"). Tier 2 Capital consists of Tier 1 Capital, as well as the allowance for possible loan losses (subject to certain limitations), and certain subordinated debt "hybrid capital instruments," subordinated and perpetual debt and intermediate term and other preferred stock
("Tier 2 Capital").   See "SUPERVISION AND REGULATION."

    At December 31, 1994, a risk-based capital measure and a minimum ratio standard was fully phased-in with a minimum total capital ratio of 8.00% and Tier 1 Capital equal to a least 50% of total capital. The Federal Reserve also has a minimum leverage ratio of Tier 1 Capital to total assets of 3% to 5%.

    The Federal Reserve has emphasized that the foregoing standards are supervisory minimums and that an institution would be permitted to maintain such minimum levels of capital only if it were rated a composite "one" under the regulatory rating systems for bank holding companies and banks. All other bank holding companies are required to maintain a leverage ratio of 3% plus at least 1% to 2% of additional capital. These rules further provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain capital positions substantially above the minimum supervisory levels and comparable to peer group averages, without significant reliance on intangible assets. The Federal Reserve continues to consider a "tangible Tier 1 leverage ratio" in evaluation proposal for expansion or new activities. The tangible Tier 1 leverage ratio is the ratio of a banking organization's Tier 1 Capital, less all intangibles, to total average assets. The percentage ratios for CFB, as calculated under the guidelines, were 13.58% and 14.89% for Tier 1 and Tier 2, respectively, at year end 1994, and its leverage ratio was 9.34%. The Federal Reserve has not advised CFB of any specific minimum leverage ratio applicable to it.

    The following table sets forth the regulatory capital calculations of CFB and its subsidiary on consolidated basis as of December 31, 1994 and 1993, calculated in accordance with the applicable requirements of the Federal Reserve in effect on such dates:

                        RISK BASED CAPITAL CALCULATIONS
                             (Dollars in Thousands)

                                                                                     DECEMBER 31,
                                                                 ---------------------------------------------------
                                                                          1994                         1993
                                                                 ----------------------       ----------------------
Shareholders' equity  . . . . . . . . . . . . . . . . . .        $    2,896                   $   2,734
Regulatory capital
Tier 1 risk based:
  Actual  . . . . . . . . . . . . . . . . . . . . . . . .             3,025       9.54%           2,734       10.15%
  Minimum required  . . . . . . . . . . . . . . . . . . .             1,902       6.00%           1,616        6.00%
                                                                 ----------      -----        ---------       -----
  Excess above minimum  . . . . . . . . . . . . . . . . .             1,123       3.54%           1,118        4.15%
                                                                 ==========      =====        =========       =====
Total risk based:
  Actual  . . . . . . . . . . . . . . . . . . . . . . . .             3,305      14.89%           2,946       17.53%
  Minimum required  . . . . . . . . . . . . . . . . . . .             1,778       8.00%           1,008        6.00%
                                                                 ----------      -----        ---------       -----
  Excess above minimum  . . . . . . . . . . . . . . . . .             1,527       6.87%           1,938       11.53%
                                                                 ==========      =====        =========       =====

Average assets (based on quarter ended December 31) . . .        $   31,700                   $  26,930
Total assets at year-end  . . . . . . . . . . . . . . . .            31,676                      25,087
Leverage Ratio  . . . . . . . . . . . . . . . . . . . . .                         9.34%                       11.01%

BALANCE SHEET MANAGEMENT

Liquidity Management

    Liquidity is the ability of a company to convert its assets into cash or cash equivalents in a given time frame without significant loss. CFB's liquidity management involves maintaining its ability to meet the day-to-day cash requirements of its customers, whether they are depositors wishing to withdraw funds or borrowers requiring funds to meet their credit needs.

    The primary function of asset/liability management is not only to assure adequate liquidity in order for CFB to meet the needs of its customer base, but to maintain an appropriate balance ween interest-sensitive assets and interest-sensitive liabilities so that CFB can profitably deploy its assets.
In a banking environment, both assets and liabilities are considered sources of liquidity funding and both are, therefore, monitored on a daily basis.

    The asset portion of the balance sheet provides liquidity primarily through loan principal repayments and maturities of investment securities. Real estate loan payments are becoming an increasingly important source of liquidity for CFB as this portion of the loan portfolio continues to grow. Real estate and commercial, financial and agricultural loans that mature in one year or less amounted to $10,522,000 or 46.5% of the total loan portfolio at December 31, 1994. Investment securities maturing in the same time frame totaled $1,965,000 or 39.1% of the investment securities portfolio at year-end. Additional sources of liquidity are federal funds sold and principal payments on mortgage-backed securities held.

    The liability portion of the balance sheet provides liquidity through various customers' interest-bearing and noninterest-bearing accounts. These sources of liquidity to fund asset growth and meet short-term liquidity needs. Also, at year-end 1994, CFB had $800,000 in unsecured and $1,500,000 in secured federal funds purchased lines available for purchase to provide short-term liquidity.

INTEREST RATE SENSITIVITY

    Interest rate sensitivity is a function of the repricing characteristics of CFB's portfolio of assets and liabilities over various time frames. Interest-bearing assets and liabilities are subject to change in interest rates either at replacement, repricing, or maturity during their respective lives. Interest rate sensitivity management focuses on the maturity structure of assets and liabilities and their repricing during periods of change in market interest rates. Effective interest rate sensitivity management seeks to manage changes in interest rates within an acceptable time frame, thereby managing the effect of interest rate movements on net interest income. Interest rate sensitivity is measured as the difference ween the volumes of assets and liabilities that are subject to repricing at various time horizons. The differences are known as interest rate sensitivity gaps: less than one month, one to three months, four to 12 months, one to five years, over five years and on a cumulative basis. The following table shows interest sensitivity gaps for these different intervals as of December 31, 1994 and 1993.

                     INTEREST RATE SENSITIVITY ANALYSIS (1)
                               AS OF DECEMBER 31,
                             (Dollars in Thousands)

                                                        0-3         4-12           1-5         OVER 5
                                                      MONTHS       MONTHS         YEARS        YEARS          TOTAL
                                                      ------       ------         -----        ------         -----
1994
Earning assets:
  Loans (2)   . . . . . . . . . . . . . . .         $  8,129      $   6,266      $  7,189      $  1,010      $ 22,594
  Investment securities (3) . . . . . . . .              144          4,223           487           169         5,023
                                                    --------      ---------      --------      --------      --------
Total earning assets  . . . . . . . . . . .            8,273         10,489         7,676         1,179        27,617
                                                    --------      ---------      --------      --------      --------

Interest-bearing demand deposits  . . . . .            7,760              0             0             0         7,760
Savings accounts  . . . . . . . . . . . . .            2,758              0             0             0         2,758
Time deposits . . . . . . . . . . . . . . .            1,918          4,156         2,465             0         8,539
Federal funds purchased . . . . . . . . . .            1,240              0             0             0         1,240
                                                    --------      ---------      --------      --------      --------
Total interest-bearing liabilities  . . . .           13,676          4,156         2,465             0        20,297
                                                    --------      ---------      --------      --------      --------

Interest sensitivity gap  . . . . . . . . .           (5,403)         6,333         5,211         1,179         7,320
Cumulative interest sensitivity gap/total
  earnings assets   . . . . . . . . . . . .           (5,403)           930         6,141         7,320
Cumulative gap to earning assets (%)  . . .            (19.6%)          3.4%         22.2%         26.5%
Earning assets to interest-bearing
  liabilities   . . . . . . . . . . . . . .             60.5%         252.4%        311.4%

1993
Earning assets:
  Loans (2)   . . . . . . . . . . . . . . .         $  7,267      $   4,262      $  4,207      $    465      $ 16,201
  Investment securities (3)   . . . . . . .            2,166            895         2,000           106         5,167
Total earning assets  . . . . . . . . . . .            9,433          5,157         6,207           571        21,368
                                                    --------      ---------      --------      --------      --------

Interest-bearing demand deposits  . . . . .            5,539              0             0             0         5,539
Savings accounts  . . . . . . . . . . . . .            2,707              0             0             0         2,707
Time deposits . . . . . . . . . . . . . . .            1,738          2,328           931             0         4,997
Federal funds purchased . . . . . . . . . .              180              0             0             0           180
                                                    --------      ---------      --------      --------      --------
Total interest-bearing liabilities  . . . .           10,164          2,328           931             0        13,423
                                                    --------      ---------      --------      --------      --------

Interest sensitivity gap  . . . . . . . . .             (731)         2,829         5,276           571         7,945
Cumulative interest sensitivity gap/total
  earning assets  . . . . . . . . . . . . .             (731)         2,098         7,374         7,945
Cumulative gap to earning assets (%)  . . .             (2.6%)          7.6%         26.7%         28.8%
Earning assets to interest-bearing
  liabilities   . . . . . . . . . . . . . .             92.8%         221.5%        666.7%

(1) The repricing dates may differ from maturity dates for certain assets due to repayment assumptions.
(2) Net of unearned discount and nonaccrual loans.
(3) Investment securities are stated at amortized cost.

    As seen in the preceding table, for the one year period, 87.8% of interest-bearing liabilities will reprice compared to 67.9% of all interest-bearing assets. In addition, the interest rate spread ween an asset and its supporting liability can vary significantly while the timing of repricing for both the asset and the liability remains the same, thus impacting net interest income. This is referred to as basis risk, and, generally relates to the possibility that the repricing characteristics of short-term assets tied to CFB's prime lending rate are different from those of short-term funding sources such as certificates of deposit and interest-bearing deposits.

    Varying interest rate environments can create unexpected changes in prepayment levels of assets which are not reflected in the interest sensitivity analysis report, and changes in the mix of assets and liabilities. Prepayments and such other changes may have significant effects on CFB's net interest margin. Rates on assets and liabilities may not move completely in tandem. Because of these factors, static modeling of the interest sensitivity gap reports may not provide a complete assessment of CFB's exposure to changes in interest rates. Management utilizes computerized interest rate simulation analysis performed by a consultant to determine CFB's interest rate sensitivity.

    The above table indicates that CFB had a positive gap position based upon contractual maturities and prepayment assumptions for the next 12 months with a positive interest rate sensitivity gap as a percent of total earning assets of 3.4%. This means that CFB's liabilities reprice more slowly than its assets. An asset sensitive company will benefit from a rising interest rate environment as the yields on earning assets rise faster than costs of interest-bearing liabilities. Conversely, a liability sensitive company will generally benefit from a falling interest rate environment as the cost of interest-bearing liabilities fall faster than the yields on interest-bearing assets. CFB's asset- liability committee evaluates economic conditions, the pattern of market interest rates and other economic data to determine the appropriate mix and repricing characteristics of assets and liabilities required to produce an optimal net interest margin.

RESULTS OF OPERATIONS

Net Interest Income

    Net interest income is the principal component of a financial institution's income stream and represents the difference or spread ween interest generated from earning assets and the interest expense paid on deposits and other borrowed funds. Fluctuations in interest rates as well as volume and mix changes in earning assets and interest-bearing liabilities can materially affect net interest income. Since CFB had no tax-exempt income during 1994 or 1993, taxable equivalent basis ("TEB") does not differ from the amounts shown in the financial statements.

    Net interest income for 1994 increased $231,202 or 16.9% over 1993. Net interest income for 1993 increased $171,000 or 14.3% over 1992. Increased volumes of earning assets in 1994 were substantially responsible for the increase net interest income in 1994, as the interest spread for CFB increased only slightly. This moderate change in the spread was caused by two situations. The first was CFB's strategy of protecting its deposit base by offering higher rate time deposits when other financial institutions in its local market sought to increase their deposits by raising interest rates generally, and partially in a response to shifts by consumers to higher rate deposits. The second situation was the increased volume of prepayments from the mortgage-backed securities in the investment portfolio being reinvested at lower interest rates. The "Rate Volume Variance Analysis" table which follows, details the changes in interest income, interest expense and net interest income due to changes in volumes and rates. Net interest income for the first nine months of 1995 reflects improvement over the same period in 1994. Through September 30, 1995, net interest income was $1,425,000, 25.2% higher than the $1,138,000 for the nine months ended September 30, 1994.

    Interest income increased $310,000 or 17.6% in 1994. In comparison, interest income decreased in 1993 from 1992 by $104,000 or 5.6%. The increase in interest income in 1994 resulted from a 12.5% increase in the volume of average earning assets and a 37 basis point increase in the average interest rate of earning assets. Much of the volume increase was in the loan portfolio, which grew $6,380,000 (39.3%) in 1994. This growth was accompanied by a 20 basis point increase in the average interest rate earned on these loans. Investment securities decreased

$920,000, while at the same time the average interest rate earned on investment securities fell 135 basis points. During 1994, the average amount of federal funds sold to other banks decreased $472,000 or 39.1%, and the average yield rose by 165 basis points.

    Total interest expense increased by $78,000 or 20.3% in 1994 due to an increase in average interest-bearing liabilities of $2,614,000 (19.0%) and a 2 basis point increase in the average rate paid on interest-bearing liabilities. As of December 31, 1994, there was $1,240,000 in borrowed federal funds. Total interest expense for 1993 decreased $275,000 from 1992, a 41.7% decrease. For the nine-month period ending September 30, 1995, total interest expense increased $541,000 from the same period in 1994 and totaled $858,000.

    The trend in net interest income is commonly evaluated in terms of average rates using the net interest margin and the interest rate spread. The net interest margin, or the net yield on earning assets is computed by dividing fully taxable equivalent net interest income by average earning assets. This ratio represents the difference ween the average yield returned on average earning assets and the average rate paid for all funds used to support those earning assets, including both interest-bearing and noninterest-bearing sources of funds. The net interest margin increased in 1994 by 25 basis points to 6.50%. The net cost of funds, defined as interest expense divided by average earning assets, increased slightly by 11 basis points to 1.87% in 1994. The rate paid on average interest-bearing liabilities rose 2 basis points above 1993 levels.

    The interest rate spread measures the difference ween the average yield on earning assets and the average rate paid on interest-bearing sources of funds. The interest rate spread eliminates the effects of noninterest-bearing funds and gives a direct perspective on the effect of market interest rate movements. During recent years, the net interest margins and interest rate spreads have been under pressure to maintain historical levels, due in part to tax laws that discouraged investment in tax-exempt instruments. Other factors, such as economic slowdowns, competition for funds with nonbank institutions, nonbank competition for loans and changing regulatory supervision for some financial intermediaries, further contributed to the pressure on margins. The pressure was not unique to CFB and was experienced by the banking industry generally. As a result of changes in the overall asset and liability mix, combined with the heightened competition in CFB's local market for deposits previously mentioned, CFB's interest rate spread slightly increased 30 basis points from 5.2% in 1993 to 5.5% in 1994.

EFFECTS OF INFLATION AND CHANGING PRICES

        Inflation generally increases the costs of funds and operating overhead, and to the extent loans and other assets bear variable rates, the yields on such assets. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on the performance of a financial institution than the effects of general levels of inflation. Although interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services, increases in inflation generally have resulted in increased interest rates. From the beginning of 1994 through the first quarter of 1995, the Federal Reserve has increased interest rates 300 basis points in an effort to curb inflation through monetary policy. In addition, inflation affects financial institutions' increased cost of goods and services purchased, the cost of salaries and benefits, occupancy expense, and similar items. Inflation and related increases in interest rates generally decrease the market value of investments and loans held and may adversely affect liquidity, earnings, and shareholders' equity. Mortgage originations and refinancings tend to slow as interest rates increase, and generally reduce earnings from such activities. Changes in interest rates also affect the mix and types of deposits and assets sought by customers. In the summer of 1995, the Federal Reserve reduced rates by 50 basis points as inflation fears subsided. See "SUPERVISION AND REGULATION--Fiscal and Monetary Policy."

                                      CFB
                         RATE VOLUME VARIANCE ANALYSIS
                            TAXABLE EQUIVALENT BASIS
                             (Dollars in Thousands)

                                          AVERAGE VOLUME               CHANGE IN VOLUME
                                 ----------------------------       ----------------------
                                 1994          1993      1992       1994-93        1993-92
                                 ----          ----      ----       -------        -------
Earning assets:
Loans, net of unearned
  interest . . . . . . . .  $   19,092  $   14,963  $   12,258  $     4,129        $ 2,705
Investment securities:
  Taxable  . . . . . . . .       4,839       5,759       8,366         (920)        (2,607)
  Tax-exempt . . . . . . .
                             ---------  -----------  ---------  -----------        -------
Total  . . . . . . . . . .       4,839       5,759       8,366         (920)        (2,607)
Federal funds sold . . . .         735       1,207       1,565         (472)          (358)
Interest-bearing due from
  banks. . . . . . . . . .           1           1           1            0              0
                             ---------  ----------   ---------  -----------        -------
Total earning assets . . .      24,667      21,930      22,190        2,737           (260)
                             =========  ==========   =========  ===========        =======
Interest-bearing liabilities:
 Demand. . . . . . . . . .       7,215       5,352       5,402        1,863            (50)
 Savings . . . . . . . . .       2,924       2,683       2,729          241            (46)
Time deposits less than
 $100,000  . . . . . . . .       4,379       4,314       6,439           65         (2,125)
Certificates of deposits
  greater than $100,000. .       1,669       1,373       1,876          296           (503)
Federal funds purchased. .         149           0         122          149           (122)
Total interest-bearing
 liabilities . . . . . . .      16,336      13,722      16,568        2,614         (2,846)
                             =========  ==========   =========   ==========        =======
Net interest income/net
  interest spread. . . . .       8,331       8,208       5,622          123          2,586
                             =========  ==========   =========   ==========        =======
Net yield on earning
  assets . . . . . . . . .

Net cost of funds. . . . .




                                                AVERAGE RATE                         INCOME/EXPENSE
                                      ---------------------------            ------------------------------
                                      1994       1993        1992            1994          1993        1992
                                      ----       ----        ----            ----          ----        ----
Earning assets:
Loans, net of unearned
  interest . . . . . . . . . .        9.62%       9.42%       10.01%       $   1,836     $   1,409    $  1,227
                                                                           ---------     ---------    --------
Investment securities:
  Taxable. . . . . . . . . . .        4.05%       5.40%        6.87%             196           311         575
                                                                           ---------     ---------    --------
  Tax-exempt
Total  . . . . . . . . . . . .        4.05%       5.40%        6.87%             196           311         575
Federal funds sold . . . . . .        4.63%       2.98%        3.71%              34            36          58
Interest-bearing due from
  banks  . . . . . . . . . . .
                                                                           ---------     ---------    --------
Total earning assets . . . . .        8.38%       8.01%        8.38%           2,066         1,756       1,860
                                                                           =========     =========    ========
Interest-bearing liabilities:
  Demand . . . . . . . . . . .        2.16%       2.09%        2.62%             156           112         141
  Savings. . . . . . . . . . .        2.19%       2.20%        2.75%              64            59          75
Time deposits less than
 $100,000. . . . . . . . . . .        3.77%       3.80%        5.40%             165           164         348
Certificates of deposits
 greater than $100,000 . . . .        4.25%       3.64%        4.90%              71            50          92
Federal funds purchased  . . .        4.70%                    3.28%               7             0           4
                                                                            ---------     ---------    --------
Total interest-bearing
  liabilities  . . . . . . . .        2.83%       2.81%        3.98%             463           385         660
                                                                           =========     =========    ========
Net interest income/net
  interest spread  . . . . . .        5.54%       5.20%        4.40%           1,603         1,371       1,200
                                                                           =========     =========    ========
Net yield on earning assets. .        6.50%       6.25%        5.41%
Net cost of funds  . . . . . .        1.87%       1.76%        2.97%

                         [Table continued on next page]

                                      CFB
                   RATE VOLUME VARIANCE ANALYSIS (CONTINUED)
                             (Dollars in Thousands)


                                                                                VARIANCE ATTRIBUTED TO
                                   INCOME/EXPENSE                               ----------------------
                                      VARIANCE                         1994                               1993
                                -------------------      ------------------------------------------------------------------
                                1994-93     1993-92      VOLUME        RATE        MIX       VOLUME         RATE        MIX
                                -------     -------      ------        ----        ---       ------         ----        ---
Earning assets:
Loans, net of
  unearned interest             $   427      $  182      $  389       $   38      $  427     $   271      $  (89)      $ 182
                                -------      ------      ------       ------      ------     -------      ------       -----
Investment securities:
  Taxable   . . . . . . . .        (115)       (264)        (50)         (65)       (115)       (179)        (85)       (264)
  Tax-exempt  . . . . . . .
Total . . . . . . . . . . .        (115)       (264)        (50)         (65)       (115)       (179)        (85)       (264)
                                -------      ------      ------       ------      ------     -------      ------       -----
Federal funds sold. . . . .
                                     (2)        (22)        (14)          12          (2)        (13)         (9)        (22)
Interest-bearing
  due from banks. . . . . .          --          --          --           --          --          --          --          --
                                -------      ------      ------       ------      ------     -------      ------       -----
Total earning
  assets  . . . . . . . . .     $   310      $ (104)     $  325       $  (15)     $  310     $    78      $ (182)     $ (104)
                                =======      ======      ======       ======      ======     =======      ======      ======
Interest-bearing
  deposits:
  Demand  . . . . . . . . .     $    44      $  (29)     $   39       $    5      $   44     $    (1)     $  (28)     $  (29)
  Savings . . . . . . . . .           5         (16)          5            0           5          (1)        (15)        (16)
  Time deposits less
    than $100,000 . . . . .           1        (184)          2           (1)          1        (115)        (69)       (184)
  Certificates of
    deposit greater
    than $100,000 . . . . .          21         (42)         11           10          21         (25)        (17)        (42)
  Federal funds
    purchased . . . . . . .           7          (4)          0            7           7          (4)          0          (4)
                                -------      ------      ------       ------      ------     -------      ------       -----
Total interest-
  bearing deposits. . . . .     $    78      $ (275)     $   58       $   20      $   78     $  (146)     $ (129)     $ (275)
                                -------      ------      ------       ------      ------     -------      ------       -----
Net interest income/
  net interest spread . . .     $   232      $  171      $  268       $  (36)     $  232     $   224      $  (53)     $  171
                                =======      ======      ======       ======      ======     =======      ======      ======

                                      CFB
                        CONSOLIDATED AVERAGE BALANCES,
                    INTEREST INCOME/EXPENSE AND YIELD/RATES
                            (Dollars in Thousands)

TAXABLE EQUIVALENT YIELD BASIS

                                                          1994                              1993                   ONE YEAR
                                         ---------      --------     -----   ---------      --------     ------    AVERAGE
                                        AVERAGE        INCOME/      YIELD/   AVERAGE        INCOME/      YIELD/    GROWTH
                                        BALANCE        EXPENSE       RATE    BALANCE        EXPENSE       RATE      RATE
                                         ---------      --------     -----   ---------      --------      -----     ---------
ASSETS
Earnings assets:
Loans, net of unearned interest . . .    $  19,092      $  1,836     9.62%   $  14,963      $  1,409      9.42%       27.59%
                                         ---------      --------     -----   ---------      --------      -----     --------
Investment securities:
  Taxable   . . . . . . . . . . . . .        4,839           196     4.04%       5,759           311      5.40%     (15.97)%
  Tax-exempt  . . . . . . . . . . . .            0             0         0           0             0          0            0
                                         ---------      --------     -----   ---------      --------      -----     --------
Total . . . . . . . . . . . . . . . .        4,839           196     4.04%       5,759           311      5.40%     (15.97)%
Federal funds sold  . . . . . . . . .          735            34     4.63%       1,207            36      2.98%     (39.11)%
Interest-bearing due from banks                  1                                   1                                   --%
                                         ---------      --------     -----   ---------      --------      -----     --------
Total earning assets  . . . . . . . .    $  24,667        $2,066     8.37%   $  21,930      $  1,756       8.01       12.48%
                                         ---------      --------     -----   ---------      --------      -----     --------
Allowance for loan losses . . . . . .        (399)                               (354)                                12.71%
Cash and due from banks . . . . . . .        2,334                               2,219                                 5.18%
Other assets  . . . . . . . . . . . .        1,571                               1,393                                12.78%
                                         ---------      --------     -----   ---------      --------      -----     --------
Total assets  . . . . . . . . . . . .    $  28,173                           $  25,188                                11.85%
                                         ---------      --------     -----   ---------      --------      -----     --------

LIABILITIES AND SHAREHOLDERS'
EQUITY
Interest-bearing deposits:
  Demand  . . . . . . . . . . . . . .    $   7,215        $  156     2.16%    $  5,352        $  112      2.09%       34.81%
  Savings   . . . . . . . . . . . . .        2,924            64     2.19%       2,683            59      2.20%      (8.98)%
  Time deposits less than
    $100,000  . . . . . . . . . . . .        4,379           165     3.77%       4,314           164      3.80%        1.51%
  Certificates of deposit more
    than $100,000   . . . . . . . . .        1,669            71     4.25%       1,373            50      3.64%       21.56%
  Federal funds purchased   . . . . .          149             7     4.70%         --0           --0        --%      100.00%
                                         ---------      --------     -----   ---------      --------      -----     --------
Total interest-bearing liabilities       $  16,336           463     2.83%    $ 13,722        $  385      2.81%       19.05%
                                         ---------      --------     -----   ---------      --------      -----     --------
Net interest spread . . . . . . . . .                     $1,603     5.54%                    $1,371                   5.21%
                                         ---------      --------     -----   ---------      --------      -----     --------

Noninterest-bearing deposits                 8,950                               8,933                                  .19%
Accrued expenses and other
  liabilities   . . . . . . . . . . .           83                                  76                                 9.21%
Shareholders' equity  . . . . . . . .        2,804                               2,457                                14.12%
                                         ---------      --------     -----   ---------      --------      -----     --------
TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY  . . . . . . .      $28,173                             $25,188                                11.85%
                                         ---------      --------     -----   ---------      --------      -----     --------
Net yield on earning assets . . . . .                                6.50%                                6.25%
                                         ---------      --------     -----   ---------      --------      -----     --------


CFB had no tax-exempt income during 1994 or 1993 and, therefore, had no adjustment for tax equivalent yields.

NONINTEREST INCOME

    Noninterest income consists of revenues generated from fee-based services and commissions, and gains or losses recognized from the sale of investment portfolio securities. Total noninterest income for 1994 decreased $49,000 or 9.07% compared to 1993. Noninterest income for 1993 decreased $8,000 or 1.46% from 1992. In 1992, CFBO began the practice of pricing consumer installment loan service charges as part of the interest rate charged and not charging a service charge. This had the effect of causing interest income on loans to rise, but loan service charge income to decrease. For the first nine months of 1995, total noninterest income increased $81,000 from the same period in 1994.


                               NONINTEREST INCOME
                             (Dollars in Thousands)

                                                                                                % CHANGE       % CHANGE
                                                               1994       1993        1992       1994-93        1993-92
                                                               ----       ----        ----       -------        -------
Service charges on deposits . . . . . . . . . . . . . .       $  386     $  430      $  434      (10.23%)         (.92%)
Net securities gains realized . . . . . . . . . . . . .            0          0          11         .00%        100.00%
Other income  . . . . . . . . . . . . . . . . . . . . .          105        110         103       (4.55%)         6.80%
                                                               -----     ------      ------      ------         ------
Total . . . . . . . . . . . . . . . . . . . . . . . . .       $  491     $  540      $  548       (9.07%)        (1.46%)
                                                              ======     ======      ======      ========       ======

    Fee income from service charges on deposit accounts decreased by $44,000 (10.2%) in 1994 and decreased $4,000 or 0.92% in 1993 from 1992. The decrease in 1994 resulted from a trend to higher quality demand accounts that incurred fewer nonsufficient funds ("NSF") charges. Emphasis on checking account services, appropriate pricing for transaction deposit accounts, and fee collection practices for other deposit services will be important factors to increasing service charge income for future years. The first nine months of 1995 showed an increase of $60,000 or 21.9% in deposit service charges as compared to the same period in 1994.

    Various recurring noninterest other income items include travelers check fees, safe deposit box fees, and origination fees on mortgage loans.

NONINTEREST EXPENSE

    Noninterest expense for 1994 increased $47,000 or 2.9% following an increase of $11,000 or 0.7% in 1993. Total salaries and other personnel expenses decreased $9,000 or 1.1% from 1993 to a total of $805,000 at year-end 1994. In 1993, salaries and benefits increased $50,000 or 6.5%. As of September 30, 1995, total salary and personnel expense increased $31,000 or 5.1% over the same period in 1994.

    Occupancy and equipment expenses decreased by $1,000 or 0.5% in 1994.
These expenses also decreased in 1993 by $22,000 from 1992 or 10.7%. This same trend continues but has slowed in 1995 with a decrease during the first nine months of 1995 over 1994 of $8,000 or 3.98%. It is anticipated that these expenses will increase with the occupancy of the new main office in January, 1996.

    Data processing costs have increased 107.8% for the three years from 1992 to 1994, from $64,000 to $133,000. For the nine months ended September 30, 1995, data processing costs have increased 18.5% or $17,000 over the same period of the prior year. This is the result of CFB's subsidiary making the decision in December 1994, to shift proof operation responsibility from CFBO to its data processor. While data processing costs have increased, related personnel, supplies and equipment costs have decreased.

                              NONINTEREST EXPENSES
                             (Dollars in Thousands)


                                                                                                         % CHANGE        % CHANGE
                                                                    1994        1993      1992            1994-93         1993-92
                                                                  --------    -------   --------         ----------    -------------
Salaries and benefits  . . . . . . . . . . . . . . . . .         $    805     $  814     $  764           (1.11%)           (6.54%)
Net occupancy expense  . . . . . . . . . . . . . . . . .              183        184        206            (.54%)          (10.68%)
FDIC insurance . . . . . . . . . . . . . . . . . . . . .               53         57         53           (7.02%)            7.55%
Data processing  . . . . . . . . . . . . . . . . . . . .              133         83         64           60.24%            29.69%
Other  . . . . . . . . . . . . . . . . . . . . . . . . .              496        485        525            2.27%            (7.62%)
                                                                 --------     ------     ------           -----             =====
Total  . . . . . . . . . . . . . . . . . . . . . . . . .         $  1,670      1,623     $1,612            2.90%             0.68%
                                                                 ========     ======     ======           =====             =====

    All other noninterest expenses, excluding data processing and FDIC insurance costs increased by $11,000 or 2.27% in 1994, compared to a decrease of $40,000 or 7.62% in 1993. Other expenses include professional services expenses, bank travel and entertainment expenses, telephone, supplies, and postage expense. FDIC insurance premiums decreased in the second half of 1995. See "--FDIC Insurance Assessments" and "SUPERVISION AND REGULATION."

PROVISION FOR LOAN LOSSES, NET CHARGE-OFFS AND ALLOWANCE FOR LOAN LOSSES

    The provision for loan losses is the expense of providing an allowance or reserve for anticipated future losses on loans. The amount of the provision for each period is dependent upon many factors including loan growth, net charge-offs, changes in the composition of the loan portfolio, delinquencies, management's assessment of loan portfolio quality, the value of collateral and general economic factors.

    The economic outlook for CFB's markets in the State of Florida continues to be cautious in the midst of a general rising of the economy overall. Real estate values are showing a general improvement, and the economic recovery has had a stabilizing effect on the level of net charge-offs and delinquencies through September 30, 1995.

    The economic recovery has strengthened property values. There is a lower probability for further write-downs, charge-offs and the transfer of currently performing loans to a nonaccrual status in the real estate and commercial loan categories. The loans in the commercial real estate construction and development portfolios are distributed among office buildings, retail stores, apartment buildings and health care facilities. CFBO's lending review area monitors large real estate credits on a continuing basis.

    During recent years, CFB has strengthened its review process of the larger loans in its portfolio and has imposed stricter underwriting standards to better manage the effect of economic cycles in credit quality. Loan review procedures, including such techniques as loan grading, are utilized by CFB's loan review function in order to identify potential problem loans. Loans that are graded as "impaired," as defined by FASB 114 and FASB 118, are immediately classified as nonaccrual loans. Automated loan reports are prepared and used in conjunction with the identification and monitoring of such loans on a monthly basis. Management's involvement continues throughout the process and includes participation in the work-out process and recovery activity. These formalized procedures are monitored internally by a loan reviewer on a continual basis. Such review procedures are quantified in periodic reports to senior management and are used in determining whether such loans represent potential losses to CFB. A determination of a potential loss will result in a charge to the provision for loan losses, thereby increasing the allowance for loan losses available for the potential risk. Management monitors the entire loan portfolio in an attempt to identify problem loans so that risks in the portfolio can be timely identified and an appropriate allowance maintained. See "--Nonperforming Assets."


    The following table sets forth information with respect to CFB's loans, net of unearned income, and the allowance for loan losses for the previous two years ended December 1994 and 1993 and for September 30, 1995.

                        SUMMARY OF LOAN LOSS EXPERIENCE
                             (Dollars in Thousands)


                                                                               SEPTEMBER 30,       DECEMBER 31,
                                                                                             ------------------------
                                                                                   1995          1994        1993
                                                                               ------------  -----------  -----------
Loans, net of unearned income:
  Average outstanding during the period . . . . . . . . . . . . . . . .        $     23,858  $    19,091  $    14,962
                                                                               ------------  -----------  -----------
Allowance for loan losses:
  Balance at beginning of period  . . . . . . . . . . . . . . . . . . .                 410          387          303
                                                                               ------------  -----------  -----------
Charge-offs:
  Commercial, financial and agricultural  . . . . . . . . . . . . . . .
Real estate mortgage
Consumer installment  . . . . . . . . . . . . . . . . . . . . . . . . .                  30           17           14
                                                                               ------------   ----------   ----------
Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 (30)         (17)         (14)
                                                                              -------------  -----------  -----------

Recoveries:
  Commercial, financial and agricultural  . . . . . . . . . . . . . . .                   2            6           32
Real estate mortgage  . . . . . . . . . . . . . . . . . . . . . . . . .
Consumer installment  . . . . . . . . . . . . . . . . . . . . . . . . .                  21           34           45
                                                                                -----------    ---------    ---------
Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  23           40           77
                                                                                -----------    ---------    ---------

Net charge-offs (recoveries)  . . . . . . . . . . . . . . . . . . . . .                   7          (23)         (63)
                                                                               ------------   ----------  -----------
Provision charged to income . . . . . . . . . . . . . . . . . . . . . .                   0            0           21
                                                                               ------------   ----------   ----------
Balance at end of period  . . . . . . . . . . . . . . . . . . . . . . .        $        403   $      410   $      387
                                                                               ============   ==========   ==========

Daily average loans outstanding . . . . . . . . . . . . . . . . . . . .             $23,751      $19,092      $14,963
Net charge-offs (recoveries) to average loans outstanding . . . . . . .                 .03%        (.12%)       (.42%)
Allowance for loan losses to average loans outstanding  . . . . . . . .                1.69%        2.15%        2.59%
Allowance for loan losses to nonperforming loans  . . . . . . . . . . .              155.00%     4100.00%     5528.57%


    Management considers changes in the size and character of the loan portfolio, changes in nonperforming and past due loans, historical loan loss experience, the existing risk of individual loans, concentrations of loans to specific borrowers or industries and existing and prospective economic conditions when determining the adequacy of the loan loss reserve.


    As of September 30, 1995, the allowance for loan losses decreased $7,000 or 1.70% since year-end 1994 and represented 1.69% of average outstanding loans. The allowance for loan losses increased $23,000 in 1994, and at year-end was at 2.15% of average outstanding loans compared to 2.59% at December 31, 1993. The allowance as a percentage of nonperforming loans decreased due to an increase in nonperforming (real estate) loans.



    As of December 31, 1994, management determined that approximately 19.42% of the allowance for loan losses was related to consumer loans, 34.59% was related to commercial loans, and 45.99% was related to real estate loans.

                        ALLOCATION OF LOAN LOSS RESERVE
                               AS OF DECEMBER 31,



                                                                       1994      % TOTAL          1993        %TOTAL
                                                                       ----      -------          -----       ------
TOTAL
-----
Commercial, financial and agricultural  . . . . . . . . . .             $  142      34.59%      $    151       39.05%
Real estate . . . . . . . . . . . . . . . . . . . . . . . .                189      45.99%           170       43.95%
Consumer  . . . . . . . . . . . . . . . . . . . . . . . . .                 79      19.42%            66       17.00%
                                                                        ------    -------       --------     -------
Total . . . . . . . . . . . . . . . . . . . . . . . . . . .             $  410     100.00%      $    387      100.00%
                                                                        ======    =======       ========     =======



ALLOWANCE FOR LOAN LOSSES AND RISK ELEMENTS

    Interest on loans is normally accrued from the date an advance is made.
The performance of loans other than real estate and installment loans is evaluated primarily on the basis of a review of each customer relationship over a period of time and the judgment of lending officers as to the inability of borrowers to meet the repayment terms of the loans. If there is reasonable doubt as to the repayment of a loan in accordance with the agreed terms and the loan is judged to be impaired with respect to its collectibility, the loan is placed on a nonaccrual basis pending the sale of any collateral or a determination as to whether sources of repayment exists. This action may be taken even though the financial condition of the borrower or the collateral may be sufficient ultimately to reduce or satisfy the obligation. When a loan is placed on a nonaccrual basis, all payments are applied to reduce principal to the extent necessary to eliminate doubt as to the repayment of the loan. Any interest income on a nonaccrual loan is recognized only on a cash basis after the principal owed has been repaid. See "-- Nonperforming Assets."

    Lending officers are responsible for the administration of each particular loan. Senior management is informed of the status of delinquent and "watch" or problem loans on a monthly basis.

    Senior management reviews the allowance for loan losses monthly and makes recommendations to the CFB Board as to loan charge-offs on a quarterly basis. CFB's policy is generally to discontinue the accrual of interest on loans when payment of principal and interest is 90 days or more in arrears and the loans are otherwise considered noncollectible.

    As of September 30, 1995 and 1994, loans accounted for on a nonaccrual basis were approximately $260,000 and $10,000, respectively, or 1.05% and .046% of total loans net of unearned income. CFBO had no loans 90 days or more past due and still accruing at September 30, 1995 and 1994.

    The allowance for loan losses represents management's assessment of the risk associated with extending credit and its evaluation of the quality of the loan portfolio. Management analyzes the loan portfolio to determine the adequacy of the allowance for loan losses and the appropriate provision required to maintain a level considered adequate to absorb anticipated loan losses. In assessing the adequacy of the allowance, management reviews the size, quality and risk of loans in the portfolio. Management also considers such factors as CFB's loan loss experience, the amount of past due and nonperforming loans, specific known risks, the status and amount of nonperforming assets, underlying collateral values securing loans, current and anticipated economic condition and other factors which affect the allowance for potential credit losses.

    While it is CFB's policy to charge off in the current period the loans in which a loss is considered probable, there are additional risks of future losses which cannot be quantified precisely or attributed to particular loans or classes of loans. Because these risks include the state of the economy and other factors beyond management's control, management's judgments as to the adequacy of the allowance is necessarily approximate and imprecise.

    In assessing the adequacy of the allowance, management relies predominantly on its ongoing review of the loan portfolio, which is undertaken both to ascertain whether there are probable losses which must be charged off and to assess the risk characteristics of the portfolio in the aggregate. This review takes into consideration the judgments of the lending officers, senior management and those of bank regulatory agencies that review the loan portfolio as part of CFB's examination process. A specific percentage is allocated to each loan category, with additional amounts being added for individual problem loans considered to have specific loss potential. While all information available is used by management to recognize losses in the loan portfolio, there can be no assurances that future additions to the allowance will not be necessary. CFB's loan committee reviews the assessments of management in determining the adequacy of the allowance for loan losses.

    CFB's allowance for loan losses is also subject to regulatory examinations and determinations as to adequacy, which may take into account such factors as the methodology used to calculate the allowance for loan loss reserves and size of the loan loss reserve in comparison to a group of peer banks identified by the regulators. During its routine examinations of depository institutions, the Florida Department of Banking and the Federal Reserve have, from time to time, required additions to such institutions' provisions for loan losses and allowances for loan losses as the regulators' credit evaluations and allowance for loan loss methodology have differed from those of the management of such institutions. During the last several years, several large bank holding companies, located in various portions of the Untied States, have substantially increased their provisions and reserves for loan losses following regulatory examinations. Such regulatory examinations have focused on loan quality, particularly that of real estate loans. CFB attempts to reduce the risks of real estate lending through maximum loan-to-value requirements as well as systematic cash flow and initial customer credit history analyses. See "SUPERVISION AND REGULATION."

    Management believes that the $403,000 in allowances at September 30, 1995, or 1.69% of total average outstanding loans, net of unearned income, was adequate to absorb known risks in the portfolio. No assurance can be given, however, that adverse economic circumstances will not result in increased losses in the loan portfolio.

NONPERFORMING ASSETS

    CFB has policies, procedures and underwriting guidelines intended to assist in maintaining the overall quality of its loan portfolio. CFB monitors its delinquency levels for any adverse trends. Nonperforming assets consist of loans on nonaccrual status, loans that have been renegotiated at more favorable terms than those for similar credits, real estate and other assets acquired in partial or full satisfaction of loan obligations and loans that are past due 90 days or more. CFB's policy generally is to place a loan on nonaccrual status when it is contractually past due 90 days or more as to payment of principal or interest. A loan may be placed on nonaccrual status at an earlier date when concerns exist as to the ultimate collections of principal or interest. At the time a loan is placed on nonaccrual status, interest previously accrued, but not collected, is reversed and charged against current earnings. Loans that are contractually past due 90 days or more which are well secured or guaranteed by financially responsible third parties and are in the process of collection generally are not placed on nonaccrual status.


    Nonperforming assets include nonperforming loans and foreclosed real estate held for sale. Nonperforming loans include loans classified as nonaccrual or renegotiated. The table of Nonperforming Assets below shows the amount of interest foregone from loans placed on nonaccrual. For 1994, the amount of interest foregone was $512 compared to $24,322 for 1993. No interest was recognized on nonperforming loans while classified as nonperforming.


    Nonperforming assets at September 30, 1995, were $260,000, an increase of $250,000, or 96.2%, from September 30, 1994. At September 30, 1995 and 1994, all nonperforming assets were nonperforming loans. Nonperforming assets at December 31, 1994, were $7,000, a decrease of $192,000, or 96.4% from year-end 1993. There were no properties held as other real estate at year-end 1994 or 1993.

    During the past few years, the Southeastern region of the country began experiencing a general improvement in the real estate loan market. In view of these market conditions, management has closely monitored and will continue to monitor CFB's real estate and commercial loan portfolio during 1995. Particular attention will be focused on those credits targeted by the loan monitoring and review process. Management's continued emphasis is on maintaining a lower level of nonperforming assets and returning the current nonperforming assets to an earning status.

    As of September 30, 1995, nonperforming assets were 1.03% of loans outstanding plus foreclosed real estate held for sale compared to 0.05% for September 30, 1994. Nonaccrual loans were 1.03% of loans outstanding at September 30, 1995, compared to the previous level of 0.05% for period ending September 30, 1994.

    At December 31, 1994, nonperforming assets were 0.03% of loans outstanding plus foreclosed real estate held for sale compared to 1.23% for year-end 1993. Nonaccrual loans were 0.03% of loans outstanding at year-end 1994 compared to the previous year-end level of 1.23%

    As of September 30, 1995, $258,000 of nonaccrual loans or 99.92% of total nonaccrual loans were secured. There were no commitments to lend any additional funds on nonaccrual loans at September 30, 1995.

    At December 31, 1994, all nonaccrual loans were unsecured. There were no commitments to lend any additional funds on nonaccrual loans at December 31, 1994.


    Other foreclosed or repossessed assets taken in consideration of loan amounts due CFB, which consists primarily of repossessed automobiles, are classified in other assets and as of September 30, 1995, account for less than .09% of total assets. At year-end 1994, these assets accounted for less than 0.06% of total assets.


    Statement of Financial Accounting Standard No. 114, Accounting by Creditors for Impairment of a Loan ("FASB No. 114"), is effective for fiscal years beginning after December 15, 1994. FASB No. 114 addresses the accounting by creditors for impairment of certain loans and requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or at the loans' observable market price or the fair value of the collateral if the loan is collateral dependent. On October 3, 1994, the Financial Accounting Standards Board issued Financial Accounting Statement No. 118, Accounting by Credits for Impairment of a Loan-Income Recognition and Disclosure ("FASB No. 118"), which amends FASB No.
114. Under FASB No. 118, creditors are permitted to use existing methods for recognizing interest income on impaired loans. FASB No. 118 requires that any entity disclose its policy for recognizing interest income on impaired loans, including how cash receipts are recorded. The provision of FASB No. 118 are effective concurrent with the effective date of FASB No. 114. The adoption of FASB No. 114 has not had a material effect on CFB's financial condition or results of operations.

    The following table summarizes CFB's nonperforming assets for each of the last two years.

                              NONPERFORMING ASSETS
                             (Dollars in Thousands)

                                                                          SEPTEMBER 30,           DECEMBER 31,
                                                                  ---------------------------------------------------
                                                                      1995            1994        1994         1993
                                                                  ---------------------------------------------------
Loans, net unrealized income  . . . . . . . . . . . . . . . .     $     24,787 $     21,710  $    22,601  $    16,220

Loans on nonaccrual . . . . . . . . . . . . . . . . . . . . .     $        260 $         10  $         7  $       199
Renegotiated loans  . . . . . . . . . . . . . . . . . . . . .
Total nonperforming assets  . . . . . . . . . . . . . . . . .              260           10            7          199
Other real estate . . . . . . . . . . . . . . . . . . . . . .                0            0            0            0
Total nonperforming assets  . . . . . . . . . . . . . . . . .     $        260 $         10  $         7  $       199

Loans 90 days or more past due and still accruing . . . . . .                0                         0            0
Total nonperforming loans as a percentage of total loans  . .             1.05%        0.05%        0.03%        1.23%
Total nonperforming assets as a percentage of total loans
  and OREO  . . . . . . . . . . . . . . . . . . . . . . . . .             1.05%        0.05%        0.03%        1.23%
Loans 90 days past due as a percentage of total loans . . . .              .00%         .00%         .00%         .00%



                          DETAILS OF NONACCRUAL LOANS
                               AS OF DECEMBER 31,
                             (Dollars in Thousands)

                                                                                         1994                1993
                                                                                      ----------          ----------
Principal balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         $    7           $    199
Interest that would have been recorded under original terms . . . . . . . . . . .              1                 24
Interest actually recorded  . . . . . . . . . . . . . . . . . . . . . . . . . . .              0                  0


FDIC INSURANCE ASSESSMENTS

    CFB, through its subsidiary, a Bank Insurance Fund ("BIF") member, is subject to FDIC deposit insurance assessments. During the years ended December 31, 1994, and December 31, 1993, CFB paid $53,000 and $57,000, respectively, in BIF deposit insurance premiums. See "SUPERVISION & REGULATION--FDIC Insurance Assessments."

INCOME TAXES

    Income tax expense increased $75,000 or 116.5% for 1994. The effective tax rate as a percentage of pretax income was 33% and 24% in 1994 and 1993, respectively. These rates are lower than the statutory federal tax rate of 34% primarily due to the effects of surtax exemptions on lower levels of taxable income. The first nine months of 1995 have resulted in income tax expense of $209,000, as compared to $74,000 for the same period in 1994. The effective tax rate for the first nine months of 1995 was 33% compared to 31% for the first nine months of 1994.

EFFECTS OF ACCOUNTING CHANGES

    The Financial Accounting Standards Board has issued Statement No. 119, Disclosure About Derivative Financial Instruments and Fair Value of Financial Statement. The statement requires additional financial disclosure for derivative financial instruments. The disclosures describe the instruments purposes and their financial statement presentation. Since the requirements of the statement are disclosure related in nature, and CFB's exposure to derivative financial instruments is small, the impact of CFB's financial statements is not considered to be material.


    The Financial Accounting Standards Board issued in December 1991, Statement No. 107, Disclosures About Fair Value of Financial Instruments. The statement requires disclosure of the fair values of financial instruments, both assets and liabilities recognized and not recognized in the statement of financial position, for which it is practicable to estimate fair value. The statement also requires disclosure of descriptive information pertinent to estimating the fair values of the financial instruments. The statement is effective for financial statements issued for fiscal years ending after December 15, 1995, for entities with less than $150 million in total assets on the issuance date of the statement. Since the requirements of the statement are related to disclosure, these have no material effect on CFB's financial statements and are not considered to be material.


    In April 1995, the Financial Accounting Standards Board issued Statement No. 121, Accounting For the Impairment of Long-Lived Assets and For Long-Lived Assets to be Disposed. This statement requires an impairment loss to be recognized when the aggregate of estimated future cash inflows to be generated by an asset are less than the asset's carrying value. The statement is effective for years beginning after December 15, 1995. Management has not determined the effect of this statement on future financial statements, but anticipates it to be immaterial.

    In May 1995, the Financial Accounting Standards Board Statement issued Statement No. 122, Accounting for Mortgage Servicing Rights. This statement requires that an enterprise engaging in mortgage banking activities recognize as separate assets rights to service mortgage loans for others. Currently, CFB does not engage in servicing loans for others and therefore, assuming no change in CFB's practice in this area, this statement will have no effect upon its financial statements.

    In October 1995, the Financial Accounting Standards Board issued Statement 123, Accounting for Stock-Based Compensation. This statement requires that transactions with other than employees in which goods or services are acquired by issuing equity instruments are accounted for using the value of the instrument issued. This statement also requires that stock based employee compensation arrangements be accounted for either by applying the value method or the intrinsic value method in Opinion 25 of the Accounting Principles Board (which allows for disclosure only, rather than recognition of certain employee compensation arrangements). This statement applies to transactions entered into after October 15, 1995. Management has not determined the effect of this statement on future financial statements, but anticipates it to be immaterial.

                               BUSINESS OF CFB

    CFB is a Florida corporation and a bank holding company registered under
the BHC Act.    CFB provides a wide range of commercial and retail banking services through its bank subsidiary, CFBO. CFBO is a state bank that is a member of the Federal Home Loan Bank of Atlanta and conducts a general commercial banking business from two offices in Ocala, Marion County, Florida, and surrounding areas, emphasizing the banking needs of individuals and small to medium-sized business and professional concerns in its primary service area. See "SUPERVISION AND REGULATION."

    CFBO offers the full range of deposit services that are typically available in most banks and savings associations, including checking accounts, NOW accounts, savings accounts and other time deposits of various types ranging from daily money market deposit accounts to longer-term certificates of deposit. The transaction accounts and time certificates are tailored to CFBO's principal market area at rates competitive to those offered in the area. All deposit accounts are insured by the FDIC up to the maximum amount permitted by law. CFBO solicits these accounts from individuals, businesses, associations, organizations and governmental authorities.

    CFBO offers a range of short- to medium-term commercial, personal and mortgage loans, with business lending constituting its primary focus. Commercial loans include both secured and unsecured loans (including loans partially guaranteed by the Small Business Administration) for working capital (including inventory and receivables), business expansion (including acquisition of real estate and improvements) and purchases of equipment and machinery. Personal (or consumer) loans include secured and unsecured loans for financing automobiles, home improvements, education and personal investments. CFBO also offers residential mortgage loans secured by personal residences.

    Other services include safe deposit boxes, travelers checks, direct deposit of payroll and Social Security checks and automatic draft payments for various accounts. Although CFB does not own any ATMs, CFBO is a member of the Honor network of automated teller machines that may be used by bank customers in major cities throughout Florida and the United States, as well as in various cities worldwide.


    CFB's primary market is Ocala, Florida, and nearby areas of Marion
County CFB's share of IPC deposits in this market was 1.21% at the end of 1994 as compared to the highest market share of 24.5%. As of February 16, 1996, CFB had 22 full-time employees and 1 part-time employees. CFB believes its employee relations are generally good and all its employees are, subject to vesting and similar requirements, eligible to participate in CFB's employee health and welfare plans.


CAPITAL STOCK CHANGES

    During the nine months ended September 30, 1995, CFB received new capital of $811,000. The capital received came from the exercise of 9,600 stock options under an existing employee stock option plan at the exercise price of $10.05 per common share and the exercise of 71,455 stock warrants at the warrant exercise price of $10.00. The total number of new shares resulting from the above transactions was 81,055. The total number of CFB shares outstanding at September 30, 1995 was 304,480.

    During 1995, options on 9,600 shares were exercised. At September 30, 1995, 18,000 options, all of which are fully vested, remained outstanding. The owners of these remaining options have agreed to exercise their options prior to the Effective Time.

CONTINGENCIES AND LEGAL MATTERS

    CFB is not a party to, nor is any of its property the subject of, any material pending legal proceedings, other than ordinary routine proceedings incidental to the business of banking. CFBO is involved in legal proceedings primarily involving the recovery of loans previously charged-off or adequately provided for in the allowance for loan losses. After a review of all litigation with CFB's legal counsel, CFB's management believes that the resolution of these matters will not have a material effect on CFB's or CFBO's financial position, liquidity or results of operations. CFB is involved in a lawsuit filed by another banking corporation who contends that such institution, instead of CFB, hold first lien position on certain real property. The Attorney's Title Insurance Fund, Inc. ("ATIF") is vigorously defending CFB's claim to first lien position and CFB believes that ATIF will indemnify and make whole CFB pursuant to the title policy provided by ATIF. Absent any defense to coverage under the exclusion provisions of the title policy, CFB believes that ATIF will be obligated to reimburse (up to $240,000, the maximum amount of insurance coverage under the policy) CFB for losses it incurs as a result of the litigation together with attorneys' fees and other costs as provided by terms of the policy.

PROPERTY TRANSACTIONS

    During January 1996, CFB closed its College Road branch office, completed construction on a new main office, demolished the current main office and sold the lot adjacent to the former main office for a purchase price of $300,000. The cost of construction of the new main office is approximately $1,300,000. The cumulative effect of the sale of the adjacent lot at a profit and the demolition and subsequent accounting write-down of the book value of the former main office is expected to be a net positive gain to CFB.

                               MANAGEMENT OF CFB

DIRECTORS AND EXECUTIVE OFFICERS

         The following table provides certain information regarding directors and officers of CFB. Each of the following persons has been in their current occupation for the last five years, except where otherwise noted.

                                                      AGE AS OF
                                                     SEPTEMBER 30,
                  NAME                                   1995         POSITIONS
                  ----                             ----------------   ---------
                  Terry E. Trexler (1)  . .               56          Chairman of the CFB and CFBO Boards of Directors
                  H. Reid Sides, Jr (2).  .               45          President and Chief Executive Officer of CFBO;
                                                                      President and Director of CFB
                  Richard P. Jones (3)  . .               31          Vice President CFBO
                  Carol S. Reynolds (4).  .               47          Vice President and Cashier of CFBO
                  C. Daniel Hicks (5) . . .               48          Director of CFB and CFBO
                  Clarence W. Hicks (6) . .               78          Director of CFB and CFBO
                  Braxton Jones (7)                       51          Director of CFB and CFBO
                  Thomas W. Trexler (8) . .               32          Director of CFB and CFBO
                  Aleene K. Mackenzie (9) .               74          Director of CFB and CFBO
                  Marjorie Renfroe (10) . .               61          Director of CFB and CFBO
                  John C. Wulbern (11)  . .               59          Director of CFB and CFBO
----------------------------

(1) Terry E. Trexler is the President and Chairman of Nobility Homes, Inc., producer of manufactured homes, whose stock is registered under the 1934 Act. Terry Trexler is the father of Thomas W. Trexler. It is anticipated that Mr. Trexler will be elected to the CBI Board of Directors subsequent to the consummation of the Merger.
(2) H. Reid Sides, Jr. has been the President and CEO of Citizens First Bank of Ocala, and the President of Citizens First Bancshares, Inc. since July 1991. Prior to his employment with CFBO he was Vice President and City Executive for Southeast Bank, N.A. in Marion, Volusia and Sumter Counties.
(3) Richard P. Jones has been employed on a full-time basis by CFBO since July 1991. Prior to his employment with CFBO he was employed by Southeast Bank, N.A. in Marion County as a commercial loan officer.

(4)      Carol S. Reynolds is employed by CFBO on a full-time basis.

(5) C. Daniel Hicks is a partner in the law firm of Hicks & MacQuarrie, P.A., Ocala, Florida, and is the son of Clarence W. Hicks.
(6) Clarence W. Hicks is retired. Mr. Hicks is the father of C. Daniel Hicks, a director of CFB.

(7) Braxton Jones is the owner of H.H.&J. Foods, Inc. in Ocala, Florida and a partner in J & R Recreational, Inc. in Ocala, Florida.
(8) Thomas W. Trexler is the Executive Vice President, Chief Financial Officer and Director of Nobility Homes, Inc. in Ocala, Florida, and is the son of Terry E. Trexler.


(9) Aleene K. Mackenzie is the owner of Kidd Associates Realtors in North Carolina.
(10)     Marjorie Renfroe is a jury clerk for Marion County.

(11) John C. Wulbern has been the President and CEO and a director of Independent Bankers' Bank of Florida in Orlando, Florida, since November 1994. Before that he was Chairman of CFBO from January 1, 1992, to November 1, 1994, and prior to that was President of First Florida Banks, Inc.and a bank consultant

DIRECTOR COMPENSATION

         In 1995, each Director of CFBO received $200 per full Board meeting attended. CFB directors did not receive any compensation for service on the CFB Board. For information regarding the compensation that Terry Trexler may receive in the future as a director of CBI, see "THE MERGER--Interests of Certain Persons in the Merger."

                         OWNERSHIP OF CFB COMMON STOCK

         As of December 31, 1995, CFB's records indicated the following number of shares were beneficially owned by (i) all persons who own beneficially 5% or more of the CFB Common Stock, (ii) each person who is a director or an executive officer of CFB and (iii) all directors and executive officers as a group and the following number of shares of CBI Common Stock will be beneficially owned by such persons as of the effective time of the Merger.

                                                                              AMOUNT AND NATURE
                                                                           OF BENEFICIAL OWNERSHIP   PERCENT OF
                                   AMOUNT AND NATURE                         OF CBI COMMON STOCK    CLASS TO BE
                               OF BENEFICIAL OWNERSHIP                          OWNED AS OF        OUTSTANDING AT
NAME OF                         OF CFB COMMON STOCK        PERCENT          THE EFFECTIVE TIME     THE EFFECTIVE
BENEFICIAL OWNER               (NUMBER OF SHARES)(1)   OF CLASS (%)(2)      (NUMBER OF SHARES)      TIME (%)(3)
----------------               ------------------      ------------         ------------------       --------
Clarence W. Hicks  (4)                16,578              5.14                     21,848              *
C. Daniel Hicks  (5)                  12,580              3.90                     16,579              *
V. Braxton Jones   (6)                21,223              6.58                     27,970              *
Aleene MacKenzie                       6,480              2.01                      8,540              *
Marjorie Renfroe  (7)                  8,406              2.61                     11,078              *
H. Reid Sides, Jr  (8)                22,674              7.03                     29,882              *
Tom Trexler                            7,717              2.39                     10,170              *
Terry E. Trexler  (9)                 50,000             15.50                     65,895            1.47
John C. Wulbern  (10)                 29,600              9.18                     39,010              *
Richard P. Jones  (11)                 2,120               *                        2,794              *
Carol S. Reynolds  (12)                1,020               *                        1,344              *
Robert L. Feldman  (13)               21,200              6.57                     27,940              *
Hilmer C. Schmidt  (14)               21,672              6.72                     28,562              *
                                                                                                       *
Directors and executive
 officers as a group
 (11 persons)                        221,270             68.62                    291,612            6.52

____________________________________________________________

*        Less than 1%.
    (1) Information relating to beneficial ownership of Common Stock by directors is based upon information furnished by each person using "beneficial ownership" concepts set forth in rules of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial ownership. Accordingly, nominees are named as beneficial owners of shares as to which they may disclaim any beneficial interest. Except as indicated in other notes to this table describing special relationships with other persons and specifying shared voting or investment power, directors possess sole voting and investment power with respect to all shares of Common Stock set forth opposite their names.

    (2) Based on 322,480 shares of CFB Common Stock which includes shares outstanding as of December 31, 1995, and all shares subject to options on December 31, 1995.

    (3) Based on 4,472,643 shares of CBI Common Stock outstanding as of the Effective Time of the Merger.

    (4) Includes 7,600 shares held in the Clarence W. Hicks Trust and 8,978 shares are in the name of Arletta K. Hicks, Mr. Hick's wife. Mr. Hicks' address is 707 S.E. 24th Terrace, Ocala, Florida 34471.


    (5) Includes 110 shares owned by Suzanne W. Hicks, Mr. Hicks' wife and 100 shares owned by Barbara Hicks Hopkins, Mr. Hicks' sister.
    (6)  Mr. Jones' address is 1243 S.E. 9th Avenue, Ocala, Florida 34471.
    (7)  Includes 8,136 shares owned by Samuel Renfroe, Ms. Renfroe's husband.
    (8) Includes options to purchase 12,000 shares of CFB Common Stock that will be exercised prior to the Effective Time. Mr. Sides' address is 1618 S.E. 29th Terrace, Ocala, Florida 34471.
    (9) Mr. Trexler's address is c/o Nobility Homes, Inc., 3741 S.W. Seventh St., Ocala, Florida 34474

    (10) Includes 29,600 shares jointly owned by John C. and Nancy C. Wulbern, 10,000 shares owned by Elizabeth Fischer, Mr. Wulbern's mother, 275 shares owned by Nancy C. Wulbern, his wife, and 400 shares owned by John Cooper Wulbern, his son. Mr. Wulbern's address is 1720 S.E. 11th Street, Ocala, Florida 34471.


    (11) Includes options to purchase 2,000 shares of CFB Common Stock that will be exercised prior to the Effective Time. Includes 2,000 shares owned by J&R Recreational Development, Inc. of which Mr. Jones is a 50% owner.
    (12) Includes options to purchase 1,000 shares of CFB Common Stock that will be exercised prior to the Effective Time.
    (13) Mr. Feldman's address is 13301 S. Hwy. 475, Ocala, Florida
         34480.
    (14) Mr. Schmidt's address is Route 6, P.O. Box 6491H, Brenham,
         Texas 77833.
             CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF CFB

         CFB follows a policy of offering mortgage loans on personal residences and personal consumer loans to its directors and employees. The rate has generally been at or above market rate. These loans are made in the ordinary course of business on substantially the same terms and collateral, and generally do not involve more than the normal risks of collectibility or present unfavorable features. Other loans are made to officers, directors, and employees on the same terms as made to the general public.

                   CBI'S MANAGEMENT DISCUSSION AND ANALYSIS
              OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The purpose of this discussion and analysis is designed to provide a better understanding of various factors related to the financial condition and results of operations of CBI during the past three years, and the six-month periods ended September 30, 1994 and 1995. This discussion and analysis is intended to supplement and highlight information contained in the accompanying consolidated financial statements and the selected financial data presented elsewhere in this Proxy Statement/Prospectus.

SUMMARY

         Net income for 1994 was $6,005,000, a 4.8% increase from CBI's net income of $5,728,000 in 1993. Net income for 1993 was 16.1% higher than 1992 net income of $4,933,000. Net income per common share for 1994, 1993 and 1992 was $1.48, $1.41 and $1.22, respectively. The improvements in net income per common share for 1994 and 1993 were approximately 4.96% higher and 15.6% higher, respectively.

         The increase in 1994 net income resulted primarily from improved asset quality, historically high net interest margins, good overhead control and strong investment yields.

    Net income for the nine months ended September 30, 1995 was $4,768,000, a $306,000 (6.9%) increase over the same period ended September 30, 1994. Earnings were aided by continued strong asset quality, growth in net earning assets and good overhead control. Return on average assets was 1.42% and return on average shareholders' equity was 15.85% for the nine months in 1995, compared to the prior years' results of 1.43% and 16.24%, respectively, for the comparative period.


    Total assets at September 30, 1995 were $459,891,000, a 6.2% increase from December 31, 1994. For the same nine month period, deposits increased $15,655,000 or 4.0%. Although total deposits increased, the composition of deposit type changed. As the Federal Reserve increased interest rates 300 basis points from early 1994 through the first part of 1995, interest-bearing transaction deposits and savings deposits decreased while time deposits increased by a greater amount.

    Through September 30, 1995, net interest income was $12,994,000, 2% higher than the $12,775,000 for the nine months ended September 30, 1994. The increases in yields on earning assets, coupled with increased noninterest-bearing deposits was more than offset by the increase in average interests costs on deposits. This resulted in a decrease in the net income/yield on average earning assets from 4.64% at December 31, 1994 to 4.38% September 30, 1995.


    Average shareholders' equity as a percentage of total assets is one measure used to determine capital strength. The ratio of average shareholders' equity to average assets at September 30, 1995 was 8.93%, an improvement from 8.32% at December 31, 1994 and 8.79% at September 30, 1994.

RECENT DEVELOPMENTS

    CBI's net income for 1995 totaled $6,570,000 or $1.62 per share compared with $6,005,000 or $1.48 per share in 1994 and $5,728,000 or $1.41 per share in
1993. Earnings were aided by continued strong asset quality, good overhead control and reduced FDIC insurance premiums. Return on average assets was 1.44% and return on average shareholders' equity was 15.26% for 1995, compared to the prior year's results of 1.42% and 17.08%, respectively, and 1993's results of 1.47% and 18.52%, respectively.


    Net interest income, on a fully diluted tax equivalent basis (TEB), totaled $18,976,000 for 1995, an increase of $416,000 or 2.24% from CBI's performance in 1994, the spread earned on increased deposits decreased during 1995. The average cost of interest-bearing liabilities increased from 3.55% during 1994 to 4.41% during 1995, while the average yield on earning assets increased from 7.75% during 1994 to 8.16% during 1995. The increases in average interest costs and yields on earning assets, coupled with increased noninterest-bearing deposits and shareholders' equity resulted in a decrease in the net interest income/yield on average earning assets from 4.64% in 1994 to 4.36% during 1995.


         CBI's average earning assets for 1995 increased $34,925,000 or 8.72% compared to the prior year. Average loan balances increased $25,965,000 or 13.89% from the prior year to $212,933,000, while average investment securities increased $4,145,000 or 2.00% to $211,570,000.

         For the year ended December 31, 1995, average loans represented 48.92% of average earning assets compared to 46.70% for 1994. While loan yields increased 75 basis points, investment security yields increased only 2 basis points, resulting in a yield increase of 41 basis points from 7.75% in 1994 to 8.16%. During 1995, CNBL changed its prime rate three times beginning and ending at 8.5%.

         Like earning asset yields, the interest rates paid on interest-bearing liabilities increased. The 86 basis point climb from 3.55% at December 31, 1994, to 4.41% at year-end 1995 was primarily a result of a shift into higher rate time deposits from interest-bearing demand and savings accounts and additional net growth in time deposits. The average balance for interest-bearing liabilities increased $24,324,000 or 6.94% to $375,005,000 in 1995 compared to 1994.

         CBI's net charge-offs for 1995 declined $241,000 or 251.04% to $(145,000) reflecting greater recoveries than charge-offs in the latest period. The significant decline in net charge-offs and delinquencies in 1995 resulted in a $345,000 or 57.50% decline in the 1995 provision for loan losses when compared to 1994. The net recoveries were primarily attributed to one real estate loan previously written down.


         The allowance for loan losses was $3,395,000 at December 31, 1995, $401,000 higher than one year earlier. The ratio of the allowance for loan losses to total loans outstanding (net of unearned income) was 1.50% at December 31, 1995. The ratio was 1.51% at December 31, 1994. The allowance for loan losses as a percentage of nonaccrual loans was 423.32% at December 31, 1995, compared to 595.23% at December 31, 1994.


         CBI's securities transactions resulted in losses of $74,000 for the year ended December 31, 1995, compared to losses of $168,000 in 1994, or a total change of $94,000. Securities gains in 1993 were $445,000. In December 1995, CBI utilized the FASB guidance outlined in "Special Report, A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt Securities" and reclassified all its securities in held-to-maturity to available-for-sale. As of the transfer date, the amortized cost was $77,481,000 and market value was $80,807,000. Accordingly, there was an unrealized gross gain of $3,326,000 at transfer, which is included net of $1,252,000 tax as a separate component of shareholder's equity.

         CBI's capital increased by $12,481,000 at December 31, 1995 compared to year-end 1994. Net income of $6,570,000 less dividends declared of $1,781,000 comprises part of increase. Capital also increased $7,647,000 due to the adjustment for unrealized (losses)/gains on certain securities required by Statement No. 115 of the Financial Accounting Standards Board, Accounting for Certain Investments in Debt and Equity Securities. See Notes 1 and 2 to CBI's consolidated financial statements

         CBI's ratio of shareholders' equity to period end assets was 9.67% after the adjustment for FASB No. 115 and 8.99% excluding assets and capital attributed to FASB No. 115. The 8.99% at December 31, 1995 (net of FASB No.
115) compares to the year end 1994 ratio of 8.66% and the year end 1993 ratio of 8.95%.

         CBI's shareholder equity (book value) per common share outstanding was $10.51 per share with the adjustment for FASB No. 115 and $11.45 net of FASB No. 115 adjustment at December 31, 1995. Again, this compares to the book value per share at year-end 1994 of $9.34 and $8.39 per share at December 31, 1993.


         Liquidity, as measured in the form of cash and cash equivalents, totaled $21,887,000 at December 31, 1995, as compared to $14,322,000 at December 31, 1994. Cash and cash equivalents vary with seasonal deposit movements and are generally higher in the winter than in the summer, and vary with the level of principal repayments occurring in CBI's investment securities portfolio and loan portfolio.

FINANCIAL CONDITION

Earning Assets

         Average earning assets in 1994 increased $31,498,000 or 8.5 % compared to prior year as a result of increased loans and investment securities.
Average loan balances have increased $16,391,000 or 9.6 % from the prior year to $186,968,000, while average investment securities increased $20,721,000 or
11.1 % to $207,425,000. The earning asset mix changed slightly during 1994 with loans at 46.70 %, investment securities at 51.81 %, and other earning assets at 1.49 %. In 1993, loans were 46.25 %, investment securities were
50.62 %, and the other earning assets were 3.13 %. From 1993 to 1994, loan yields increased 36 basis points, investment security yields declined 57 basis points, resulting in an overall yield decline of 3 basis points from 7.78 % in 1993 to 7.75 % in 1994. During 1994, CNBL changed its prime rate five times from 6 % to 8.5 %. CNBL did not change its prime rate during 1993. Through September 30, 1995, there were two changes in CNBL's prime rate ending with a rate at that date of 8.5%. CNBL monitors the mix of earning assets in order to anticipate interest rate movements and take advantage of better interest rate spreads facilitating optimization of return on earning assets.

CONDENSED INCOME STATEMENT
AS A PERCENT OF AVERAGE ASSETS
(Tax Equivalent Basis)

                                                                    1994                1993           1992
                                                                    ----                ----           ----
Net interest income. . . . . . . . . . . . . . . . . . . . . .      4.39%            4.33%            4.25%
Provision for loan losses. . . . . . . . . . . . . . . . . . .      (.14)            (.28)            (.39)
Noninterest income:
  Investment securities gains (losses) . . . . . . . . . . . .      (.04)             .11              .31
  Service charges on deposit accounts  . . . . . . . . . . . .       .26              .30              .31
  Other income . . . . . . . . . . . . . . . . . . . . . . . .       .26              .25              .24
Noninterest expenses . . . . . . . . . . . . . . . . . . . . .     (2.48)           (2.53)           (2.57)
                                                                  ------           ------           ------
Income before income taxes . . . . . . . . . . . . . . . . . .      2.25             2.18             2.15
Provision for income taxes, including tax
  equivalent adjustment    . . . . . . . . . . . . . . . . . .      (.83)            (.78)            (.79)
Cumulative effect of change in method of
  accounting for income taxes. . . . . . . . . . . . . . . . .        --              .07               --
                                                                  ------           ------           ------
NET INCOME . . . . . . . . . . . . . . . . . . . . . . . . . .     1.42%            1.47%            1.36%
                                                                  ======           ======           ======


CHANGES IN AVERAGE EARNING ASSETS
(Dollars in thousands)

                                                                Increase/(Decrease)                   Increase/(Decrease)
                                                                -------------------                   -------------------
                                                           1994           vs.         1993       1993         vs.         1992
                                                           -------------------------------    -----------------------------------

Investment securities:
   Taxable  . . . . . . . . . . . . . . . . .              $ 8,899                    5.8%      $ 3,447                   2.3%
   Nontaxable . . . . . . . . . . . . . . . .               11,822                   36.4         4,680                  16.8
Federal funds sold and other
   short-term investments . . . . . . . . . .               (5,614)                 (48.5)        2,087                  22.0
Loans, net  . . . . . . . . . . . . . . . . .               16,391                    9.6        16,230                  10.5
                                                            ------                 ------        ------                 -----
   TOTAL  . . . . . . . . . . . . . . . . . .              $31,498                    8.5%      $26,444                   7.7%
                                                            ======                 ======        ======                 =====


LOAN PORTFOLIO

         CBI makes substantially all of its loans to customers located within the three counties of Lake, Sumter and Marion. It has no foreign loans or highly leveraged transaction (HLT) loans.

         The increases in CBI's loan balances in 1994 are attributable to good growth in residential and commercial real estate loans. CBI also sold $2,018,000 in fixed rate mortgage loans in the secondary market in 1994.

         At December 31, 1994, CBI's portfolio of residential mortgage loans amounted to $105,975,000 or 53.3 % of total loans. Loans secured by commercial real estate totaled $59,684,000 or 30.0 % of total loans. Most of the commercial real estate loans were made to local businesses and professionals secured by owner-occupied properties. Loans and commitments for 1-4 family residential properties and commercial real estate are generally secured with first mortgages, with the loan to fair market value of the property not exceeding 80 % on the date the loan is made. Loans secured by first mortgages composed 99.2% of all of CBI loans that are secured by real estate.

         Between December 31, 1993, and December 31, 1994, residential real estate mortgage loans increased $14,010,000 or 15.2 % and commercial real estate mortgage loans increased $4,844,000 or 8.8 %.

         Installment loans at December 31, 1994 showed a slight increase of $220,000 from year end 1993, excluding installment real estate loans. CBI's home equity line portfolio and residential adjustable rate mortgage loans ("ARMs") (included in real estate loans above) increased at year end by $1,132,000 and $640,000, respectively.

         CBI believes that the local demand for residential real estate mortgages and service industry related loan demand will continue to be strong. This assumption is based on the continued migration of retirees moving to this market area to live.

         CBI's market is primarily a residential area with relatively little commercial activity other than professional, retail and service businesses serving local residents. Therefore, real estate mortgage lending (particularly residential properties) is expected to remain an important segment of CBI's lending activities. Exposure to market interest rate volatility, with respect to mortgage loans, is managed by attempting to match maturities and repricing opportunities for assets against liabilities, when possible. At December 31, 1994, approximately $73,673,000 or 44.6% of CBI's total real estate loans were 15- to 30-year residential ARMs that reprice based upon the one-year constant maturity United States Treasury Index plus a margin. Generally, the ARMs' interest rate adjustments are limited to 2% per annum and 6% over the life of the loan. Such ARMs may be originated at rates greater than the index rate, but below the total of the index rate and the margin for an initial period ending on the first adjustment date. All such loans are generally made to borrowers upon terms and conditions consistent, except for amount in certain cases, that would make such loans eligible for resale, after seasoning, under Federal National Mortgage Association ("FNMA") or Federal Home Loan Mortgage Corporation (FHLMC) guidelines. ARM borrowers are qualified based upon the initial ARM loan interest rate plus 125 basis points and upon various debt service ratios of the borrower, including a total debt service ratio of not more than 36% of total income.


         Commercial lending activities are directed principally towards businesses whose demand for funds are within CBI's lending limits, such as small-to medium-sized professional firms, retail and wholesale outlets, and light industrial and manufacturing concerns. Approximately 93.6% of such loans or $18,451,000 are secured by real estate used by such businesses, although certain lines are unsecured.


         CBI makes a variety of consumer loans, including installment loans, loans for automobiles, boats, home improvements and other personal, family and household purposes, and indirect loans through dealers to finance automobiles. Most consumer loans are secured. CBI has engaged in indirect lending to automobile purchasers through dealers. CBI's indirect automobile lending risks have been reduced through screening and monitoring of a small number of dealers with whom CBI does business. CNBL also had approximately $1,438,000 of unsecured credit card loans at December 31, 1994. Indirect loans were $7,440,000, $6,436,000 and $8,386,000 at December 31, 1993 and 1994, and
September 30, 1995, respectively.

         Second mortgage loans and home equity lines also are extended by CBI. No negative amortization loans or lines are offered at the present time. Terms of second mortgage loans include fixed rates for up to 10 years on smaller loans of $25,000 or less. Such loans are sometimes made for larger amounts, with a fixed rate, but with a balloon payment at a maturity not to exceed five years. CBI offers variable-rate second mortgage loans with terms of up to 15 years. Combined first and second mortgage loan-to-value ratios for these loans generally do not exceed 80% of appraised value. Home equity lines are offered on a variable rate basis only and the maximum loan-to-value ratio for such loans is normally 80% of the appraised value when the loan is extended.

         CBI has commitments to make loans (excluding unused home equity and credit card lines) of $28,728,000 at December 31, 1994, as compared to $23,701,000 at December 31, 1993.


         CBI attempts to reduce its exposure to the risk of the local real estate market by making commercial real estate loans primarily on owner-occupied properties. CBI presently has 30% of its total loans in commercial real estate. The remainder of the real estate loan portfolio is residential mortgages to individuals, and home equity loans, which CBI considers less susceptible to adverse effects from a downturn in the real estate market, especially given the area's large percentage of retired persons. CBI's historical charge-off rates for real estate loans have been relatively low, with net charge-offs of 0.02% for the year ended December 31, 1994, as compared to 0.07% for the year ended December 31, 1993.



         Risks relating to commercial lending that are inherent to CBI's particular loan market are diversified and include, but are not limited to, the seasonal climate and its impact on the region's agricultural production. Although CBI's market area has reduced its dependence on the agricultural industry in past years, the area and various business sectors continue to depend on the agrarian economy. The health of the region's industrial production sector, including aluminum extrusion production, food products production and concrete products manufacturing, is to a large degree dependent on the ability of these industries to receive raw materials and the availability of a sufficient labor market. CBI is not aware of any shortages involving such raw materials or labor. Risks associated with consumer loans are a function of the local economy in general. The default rate on consumer loans is related to the local economy's ability to generate jobs to gainfully employ the workforce that lives in CBI's market area. Risks associated with residential lending are similar to those associated with consumer lending and also include negative changes in the value of the property which secures residential loans. Such negative changes could result from environmental pollution, natural disasters and a decrease in the general demand for real estate in CBI's market area.

         The table set forth below shows the classifications of loans by major category at the indicated dates.

                                                                        LOAN PORTFOLIO
                                                                    YEARS ENDED DECEMBER 31,
                                                                     (Dollars in Thousands)

                                      1994                1993                 1992               1991               1990
                                ---------------------------------------------------------------------------------------------------
                                         PERCENT             PERCENT             PERCENT             PERCENT               PERCENT
                                AMOUNT   OF TOTAL   AMOUNT   OF TOTAL    AMOUNT  OF TOTAL   AMOUNT   OF TOTAL   AMOUNT     OF TOTAL
                                ------   --------   ------   --------    ------  --------   -------  --------   ------     --------
Commercial, financial and
  agricultural  . . . . . . . . $ 13,457    6.73%  $ 13,153     7.31%   $ 14,132    8.73%   $ 18,630   12.62%   $ 17,118    13.86%
Real estate mortgage:            166,039   83.03    146,152    81.26     127,194   78.62     110,182   74.63      91,237    73.86
Consumers installments  . . . .   20,480   10.24     20,561    11.43      20,461   12.65      18,822   12.75      15,175    12.28
                                --------  ------   --------   ------    --------  ------    --------  ------    --------   ------
Total . . . . . . . . . . . . .  199,976  100.00%   179,866   100.00%    161,787  100.00%    147,634  100.00%    123,530   100.00%
Less:
  Unearned income . . . . . . .   (1,024)            (1,266)              (1,397)             (1,411)               (960)
                                --------           --------             --------            --------            --------
Total . . . . . . . . . . . . . (198,952)           178,600              160,390             146,223             127,570
                                ========           ========             ========            ========            ========
Less:
  Allowance for loan losses . .   (2,994)            (2,490)              (1,687)             (1,671)             (1,412)
                                --------           --------             --------            --------            --------
Total . . . . . . . . . . . . . $195,958           $176,110             $158,703            $144,552            $121,158
                                ========           ========             ========            ========            ========

              SELECTED LOAN MATURITY AND INTEREST RATE SENSITIVITY
                            AS OF DECEMBER 31, 1994
                             (Dollars in Thousands)

                                                                                    RATE STRUCTURE FOR LOANS
                                                                                     MATURING OVER ONE YEAR
                                                                                  -----------------------------
                                 ONE YEAR          ONE YEAR          OVER         PREDETERMINED     FLOATING OR
                                    OR             TO FIVE           FIVE           INTEREST        ADJUSTABLE
                                   LESS            YEARS            YEARS             RATE             RATE             TOTAL
                                   ----            -----            -----             ----             ----             -----
Commercial, financial
     and agricultural . . .   $   10,392       $    3,029       $       26       $   13,445            $ 2            $ 13,447
Real estate . . . . . . . .      130,589           23,379           11,319          165,264             23             165,287
Consumer  . . . . . . . . .        7,786           11,545              887           20,168             50              20,218
                              ----------       ----------       ----------       ----------            ---            --------
TOTAL . . . . . . . . . . .   $  148,767       $   37,953       $   12,232       $  198,877            $75            $198,952
                              ==========       ==========       ==========       ==========            ===            ========

INVESTMENT PORTFOLIO

    The composition of CBI's investment securities portfolio reflects CBI's investment strategy of obtaining portfolio yields consistent with risk and liquidity considerations. The primary objectives of CBI's investment strategy are to maintain an appropriate level of liquidity and provide a tool to assist in controlling CBI's interest rate position while at the same time producing adequate levels of interest income. For securities classified as investment securities, management intends to maintain both a "Held to Maturity" portfolio and an "Available for Sale" portfolio. The mix between the two portfolios provides flexibility in managing CBI's investment portfolio. Management of the maturity of the portfolio is necessary to provide liquidity and control interest rate risk.


    Effective December 31, 1993, CBI adopted the investment categorization and carrying value rules as required by Financial Accounting Standards Board Statement of Financial Accounting Standards No. 115 (FASB 115), Accounting for Certain Investments in Debt and Equity Securities. Under FASB 115, CBI classifies its investment securities as either available-for-sale or held-to-maturity or trading. Held-to-maturity investments are carried at amortized cost. Securities available-for-sale and trading are carried at market value. For December 31, 1992, investment debt securities were carried at amortized cost.


    CBI has no securities classified as trading and currently has no plans to hold or acquire any securities for trading. The majority of securities at December 31, 1994, classified as held-to-maturity (71.76%) are obligations of state and political subdivisions and are held for their after-tax yield. Other securities are classified as held-to-maturity based on an individual analysis. All other securities are classified as available-for-sale and represent 66.02% of the total carrying value.


    Average outstanding investment securities during 1994 increased by $20,721,000 from $186,704,000 to $207,425,000. The increase in average outstanding investment securities resulted from an increase in deposits. The investment of these proceeds into investment securities was done after considering future projected liquidity needs and then current economic conditions. U.S. Treasury and Government agency securities with maturities from two to 10 years were emphasized with the intent to hold these securities as available-for-sale. Also, CBI continued to reduce its position in mortgage-backed securities due to perceived market price sensitivity. CBI primarily increased its held-to-maturity securities in tax-exempt securities to maximize long-term tax-equivalent yields. The changes made to the investment securities portfolio decreased the average yield from 8.23% to 7.66%. This was primarily due to maturities, calls and prepayments of high yield securities coupled with lower yield reinvestment opportunities.


    The above-described transactions changed the composition of the investment securities portfolio during 1994. At December 31, 1994, 48.0% of the total carrying value of the $206,547,000 of the investment portfolio is comprised of U.S. Treasury and Government agency securities. This compares to 45.4% at December 31, 1993, and 38.0% at December 31, 1992. In addition, 22.2% of total investment securities are represented by mortgage-backed securities compared to 26.7% at December 31, 1993, and 35.9% at December 31, 1992.

    The mortgage-backed securities consist of pass-through and collateralized mortgage obligations issued by governmental agencies and sponsored corporations, primarily the Governmental National Mortgage Association ("GNMA") and FNMA. Approximately 20% of the mortgage-backed portfolio consisted of variable rate securities with the balance invested in fixed rate securities. The primary risk associated with these securities is an interest rate risk; that is, how a change in interest rates influences the prepayments of the underlying mortgage obligations thereby affecting the actual yield to maturity and maturity of the mortgage-backed security. Generally, it is CBI's investment policy that mortgage-backed securities shall have a maximum average expected maturity of 15 years. A decreasing trend in interest rates would increase the market value and shorten the expected maturity of the portfolio due to the anticipated increase in prepayments of the underlying mortgage obligations. Conversely, an increasing trend in interest rates would have the opposite trend to decrease the market value and lengthen the expected maturity of the portfolio.


    The unrealized net depreciation of the securities portfolio at December 31, 1994, and 1993, was $8,666,000 and $8,804,000, respectively. This represents 4.1% of amortized cost and 4.2% of carrying value as compared to the unrealized net appreciation of 4.3% at December 31, 1993. For investment securities available-for-sale, the largest segment of unrealized loss at December 31, 1994, is represented by U.S. Treasury and Government agency securities ($3.8 million or 1.8% of the carrying value of the entire portfolio). For investment securities held-to-maturity, the largest segment of unrealized loss at December 31, 1994, is represented by obligations of state and political subdivisions ($1.9 million or 0.9% of the carrying value of the entire portfolio).


    The following table sets forth the carrying value of the investment securities portfolio at the end of each of the previous two years.

                              INVESTMENT PORTFOLIO
                             (Dollars in Thousands)

                                                 YEAR ENDED DECEMBER 31,
                                         1994            1993                1992
                                         ----            ----                ----
U.S. Treasury securities. . . . . .    $ 37,199         $ 44,390         $ 38,811
U.S. Agency obligations . . . . . .      61,974         $ 49,328           30,697
Mortgage-backed securities. . . . .      45,779         $ 55,096           65,559
Other securities. . . . . . . . . .      61,595         $ 57,713           47,769
                                       --------         --------         --------
Total . . . . . . . . . . . . . . .    $206,547         $206,527         $182,836
                                       ========         ========         ========

                              The maturities, amortized cost, market values,
and weighted-average yields of the investment securities portfolio at the end of 1994 are presented in the following table using primarily the stated maturities excluding the effects of prepayments. The yield data is determined using the amortized cost of the securities. As of December 31, 1994, no issuer of investment securities, other than the U.S. Government and U.S. Government agencies and sponsored corporations, held by CBI represented 10% or more of CBI shareholders' equity.

INVESTMENT SECURITIES
YIELD, MATURITY AND MARKET VALUE
(Dollar in thousands)



                                              U.S. Treasury             Mortgage-Backed Securities      Mortgage-Backed Securities
                                      and U.S. Government Agencies                (Fixed)                       (Adjustable)
                                     -------------------------------  -------------------------------  -----------------------------
                                      Carrying    Market    Weighted  Carrying    Market    Weighted   Carrying   Market    Weighted
DECEMBER 31, 1994                       Value     Value      Yield     Value       Value      Yield      Value    Value       Yield
                                     -------------------------------  -------------------------------  -----------------------------
Maturity
  Within one year...................   $ 3,028   $ 3,028     8.21%     $11,384     $11,384    8.36%    $   473   $   487      7.30%
  One to five years.................    62,216    61,868     6.44%       2,824       2,824    7.75%      3,454     3,386      6.62%
  Five to ten years ................    31,188    31,036     6.88%      22,410      22,338    6.64%      1,630     1,576      6.90%
  Over ten years and
    equity securities ..............     2,741     2,675     7.74%           0           0    0.00%      3,604     3,609      5.27%
                                       -------   -------     ----      -------     -------    ----     -------   -------      ----
      TOTAL VALUE ..................   $99,173   $98,607     6.46%     $36,618     $36,546    7.23%    $ 9,161   $ 9,058      6.13%
                                       =======   =======               =======     =======             =======   =======
December 31, 1993
      TOTAL VALUE ..................   $93,717   $93,718     6.68%     $43,960     $43,966    7.48%    $11,013   $11,413      5.70%
                                       =======   =======               =======     =======             =======   =======


(1)  On a tax-equivalent basis

                                  Securities Available for Sale                     Securities Held to Maturity
                          ----------------------------------------------   -------------------------------------------------
                                         Gross        Gross                               Gross        Gross
                           Amortized   Unrealized  Unrealized    Market    Amortized   Unrealized   Unrealized      Market
DECEMBER 31, 1994             Cost       Gains       Losses      Value        Cost        Gains       Losses         Value
                          ----------------------------------------------   -------------------------------------------------
U.S. Treasury and U.S.
  Government Agencies..... $ 91,685     $ 265      $ 4,015      $ 87,935     $11,238      $  0       $  566         $10,672
Mortgage-backed
  securities
  Fixed...................   36,448       105        1,830        34,723       1,893         0           70           1,823

  Adjustable..............    3,374         0          441         2,933       6,230        19          124           6,125
Obligations of state
  and political
  subdivisions ...........    5,863        80           47         5,896      50,365       795        2,721          48,439
Other securities .........    4,990        31          147         4,874         460         0            0             460
                           --------      ----      -------      --------     -------      ----       ------         -------
    TOTAL ................ $142,360      $481      $ 6,480      $136,361     $70,186      $814       $3,481         $67,519
                           ========      ====      =======      ========     =======      ====       ======         =======

                                            Grand Totals
                                --------------------------------------
                                  Total          Total       Average
                                 Carrying        Market      Years to
DECEMBER 31, 1994                 Value          Value       Maturity
                                --------------------------------------
U.S. Treasury and U.S.
  Government Agencies....       $ 99,173        $ 98,607       4.83
Mortgage-backed
  securities
  Fixed..................         36,618          36,546       3.91

  Adjustable.............          9,161           9,058       8.43
Obligations of state
  and political
  subdivisions ..........         56,261          54,335      10.36
Other securities ........          5,334           5,334       2.44
                                --------        --------
    TOTAL ...............       $206,547        $203,880       6.23
                                ========        ========

                              Obligations of States and
                                Political Subdivisions                    Other                              Total
                          --------------------------------  ---------------------------------   ---------------------------------
                           Carrying    Market    Weighted    Carrying    Market    Weighted      Carrying    Market      Weighted
 DECEMBER 31, 1994           Value     Value     Yield(1)      Value      Value     Yield          Value      Value       Yield
                          --------------------------------  ---------------------------------   ---------------------------------
Maturity . . . . . . . .   $ 2,228    $ 2,250      8.76%      $    0     $    0       .00%       $ 17,113    $ 17,149      8.32%
   Within one year . . .     3,578      3,647      7.36%       4,874      4,874      7.15%         76,946      76,599      7.13%
   One to five years . .     8,200      8,260      6.18%           0          0       .00%         63,428      63,210      6.66%
   Five to ten years . .    42,255     40,178      6.24%         460        460       .00%         49,060      46,922      5.27%
                           -------    -------                 ------     ------                  --------    --------
   Over ten years
   and equity
   securities . . . . .    $56,261    $54,335      6.40%      $5,334     $5,334      7.15%       $206,547    $203,880      7.01%
                           =======    =======                 ======     ======                  ========    ========
     TOTAL VALUE
December 31, 1993
     TOTAL VALUE  . . .    $49,968    $52,836      6.75%      $7,779     $7,779      7.49%       $206,527    $209,712      6.92%
                           =======    =======                 ======     ======                  ========    ========



                                       Securities Available for Sale                      Securities Held to Maturity
                            -------------------------------------------------  -------------------------------------------------
                                              Gross       Gross      Market     Amortized      Gross        Gross       Market
                               Amortized   Unrealized   Unrealized    Value        Cost     Unrealized    Unrealized    Value
 December 31, 1993               Cost         Gains       Losses                               Gains        Losses
                            -------------------------------------------------  -------------------------------------------------
U.S. Treasury and U.S. . . .   $ 88,228      $3,538       $  68     $ 91,698      $ 2,019      $    3      $    2     $ 2,020
  Government Agencies
Mortgage-backed
  securities
    Fixed  . . . . . . . . .     41,896       1,401          45       43,252          708           6           0         714
    Adjustable . . . . . . .      4,972           1          11        4,962        6,141         310           0       6,451
  Obligations of state
    and political
    subdivisions . . . . . .      6,348         493           0        6,841       43,127       2,925          57      45,995
  Other securities . . . . .      6,975         310           0        7,285          494           0           0         494
                               --------      ------        ----     --------      -------      ------      ------     -------
      TOTAL                    $148,419      $5,743        $124     $154,038      $52,489      $3,244      $   59     $55,674
                               ========      ======        ====     ========      =======      ======      ======     =======



                                        Grand Totals
                             -----------------------------------
                                Total      Total       Average
                               Carrying    Market     Years to
 December 31, 1993              Value       Value     Maturity
                             -----------------------------------

U.S. Treasury and U.S. . . .   $ 93,717    $ 93,718     4.14
  Government Agencies
Mortgage-backed
  securities
    Fixed  . . . . . . . . .     43,960      43,966     5.73
    Adjustable . . . . . . .     11,103      11,413     7.97
  Obligations of state
    and political
    subdivisions . . . . . .     49,968      52,836    10.25
  Other securities . . . . .      7,779       7,779     3.13
                               --------    --------
      TOTAL  . . . . . . . .   $206,527    $209,712     6.12
                               ========    ========


                                  Total Investments
                                  -----------------
                                              Gross         Gross                 Average
                              Carrying     Unrealized    Unrealized   Market     Years to
December 31, 1992              Value         Gains         Losses     Value      Maturity
                               -----         -----         ------     -----      --------
U.S. Treasury and U.S.
  Government Agencies . . .  $  69,508      $ 3,344        $ 16     $ 72,836       4.31
Mortgage-backed securities
 Fixed. . . . . . . . . . .     58,274        1,673         257       59,690       5.20
 Adjustable . . . . . . . .      7,285          258           0        7,543       5.38

Obligations of state
 and political
 subdivisions . . . . . . .     37,946        2,244          65       40,125       9.41
Other securities  . . . . .      9,823          447           0       10,270       5.74
                              --------      -------        ----     --------
    TOTAL . . . . . . . . .   $182,836      $ 7,966        $338     $190,464
                              ========      =======        ====     ========

DEPOSITS AND SHORT-TERM BORROWINGS

         Total deposits increased $24,592,000 or 6.75% to $388,867,000 at December 31, 1994, compared to December 31, 1993. Management's decision to reduce its interest rates relative to the local market, limited deposit growth in 1994. Even so, according to the Florida Bankers' Association's Deposit Share Report as of September 30, 1994, CBI increased its market share of total IPC deposits in Lake County from 17.82% on December 31, 1993 to 18.22% on September 30, 1994. CBI's market share of total IPC deposits in Lake County, Florida on December 31, 1992, was 16.98%.

         Time deposits increased $24,237,000 or 14.75% to $188,558,000 at
December 31, 1994. Jumbo CDs ($100,000 and greater) increased $3,051,000 or 12.63% to $27,214,000.

         Savings deposits (including money market deposit accounts) totaled $11,648,000 at December 31, 1994, $5,193,000 or 4.44% less than at December 31,
1993.  An increase of $3,790,000 or 12.33% to $34,540,000 occurred in noninterest-bearing demand deposits from December 31, 1993 to December 31, 1994. Interest-bearing demand and NOW accounts increased $1,758,000 or 3.36% to $54,122,000.

         Average noninterest-bearing demand deposits comprised 8.54% of average deposits for the year ended December 31, 1994, compared to 7.87% and 7.87% for the years ended December 31, 1993, and 1992, respectively.

         Total deposits grew $21,410,000 or 6.24% to $364,275,000 at December 31, 1993, compared to December 31, 1992. Time deposits increased $6,878,000 or 4.37% to $164,320,000 at December 31, 1993. Included in this increase was an increase in jumbo CDs of $3,051,000 or 23.14% to $24,163,000.

         Savings deposits totaled $116,841,000 at December 31, 1993, $3,440,000 or 3.03% higher than at December 31, 1992. Noninterest-bearing demand deposits increased $2,993,000 or 10.78% to $30,749,000 at December 31, 1993.
Interest-bearing demand and NOW accounts increased $8,100,000 or 18.30% to $52,364,000 at December 31, 1993.

         The above trend continued through the first nine months of 1995. During the nine months ended September 30, 1995, total deposits increased $23,453,000 over the nine months ended September 30, 1994, or 6.16%. For the same period, time deposits increased $42,641,000 or 23.1%. However, for the period ended September 30, 1995, savings deposits totaled $90,387,000, a decrease of $22,710,000 or 20.1% over the nine months ended September 30, 1994. The decline in saving deposits is partly attributed to the declining interest rates being paid on deposits. As rates fell, customers transferred funds from savings deposits to time deposits. Total time deposits increased as interest-bearing deposits and savings decreased, due in part to product repricing.

MATURITY OF CERTIFICATES OF DEPOSIT
OF $100,000 OR MORE
(Dollars in thousands)

December 31,                         1994             % of Total           1993         % of Total
                                     ----             ----------           ----         ----------
Maturity Group:
Under 3 months  . . . . . . . .  $     7,609             28.0%          $  6,993           28.9%
   3 to 6 months  . . . . . . .        2,954             10.9              3,461           14.2
   6 to 12 months . . . . . . .        5,067             18.6              4,286           17.7
   Over 12 months . . . . . . .       11,584             42.5              9,423           39.2
                                 -----------            -----           --------          -----
   TOTAL  . . . . . . . . . . .  $    27,214            100.0%          $ 24,163          100.0%
                                 ===========            =====           ========          =====

         Borrowed funds consist of short-term borrowings, primarily federal funds purchased and securities sold under agreement to repurchase. CBI enters into agreements to repurchase securities sold to customers. The securities sold are United States Treasury and agency securities which are included in the investment portfolio and are held in safekeeping by other large financial institutions. The repurchase agreements outstanding at December 31, 1994 are one day agreements which are automatically renewable unless the customer notifies CNBL. The interest rate on such agreements varies between 1.80% and 5.75%. At the close of 1994 and 1993, CBI had $2,587,000 and $5,491,000 in securities sold under agreements to repurchase, respectively.

         Federal funds purchased mature within one to four days from the transaction date. At the close of 1994 and 1993, CBI had $3,046,000 and $0 in federal funds purchased, respectively.

CAPITAL RESOURCES

         CBI's capital decreased by $2,818,000 at December 31, 1994 compared to year end 1993. Of this net decrease, $7,406,000 was attributable to the change in the adjustment to the unrealized (losses)/gains on certain securities required by Statement No. 115 of the Financial Accounting Standards Board, Accounting for Certain Investments in Debt and Equity Securities (see discussion of FASB No. 115 in the section on investment securities following and notes 1 and 2 to the consolidated statements included). This reduction was partially offset by net income of $6,005,000 less dividends declared totaling $1,417,000.

         CBI's ratio of stockholders' equity to period end assets was 7.85% after the adjustment for FASB No. 115 and 8.66% excluding assets and capital attributed to FASB No. 115. The 7.85% at December 31, 1994 (net of FASB No.
115) compares to the year end 1993 ratio of 8.95% and the year end 1992 ratio of 7.63%.

         Shareholders' equity (book value) per common share outstanding was $8.39 after the adjustment for FASB No. 115 and $9.34 before FASB No. 115 adjustment at December 31, 1994. Again, this compares to the shareholders' equity (book value) per share at year end 1993 and 1992 of $9.09 and $7.10 per share. For the nine months ended September 30, 1995, shareholders' equity (book value) per common share outstanding was $10.65 with the adjustment for FASB No. 115 and $10.52 net of the FASB No. 115 adjustment compared to $9.01 book value per common share outstanding with the adjustment for FASB No. 115 at September 30, 1994 and $9.31 net of FASB No. 115 adjustment.

         The ratio of average shareholders' equity to average assets for 1994 was 8.32% compared to 7.92% in 1993. The increase in the ratio is the result of the greater increase in average assets of than average assets of 8.15%.

                          RETURN ON EQUITY AND ASSETS
                            YEAR ENDED DECEMBER 31,

                                                                                    1994          1993
                                                                                  -------       --------
Return on average assets:
  Before cumulative change in accounting principle  . . . . . . .                   1.42%          1.40%
  Change in accounting principle  . . . . . . . . . . . . . . . .                     --%           .07%
                                                                                   ------        ------
  Net of change in accounting principle   . . . . . . . . . . . .                   1.42%          1.47%
                                                                                  -------        ------
Return on average equity (including FAS 115 adjustment):
  Before cumulative change in accounting principle  . . . . . . .                  17.07%         17.70%
  Change in accounting principle  . . . . . . . . . . . . . . . .                     --%           .82%

  Net of change in accounting principle   . . . . . . . . . . . .                  17.07%         18.52%
                                                                                   ------         ------
Return on average equity (excluding FAS 115 adjustment):
  Before cumulative change in accounting principle  . . . . . . .                  17.08%         17.01%
  Change in accounting principle  . . . . . . . . . . . . . . . .                     --%           .82%
                                                                                  -------        -------
  Net change in accounting principle  . . . . . . . . . . . . . .                  17.08%         17.83%
                                                                                  -------        -------
Tier 1 capital to average assets (leverage ratio) . . . . . . . .                   8.95%          8.50%

         The various federal bank regulators, including the Federal Reserve, have established risk-based requirements for assessing bank holding company and bank capital adequacy. These standards define "capital" for regulatory purposes and establish minimum capital standards in relation to assets and off-balance sheet exposures, as adjusted for credit risks. Capital is grouped into two tiers. For bank holding companies, Tier 1 or "core" capital consists of common shareholders' equity, perpetual preferred stock (subject to certain limitations) and minority interests in the common equity account of consolidated subsidiaries, reduced by goodwill and certain investments in other corporations ("Tier 1 Capital"). Tier 2 Capital consists of Tier 1 Capital, as well as the allowance for possible loan losses (subject to certain limitations), and certain subordinated debt "hybrid capital instruments," subordinated and perpetual debt and intermediate term and other preferred stock ("Tier 2 Capital").

         At December 31, 1994, a risk-based capital measure and a minimum ratio standard was fully phased-in with a minimum total capital ratio of 8.00% and Tier 1 Capital equal to at least 50% of total capital. The Federal Reserve also has a minimum leverage ratio of Tier 1 Capital to total assets of 3% to 5%.

         The Federal Reserve has emphasized that the foregoing standards are supervisory minimums and that an institution would be permitted to maintain such minimum levels of capital only if it were rated a composite "one" under the regulatory rating systems for bank holding companies and banks. All other bank holding companies are required to maintain a leverage ratio of 3% plus at least 1% to 2% of additional capital. These rules further provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain capital positions substantially above the minimum supervisory levels and comparable to peer group averages, within significant reliance on intangible assets. The Federal Reserve continues to consider a "tangible Tier 1 leverage ratio" in evaluation proposal for expansion or new activities. The percentage ratios for CBI, as calculated under the guidelines, were 17.41% and 18.66% for Tier 1 and total risk based capital, respectively, at year end 1994, and the leverage ratio was 8.73%. The regulatory capital ratios of CBI currently exceed the minimum ratios of 3% to 5% leverage capital, 6% Tier 1 and 8% Tier 2 required in 1994 by the Federal Reserve for bank holding companies. The Federal Reserve has not advised CBI of any specific minimum leverage ratio applicable to it.

         The following table sets forth the regulatory capital calculations of CBI and its subsidiary on consolidated basis as of December 31, 1994 and 1993, calculated in accordance with the applicable requirements of the Federal Reserve in effect on such dates:


                                                     RISK BASED CAPITAL CALCULATIONS
                                                          (Dollars in Thousands)

                                                              DECEMBER 31,
                                                              ------------
                                               1994         %                    1993         %
                                             ----------------                  ----------------
Shareholders' equity  . . . . . . . . .    $  33,976                        $  36,794
Regulatory capital
Tier 1 risk based:
    Actual  . . . . . . . . . . . . . .       33,797      17.41%               33,208       16.38%
    Minimum required  . . . . . . . . .       13,026       6.00%               12,164        6.00%
                                           ---------    -------              --------       -----
    Excess above minimum  . . . . . . .       24,771      11.41%               21,044       10.38%
                                           =========    =======              ========       =====
Total risk based:
    Actual  . . . . . . . . . . . . . .       40,514      18.66%               35,698       17.61%
    Minimum required  . . . . . . . . .       17,369       8.00%               16,217        8.00%
                                           ---------    -------              --------       -----
    Excess above minimum  . . . . . . .       23,145      10.66%               19,481        9.61%
                                           =========    =======              ========       =====

Average assets  . . . . . . . . . . . .    $ 422,465                         $390,596
                                           =========                         ========

Total assets  . . . . . . . . . . . . .    $ 432,828                         $410,908
                                           =========                         ========

Leverage Ratio  . . . . . . . . . . . .                    8.73%                             8.08%
                                                        =======                             =====

                                    -76-

BALANCE SHEET MANAGEMENT

Liquidity Management

         The objective of liquidity management is to ensure the availability of sufficient cash flows to meet all financial commitments and to capitalize on opportunities for business expansion. Liquidity management addresses CBI's ability to meet deposit withdrawals either on demand or at contractual maturity, pay other liabilities and to make new loans and investments as opportunities arise.

         Contractual maturities for assets and liabilities are reviewed to meet current and future liquidity requirements. Sources of liquidity, both anticipated and unanticipated, are maintained through a portfolio of high-quality marketable assets, such as residential mortgage loans, investment securities, and federal funds purchased. CBI has access to unsecured federal funds lines of credit and is able to provide short-term financing of its activities by selling, under agreement to repurchase, U.S. Treasury and Government agency securities (including certain mortgage-backed securities) not pledged to secure public deposits or trust funds. At December 31, 1994, CBI had available federal funds lines of credit of $4,454,000. At December 31, 1994, CBI had $140,850,000 U.S. Treasury and Government agency securities not pledged and available for sale under repurchase agreements. At December 31, 1993, the amount of securities available and unpledged was $142,892,000.

         Liquidity, as measured in the form of cash and cash equivalents, totaled $14,322,000 at December 31, 1994. At December 31, 1993, cash and cash equivalents totaled $15,266,000. Cash and cash equivalents vary with seasonal deposit movements and are generally higher in the winter than in the summer, and vary with the level of principal repayments occurring in CBI's investment securities portfolio and loan portfolio.

         As is typical of financial institutions, cash flows from investing (primarily in loans and securities) and from financing (primarily through deposit generation and short-term borrowings) are greatly in excess of cash flows from operations. In 1994, the cash flow from operations of $7,074,000 was 19.84% higher than during the same period of 1993. Cash flows from investing and financial activities reflect the increase in securities, loans and deposit balances experienced in 1994. In 1993, cash flows from operations of $5,903,000 were 5.05% higher than in 1992.

Interest Rate Sensitivity

         Interest rate movements and competitive pressures from unregulated institutions as well as banks and thrifts have made managing CBI's interest rate sensitivity increasingly important. CBI's Asset/Liability Management Committee is responsible for managing CBI's exposure to changes in market interest rates. This Committee attempts to maintain stable net interest margins by generally matching the volume of assets and liabilities maturing, or subject to repricing, and by adjusting rates to market conditions and changing interest rates.

         Interest rate exposure is managed by monitoring the relationship between earning assets and interest-bearing liabilities, focusing primarily on those that are rate-sensitive. Rate-sensitive assets and liabilities are those that reprice at market interest rates within a relatively short period, defined by the Committee as one year or less. The difference between rate-sensitive assets and rate-sensitive liabilities represents CBI's interest sensitivity gap, which may be either positive (rate sensitive assets exceed rate sensitive liabilities) or negative (rate sensitive liabilities exceed rate sensitive assets).

         On December 31, 1994, CBI had a negative gap position based on contractual maturities and prepayment assumptions for the next 12 months with a negative interest rate sensitivity gap as a% of total earning assets of 27.8%. This means that CBI's assets repriced more slowly than its deposits and other liabilities. In a declining interest rate environment, the cost of CBI's deposits and other liabilities may be expected to fall faster than the interest received on its earning assets, thus increasing the net interest spread. If interest rates generally increase, the negative gap means that the interest received on earning assets may be expected to increase more slowly than the interest paid on CBI's liabilities, therefore decreasing the net interest spread.

         CBI's asset liability committee has made hypothetical projections in an effort to estimate the worst case impact on CNBL's Net Interest Margin should prime interest rates increase significantly (2%) and immediately. Although management feels that this scenario is unlikely based on current and long-range economic projections, an immediate increase in interest rates of 2% would reduce Net Interest Margins by 23 basis points. Management monitors the gap position on an ongoing basis in an effort to keep interest rate risk within levels acceptable to CBI.

                   INTEREST RATE SENSITIVITY ANALYSIS (1)
                             AS OF DECEMBER 31,
                           (Dollars in Thousands)

                                                       0-3           4-12           1-5          OVER 5
                                                     MONTHS         MONTHS         YEARS          YEARS        TOTAL
                                                     ------         ------         -----         ------        -----
1994
Earning assets:
  Loans (2)   . . . . . . . . . . . . . . .          $ 59,179      $ 85,743       $ 41,798      $ 12,232      $198,952
  Investment securities (3)   . . . . . . .             6,411        20,823         66,427       118,885       212,547
  Federal funds sold and other short-term
    investments   . . . . . . . . . . . . .                 0             0              0             0             0
                                                     --------      --------       --------      --------     ---------
Total earning assets (2)  . . . . . . . . .            65,590       106,566        108,225       131,117       411,498
Savings deposits  . . . . . . . . . . . . .           165,770             0              0             0       165,770
Certificates of deposits  . . . . . . . . .            40,688        70,224         74,950         2,696       188,558
Federal funds purchased and other short-term
    borrowings  . . . . . . . . . . . . . .             5,633             0              0             0         5,633
                                                     --------      --------       --------      --------     ---------
Total interest-bearing liabilities  . . . .           212,091        70,224         74,950         2,696       359,961
                                                     --------      --------       --------      --------     ---------
Interest sensitivity gap  . . . . . . . . .          (146,501)         36,341        33,275       128,421       51,536
Cumulative interest sensitivity gap . . . .          (146,501)       (110,160)      (76,885)       51,536
Cumulative gap to earning assets (%)  . . .           (223.4%)         (64.0%)       (27.4%)       12.5%
Earning assets to interest-bearing liabilities          30.9%          144.4%        151.8%     4,863.4%

1993
Earning assets:
  Loans (2)   . . . . . . . . . . . . . . .             53,405         83,373        34,850         6,160       177,788
  Investment securities (3)   . . . . . . .              8,881         25,158        60,456       106,413       200,908
  Federal funds sold and other short-term
    investments   . . . . . . . . . . . . .              1,098              0             0             0         1,098
                                                     ---------     ----------     ---------     ---------     ---------
Total earning assets(2) . . . . . . . . . .             63,384        108,531        95,306       112,573       379,794
                                                     ---------     ----------     ---------     ---------     ---------
Savings deposits  . . . . . . . . . . . . .            171,594              0             0                     171,594
Certificates of deposits  . . . . . . . . .             37,517         62,779        61,790         2,396       164,482
Federal funds purchased and other short-term
    borrowings  . . . . . . . . . . . . . .              5,497              0             0             0         5,497
                                                     ---------     ----------     ---------     ---------     ---------
Total interest-bearing liabilities  . . . .            214,608         62,779        61,790         2,396       341,573
                                                     ---------     ----------     ---------     ---------     ---------

Interest sensitivity gap  . . . . . . . . .           (151,224)        45,752        33,516       110,177        38,221
Cumulative interest sensitivity gap/total
  earning assets  . . . . . . . . . . . . .           (151,224)      (105,472)      (71,956)       38,221
Cumulative gap to earning assets (%)  . . .            (238.6%)        (61.4%)         26.9%         10.1%
Earning assets to interest-bearing liabilities           29.5%         172.8%         154.2       4,698.4%
-----------------------------


(1) The repricing dates may differ from maturity dates for certain assets due to repayment assumptions.
(2)      Excludes nonaccrual loans.
(3)      Investment securities are stated at amortized cost.

         As seen in the preceding table, for the one-year period ended December 31, 1994, 78.4% of interest-bearing liabilities will reprice compared to 41.8% of all interest-bearing assets. In addition, the interest rate spread between an asset and its supporting liability can vary significantly while the timing of repricing for both the asset and the liability remains the same, thus impacting net interest income. This is referred to as basis risk, and, generally relates to the possibility that the repricing characteristics of short-term assets tied to CBI's prime lending rate are different from those of short-term funding sources such as certificates of deposit and interest-bearing deposits.

         Varying interest rate environments can create unexpected changes in prepayment levels of assets which are not reflected in the interest sensitivity analysis report, and changes in the mix of assets and liabilities. Prepayments and such other changes may have significant effects on CBI's net interest margin. Rates on assets and liabilities may not move completely in tandem. Because of these factors, static modeling of the interest sensitivity gap reports may not provide a complete assessment of CBI's exposure to changes in interest rates. Management utilizes computerized interest rate simulation analysis to evaluate CBI's interest rate sensitivity, but such modeling cannot reflect all conditions or results that could arise.

RESULTS OF OPERATIONS

NET INTEREST INCOME

         Net interest income, on a fully tax equivalent basis (TEB), totaled $18,560,000, $16,896,000 and $15,450,000 for 1994, 1993 and 1992, respectively.
Net interest income for 1994 increased 9.85% from 1993. The spread earned on increased deposits was relatively stable during 1994, notwithstanding six changes in interest rate levels by the Federal Reserve and changes in CBI's mix of deposits. The average cost of interest-bearing liabilities decreased slightly from 3.58% during 1993 to 3.55% during 1994, while the average yield on earning assets decreased from 7.78% during 1993 to 7.75% during 1994. The decreases in average interest costs and yields on earning assets, coupled with increased noninterest-bearing deposits and shareholders' equity resulted in a slight increase in the net interest income/yield on average earning assets from 4.58% in 1993 to 4.64% during 1994. Net interest income for the first nine months of 1995 reflected improvement over the same period in 1994. Through September 30, 1995, net interest income on a nontax equivalent basis was $12,994,000, 1.7% higher than the $12,775,000 for the nine months ended September 30, 1994.

         As a% of average earning assets, net interest margin (TEB) in 1994 was 4.64% in the fourth quarter, compared to 4.61% in the third quarter, 4.82% in the second quarter and 4.47% for the first quarter of 1994.

         For the years ended December 31, 1994 and 1993, the table below discloses the increases and decreases in net interest income attributable to changes in the volume and rates of individual earning assets and interest-bearing liabilities. The balances of nonaccruing loans are included in average loans outstanding.

                        RATE VOLUME VARIANCE ANALYSIS
                           TAXABLE EQUIVALENT BASIS
                            (Dollars in Thousands)


                                                           AVERAGE VOLUME                         CHANGE IN VOLUME
                                               -------------------------------------          ------------------------
                                               1994             1993            1992          1994-93          1993-92
                                               ----             ----            ----          -------          -------
Earning assets:
Loans, net of unearned
interest  . . . . . . . . . .               $  186,968      $  170,577       $  154,347     $  16,391       $  16,230
                                            ----------      ----------       ----------     ---------       ---------
Investment securities:
Taxable . . . . . . . . . . .                  163,089         154,190          150,743         8,899           3,447
Tax-exempt  . . . . . . . . .                   44,336          32,514           27,834        11,822           4,680
                                            ----------      ----------       ----------     ---------       ---------
Total . . . . . . . . . . . .                  207,425         186,704          178,577        20,721           8,127
                                            ----------      ----------       ----------     ---------       ---------
Federal funds
sold  . . . . . . . . . . . .                    5,952          11,566            9,479        (5,614)          2,087
Total earning
assets  . . . . . . . . . . .               $  400,345       $ 368,847        $ 342,403      $ 31,498        $ 26,444
                                            ==========      ==========       ==========     =========      ==========

Interest-bearing liabilities:
Demand  . . . . . . . . . . .               $   55,069      $   49,083       $   42,798     $   5,986       $   6,285
Savings . . . . . . . . . . .                  114,558         114,330          105,406           228           8,924
Time deposits . . . . . . . .                  176,704         162,056          156,700        14,648           5,356
Federal funds purchased                          4,360           3,531            4,855           829          (1,324)
                                            ----------      ----------       ----------     ---------       ---------
Total interest-bearing
liabilities . . . . . . . . .               $  350,691      $  329,000       $  309,759      $ 21,691       $  19,241
                                            ==========      ==========       ==========     =========      ==========
Net interest income/net
interest spread . . . . . . .               $   49,654      $   39,847       $   32,644     $   9,807      $    7,203
                                            ==========      ==========       ==========     =========      ==========
Net yield on
earning assets. . . . . . . .

Net cost of
funds . . . . . . . . . . . .

                                                       AVERAGE RATE                              INCOME/EXPENSE
                                            ---------------------------------        ---------------------------------------
                                             1994         1993          1992          1994            1993            1992
                                             ----         ----          ----          ----            ----            ----
Earning assets:
Loans, net of unearned
interest  . . . . . . . . . . .             7.96%         7.60%         8.25%        $14,892         $12,969         $12,731
Investment securities:
Taxable . . . . . . . . . . . .             7.18          7.71          8.42          11,705          11,866          12,688
Tax-exempt  . . . . . . . . . .             9.43          10.7          11.6           4,180           3,480           3,228
                                                                                     -------         -------         -------
Total . . . . . . . . . . . . .             7.66          8.23          8.91          15,885          15,346          15,916
                                                                                     -------         -------         -------
Federal funds
sold  . . . . . . . . . . . . .             4.00          3.00          3.38             238             347             320
                                                                                     -------         -------         -------
Total earning
assets  . . . . . . . . . . . .             7.75          7.78          8.46         $31,015         $28,662         $28,967
                                                                                     =======         =======         =======
Interest-bearing liabilities:
Demand  . . . . . . . . . . . .             2.01          2.14          2.14         $ 1,108         $ 1,052         $ 1,167
Savings . . . . . . . . . . . .             2.56          2.68          3.49           2,927           3,069           3,683
Time deposits . . . . . . . . .             4.68          4.67          5.43           8,268           7,574           8,516
Federal funds purchased                     3.49          2.58          3.11             152              91             151
                                                                                     -------         -------         -------
Total interest-bearing
liabilities . . . . . . . . . .             3.55          3.58          4.36         $12,455         $11,786          13,517
                                                                                     =======         =======         =======
Net interest income/net
interest spread . . . . . . . .             4.20          4.20          4.10         $18,560         $16,876         $15,450
                                                                                     =======         =======         =======
Net yield on
earning assets. . . . . . . . .             4.64          4.58          4.51

Net cost of
funds . . . . . . . . . . . . .             3.11          3.20          3.95


                             (Dollars in Thousands)

                                                                               VARIANCE ATTRIBUTED TO
                               INCOME/EXPENSE                                  ----------------------
                                  VARIANCE                        1994                                   1993
                             ------------------      -------------------------------      --------------------------------
                             1994-93    1993-92      VOLUME       RATE         MIX        VOLUME         RATE        MIX
                             ------     -------      ------      -------      ------      ------        -------    -------
Earning assets:
Loans, net of
  unearned interest . .      $1,923     $   238      $1,246      $   677      $1,923      $1,339        $(1,101)   $   238
                             ------     -------      ------      -------      ------      ------        -------    -------
Investment securities:
  Taxable   . . . . . .        (181)       (802)        686         (867)       (181)        290         (1,092)      (802)
  Tax-exempt  . . . . .         700         252       1,265         (565)        700         543           (291)       252
                             ------     -------      ------      -------      ------      ------        -------    -------
Total . . . . . . . . .         519        (550)      1,951       (1,432)        519         833         (1,383)       550
Federal funds sold            (109)          27        (168)          59        (109)         71            (44)        27
Total earning
  assets  . . . . . . .      $2,333     $  (285)     $3,029      $  (696)     $2,333      $2,243        $(2,528)   $  (285)
                             ======     =======      ======      =======      ======      ======        =======    =======
Interest-bearing
  deposits:
  Demand  . . . . . . .      $   56     $  (115)     $  128      $   (72)     $   56      $  172        $  (287)   $  (115)
  Savings   . . . . . .        (142)       (614)         (6)         136        (142)        311           (925)      (614)
  Time deposits                 694        (942)        684           10         694         291         (1,233)      (942)
  Federal funds
    purchased   . . . .          61         (60)         21           40          61         (41)           (19)       (60)
                             ------     -------      ------      -------      ------      ------        -------    -------
Total interest-
  bearing deposits. . .
                             $  669     $(1,731)     $  827      $  (158)     $  669      $  733        $(2,464)   $(1,731)
                             ------     -------      ------      -------      ------      ------        -------    -------
Net interest income/
  net interest spread .      $1,664     $(1,446)     $2,202      $  (538)     $1,664      $1,510        $   (64)   $ 1,446
                             ======     =======      ======      =======      ======      ======        =======    =======


                       CONSOLIDATED AVERAGE BALANCES,
                    INTEREST INCOME/EXPENSE AND YIELD/RATES
                             (Dollars in Thousands)

TAXABLE EQUIVALENT YIELD BASIS
                                                 1994                                 1993                     1993-1994
                                   ---------------------------------    ----------------------------------      AVERAGE
                                   AVERAGE      INCOME/       YIELD/     AVERAGE     INCOME/        YIELD/      GROWTH
                                   BALANCE      EXPENSE        RATE     BALANCE      EXPENSE         RATE        RATE
                                  --------------------------------------------------------------------------------------
ASSETS
Earnings assets:
Investment securities:
  Taxable   . . . . . . . . .     $  163,089  $   11,705       7.18%   $  154,190  $  11,886        7.71%       5.78%
  Tax-exempt  . . . . . . . .         44,336       4,180       9.43        32,514       3,480      10.70       36.36
                                      ------       -----                   ------       -----
    Total Investment Securities      207,425      15,885       7.66       186,704      15,366       8.23       11.10

Federal funds sold and other
   short-term investments   .          5,952         238       4.00        11,566         347       3.00      (48.54)
Loans, net(2) . . . . . . . .        186,968      14,892       7.96       170,577      12,969       7.60        9.61
                                     -------      ------                  -------      ------
Total earning assets  . . . .     $  400,345  $   31,015       7.75    $  368,847  $   28,682       7.78%       8.54

Allowance for loan losses . .        (2,749)                              (2,118)                              30.00
Cash and due from banks . . .         11,254                               10,760                               4.59
Bank premises and equipment .          6,990                                6,889
Other assets  . . . . . . . .          6,625                                6,218                               6.55
                                       -----                               ------
Total assets  . . . . . . . .     $  422,465                           $  390,596                               8.16%
                                     =======                              =======                               =====

LIABILITIES AND SHAREHOLDERS'
EQUITY
Interest-bearing liabilities:
  Demand  . . . . . . . . . .     $   55,059  $    1,108       2.01%   $   49,083  $    1,052       2.14%      12.20%
  Savings and money market  .        114,558       2,927       2.56       114,330       3,069       2.68        0.20
  Time deposits   . . . . . .        176,704       8,268       4.68       162,056       7,574       4.67        9.04
  Federal funds purchased and
    securities sold under
    agreement to repurchase            4,360         152       3.49         3,531          91       2.58       23.48
                                       -----         ---                    -----          --
Total interest-bearing liabilities  $350,681      12,455       3.55    $  329,000      11,786       3.58        6.59

Demand Deposits:
  Noninterest-bearing deposits       $32,735                           $   28,093                              16.52
Other liabilities . . . . . .          3,894                                2,578                              51.05
                                       -----                                -----
  Total Liabilities   . . . .        387,310                              359,671                               7.68
Shareholders' equity  . . . .         35,155                               30,925                              13.68
                                      ------                               ------
TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY  . . .     $  422,465                           $  390,596                               8.16
                                     =======                              =======                               ====

Interest Expense as % of earning assets                        3.11                $   16,896       3.20
Net interest income/yield on earning assets      $18,560       4.64                                 4.58
-----------------------------


(1)      The tax equivalent adjustment is based on a 34% tax rate.
(2) Nonaccrual loans are included in loan balances. Fees on loans have been included in interest on loans.

         Like earning asset yields, the interest rates paid on interest-bearing liabilities declined. The 3 basis point decline from 3.58% in 1993 to 3.55% in 1994 was primarily a result of increasing banking liquidity allowing rates to fall. The average balance for interest-bearing liabilities increased $21,681,000 or 6.6% to $350,681,000 in 1994 compared to 1993. The following table shows the components comprising this increase.

                CHANGES IN AVERAGE INTEREST-BEARING LIABILITIES
                             (Dollars in Thousands)

                                                         INCREASE/(DECREASE)       INCREASE/(DECREASE)
                                                          1994  VS. 1993           1993 VS.  1992
                                                          ----  --- ----           ---- ---  ----
Interest-bearing demand . . . . . . . . . . . . . . .  $   5,976     12.2%     $  6,285      14.7%
Savings and money market  . . . . . . . . . . . . . .        228       .2         8,924       8.5
Time deposits . . . . . . . . . . . . . . . . . . . .     14,648      9.0         5,356       3.4
Securities sold under agreements to repurchase  . . .        829     23.5       (1,324)     (27.2)
                                                          ------                ------
TOTAL . . . . . . . . . . . . . . . . . . . . . . . .  $  21,681      6.6%     $ 19,241       6.2%
                                                          ======                =======


    Net interest income (TEB) totaled $16,896,000 for 1993, an increase of $1,446,000 or 9.36% from 1992. Net interest income (TEB) as a% of average earning assets was 4.58% compared to 4.51% for 1992. The increase in this ratio during 1993 can be attributed to a decrease in the rate paid on interest-bearing liabilities that exceeded the decrease in the yield on earning assets.


    Yields on earning assets declined in 1993 as a result of lower interest rates generally. The yield on earning assets declined 68 basis points from 8.46% in 1993 to 7.78% for the year 1993 compared to 1992. Approximately $26,444,000 of earning assets were funded primarily from increased deposits. The decline in yields on average earning assets in 1993 was offset by a 78 basis point decrease in interest rates paid on average interest-bearing liabilities from 4.36% in 1992 to 3.58% in 1993. Reduced loan demand and declining market interest rates permitted CBI management to decrease the rates offered on demand accounts, savings, and money market accounts. Rates paid for time deposits declined 76 basis points during 1993, while average time deposits increased 3.42% to $162,056,000.

EFFECTS OF INFLATION, CHANGING PRICES, AND CHANGING INTEREST RATES

    The financial statements presented herein were prepared in accordance with generally accepted accounting principles and do not attempt to consider changes in the relative value of money due to inflation over a period of time.

    Inflation generally increases the costs of funds and operating overhead, and to the extent loans and other assets bear variable rates, the yields on such assets. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant effect on the performance of a financial institution than the effects of general levels of inflation.
Although interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services, increases in inflation generally have resulted in increased interest rates. From the beginning of 1994 through the first quarter of 1995, the Federal Reserve has increased interest rates 300 basis points in an effort to curb inflation through monetary policy. In addition, inflation affects financial institutions' increased cost of goods and services purchased, the cost of salaries and benefits, occupancy expense, and similar items. Inflation and related increases in interest rates generally decrease the market value of investments and loans held and may adversely affect liquidity, earnings, and shareholders' equity. Mortgage origination and refinancings tend to slow as interest rates increase, and generally reduce earnings from such activities. Changes in interest rates also affect the mix and types of deposits and assets sought by customers. In the summer of 1995, the Federal Reserve reduced rates by 50 basis points as inflation fears subsided.

    Changing property values, especially in an economy that is still struggling towards recovery could have a negative impact on the value of real estate owned by CBI acquired through foreclosure as well as real estate securing CBI's loans. Accordingly, management conducts an ongoing review of the property owned through foreclosure and the property values securing delinquent loans and will write down or reserve for marginal equity positions as deemed necessary.

NONINTEREST INCOME

    Noninterest income consists of revenues generated from fee-based services and commissions, and gains or losses recognized from the sale of investment portfolio securities. Total noninterest income for 1994 decreased $568,000 or 22.1% compared to 1993. Noninterest income for 1993 decreased $512,000 or 16.6% from 1992. For the first nine months of 1995, total noninterest income increased $267,000 or 18.8% from the same period in 1994.

    The table below shows CBI's noninterest income for the years indicated.


                                                         YEAR ENDED%                               CHANGE
                                                         ------------                              ------
                                                1994      1993         1992               94/93         93/92
                                                ----      ----         ----               -----         -----
Service charges on deposit accounts .         $1,107     $1,162      $1,111               (4.73%)        4.59%
Trust income  . . . . . . . . . . . .            716        588         449               21.77%        30.96%
Other income  . . . . . . . . . . . .            350        378         408               (7.41%)       (7.35%)
Investment securities gain (loss) . .           (168)       445       1,117             (137.75%)      (60.16%)
                                                            ---       -----             ---------      --------
TOTAL . . . . . . . . . . . . . . . .         $2,005     $2,573      $3,085              (22.08%)      (16.60%)
                                              ======     ======      ======              ========      ========


        Fee income from service charges on deposit accounts decreased slightly by $55,000 (4.7%) in 1994 from 1993 and increased $51,000 (4.6%) in 1993 from
1992. The decrease in 1994 resulted from a trend to higher quality demand accounts that incurred fewer NSF charges. Emphasis on checking account services, appropriate pricing for transaction deposit accounts, and fee collection practices for other deposit services will be important factors to increasing service charge income for future years. The first nine months of 1995 showed a slight increase of $4,000 or 0.5% in deposit service charges as compared to the same period in 1994.

        Noninterest income, excluding securities gains, increased as a result of increased income from trust income, partially offset by decreased service charges on deposit accounts and decreased fee income from mortgages originated for resale in the secondary market. These changes resulted from increased trust volume and increased pricing and certain trust services partially offset by decreased service charge and fee volume of activity.

        Securities transactions resulted in losses of $168,000 for the year ended December 31, 1994, compared to gains of $445,000 in 1993, or a total change of $613,000. Securities gains in 1992 were $1,117,000.

        For the year ended December 31, 1992, noninterest income increased due to service charges on deposit accounts, primarily the result of repricing certain services, increased trust volume and increased gains from securities sales. Various recurring noninterest other income items include travelers check fees, safe deposit box fees, and origination fees on mortgage loans.

NONINTEREST EXPENSES

        The table below shows CBI's noninterest expenses for the years indicated.

                              NONINTEREST EXPENSES
                             (DOLLARS IN THOUSANDS)

                                                                 Year Ended                       % Change
                                                     ------------------------------------- ---------------------
                                                        1994         1993         1992        94/93        93/92
                                                     -------------------------------------------------- --------
  Salaries and employee benefits                     $5,342       $ 5,045      $ 4,550         5.9%       10.9%
  Occupancy expense                                   1,078         1,166        1,062         (7.5)        9.8
  Equipment expense                                     911           756          774         20.5        (2.3)
  Stationery and supplies                               356           273          294         30.4        (7.1)
  Advertising                                           285           275          219          3.6        25.6
  Insurance, including regulatory assessments           891           836          786          6.6         6.4
  Postage                                               195           170           16         14.7         4.3
  Taxes (other than payroll, real estate and            205           206          206         (0.5)        0.0
  income taxes)
  Directors' fees                                       265           266          233         (0.4)       14.2
  Trust Department expense                              136           118          104         15.3        13.5
  Other expense                                         793           786          935          0.9        (159)
                                                       ---          ---          ---
  TOTAL                                             $10,457        $9,897       $9,326          5.7%        6.1%
                                                    =======        ======       ======



    Noninterest expenses increased in 1994 by $560,000 or 5.66% over 1993.
This increase was primarily the result of an increase in salaries and employee benefits from $5,045,000 in 1993 to $5,342,000 in 1994, or 5.89%. Salaries and
employee benefits increased due to general salary increases, increased profit sharing payments that are related to improved performance of CBI and the related payroll taxes. Noninterest expenses totaled $9,326,000 in 1992. As of September 30, 1995, total salary and employee benefits increased $306,000 or 7.7% over the same period in 1994 as a result of annual salary increases and related benefits.

    Occupancy expense decreased by $88,000 in 1994 compared to 1993, or 7.55%. This increase is primarily due to expenses incurred in 1993 related to opening the Wildwood branch that did not recur in 1994. For the first nine months of 1995, occupancy expenses increased $53,000 or 6.6% over the same period in 1994.

    FDIC deposit insurance premiums increased $55,000 or 7.07% in 1994 as a result of the increase in deposits. Since 1989, the annual premium rate has increased from .09% of total deposits to .23% of total deposits. The rate assessed on deposits in l994 ranged from .23% to .29%, depending on the capital adequacy and examination ratings imposed by governing bank regulatory authorities on individual financial institutions.

    The increase in noninterest expenses in 1993 was attributable in part to a 10.88% growth in salaries and employee benefits, staffing additions for a new branch opened in 1993, general salary increases and increased profit sharing payments that are related to CBI performance and related increases in payroll taxes.

    Occupancy and equipment expense increases in 1993 from 1992 were, in large part, related to the opening of the branch in Wildwood.

    FDIC deposit insurance premiums increased $65,000 or 9.15% in 1993 from 1992 due to increased deposit balances. Other noninterest expenses decreased $150,000 or 16.03% in 1993 from 1992, primarily as a result of decreased legal fees and provisions for claims against CNBL's Trust Department totaling $178,000 in 1992 that did not recur in 1993.

PROVISION FOR LOAN LOSSES, NET CHARGE-OFFS AND ALLOWANCE FOR LOAN LOSSES

 Net charge-offs for 1994 declined $176,000 or 64.7% to $96,000. The significant decline in net charge-offs and delinquencies in 1994 resulted in a $475,000 or 44.2% decline in the 1994 provision for loan losses when compared to 1993. CBI's net charge-offs for 1995 declined $241,000 or 251.04% to $(145,000) reflecting greater recoveries than charge-offs in the latest period. The significant decline in net charge-offs and delinquencies in 1995 resulted in a $345,000 or 57.50% decline in the 1995 provision for loan losses when compared to 1994. The net recoveries were primarily attributed to one real estate loan previously written down. For the year ended December 31, 1993, the provision for loan losses was $1,075,000 compared to $1,400,000 for 1992. The 1993 reduction in the provision resulted from an improving economy and a decline in net charge-offs and delinquencies from the higher levels encountered in 1992 and 1991. See "--Nonperforming Assets" and "--Allowance for Loan Losses."

    CBI's internal loan monitoring systems provide detailed monthly analysis of delinquencies, nonperforming assets, and potential problem loans, which are reviewed regularly by the Board of Directors.

 Management determined the provision for loan losses which is charged to operations by analyzing and monitoring delinquencies, nonperforming loans and the level of outstanding balances for each loan category, as well as the amount of net charge-offs, and by estimating losses inherent in its portfolio. While CBI's policies and procedures used to estimate the monthly provisions for loan losses charged to operations are considered adequate by management and are reviewed from time to time by the OCC, there exist factors beyond the control of CBI, such as general economic conditions both locally and nationally, which make management's judgment as to the adequacy of the provision necessarily approximate.


    The following table provides certain information concerning CBI's allowances for loan losses for the periods indicated.

                        SUMMARY OF LOAN LOSS EXPERIENCE
                             (Dollars in Thousands)


                                                                                    DECEMBER 31,
                                                                     --------------------------------------------
                                              SEPTEMBER 30, 1995     1994        1993     1992      1991     1990
                                              ------------------     ----        ----     ----      -----    ----
Allowance for loan losses beginning balance       $   2,994        $  2,490  $   1,687  $  1,671 $  1,412 $  1,514
                                                  ---------        --------  ---------  -------- -------- --------
Provision for loan loss expense                         255             600      1,075     1,400    1,004      876
                                                  ---------        --------  ---------  -------- -------- --------
Gross loan charge-offs:
    Commercial, financial and agricultural                0              55          0       545      254      335
    Installment                                          69              78         60        97      138      488
    Real estate                                           4              78        321       790      456      197
                                                  ---------        --------  ---------  -------- -------- --------
    TOTAL CHARGE-OFFS                                   (73)           (211)      (381)   (1,432)    (848)  (1,020)
                                                  ---------        --------  ---------  -------- -------- --------
Recoveries:
    Commercial, financial and agricultural               22              59         33         0        2        0
    Installment                                          20               8         54        34       44       41
    Real estate                                          16              48         22        14       57        1
                                                  ---------        --------  ---------  -------- -------- --------
    TOTAL RECOVERIES                                     58             115        109        48      103       42
                                                  ---------        --------  ---------  -------- -------- --------
Allowance for loan losses, ending balance         $   3,234        $  2,994  $   2,490     1,687    1,671    1,412
                                                  =========        ========  =========  ======== ======== ========
Daily average loans outstanding*                  $ 209,058        $186,968  $ 170,577  $154,347 $136,118 $113,619
Allowance for loan losses to average
  loans outstanding                                    1.55%           1.60%      1.46%     1.09%    1.23%    1.24%
Ratio of net charge-offs to average
  loans outstanding                                     .01%           0.05%      0.16%     0.90%    0.55%    0.86%
Allowance for loan losses to nonperforming
  loans                                              520.77%         595.23%    306.65%    41.23%  102.45%   75.37%
-----------------------
* Net of unearned income


   The allowance for loan losses was $2,994,000 at December 31, 1994, $504,000 higher than one year earlier. The ratio of the allowance for loan losses to total loans outstanding (net of unearned income) was 1.51% at December 31, 1994, 1.39% at December 31, 1993, and 1.05% at December 31, 1992. The
allowance for loan losses as a% of nonaccrual loans was 595.23% at December 31, 1994, 305.99% at December 31, 1993, and

65.62% at December 31, 1992. During 1994, substantial improvement over the prior year performance occurred in all significant measures of loan quality. There were no accruing loans past due 90 days or more at December 31, 1994 or 1993. The allowance for loan losses was $3,234,000 at September 30, 1995, $296,000 higher than September 30, 1994. At September 30, 1995, the allowance for loan losses was 1.46% of total loans outstanding.


    During 1994, CBI experienced net charge-offs of $96,000, compared to $272,000 one year earlier, a 64.71% reduction. Net charge-offs for 1992 were $1,384,000. Net charge-offs as a percentage of average loans outstanding were 0.05% for 1994, the lowest percentage CBI has reported since 1988. Net installment loan losses were $70,000 in 1994, compared to $6,000 in 1993, and $63,000 in 1992. Commercial, financial and agricultural loans showed a net recovery of $4,000, a net recovery of $33,000 and a net loss of $545,000, respectively, for the same periods. Real estate loan net charge-offs were $30,000 in 1994, $299,000 in 1993 and $776,000 in 1992.


    The following table summarizes CBI's allocation of the allowance for loan losses to each type of loan and information regarding the composition of the loan portfolio at the dates indicated.

                        ALLOCATION OF LOAN LOSS RESERVE
                               AS OF DECEMBER 31
                             (Dollars in Thousands)


                                                                 1994               1993               1992               1991
                                                                 ----               ----               ----               ----
                                                            AMOUNT     % OF    AMOUNT    % OF     AMOUNT    % OF     AMOUNT     % OF
                                                            ------     ----              ----     ------    -----    ------     ----
                                                                       TOTAL             TOTAL              TOTAL              TOTAL
                                                                       ----              -----              -----              -----
Commercial, financial and agricultural                   $  683       22.8%   $  258      10.4%   $  258     15.9%    $  234   14.0%
Real estate                                               2,201       73.5     1,897      76.2     1,214     72.0      1,253   75.0
Consumer                                                    110        3.7       335      13.4       205     12.1        184   11.0
                                                         ------      -----    ------     -----    ------    -----     ------   ----

TOTAL                                                    $2,994      100.0%    2,490     100.0%    1,687    100.0%     1,671  100.0%
                                                         ======      =====    ======     =====    ======    ======    ======  =====


ALLOWANCE FOR LOAN LOSSES AND RISK ELEMENTS

        The allowance for loan losses represents management's estimate of an amount adequate in relation to the risk of future losses inherent in the loan portfolio. In its continuing evaluation of the allowance and its adequacy, management considers, among other factors, CBI's loan loss experience, the amount of past due and nonperforming loans, current and anticipated economic conditions, and the values of certain loan collateral, and other assets. The size of the allowance also reflects the large amount of permanent residential
loans held by CBI whose historical charge-offs and   delinquencies have been
very satisfactory.

        It is CBI's policy to charge off loans in the current period in which a loss is considered probable. There are always risks of future losses which cannot be quantified precisely or attributed to particular loans or classes of loans. Because these risks include the state of economy as well as conditions affecting individual borrowers, management's judgment of the allowance is necessarily approximate. It is also subject to regulatory examinations and determinations as to adequacy, which may take into account such factors as the methodology used to calculate the allowance for loan losses and the size of the allowance for loan losses in comparison to peer group companies identified by the regulatory agencies.

        In assessing the adequacy of the allowance, management relies predominantly on its ongoing review of the loan portfolio, which is undertaken both to ascertain whether there are probable losses which must be charged off and to assess the risk characteristics of the portfolio in the aggregate. This review considers the judgment of management, and also those of bank regulatory agencies that review the loan portfolio as part of their regular examination process. An examination by the OCC during the year revealed no major differences in judgments or methodology related to the allowance for loan losses.

        On September 30, 1995, the allowance for loan losses was $3,234,000, $240,000 higher than on December 31, 1994. The ratio of the allowance for loan losses to net average loans outstanding was 1.55% at September 30, 1995, compared to 1.60% at December 31, 1994. On December 31, 1994, the allowance for loan losses was

$2,994,000, $504,000 higher than on December 31, 1993. The ratio of the allowance for loan losses to net average loans outstanding was 1.60% at December 31, 1994, compared to 1.46% at December 31, 1993. On December 31, 1993, the allowance for loan losses was $2,490,000, $803,000 higher than on December 31, 1992. The ratio of the allowance for loan losses to average loans outstanding was 1.46% at December 31, 1993, compared to 1.09% at December 31, 1992.


    For 1993, CBI had net charge-offs of $272,000 compared to $1,384,000 for the same period in 1992. Total commercial, financial and agricultural loan net (recoveries) were ($33,000) for 1993 versus $545,000 for the comparable period in 1992. Total real estate net charge-offs were $299,000 in 1993 and $776,000 in 1992.


    In assessing the adequacy of the allowance, management relies predominantly on its ongoing review of the loan portfolio, which is undertaken both to ascertain whether there are probably losses which must be charged off and to assess the risk characteristics of the portfolio in the aggregate. This review takes into consideration the judgments of the lending officers, senior management and those the bank regulatory agencies that review the loan portfolio as part of CBI's examination process. A specific percentage is allocated to each loan category, with additional amounts being added for individual problem loans considered to have specific loss potential. While all information available is used by management to recognize losses in the loan portfolio, there can be no assurances that future additions to the allowance will not be necessary. CBI's loan committee reviews the assessments of management in determining the adequacy of the allowance for loan losses.


    CBI's allowance for loan losses is also subject to regulatory examinations and determinations as to adequacy, which may take into account such factors as the methodology used to calculate the allowance for loan loss reserves and size of the loan loss reserve in comparison to a group of peer banks identified by the regulators. During its routine examinations of national banks, the OCC has, from time to time, required additions to a national bank's provisions for loan losses and allowances for loan losses as the regulators' credit evaluations and allowance for loan loss methodology have differed from those of the management of a national bank. During the last several years, several large bank holding companies, located in various portions of the United States, have substantially increased their provisions and reserves for loan losses following regulatory examinations. Such regulatory examinations have focused on loan quality, particularly that of real estate loans. CBI attempts to reduce the risks of real estate lending through maximum loan- to-value requirements as well as systematic cash flow and initial customer credit history analyses. See "SUPERVISION AND REGULATION."


    Management believes that the $3,234,000 in allowances at September 30, 1995, or 1.55% of total outstanding loans, net of unearned income, was adequate to absorb known risks in the portfolio. No assurance can be given, however, that adverse economic circumstances will not result in increased losses in the loan portfolio.


NONPERFORMING ASSETS

    CBI has policies, procedures and underwriting guidelines intended to assist in maintaining the overall quality of its loan portfolio. CBI monitors its delinquency levels for any adverse trends. Nonperforming assets consist of loans on nonaccrual status, loans that have been renegotiated at more favorable terms than those for similar credits, real estate and other assets acquired in partial or full satisfaction of loan obligations and loans that are past due 90 days or more. CBI's policy generally is to place a loan on nonaccrual status when it is contractually past due 90 days or more as to payment of principal or interest. A loan may be placed on nonaccrual status at an earlier date when concerns exist as to the ultimate collections of principal or interest. At the time a loan is placed on nonaccrual status, interest previously accrued, but not collected, is reversed and charged against current earnings. Loans that are contractually past due 90 days or more which are well secured or guaranteed by financially responsible third parties and are in the process of collection generally are not placed on nonaccrual status.

    Nonperforming assets include nonperforming loans and foreclosed real estate held for sale. Nonperforming loans include loans classified as nonaccrual or renegotiated. The table of Nonperforming Assets below shows the amount of interest foregone from loans placed on nonaccrual. For 1994, the amount of interest foregone was $579 compared to $45,705 for 1993. No interest was recognized on nonperforming loans while classified as nonperforming.

    Nonperforming assets at September 30, 1995, were $1,240,000, a decrease of $338,000, or 21.4%, from September 30, 1994.

    During the past few years, the Southeastern region of the country began experiencing a general improvement in the real estate loan market. In view of these market conditions, management has closely monitored and will continue to monitor CBI's real estate and commercial loan portfolio during 1995. Particular attention will be focused on those credits targeted by the loan monitoring and review process. Management's continued emphasis is on maintaining a lower level of nonperforming assets and returning the current nonperforming assets to an earning status.

    Other foreclosed or repossessed assets taken in consideration of loan amounts due CBI, which consists primarily of repossessed automobiles, are classified in other assets and as of September 30, 1995 account for less than 0.02% of total assets. At year-end 1994, these assets accounted for less than 0.01% of total assets.


    As of September 30, 1995, nonperforming assets were .56% of loans outstanding plus foreclosed real estate held for sale compared to .81% for September 30, 1994. Nonaccrual loans were .28% of loans outstanding at September 30, 1995, compared to the previous level of .32% for period ending September 30, 1994.


    At December 31, 1994, nonperforming assets were .60% of loans outstanding plus foreclosed real estate held for sale compared to 1.60% for year-end 1993. Nonaccrual loans were .25% of loans outstanding at year-end 1994 compared to the previous year-end level of .45%.

    The following table summarizes nonperforming loans and other real estate owned at the dates indicated.

                              NONPERFORMING ASSETS
                             (Dollars in Thousands)

                                                      SEPTEMBER 30,                      DECEMBER 31,
                                                    ------------------  -----------------------------------------------
                                                        1995    1994       1994     1993        1992     1991     1990
                                                        ----    ----       ----     ----        ----     ----     ----
Nonaccrual loans (1)  . . . . . . . . . . . . .     $     621 $    612  $    503  $    812   $  4,092 $  1,631 $  1,873
Renegotiated loans  . . . . . . . . . . . . . .             0        0         0         0          0        0        0
Other real estate owned . . . . . . . . . . . .           619      966       687     2,046      1,521    1,179      684
                                                    --------- --------  --------  --------   -------- -------- --------
TOTAL NONPERFORMING ASSETS  . . . . . . . . . .     $   1,240 $  1,578  $  1,190  $  2,858      5,613    2,810    2,557
                                                    ========= ========  ========  ========   ======== ======== ========

Amount of loans outstanding at end of year (2).     $ 220,962 $194,017  $198,952  $178,600   $160,391 $146,223 $122,570
Total nonperforming loans as a percentage of
  total loans . . . . . . . . . . . . . . . . .           .28%     .32%     0.25%     0.45%      2.55%    1.12%    1.53%
Ratio of total nonperforming assets to loans
  outstanding and other real estate owned at
  end of period . . . . . . . . . . . . . . . .           .56%    0.81%     0.60%     1.60%      3.50%    1.92%    2.09%
Ratio of total nonperforming assets to total
  average assets. . . . . . . . . . . . . . . .           .28%     .38%     0.28%     0.73%      1.54%    0.87%    0.90%
Accruing loans past due 90 days or more . . . .             0        0         0         0          0        0        0

(1) Interest income that could have been recorded during December 1994 and 1993 related to nonaccrual loans was $1 and $46, respectively, none of which was included in interest income or net income. All nonaccrual loans were secured.

(2) Net of unearned income.

    Nonperforming assets (other real estate owned and nonaccrual loans) at December 31, 1994 were $1,190,000, a decrease of $1,668,000 or 58.36% from
December 31, 1993. At December 31, 1994, CBI's ratio of nonperforming assets to loans outstanding plus other real estate owned was 0.60%, compared to 1.60% at December 31, 1993. The decrease in nonperforming assets from December 31, 1993 to December 31, 1994 included decreases in other real estate owned of $1,359,000 and nonaccrual loans of $309,000. As of September 30, 1995, nonperforming assets were $1,240,000, a decrease of $338,000 or 21.4% from the same date in 1994. At September 30, 1995, CBI's ratio of nonperforming assets to loans outstanding plus other real estate owned was 0.56% compared to 0.81% at September 30, 1994.

    Nonperforming assets are subject to changes in the economy, both nationally and locally, changes in monetary and fiscal policies, and changes in conditions affecting various borrowers from CBI's subsidiary bank. No assurance can be given that nonperforming assets will not in fact increase or otherwise change. A similar judgmental process is involved in the methodology used to estimate and establish CBI's allowance for loan losses.

    At December 31, 1992, nonaccrual loans included one real estate loan of $2,500,000 that was required to be included in nonaccrual loans by the OCC due to weak financial statements of the borrower. The loan was written down to the appraised value of the underlying real estate, was current and payments were made in accordance with the terms of the loan agreement. During 1993, this loan was removed from nonaccrual with the agreement of the OCC due to continued satisfactory performance in accordance with the terms of the loan. This loan continued to perform satisfactorily in 1994 and through the first nine months of 1995.

    Nonperforming assets at December 31, 1993 were $2,858,000, a decrease of $2,755,000 or 49.08% from December 31, 1992. At December 31, 1993, CBI's ratio of nonperforming assets to total loans outstanding plus other real estate owned was 1.60%, compared to 3.50% at December 31, 1992. The decrease in nonperforming assets from December 31, 1992 to December 31, 1993 included increases in other real estate owned of $525,000 and offset by decreases in nonaccrual loans of $3,280,000. The decrease in nonaccrual loans was substantially due to the upgrading of one large real estate loan classified as nonaccrual at the direction of the OCC in 1992, as previously discussed.

    Statement of Financial Accounting Standard No. 114, Accounting by Creditors for Impairment of a Loan ("FASB No. 114"), is effective for fiscal years beginning after December 15, 1994. FASB 114 addresses accounting by creditors for impairment of certain loans, uncollateralized as well as collateralized, except large groups of smaller-balance homogeneous loans which CBI considers to be credit card, consumer installment, residential real estate and home equity loans that are collectively evaluated for impairment, and requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. Management considers a loan impaired when it becomes probable that there will be a loss resulting from the credit after foreclosure and liquidation of the collateral or as a result of not receiving payments when contractually agreed upon, which management believes will result in a loss of principal or interest. Probable is defined as more than 50% chance that a future event or events will occur confirming the fact of the loss. Management identifies its substandard and doubtful loans as the major risk classifications which are used to aggregate loans for the application of FASB 114. Nonaccrual loans are loans on which the accrual of interest has been discontinued because either a reasonable doubt exists as to the full timely collection of interest or principal, or when a loan becomes contractually past due ninety days or more with respect to interest or principal. A nonaccrual loan may not have an anticipated loss associated with it because of the collateral supporting the credit and therefore not be considered impaired. An impaired loan is anticipated to have a loss and may or may not be on nonaccrual. It is CBI's policy to charge off impaired loans in the current period in which a loss is considered probable. At September 30, 1995 the total recorded investment in impaired loans was $1,784,926, all of which were measured using the fair value of the collateral method.


    On October 3, 1994, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure ("FASB No. 118"), which amends FASB No. 114 to allow a creditor to use existing methods for recognizing interest income on an impaired loan. FASB No. 118 requires that an entity disclose its policy for recognizing interest income or impaired loans, including how cash receipts are recorded. Interest income on loans (including impaired loans) is recognized based upon the principal amounts outstanding. Income on nonaccrual loans and impaired loans is recognized only to the extent cash is received and where the future collection of principal is probable. The amount of interest income recognized on a cash basis is not material at September 30, 1995. At September 30, 1995 the total recorded investment in impaired loans was $1,784,926, all of which had a related allowance for credit losses determined in accordance with FASB No. 118 which was $504,866. None of the recorded investment in impaired loans had related allowance for credit losses. The average recorded investment in impaired loans for the nine months ended September 30, 1995 was $1,782,086. The amount of interest income recognized during the time within the period ending September 30, 1995 that the loans were impaired was

$124,679. The amount of interest income recognized using the cash-basis method of accounting during the period ending September 30, 1995 that the loans were impaired was $22,606.

    The impact of FASB No. 114 on the comparability for 1994 and the first none months of 1995 of the credit risk tables was not considered material for CBI.

                          DETAILS OF NONACCRUAL LOANS
                         AT DECEMBER 31, 1994 AND 1993
                             (Dollars in Thousands)

                                                                             1994             1993
                                                                             ----             ----
Principal balance . . . . . . . . . . . . . . . . . . . . . . . . . .  $      503        $     812
Interest that would have been recorded under original terms . . . . .           1               46
Interest actually recorded  . . . . . . . . . . . . . . . . . . . . .           0                0

INCOME TAXES


    Income taxes for the year 1994 were $2,082,000, 13.03% above the $1,842,000 for 1993 which was 3.66% above the $1,777,000 in 1992. The effective rate in 1994 was 25.75%, 25.18% in 1993, and 26.48 in 1992. The decrease in rate reflects the increased amount of tax-exempt interest income in 1994 and 1993 compared to 1992. The first nine months of 1995 have resulted in income tax expense of $1,699,000 as compared to $1,547,000 for the same period in 1994. The effective tax rate for the first nine months of 1995 was 26.3% compared to 25.7% for the first nine months of 1994.


FDIC INSURANCE ASSESSMENTS


    CBI, through its subsidiary BIF member, is subject to FDIC deposit insurance assessments. During the years ended December 31, 1994, and December 31, 1993, CFI paid $833,133 and $778,338, respectively, in BIF deposit insurance premiums. See "SUPERVISION & REGULATION--FDIC Insurance Assessments."


EFFECTS OF ACCOUNTING CHANGES

    The Financial Accounting Standards Board has issued Statement No. 119, Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments. The statement requires additional financial disclosure for derivative financial instruments. The disclosures describe the instruments purposes and their financial statement presentation. Since the requirements of the statement are disclosure related in nature, and CFI's exposure to derivative financial instruments is small, the impact of CFI's financial statements is not considered to be material.

    The Financial Accounting Standards Board issued in December 1991, Statement No. 107, Disclosures About Fair Value of Financial Instruments. The statement requires disclosure of the fair values of financial instruments, both assets and liabilities recognized and not recognized in the statement of financial position, for which it is practicable to estimate fair value. The statement also requires disclosure of descriptive information pertinent to estimating the fair values of the financial instruments. The statement is effective for financial statements issued for fiscal years ending after December 15, 1995, for entities with less than $150 million in total assets on the issuance date of the statement. Disclosures about Fair Value of Financial Instruments are included in the audited financial statements and are incorporated herein by reference.


    In April 1995, the Financial Accounting Standards Board issued
Statement No. 121, Accounting For the Impairment of Long-Lived Assets and For Long-Lived Assets to be Disposed. The statement requires an impairment loss to be recognized when the aggregate of estimated future cash inflows to be generated by an asset are less than the asset's carrying value. The statement is effective for years beginning after December 15, 1995.

Management has not determined the effect of this statement on future financial statements, but anticipates it to be immaterial.


    In May, 1995, the Financial Accounting Standards Board issued Statement No. 122 Accounting for Mortgage Servicing Rights. The statement requires that an enterprise engaging in mortgage banking activities recognize as separate assets rights to service mortgage loans for others. Currently, CBI does not engage in servicing loans for others and therefore this statement will have no effect on its financial statements.

    In October, 1995, the Financial Accounting Standards Board issued
Statement No. 123 Accounting for Stock-Based Compensation. The statement requires that transactions with other than employees in which goods or services are acquired by issuing equity instruments are accounted for using the value of the instrument issued. This Statement also requires that stock based employee compensation arrangements be accounted for either by applying the value method or the intrinsic value method in Opinion 25 of the Accounting Principles Board (which allows for disclosure only, rather than recognition of certain employee compensation arrangements). This Statement applies to transactions entered into after October 15, 1995. Management has not determined the effect of this Statement on future financial statements, but anticipates it to be immaterial.


CONTINGENCIES AND LEGAL MATTERS

    CBI is not a party to, nor is any of its property the subject of, any material pending legal proceedings, other than ordinary routine proceedings incidental to the business of banking. CNBL is involved in legal proceedings primarily involving the recovery of loans previously charged-off or adequately provided for in the allowance for loan losses. After a review of all litigation with CBI's legal counsel, CBI's management believes that the resolution of these matters will not have a material effect on CBI's or CNBL's financial position, liquidity or operating results. A lawsuit filed against CBI involving CNBL's Trust Department was settled in 1993 and all expenses related thereto were accrued in 1992. Two other suits involving the Trust Department were settled in 1992, resulting in increased legal fees and other expense in 1992 that did not recur in 1993. Accordingly, these expenses decreased significantly in 1993.

FASB 107 DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

    CBI has calculated and reported the fair value of its financial instruments in accordance with the Statement of Financial Accounting Standards No. 107. While market value information has been reported for its investment securities portfolio in prior years based on quoted market prices, this statement also requires the estimating of fair values for financial instruments with no quoted market prices. For most instruments with no quoted market values, there are a variety of judgments which must be approved with a wide variation in reported results. Management has followed the requirements of the statement and used an acceptable method to estimate fair value for these instruments. However, various other values could result if different assumptions were used. Therefore, management believes it is not relevant and potentially misleading to compare the amount of appreciation or depreciation of financial instruments with no quoted values to any other financial institution. Disclosures about Fair Value of Financial Instruments are included in the audited financial statements and are incorporated herein by reference.

    Although the statement does not prohibit estimating and reporting the fair value of deposits, management has elected not to estimate a value for its core deposit portfolio because of reliability and comparability issues.

SELECTED QUARTERLY INFORMATION
Quarterly Consolidated Income Statement (1)

 (Dollars in thousands                             1994 Quarters                              1993 Quarters
 except per share data)               ---------------------------------------    ---------------------------------------
                                      Fourth     Third     Second      First     Fourth     Third      Second     First
 Net interest income:
 Interest income . . . . . . . . .   $ 8,182    $ 7,862    $ 7,744    $ 7,228    $ 7,244    $ 7,211    $ 7,225   $ 7,002
 Interest expense. . . . . . . . .    (3,418)    (3,215)    (2,959)    (2,863)    (2,878)    (2,949)    (2,963)   (2,995)
                                     -------    -------    -------    -------    -------    -------    -------   -------
 Net interest income . . . . . . .     4,764      4,647      4,785      4,365      4,366      4,262      4,262     4,007
                                     -------    -------    -------    -------    -------    -------    -------   -------
 Provision for loan losses . . . .       (77)      (201)      (172)      (150)      (400)      (225)      (225)     (225)
                                     -------    -------    -------    -------    -------    -------    -------   -------
 Noninterest income:
   Service charges on deposit
     accounts. . . . . . . . . . .       272        282        269        284        297        299        274       292
   Trust income. . . . . . . . . .       177        174        156        209        158        143        145       142
   Other income. . . . . . . . . .       100         88         68         95        100         90         94        94
   Investment securities gains
     (losses). . . . . . . . . . .       (44)         0       (178)        54         55        111         59       220
                                     -------    -------    -------    -------    -------    -------    -------   -------
   Total noninterest income  . . .       505        544        315        642        610        643        572       748
                                     -------    -------    -------    -------    -------    -------    -------   -------
 Noninterest expenses:
   Salaries and employee
     benefits. . . . . . . . . . .     1,348      1,334      1,342      1,318      1,251      1,227      1,264     1,303
   Occupancy expense . . . . . . .       312        269        184        313        325        271        255       315
   Equipment expense . . . . . . .       229        220        252        210        181        191        200       184
   Stationery and supplies . . . .       121         72         98         65        102         54         57        60
   Advertising . . . . . . . . . .        97         60         66         62         81         61         68        65
   Insurance, including
       regulatory assessments. . .       228        228        218        217        206        214        206       205
   Postage . . . . . . . . . . . .        47         48         51         49         41         42         40        47
   Taxes (2) . . . . . . . . . . .        51         18         70         66         49         56         52        49
   Directors' fees . . . . . . . .        63         66         69         67         66         65         66        69

   Trust department expense  . . .        31         44         26         35         28         36         27        27
   Other expense . . . . . . . . .       220        177        117        279        215        167        154       255
   Total noninterest expenses. . .    (2,747)    (2,536)    (2,493)    (2,681)    (2,545)    (2,384)    (2,389)   (2,579)
 Income before income taxes  . . .     2,445      2,454      2,435      2,176      2,031      2,296      2,220     1,951
 Provision for income taxes  . . .      (901)      (904)      (896)      (803)      (739)      (839)      (815)     (632)
                                     -------    -------    -------    -------    -------    -------    -------   -------
 Net income before cumulative
   effect of a change in
   accounting principle. . . . . .     1,544      1,550      1,539      1,373      1,292      1,457      1,405     1,319
 Cumulative effect on prior years
   (to December 31, 1992) of
   changing method of account-
   for income taxes. . . . . . . .         0          0          0          0          0          0          0       255
                                     -------    -------    -------    -------    -------    -------    -------   -------
 Net income. . . . . . . . . . . .    $1,544     $1,550     $1,539     $1,373     $1,292     $1,457     $1,405    $1,574
                                     =======    =======    =======    =======    =======    =======    =======   =======

(Dollars in thousands except
per share data)                                1994 Quarters                              1993 Quarters
                                  Fourth     Third     Second      First     Fourth     Third      Second     First
                                 ----------------------------------------   ---------------------------------------
PER SHARE DATA
   Net income before
     cumulative effect of a
     change in accounting
     principle . . . . . . . . .   $.38      $.38       $.38       $.34       $.32       $.36       $.35       $.32
   Cumulative effect on prior
     years (to December 31,
     1992) of change in
     method of accounting
     for income taxes) . . . . .      0         0          0        .06          0          0          0        .06
   Net income                      $.38      $.38       $.38       $.40       $.32       $.36       $.35       $.38
                                   ====      ====       ====       ====       ====       ====       ====      ====
   Cash dividends declared
     on common stock . . . . . .   $.35      $.00       $.00       $.00       $.31       $.00       $.00      $.00

(1)  The tax equivalent adjustment is based on a 34% tax rate.
(2)  Taxes other than payroll, real estate and income taxes.

                               BUSINESS OF CBI

         CBI is a Florida corporation that is registered with the Reserve as a "bank holding company" under the BHC Act. Through its banking subsidiary, CBI provides a wide range of commercial and retail banking services, trust services and various other financial services in central Florida. Its principal subsidiary is CNBL, a national banking association that is a member of the FDIC. CNBL currently operates six full service banking offices in Lake County, Florida, one in Sumter County, Florida, and one in Marion County, Florida.


         While the Merger is CBI's first acquisition, CBI has continued to evaluate acquisition opportunities from time to time. As a result, acquisition discussions and, in some cases, negotiations may take place.
Future acquisitions involving cash, debt or equity securities may arise. Acquisitions may involve the payment of a premium over book and market values and, therefore, some dilution of CBI's book value and/or net income per common share may occur in connection with any such future acquisitions. In addition, CBI has been approached from time to time by entities seeking to discuss a possible acquisition of CBI, but to date, CBI has not entered into any negotiations with any such entities. CBI believes it is likely that because if its size, market position and location, that it may continue to receive such inquiries. CBI's long-term strategic plan is to remain an independent institution, but CBI will continue to evaluate proposals consistent with the CBI Board's fiduciary duties. The results of any such discussions and evaluations cannot be predicted.


         CBI's primary market area, Lake County, has had a 45% growth in population from 104,870 in 1980 to 152,104 in 1990. The population increased a further 12.5% from 1990 to 1994 to 171,168.

         CBI's market share followed the same lines of growth and even exceeded the market shares of the competing banks by the end of 1994. CBI was the third largest bank in Lake County in 1990 with 12.99% of individual, partnership and corporate ("IPC") deposits as compared to the second highest market share of 17.52% and the highest market share of 18.22%. CBI then achieved the highest market share at 18.30% by the end of 1994 as compared to the second highest market share of 18.13% and the third highest market share of 17.14% CBI attributes this growth in market share to superior customer service and product compatibility with its customers needs.

         The economy for Lake County has been stable over the last decade due mostly to the influx of retirement aged residents. Industry has been in a transitional phase from agriculture, including citrus production to various other industries, including aluminum extrusion manufacturing, fruit packaging products, thermometer manufacturing and food products processing.

         The unemployment rate for Lake County has decreased from 8.7% in 1992 to 5.8% in 1995. The reduction in the unemployment rate for those periods is mostly attributable to the transition of seasonal agrarian help to the manufacturing and services industries. Compared to the region, Lake County now has high resident concentrations of blue-collar skills, which include precision production, machine operators, and general laborers.

         Household effective buying income increased 92.5% from $15,790 in 1980 to $30,397 in 1990, and grew a further $1,087 to $31,484 by 1993. The medium home for Lake County increased in value from $67,789 in 1990 to $72,248 in 1992.

         As of February 16, 1996, CBI had 169 full-time employees and 16 part-time employees. Subject to certain initial vesting periods, all full-time employees were eligible to participate in CBI's health and welfare plans and the CBI profit sharing plan and pension plan. CBI believes that relations between CBI and its employees are generally good.

         For additional information regarding CBI's business activities refer to "AVAILABLE INFORMATION," "--Selected Financial Data," "CBI's MANANGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and "SUPERVISION AND REGULATION." CBI's lending activities are discussed in detail at "CBI's MANANGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--Loan Portfolio."

CBI PROPERTIES

         The main office of CNBL is located in a two-story modern building with approximately 26,400 square feet, which is owned by CNBL. The building, located at 1211 North Boulevard West, Leesburg, Florida, has six drive-through windows and two walk-up banking windows. Across the street is a 1,000 square foot building which accommodates eight drive-through tellers, one of which is an ATM, and one walk-up window. CBI maintains its operations, including its executive offices and trust facilities, in an adjacent three-story modern building of approximately 43,600 square feet, which is connected to CNBL's main office building by a walk through at the second story level.

         As of December 1, 1995, CBI owned all of its offices, which had a net book value of approximately $4,853,000. CNBL's branch offices are described as follows:

         Fruitland Park Branch, located at the corner of U. S. 27, 441 and Palm Street, Fruitland Park, Florida, consists of a one story building with approximately 3,000 square feet. Four drive-through windows are at this location, one of which is an ATM.

         Lake Square Mall Branch, located at 7000 South U. S. Highway 441, is a one story building with approximately 3,600 square feet located on a land lease. Six drive-through windows are at this location, one of which is an ATM.

         The Villages Branch, located at North U. S. Highway 441, Lady Lake, Florida, is a one story building with approximately 5,000 square feet. Six drive-through windows are at this location, one of which is an ATM.

         Eustis Branch, located at 200 Orange Avenue, Eustis, Florida, is a leased building with approximately 2,600 square feet. There is one drive-through window, and one walk-up ATM at this location.

         Tavares Branch, located at 359 East Burleigh Boulevard, Tavares, Florida, is a leased building with approximately 1,250 square feet. There are no drive-through windows at this location, however, there is one free-standing ATM located in the front parking lot.

         Wildwood Branch, located at 300 South Main Street, Wildwood, Florida, is a one story building with 6,298 square feet. There are four drive-in windows, and one walk-up ATM at this location.

         Summerfield Branch, located at 1701 Southeast 109th Avenue, Summerfield, Florida. This office was opened in October 1995 and has approximately 4,600 square feet with five drive-in windows and one drive up ATM.

         Ocala Branch, located at 1515 East Silver Springs Boulevard, Suite E-170, is an office located in a strip shopping complex with 1,000 square feet and is currently serving as a loan production office. There is one lobby teller station.

                               MANAGEMENT OF CBI

DIRECTORS AND EXECUTIVE OFFICERS

         The following table provides certain information regarding CBI's directors and executive officers. Each of the following persons has been in their current occupation for the last five years, except where otherwise noted.


                                       AGE AS OF
                                      FEBRUARY 15,
 NAME                                     1996         POSITIONS
 ----                               ----------------   ---------
 Clifton L. Bridges, M.D. (1)              51          Chairman of the Board of Directors and Director
 Kenneth W. Mullis (2)                     52          President, Chief Executive Officer and Director
 Michael T. Killingsworth                  38          Senior Vice President, Chief Financial Officer and
                                                       Secretary of CBI
 Bobby A. Sullivan (3)                     60          Director

 Douglas W. Braun (4)                      46          Director
 W. Thomas Brooks (5)                      46          Director
 Thomas N. Grizzard (6)                    56          Director
 W.F. Herlong, Jr. (7)                     62          Director
 Wendell F. Husebo (8)                     68          Director
 Walter S. McLin (9)                       60          Director
 Linda Spradlin (10)                       57          Director
 Ferrell D. Young, D.V.M. (11)             54          Director
-------------------------------------------

(1) Dr. Bridges is a facial plastic surgeon and is President of Bridges, Hardy & Milstead, M.D., P.A. Dr. Bridges became Chairman of the Board in March 1995.

(2) Mr. Mullis has served as President and Chief Executive Officer of CBI and CNBL since 1990.

(3) Mr. Sullivan retired as Chief Financial Officer from CBI December 31, 1995. Mr. Sullivan will remain a director of CBI.

(4) Mr. Braun has been President of Besco Electric Supply Co. since 1983, an electrical wholesale business located in Leesburg, Florida.

(5) Mr. Brooks is a certified public accountant and is President of Brooks, Wiley, Young, Padgett & Kleiser, P.A. He is a director of Foliage Design Systems Franchise Company, Boys and Girls Club of Lake County and the Leesburg High School Foundation.

(6) Mr. Grizzard is a Realtor and is President of Tom Grizzard, Inc., a realty company located in Leesburg, Florida. Mr. Grizzard is a Trustee of the Beverly Grizzard Residual Trust. He manages Leesburg Lake Shore Mobile Home Park and is a developer of Beverly Harbors Condominiums.

(7) Mr. Herlong is an investor in stocks, bonds and real estate. Formerly, he was Vice President of CNBL in Marketing & Business Development. Mr. Herlong is a limited partner in A.S. Herlong Ltd., a real estate holding company located in Leesburg, Florida, and is a travel consultant for AAA Auto Club South.

(8) Mr. Husebo is Chairman of Husebo Advertising/Public Relations, Inc., in Leesburg, Florida, a regional agency he organized in 1962. He has been active in business, civic and church activities in Leesburg since 1951.

(9) Mr. McLin is an attorney-at-law and has practiced in Lake County, Florida since 1962. He is President of McLin, Burnsed, Morrison, Johnson & Robuck, P.A. He currently serves as a member of the Board of Directors of Blue Cross and Blue Shield of Florida, Inc. and Florida Combined Life Insurance Company, Inc.

(10) Mrs. Spradlin is President of Fox Fire Farms, Inc., a horse farm located in Leesburg, Florida. She is a Trustee of Poinsettia Land Trust, a real estate holding company.

(11) Dr. Young is a veterinarian. He is owner and practitioner of Northgate Animal Hospital d/b/a Ferrell D. Young, D.V.M., P.A., Leesburg, Florida and Animal Clinic of Lady Lake, Florida. He has been in practice for 26 years. He is a member of FVMA, AVMA, and is Secretary/Treasurer of Lake County Veterinary Emergency Clinic.

(12) Mr. Killingsworth was Vice President and Cashier of Southeastern Bank, Darien, Georgia until February 28, 1995, at which time he joined CBI.

Frank S. Bouis, a director of CBI and CNBL resigned from the CBI Board of Directors on January 9, 1996, after indicating that he was dissatisfied with his role on the Board.

                        OWNERSHIP OF CBI COMMON STOCK

        As of January 31, 1996, CBI s records indicated the following number of shares were beneficially owned by (i) all persons who own beneficially 5% or more of the CBI Common Stock, (ii) each person who is a director or an executive officer of CBI and (iii) all directors and executive officers as a group.

                                       Amount and Nature
                                    of Beneficial Ownership                    Percent of CBI Common Stock
Name of                               of CBI Common Stock        Percent          to be Outstanding at
Beneficial Owner                       (Number of Shares)    of Class (%)(1)    the Effective Time (%)(2)
----------------                       ------------------    ---------------    -------------------------
Clifton L. Bridges, M.D. (5)                145,767         3.6                            3.3
Kenneth W. Mullis (6)                        22,708         *                               *
Bobby A. Sullivan (7)                        11,156         *                               *

Douglas W. Braun (8)                         68,471         1.7                            1.5
W. Thomas Brooks (9)                         27,137         *                               *
Thomas N. Grizzard(10)                       20,197         *                               *
W.F. Herlong, Jr. (11)                       31,880         *                               *
Wendell F. Husebo (12)                       67,649         1.7                            1.5
Walter S. McLin (13)                         65,442         1.6                            1.5
Linda Spradlin (14)                         185,409         4.6                            4.2
Ferrell D. Young, D.V.M. (15)                49,965         1.2                            1.1


Directors and executive                     695,566         17.2                          15.6
 officers as a group
 (11 persons)(3)

*        Less than 1%.

(1) Based on 4,047,643 shares of CBI Common Stock outstanding as of January 31, 1996.

(2) Based on 4,472,643 shares of CBI Common Stock outstanding as of the Effective Time of the Merger, assuming no CFB dissenting shareholders.

(3) The percentage of CBI Common Stock that will be owned by CBI directors at the Effective Time does not include 65,900 shares of CBI Common Stock that Terry E. Trexler will receive at the Merger. Mr. Trexler is expected to be elected to the CBI and CNBL Boards of Directors following the Effective Time.

(4) Information relating to beneficial ownership of Common Stock by directors is based upon information furnished by each person using "beneficial ownership" concepts set forth in rules of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial ownership. Accordingly, nominees are named as beneficial owners of shares as to which they may disclaim any beneficial interest. Except as indicated in other notes to this table describing special relationships with other persons and specifying shared voting or investment power, directors possess sole voting and investment power with respect to all shares of Common Stock set forth opposite their names.


(5) Includes 1,341 shares held by Dr. Bridges' individual retirement account and 52,146 shares (over which Dr. Bridges exercises shared voting and investment control) held jointly with his wife, Glenda J. Bridges. Also includes 936 shares (over which Dr. Bridges exercises no voting or investment control) held by his wife's individual retirement account, 14,576 shares (over which Dr. Bridges exercises no voting or investment control), owned jointly by Dr. Bridges' wife and her mother, 4,167 shares held by Dr. Bridges as custodian for his minor children, and 69,800 shares held by the Bridges, Hardy & Milstead, M.D., P.A., Money Purchase Pension Plan Trust, as to which shares Dr. Bridges disclaims beneficial ownership.


(6) Includes 10,000 shares (over which Mr. Mullis exercises shared voting and investment control) owned jointly with his wife, Linda L. Mullis, and 9,605 shares owned by Mr. Mullis' individual retirement account. Does not include 11,025 shares subject to options granted to Mr. Mullis by CBI pursuant to his employment, which options are not exercisable within 60 days.

(7) Includes 1,975 shares held by Mr. Sullivan's individual retirement account. Also includes 84 shares (over which Mr. Sullivan exercises shared voting and investment control) owned jointly with Mr. Sullivan's son, Keith A. Sullivan, 624 shares (over which Mr. Sullivan exercises shared voting and investment control) owned jointly with Mr. Sullivan's son, Scott J. Sullivan, and 1,974 shares (over which Mr. Sullivan exercises no voting or investment control) owned by Mr. Sullivan's wife's individual retirement account, as to which shares Mr. Sullivan disclaims beneficial ownership.

(8) Includes 200 shares (over which Mr. Braun exercises shared voting and investment control) held by Mr. Braun jointly with his wife. Also includes 14,550 shares held by Besco Electric Supply, Inc. and 51,444 shares held by the Besco Electric Supply, Inc. Pension Plan, as to which shares Mr. Braun disclaims beneficial ownership.

(9) Includes 3,073 shares held by Mr. Brooks' individual retirement account and 21,464 shares (over which Mr. Brooks exercises shared voting and investment control) held jointly with his wife, Ann H. Brooks. Also includes 400 shares held by Mr. Brooks as custodian for his minor daughter, Amy Elizabeth Brooks, and 200 shares (over which Mr. Brooks exercises no voting or investment control) owned directly by Mr. Brooks' son, Brian Chase Brooks, as to which shares Mr. Brooks disclaims beneficial ownership.

(10) Includes 2,840 shares held by Mr. Grizzard's individual retirement account and 6,429 shares held in trust for Mr. Grizzard (over which Mr. Grizzard exercises sole voting and investment control). Also includes 1,350 shares (over which Mr. Grizzard exercises no voting or investment control) held by Mr. Grizzard's wife's individual retirement account, 6,429 shares held in trust for Mr. Grizzard's wife, Linda K. Grizzard (over which Mr. Grizzard exercises no voting and investment control) and 3,149 shares (over which Mr. Grizzard exercises shared voting and investment control) held by Mr. Grizzard and his sister, Sally G. Spence Reeves, as Trustees of the Beverly Grizzard Residuary Trust, as to which shares Mr. Grizzard disclaims beneficial ownership.

(11) Includes 300 shares held by Mr. Herlong as Trustee of the Louise B. Herlong Trust (Mr. Herlong's mother) and 300 shares held by Mr. Herlong as Trustee of the W. Fred Herlong Trust (Mr. Herlong's father), as to all of which shares Mr. Herlong disclaims beneficial ownership.

(12) Includes 315 shares held by Mr. Husebo in trust for his minor granddaughters, 7,761 shares held by Husebo Advertising/Public Relations, Inc., and 27,168 shares held by the Husebo
         Advertising/Public Relations, Inc. Profit Sharing Plan, as to all of which shares Mr. Husebo disclaims beneficial ownership.

(13) Includes 19,869 shares held by Mr. McLin's individual retirement account. Also includes 19,578 shares (over which Mr. McLin exercises no voting or investment control) held by Mr. McLin's wife, Gwen F.

         McLin, and 1,800 shares held in Mrs. McLin's individual retirement account, as to which shares Mr. McLin disclaims beneficial ownership.

(13) Includes 161,055 shares held in two trusts for Mrs. Spradlin's mother, Margaret W. Smith, of which Mrs. Spradlin serves as trustee, 6,440 shares held in trust for Mrs. Spradlin's son, Michael William Spradlin, of which Mrs. Spradlin serves as trustee, 1,766 shares held in two trusts for Mrs. Spradlin's grandchildren, Brittany Lyne Spradlin and Kyle William Spradlin, of which Mrs. Spradlin serves as trustee, 4,075 shares held in trust for Mrs. Spradlin's niece, Elizabeth Jackson, of which Mrs. Spradlin serves as trustee, and 4,473 shares held in five trusts for Mrs. Spradlin's grand nephews and grand niece, Aaron Loesch, Daniel Roe, Michael Roe, Samuel Roe and Anna Jackson, of which Mrs. Spradlin serves as trustee, as to all of which shares Mrs. Spradlin disclaims beneficial ownership.

(15) Includes 3,015 shares held by Dr. Young's individual retirement account. Also includes 9,999 shares held in three trusts for Dr. Young's children, Ferrell Durham Young, Jr., Lisa Marie Young, and Beau Hartman Young, of which Dr. Young serves as trustee.

                     COMPENSATION OF CBI EXECUTIVE OFFICERS

    Under rules established by the Securities and Exchange Commission, CBI is required to provide certain data and information in regard to the compensation and benefits provided to its chief executive officer and other executive officers, including the executive officers with compensation in excess of $100,000 (collectively, the President/Chief Executive Officer and the Chief Financial Officer/Chief Operations Officer of CBI are referred to as the "named executive officers"). The disclosure requirements for the named executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting these individuals. The Compensation Committee has prepared the following report for inclusion in this Proxy Statement/Prospectus in response to such requirements.

    The following table sets forth certain elements of compensation of the named executive officers of CBI or CNBL for the periods indicated.

                           SUMMARY COMPENSATION TABLE


                                                                Annual Compensation
           (a)                     (b)              (c)                 (d)                  (e)                   (i)
           Name                                                                          Other Annual
           and                                                                           Compensation           All Other
    Principal Position             Year          Salary ($)          Bonus ($)       ($) (1)Compensation           ($)
Kenneth W. Mullis                   1995           $155,800             $70,000             N/A                  $19,442
President and Chief
Executive Officer of                1994           $147,700             $60,000             N/A               $19,364(2)
CBI and CNBL                        1993           $140,000             $50,000             N/A                  $13,665

Bobby A. Sullivan                   1995           $116,000             $30,000             N/A                  $15,957
Senior Operations
Officer, Chief                      1994           $110,000             $30,000             N/A              $15,299 (2)
Financial Officer
and Secretary of                    1993           $105,000             $25,000             N/A                  $10,506
CBI; Senior Vice
President and
Cashier of CNBL
(through December
31, 1995)

--------------------------------
(1) CNBL furnishes automobiles to and pays club membership dues for certain of its officers. However, the aggregate amount of personal benefits does not exceed $10,000 for any one person.

(2) Includes contributions by CBI to the Profit Sharing Plan on behalf of the named executive officers in the following amounts for 1995: Mr. Mullis -- $18,382, and Mr. Sullivan -- $14,216. Also includes insurance premiums paid by CBI on term life insurance over $50,000 covering the named executive officers in the following amounts for 1995: Mr. Mullis -- $1,060, and Mr. Sullivan -- $1,741.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

        The following table contains information about option awards made to the named executive officers during the Company's fiscal year ended December 31, 1995.



                                                                                         POTENTIAL REALIZABLE VALUE AT
                                    INDIVIDUAL GRANTS                                    ASSUMED ANNUAL RATES OF STOCK
                                                                                         PRICE APPRECIATION FOR OPTION
                                                                                                      TERM

-----------------------------------------------------------------------------------   ----------------------------------
(A)                            (B)           (C)             (D)           (E)           (F)           (G)        (H)
                            Number of    % of Total
                           Securities   Options/SARs
                           Underlying    Granted to      Exercise or
                          Options/SARs   Employees in    Base Price    Expiration
Name                     Granted (#)(1)  Fiscal Year     ($/Share)(2)     Date          5% ($)       10% ($)       0%

Kenneth W. Mullis             3,000        26.7%          $10.51       12/31/05        $42,099       $67,035     $25,845
Bobby A. Sullivan             2,000        17.8%          $10.51       12/31/96(3)     $28,066       $44,690     $17,230
---------------------------


(1) Under the authority granted the Board of Directors through the Company's 1994 Stock Option and Stock Appreciation Rights Plan (the "1994 Plan"), seven officers were granted the opportunity to earn a total of 56,250 shares during a period from December 31, 1994 to April 25, 2006. The Board installed certain criteria regarding profitability, asset quality and asset growth parameters that must be met in order for the options to be granted each year. Once earned and granted, a two year vesting period is required before the option can be exercised. A copy of the stock option agreement under the 1994 Plan may be obtained at no expense from the Company upon written request. The options disclosed in this table were granted on December 31, 1995.

(2)      Book value on the date of the grant.

(3) Bobby A. Sullivan has been granted a total of 4,000 shares under the 1994 Plan. Mr. Sullivan must exercise all of such 4,000 options within one year of his retirement (i.e. December 31, 1996).

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

        Options were granted during 1995 to the named executive officers. This table indicates the number of shares covered by both exercisable and non-exercisable options as of December 31, 1995. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of any such existing options and the year-end price of CBI's Common Stock.


                                                                                                              VALUE OF UNEXERCISED
                                                                                 NUMBER OF SECURITIES             IN-THE-MONEY
                                                                                UNDERLYING UNEXERCISED        OPTIONS/SARS AT FY-
                                              SHARES                          OPTIONS/SARS AT FY-END (#)            END ($)
                                            ACQUIRED ON    VALUE REALIZED          EXERCISABLE  (E)/            EXERCISABLE (E)/
                     NAME                  EXERCISE (#)          ($)               UNEXERCISABLE (U)           UNEXERCISABLE  (U)
                     Kenneth W. Mullis          0               N/A                    Options:                      Options:
                                                                                         0(E)                          N/A(E)
                                                                                     11,025(U)(1)                   $145,861(U)
                                                                                      6,000(U)(2)                    $55,200
                                                                                        SARs:                          SARs:
                                                                                        0(E)                           N/A(E)
                                                                                        0(U)                           N/A(U)

                     Bobby A. Sullivan          0               N/A                    Options:                       Options:
                                                                                         0(E)                          N/A (E)
                                                                                      4,000(U)(2)                     $36,800
                                                                                        SARs:                           SARs:
                                                                                         0(E)                            N/A (E)
                                                                                         0(U)                            N/A (U)


-------------------------

(1) In connection with his employment with CBI on July 9, 1990, Mr. Mullis was granted a stock option (without tandem SARs) to purchase 10,000 shares of Common Stock of CBI. Adjustments to such options due to stock dividends declared and paid since that time have increased the option to cover 11,025 shares. Such option becomes exercisable upon the earlier to occur of (i) July 9, 2000 if Mr. Mullis is then still employed by CBI or CNBL, (ii) Mr. Mullis' death while he is still so employed, or (iii) a sale, merger, stock exchange or similar disposition of at least 51% of the outstanding stock of CBI during such time as Mr. Mullis is employed by CBI or CNBL (a "Change in Control"). The option expires upon the earlier to occur of (w) Mr. Mullis' termination of employment prior to July 9, 2000 (other than by reason of death or a Change in Control), (x) July 9, 2005, (y) 180 days after Mr. Mullis' death, or (z) 90 days following notice to Mr. Mullis of a Change in Control.

(2) Shares granted under Citi-Bancshares, Inc. 1994 Stock Option and Stock Appreciation Rights Plan.

PENSION PLAN

CNBL maintains a noncontributory, tax-qualified defined benefit pension plan (the "Pension Plan") for the benefit of eligible employees of CNBL. The Pension Plan provides for the payment of fixed annual benefits upon an employee's normal retirement at age 65. Benefits may also be paid upon early retirement prior to the normal retirement age as further described below.

        The following table sets forth, in straight life annuity amounts, the estimated annual benefits payable upon retirement to persons in the specified compensation and years-of-service classifications under the present provisions of the Pension Plan. The Pension Plan amounts are not offset by Social Security benefits.

                                                                     YEARS OF SERVICE (1)
                     COVERED                      15           20             25             30            35
                     COMPENSATION
                     $  15,000                $  4,500    $    6,000     $    7,500     $    9,000     $    9,000
                     $  25,000                   7,500        10,000         12,500         15,000         15,000
                     $  35,000                  10,500        14,000         17,500         21,000         21,000
                     $  50,000                  15,000        20,000         25,000         30,000         30,000
                     $  75,000                  22,500        30,000         37,500         45,000         45,000
                     $ 100,000                  30,000        40,000         50,000         60,000         60,000
                     $ 125,000                  37,500        50,000         62,500         75,000         75,000
                     $ 150,000                  45,000        60,000         75,000         90,000         90,000

(1) Assumes retirement at age 65 in 1995 with the number of credited years of service shown in the table. The maximum compensation recognizable in accordance with Code Section 401(a)(17)(B) for plan years beginning January 1, 1995 is $150,000. In addition, the maximum annual benefit payable under the Pension Plan pursuant to Code Section 415 is $120,000.

    All employees become eligible to participate in the Pension Plan upon the date of employment with CNBL. During 1995, annual benefits under the Pension Plan were based upon the employee's years of service (up to a maximum of 30 years) and final average compensation. "Final average compensation" for this purpose means the average annual salary for the five consecutive years of the last ten years of employment in which a participant had the highest salary.

    Under the Pension Plan's present provisions, the normal retirement benefit at age 65 is equal to 2% of a participant's final average compensation times years of service, up to a maximum of 30 years. The normal retirement benefit is reduced by 1/15 for each of the first five years and 1/30th for each of the next five years by which the date that the payments commence precedes the participant's normal retirement date. Benefits are distributed at retirement, death or termination of employment in the form of a joint and survivor annuity, installment payments, lump sum payment, or alternate form of annuity as elected by the participant (with the consent of the spouse). Benefits under the Pension Plan become fully vested at the earlier of normal retirement age (age 65) or the completion of five years of service.

    With reference to the above Summary Compensation Table, the 1995 covered compensation of the named executive officers for purposes of the Pension Plan included the cash amounts included in the 1995 Salary column of the Summary Compensation Table. The 1995 covered compensation of each of the named executive officers for purposes of the Pension Plan is as follows: Mr. Mullis -- $150,000, and Mr. Sullivan --$116,000. The estimated credited years of service of each of the named executive officers as of December 31, 1995 is as follows:
Mr. Mullis -- 6 years, and Mr. Sullivan -- 30 years.


CBI COMPENSATION COMMITTEE INTERLOCKS and INSIDER PARTICIPATION


    Walter S. McLin, W. Thomas Brooks, Clifton L. Bridges and Thomas N. Grizzard are the current members of the Compensation Committee.

    Walter S. McLin, a director of CBI and CNBL and Chairman of the Compensation Committee, is the President and a principal shareholder of McLin, Burnsed, Morrison, Johnson & Robuck, P.A. ("McLin, Burnsed"), a law firm located in Leesburg, Florida. McLin, Burnsed, as general counsel to CBI, performed various legal services for CBI and CNBL during the fiscal year ended December 31, 1995, and received approximately $113,239 for such services. This excludes fees paid by Bank customers in transactions in which McLin, Burnsed represented CNBL.

     Douglas W. Braun, a director of CBI and CNBL, is the President of Besco Electric Supply Co., an electrical wholesale business located in Leesburg, Florida. CNBL purchased from Besco Electric Supply Co. various supplies totaling $2,351 during the fiscal year ending December 31, 1995.

     Wendell F. Husebo, a director of CBI and CNBL and Chairman of CNBL's
Trust Committee, is the Chairman and a principal shareholder of Husebo Advertising/Public Relations, Inc. ("Husebo Advertising"), an advertising firm located in Leesburg, Florida. Husebo Advertising performed various advertising services for CBI and CNBL during the fiscal year ended December 31, 1995, and received approximately $335,028 for such services, which included actual costs of advertising paid on behalf of CBI by Husebo Advertising for television, radio, newspaper, billboard and specialty items.

DIRECTOR COMPENSATION

     While CBI directors currently do not receive compensation for attendance of meetings of the CBI Board of Directors actually attended, directors who are not employees of CBI receive an annual retainer of $5,000. CNBL directors who are not employees of CNBL currently receive $300 in cash for every meeting of the CNBL Board of Directors actually attended, $100 for every committee meeting actually attended and an annual retainer of $10,000. CBI evaluates its compensation practices generally on an annual basis, and its compensation to directors may change

             CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS OF CBI


    Several of CBI's directors, officers and their affiliates, including corporations and firms of which they are officers or in which they and/or their families have an ownership interest, are customers of CBI and CNBL. These persons, corporations, and firms have had transactions in the ordinary course of business with CBI and CNBL, including borrowings of material amounts. All of CBI's and CNBL's transactions with CBI's and CNBL's directors, officers and their affiliates, in the opinion of management, were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features. CBI and CNBL expect to have such transactions on similar terms with its directors, officers, and their affiliates in the future. The aggregate amount of loans outstanding by CNBL to directors, executive officers, and related parties of CBI or CNBL as of December 31, 1994, was approximately $2,967,543, which represented approximately 8.73% of the consolidated shareholders' equity on that date.


    For information concerning specific transactions and business relationships between CBI or CNBL and certain of its directors or executive officers, see "Compensation Committee Interlocks and Insider Participation."

                        DESCRIPTION OF CBI CAPITAL STOCK

    The authorized capital stock of CBI consists of 10,000,000 shares of Common Stock, of which 4,047,643 shares were issued and outstanding as of September 30, 1995. No other series or class of capital stock is authorized. Holders of CBI Common Stock are entitled to receive such dividends as may be declared by the CBI Board out of funds legally available therefore, and, in the event of liquidation or dissolution, to receive the net assets of CBI remaining after payment of all liabilities. Each holder of CBI Common Stock is entitled to one vote per share of CBI Common Stock held on matters for which CBI shareholders are entitled to vote. CBI shareholders are not entitled to any preemptive rights, and each share of CBI Common Stock currently outstanding or to be issued in connection with the Merger is or will be fully paid and nonassessable.

ANTI-TAKEOVER PROVISIONS OF FLORIDA LAW

    Corporations incorporated under the laws of the State of Florida such as CBI and CFB are subject to several anti- takeover provisions under Florida law that apply to public corporations organized under Florida law, unless the corporation has elected to opt out of those provisions in its articles of incorporation or bylaws. Neither CBI nor CFB has acted to opt out of those provisions. The FBCA prohibits the voting of shares in a publicly-held Florida corporation that are acquired in a "control share acquisition" unless the holders of a majority of the corporation's voting shares (exclusive of shares held by officers of the corporation, inside directors or the acquiring party) approve the granting of voting rights as to the shares acquired in the control share acquisition or unless the acquisition is approved by the corporation's board of directors. A "control share acquisition" is defined as an acquisition that immediately thereafter entitles the acquiring party to vote in the election of directors within each of the following ranges of voting power: (i) one-fifth or more but less than one-third of such voting power; (ii) one-third or more but less than a majority of such voting power; and (iii) more than a majority of such voting power.

    The FBCA also contains an "affiliated transaction" provision that prohibits a publicly-held Florida corporation form engaging in a broad range of business combinations or other extraordinary corporate transactions with an "interested shareholder" unless (i) the transaction is approved by a majority of disinterested directors before the person becomes an interested shareholder,
(ii) the interested shareholder has owned at least 80% of the corporation's outstanding voting shares for at least five years or (iii) the consideration to be paid to the corporation's shareholders satisfies certain fair price and form requirements or (iv) the transaction is approved by the holders of two-thirds of the corporation's voting shares other than those owned by the interested shareholder. An interested shareholder is defined as a person who together with affiliates and associates beneficially owns more than 10% of the corporation's outstanding voting shares.

         CERTAIN DIFFERENCES IN THE RIGHTS OF CBI AND CFB SHAREHOLDERS

    At the Effective Time, CFB shareholders, other than a Dissenting Shareholder, automatically will become shareholders of CBI, and their rights as shareholders will be determined by CBI's Certificate of Incorporation and Bylaws. The following is a summary of the material differences in the rights of shareholders of CBI and CFB. CBI is a Florida corporation having its principal office in Leesburg, Florida, and CFB is a Florida corporation having its principal office in Ocala, Florida. As both CBI and CFB are incorporated under the laws of the State of Florida, each of CBI and CFB are governed by the provisions of the FBCA. The following sets forth certain differences between the rights of a CBI shareholder under CBI's Articles of Incorporation and Bylaws and the rights of a CFB shareholder under CFB's Articles of Incorporation and Bylaws. This summary is not intended to be, and should not be viewed as a complete discussion of such differences, and is qualified in its entirety by reference to the FBCA, and the Articles of Incorporation and Bylaws of each corporation. The following differences may be determined in full by reference to the Articles of Incorporation and Bylaws of CBI and CFB.

AUTHORIZED CAPITAL STOCK

    CFB. CFB is authorized to issue 750,000 shares of CFB Common Stock, $.10 par value. As of February 15, 1996, (i) 304,480 shares of CFB Common Stock were issued and outstanding and (ii) 18,000 shares of CFB

Common Stock were subject to currently exercisable stock options which are required to be exercised prior to the Closing Date of the Merger in accordance with the Agreement and Plan of Merger.

    CBI. CBI is authorized to issue 105,000,000 shares of CBI Common Stock, $.01 par value. As of February 15, 1996, (i) 4,047,643 shares of CBI Common Stock were issued and outstanding and (ii) 67,525 shares of CBI Common Stock were subject to outstanding stock options.

DIRECTORS

    CFB. The Bylaws of CFB provide for a board of directors having between one and 12 members. The directors or shareholders may determine or redetermine the number of directors to be elected by amendment to the bylaws, provided that there shall never be less than one director.

    Pursuant to CFB's Bylaws, any director may be removed from office with or without cause at a meeting of the shareholders called expressly for that purpose. Vacancies may be filled by the majority vote of directors still in office though less than a quorum of the Board of Directors, with the replacement to serve until the next election of directors by the shareholders.

    CBI. The Bylaws of CBI provide for a Board of Directors of 13 persons, which may be increased or decreased from time to time by the directors or shareholders by amendment to the bylaws, but no decrease shall have the effect of shortening the terms of any incumbent director. Vacancies may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the Board of Directors.

    Pursuant to CBI's Bylaws, any director may be removed from office with or without cause by the affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of voting stock of CBI. Removal action may be taken at any shareholders' meeting with respect to which notice of such purpose has been given.

RIGHT OF FIRST REFUSAL

    CFB. Under CFB's Bylaws, no stock may be transferred without first offering the Board of Directors the opportunity to purchase the stock within 30 days from receipt of a notice of the intent to sell at the proposed price and upon the proposed terms as set forth in the written notice to the Board of Directors.

    CBI. CBI's Bylaws do not contain analogous right of first refusal provisions.

INSPECTION RIGHTS

    CFB. Under CFB's Bylaws, a holder of record of at least one quarter of 1% of the shares, or of voting trust certificates therefor, at least six months immediately preceding his demand of inspection shall have the right to examine in person, or by agent or attorney at any reasonable time or times, for any proper purpose its relevant books and records of accounts, minutes, and records of shareholders and to make extracts therefrom, provided, that such holder provides a written demand stating the purpose therefor.

    CBI. Under CBI's Bylaws, any holder of record of shares, or of voting trust certificates therefor, at least six months immediately preceding his demand of inspection shall have the right to examine in person, or by agent or attorney at any reasonable time or times, for any proper purpose its relevant books and records of accounts, minutes, and records of shareholders and to make extracts therefrom, provided, that such holder provides a written demand stating the purpose therefor.

                           SUPERVISION AND REGULATION

    The following discussion sets forth certain of the material elements of the regulatory framework applicable to banks and bank holding companies and provides certain specific information related to CBI and CFB. This is a summary of certain statutory and regulatory provisions referred to below and is not intended to be and should not be viewed as complete description of the statutes and regulations applicable to CBI's and CFB's business. Supervision, regulation and examination of CBI and CFB and their respective subsidiary banks by the bank regulatory agencies are intended primarily for the protection of depositors rather than shareholders of CBI and CFB.

GENERAL

    CBI and CFB are both bank holding companies registered with the Federal Reserve under the BHC Act. As such, CBI and CFB and their non-bank subsidiaries are subject to the supervision, examination, and reporting requirements of the BHC Act and the regulations of the Federal Reserve.

    The BHC Act requires every bank holding company to obtain the prior approval of the Federal Reserve before: (i) it may acquire direct or indirect ownership or control of any voting shares of any bank if, after such acquisition, the bank holding company will directly or indirectly own or control more than 5.0% of the voting shares of the bank; (ii) it or any of its subsidiaries, other than a bank, may acquire all or substantially all of the assets of any bank; or (iii) it may merge or consolidate with any other bank holding company.

    The BHC Act further provides that the Federal Reserve may not approve any transaction that would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any section of the United States, or the effect of which may be substantially to lessen competition or to tend to create a monopoly in any section of the country, or that in any other manner would be in restraint of trade, unless the anticompetitive effects of the proposed transaction are clearly outweighed by the public interest in meeting the convenience and needs of the community to be served. The Federal Reserve is also required to consider the financial and managerial resources and future prospects of the bank holding companies and banks concerned and the convenience and needs of the community to be served. Consideration of financial resources generally focuses on capital adequacy which is discussed below.

    The BHC Act, as amended by the interstate banking provisions of the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("Interstate Banking Act"), which became effective on September 29, 1995, repealed the prior statutory restrictions on interstate acquisitions of banks by bank holding companies, such that CBI, CFB and any other bank holding company located in Florida may now acquire a bank located in any other state, and any bank holding company located outside Florida may lawfully acquire any bank based in another state, regardless of state law to the contrary, in either case subject to certain deposit-percentage, aging requirements, and other restrictions. The Interstate Banking Act also generally provides that, after June 1, 1997, national and state-chartered banks may branch interstate through acquisitions of banks in other states. By adopting legislation prior to that date, a state has the ability either to "opt in" and accelerate the date after which interstate branching is permissible or "opt out" and prohibit interstate branching altogether. As of March 1, 1995, Florida had not adopted legislation opting in or out of interstate branching , but option legislation is expected to be introduced for consideration by the Florida legislature in Spring 1996.

    The BHC Act generally prohibits CBI and CFB from engaging in activities other than banking or managing or controlling banks or other permissible subsidiaries and from acquiring or retaining direct or indirect control of any company engaged in any activities other than those activities determined by the Federal Reserve to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. In determining whether a particular activity is permissible, the Federal Reserve must consider whether the performance of such an activity reasonably can be expected to produce benefits to the public, such as greater convenience, increased competition, or gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest, or unsound banking practices. For example, factoring accounts receivable, acquiring or servicing loans, leasing personal property, conducting discount securities brokerage activities, performing certain data processing services, acting as agent or broker in selling credit life insurance and certain other types of insurance in connection with credit transactions, and performing certain insurance underwriting activities all have been determined by the Federal Reserve to be permissible activities of bank holding companies. The BHC Act does not place territorial limitations on permissible non-banking activities of bank holding companies. Despite prior approval, the Federal Reserve has the power to order a holding company or its subsidiaries to terminate any activity or to terminate its ownership or control of any subsidiary when it has reasonable cause to believe that continuation of such activity or such ownership or control constitutes a serious risk to the financial safety, soundness, or stability of any bank subsidiary of that bank holding company.

    Each of the banking subsidiaries of CBI and CFB is a member of the FDIC, and as such, its deposits are insured by the FDIC to the maximum extent provided by law. Each such subsidiary is also subject to numerous state and federal statutes and regulations that affect its business, activities, and operations, and each is supervised and examined by one or more state or federal bank regulatory agencies.


    The state-chartered banking subsidiary of CFB, CFBO, is a member of the Federal Reserve System and subject to regulation, supervision, and examination by the Federal Reserve and the Florida Department of Banking. The banking subsidiary of CBI, CNBL, is a national banking association subject to regulation, supervision, and examination by the OCC and the FDIC. The principal federal banking regulator for each of the banking subsidiaries of CBI and CFB, as well as the appropriate state banking authorities in the case of those depository institution subsidiaries that are state-chartered, regularly examine the operations of each of the depository institutions and are given authority to approve or disapprove mergers, consolidations, the establishment of branches, and similar corporate actions. The federal and state banking regulators also have the power to prevent the continuance or development of unsafe or unsound banking practices or other violations of law.


PAYMENT OF DIVIDENDS

    CBI and CFB are legal entities separate and distinct from their banking and other subsidiaries. The principal sources of cash flow of both CBI and CFB, including cash flow to pay dividends to their respective stockholders, are dividends from their banking subsidiaries. There are statutory and regulatory limitations on the payment of dividends by these depository institution subsidiaries to CBI and CFB, as well as by CBI and CFB to their stockholders.

    CFBO is subject to the respective laws and regulations of the State of Florida as to the payment of dividends. CNBL is required, as a national banking association, by federal law to obtain the prior approval of the OCC for the payment of dividends if the total of all dividends declared by the bank in any year would exceed the total of (i) such bank's net profits (as defined and interpreted by regulation) for that year, plus (ii) the retained net profits (as defined and interpreted by regulation) for the proceeding two years, less any required transfers to surplus. In addition, national banks may only pay dividends to the extent that their retained net profits (including the portion transferred to surplus) exceed statutory bad debts (as defined by regulation). Federal Reserve policy similarly limits dividend payments by a state member bank such as CBI.

    If, in the opinion of the federal banking regulator, a bank or thrift under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the depository institution, could include the payment of dividends), such authority may require, after notice and hearing, that such institution cease and desist from such practice. The federal banking agencies have indicated that paying dividends that deplete a depository institution's capital base to an inadequate level would be an unsafe and unsound banking practice. Under the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), a depository institution may not pay any dividend if payment would cause it to become undercapitalized or if it already is undercapitalized. Moreover, the federal agencies have issued policy statements that provide that bank holding companies and insured banks should generally only pay dividends out of current operating earnings.

    At September 30, 1995, under dividend restrictions imposed under federal and state laws, the banking subsidiaries of CBI and CFB, without obtaining governmental approvals, could declare aggregate dividends to CBI and CFB of approximately $13,830,000 and $1,268,000 million, respectively.

    The payment of dividends by CBI and CFB and their banking subsidiaries may also be affected or limited by other factors, such as the requirement to maintain adequate capital above regulatory guidelines.

CAPITAL ADEQUACY

    CBI, CFB, and their respective banking subsidiaries are required to comply with the capital adequacy standards established by the Federal Reserve in the case of CBI and CFB and the appropriate federal banking regulator in the case of each of their banking subsidiaries. There are two basic measures of capital adequacy for bank holding companies that have been promulgated by the Federal
Reserve: a risk-based measure and a leverage measure. All applicable capital standards must be satisfied for a bank holding company to be considered in compliance.

    The risk-based capital standards are designed to make regulatory capital requirements more sensitive to differences in risk profile among banks and bank holding companies, to account for off-balance-sheet exposure, and to minimize disincentives for holding liquid assets. Assets and off-balance-sheet items are assigned to broad risk categories, each with appropriate weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance-sheet items.

    The minimum guideline for the ratio ("Risk-Based Capital Ratio") of total capital ("Total Capital") to risk-weighted assets (including certain off-balance-sheet items, such as standby letters of credit) is 8.0%. At least half of Total Capital must comprise common stock, minority interests in the equity accounts of consolidated subsidiaries, noncumulative perpetual preferred stock, and a limited amount of cumulative perpetual preferred stock, less goodwill and certain other intangible assets ("Tier 1 Capital"). The remainder may consist of subordinated debt, other preferred stock, and a limited amount of loan loss reserves ("Tier 2 Capital"). At September 30, 1995, CBI'S consolidated Risk- Based Capital Ratio and its Tier 1 Risk-Based Capital Ratio (i.e., the ratio of Tier 1 Capital to risk-weighted assets) were 9.37% and 18.70%, respectively, and CFB's consolidated Risk-Based Capital and Tier 1 Risk-Based Capital Ratios were 10.71% and 15.46%, respectively.

    In addition, the Federal Reserve has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio (the "Leverage Ratio") of Tier 1 Capital to average assets, less goodwill and certain other intangible assets, of 3.0% for bank holding companies that meet certain specified criteria, including having the highest regulatory rating. All other bank holding companies generally are required to maintain a Leverage Ratio of at least 3.0%, plus an additional cushion of 100 to 200 basis points. CBI's and CFB's respective Leverage Ratios at September 30, 1995, were 9.37% and 9.97%, respectively. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the Federal Reserve has indicated that it will consider a "tangible Tier 1 Capital Leverage Ratio" (deducting all intangibles) and other indicia of capital strength in evaluating proposals for expansion or new activities.


    Each of CBI's and CFB's banking subsidiaries is subject to risk-based and leverage capital requirements adopted by its federal banking regulator, which are substantially similar to those adopted by the Federal Reserve for bank holding companies. Each of the banking was in compliance with applicable minimum capital requirements as of September 30, 1995. Neither CBI, CFB, nor any of their banking subsidiaries has been advised by any federal banking agency of any specific minimum capital ratio requirement applicable to it.


    Failure to meet capital guidelines could subject a bank to a variety of enforcement remedies, including issuance of a capital directive, the termination of deposit insurance by the FDIC, a prohibition on the taking of brokered deposits, and certain other restrictions on its business. As described below, substantial additional restrictions can be imposed upon FDIC-insured depository institutions that fail to meet applicable capital requirements. See "--Prompt Corrective Action."

    The federal bank regulators continue to indicate their desire to raise capital requirements applicable to banking organizations beyond their current levels. In this regard, the Federal Reserve, the OCC, and the FDIC have, pursuant to FDICIA, proposed an amendment to the risk-based capital standards that would calculate the change in an institution's net economic value attributable to increases and decreases in market interest rates and would require banks with excessive interest rate risk exposure to hold additional amounts of capital against such exposures.

SUPPORT OF SUBSIDIARY BANKS

    Under Federal Reserve policy, CBI and CFB are expected to act as sources of financial strength for, and to commit resources to support, each of their respective banking subsidiaries. This support may be required at times when, absent such Federal Reserve policy, CBI or CFB may not be inclined to provide it. In addition, any capital loans by a bank holding company to any of its banking subsidiaries are subordinate in right of payment to deposits and to certain other indebtedness of such banks. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a banking subsidiary will be assumed by the bankruptcy trustee and entitled to a priority of payment.

    Under the Federal Deposit Insurance Act ("FDIA"), a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989, in connection with
(i) the default of a commonly controlled FDIC-insured depository institution or
(ii) any assistance provided by the FDIC to any commonly controlled FDIC-insured depository institution "in danger of default." "Default" is defined generally as the appointment of a conservator or receiver, and "in danger of default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance. The FDIC's claim for damages is superior to claims of stockholders of the insured depository institution or its holding company, but is subordinate to claims of depositors, secured creditors, and holders of subordinated debt (other than affiliates) of the commonly controlled insured depository institution. The banking subsidiaries of CBI and CFB are subject to these cross-guarantee provisions. As a result, any loss suffered by the FDIC in respect of any of these subsidiaries would likely result in assertion of the cross-guarantee provisions, the assessment of such estimated losses against the banks' depository institution affiliates, and a potential loss of CBI'S or CFB's respective investments in such other banking subsidiaries.

PROMPT CORRECTIVE ACTION

    FDICIA establishes a system of prompt corrective action to resolve the problems of undercapitalized institutions. Under this system, which became effective in December 1992, the federal banking regulators are required to establish five capital categories (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized) and to take certain mandatory supervisory actions, and are authorized to take other discretionary actions, with respect to institutions in the three undercapitalized categories, the severity of which will depend upon the capital category in which the institution is placed. Generally, subject to a narrow exception, FDICIA requires the banking regulator to appoint a receiver or conservator for an institution that is critically undercapitalized. The federal banking agencies have specified by regulation the relevant capital level for each category.

    Under the final agency rules implementing the prompt corrective action provisions, an institution that (i) has a Risk-Based Capital Ratio of 10% or greater, a Tier 1 Risk-Based Capital Ratio of 6.0% or greater, and a Leverage Ratio of 5.0% or greater and (ii) is not subject to any written agreement, order, capital directive, or prompt corrective action directive issued by the appropriate federal banking agency is deemed to be well capitalized. An institution with a Risk-Based Capital Ratio of 8.0% or greater, a Tier 1 Risk-Based Capital Ratio of 4.0% or greater, and a Leverage Ratio of 4.0% or greater is considered to be adequately capitalized. A depository institution that has a Risk-Based Capital Ratio of less than 8.0%, a Tier 1 Risk-Based Capital Ratio of less than 4.0%, or a Leverage Ratio of less than 4.0% is considered to be undercapitalized. A depository institution that has a Risk-Based Capital Ratio of less than 6.0%, a Tier 1 Risk-Based Capital Ratio of less than 3.0%, or a Leverage Ratio of less than 3.0% is considered to be significantly undercapitalized, and an institution that has a tangible equity capital to assets ratio equal to or less than 2.0% is deemed to be critically undercapitalized. For purposes of the regulation, the term "tangible equity" includes core capital elements counted as Tier 1 Capital for purposes of the risk-based capital standards, plus the amount of outstanding cumulative perpetual preferred stock (including related surplus), minus all intangible assets with certain exceptions. A depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

    An institution that is categorized as undercapitalized, significantly undercapitalized, or critically undercapitalized is required to submit an acceptable capital restoration plan to its appropriate federal banking agency. Under FDICIA, a bank holding company must guarantee that a subsidiary depository institution meet its capital restoration plan, subject to certain limitations. The obligation of a controlling bank holding company under FDICIA to fund a capital restoration plan is limited to the lesser of 5.0% of an undercapitalized subsidiary's assets or the amount required to meet regulatory capital requirements. An undercapitalized institution is also generally prohibited from increasing its average total assets, making acquisitions, establishing any branches, or engaging in any new line of business, except in accordance with an accepted capital restoration plan or with the approval of the FDIC. In addition, the appropriate federal banking agency is given authority with respect to any undercapitalized depository institution to take any of the actions it is required to or may take with respect to a significantly undercapitalized institution as described below if it determines "that those actions are necessary to carry out the purpose" of FDICIA.

    For those institutions that are significantly undercapitalized or undercapitalized and either fail to submit an acceptable capital restoration plan or fail to implement an approved capital restoration plan, the appropriate federal banking agency must require the institution to take one or more of the following actions: (i) sell enough shares, including voting shares, to become adequately capitalized; (ii) merge with (or be sold to) another institution (or holding company), but only if grounds exist for appointing a conservator or receiver; (iii) restrict certain transactions with banking affiliates as if the "sister bank" exception to the requirements of Section 23A of the Federal Reserve Act did not exist; (iv) otherwise restrict transactions with bank or non-bank affiliates; (v) restrict interest rates that the institution pays on deposits to "prevailing rates" in the institution's "region;" (vi) restrict asset growth or reduce total assets; (vii) alter, reduce, or terminate activities; (viii) hold a new election of directors; (ix) dismiss any director or senior executive officer who held office for more than 180 days immediately before the institution became undercapitalized, provided that in requiring dismissal of a director or senior officer, the agency must comply with certain procedural requirements, including the opportunity for an appeal in which the director or officer will have the burden of proving his or her value to the institution; (x) employ "qualified" senior executive officers; (xi) cease accepting deposits from correspondent depository institutions; (xii) divest certain nondepository affiliates which pose a danger to the institution; or
(xiii) be divested by a parent holding company. In addition, without the prior approval of the appropriate federal banking agency, a significantly undercapitalized institution may not pay any bonus to any senior executive officer or increase the rate of compensation for such an officer.

    At September 30, 1995, all of the banking subsidiaries of CBI and CFB had the requisite capital levels to qualify as well capitalized.

FDIC INSURANCE ASSESSMENTS

    In July 1993, the FDIC adopted a new risk-based assessment system for insured depository institutions that takes into account the risks attributable to different categories and concentrations of assets and liabilities. The new system, which went into effect on January 1, 1994, and replaced a transitional system that the FDIC had utilized for the 1993 calendar year, assigns an institution to one of three capital categories: (i) well capitalized; (ii) adequately capitalized; and (iii) undercapitalized. These three categories are substantially similar to the prompt corrective action categories described above, with the undercapitalized category including institutions that are undercapitalized, significantly undercapitalized, and critically undercapitalized for prompt corrective action purposes. An institution is also assigned by the FDIC to one of three supervisory subgroups within each capital group. The supervisory subgroup to which an institution is assigned is based on a supervisory evaluation provided to the FDIC by the institution's primary federal regulator and information which the FDIC determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance funds (which may include, if applicable, information provided by the institution's state supervisor). An institution's insurance assessment rate is then determined based on the capital category and supervisory category to which it is assigned. Under the final risk-based assessment system, as well as the prior transitional system, there are nine assessment risk classifications (i.e., combinations of capital groups and supervisory subgroups) to which different assessment rates are applied. Assessment rates for members of both the Bank Insurance Fund ("BIF") for the first half of 1995, as they had been during 1994, ranged from 23 basis points (0.23% of deposits) for an institution in the highest category (i.e., "well capitalized" and "healthy") to 31 basis points (0.31% of deposits) for an institution in the lowest category (i.e., "undercapitalized" and "substantial supervisory concern"). These rates were established for both funds to achieve a designated ratio of reserves to insured deposits (i.e., 1.25%) within a specified period of time.

    Once the designated ratio for the BIF was reached, which appears to have occurred some time during May 1995, the FDIC was authorized to reduce the minimum assessment rate below 23 basis points and to set future assessment rates at such levels that would maintain a fund's reserve ratio at the designated level. In August 1995, the FDIC adopted final regulations reducing the assessment rates for BIF-member banks. Under the revised schedule, BIF-member banks, starting with the second half of 1995, will pay assessments ranging from four basis points to 31 basis points, with an average assessment rate of 4.5 basis points. Refunds, with interest, will be paid for assessments for the month(s) after the month in which the designated reserve ratio for the BIF was reached, as well as for the quarterly payment made on September 30, 1995, assuming that the designated reserve ratio was achieved prior to June 30, 1995. More recently, on November 14, 1995, the FDIC announced that, beginning in 1996, it would further reduce the deposit insurance premiums for BIF members in the highest capital and supervisory categories to $2,000 per year, regardless of deposit size.

                                                                               CBI                               CFB
                                                                        ----------------                  ----------------
                     BIF Premium Paid                                   $        701,497                  $        51,472
                     BIF Refund Received                                        (249,792)                         (20,135)
                                                                        ----------------                  ---------------
                     Net Paid in 1995                                   $        451,705                  $        31,337
                                                                        ================                  ===============

        Under the FDIA, insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule, order, or condition imposed by the FDIC.

SAFETY AND SOUNDNESS STANDARDS

    The FDIA, as amended by FDICIA and the Riegle Community Development and Regulatory Improvement Act of 1994, requires the federal bank regulatory agencies to prescribe standards, by regulations or guidelines, relating to internal controls, information systems and internal audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, asset quality, earnings, stock valuation and compensation, fees and benefits and such other operational and managerial standards as the agencies deem appropriate. The federal bank regulatory agencies have adopted, effective August 9, 1995, a set of guidelines prescribing safety and soundness standards pursuant to FDICIA, as amended. The guidelines establish general standards relating to internal controls and information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth and compensation, fees, and benefits. In general, the guidelines require, among other things, appropriate systems and practices to identify and manage the risks and exposures specified in the guidelines. The guidelines prohibit excessive compensation as an unsafe and unsound practice and describe compensation as excessive when the amounts paid are unreasonable or disproportionate to the services performed by an executive officer, employee, director, or principal stockholders. The federal banking agencies determined that stock valuation standards were not appropriate. In addition, the agencies adopted regulations that authorize, but do not require, an agency to order an institution that has been given notice by an agency that it is not satisfying any of such safety and soundness standards to submit a compliance plan. If, after being so notified, an institution fails to submit an acceptable compliance plan or fails in any material respect to implement an accepted compliance plan or fails in any material respect to implement an accepted compliance plan, the agency must issue an order directing action to correct the deficiency and may issue an order directing other actions of the types to which an undercapitalized association is subject under the "prompt correction action" provisions of FDICIA. See

"--Prompt Corrective Act." If an institution fails to comply with such an order, the agency may seek to enforce such order in judicial proceedings and to impose civil money penalties. The federal bank regulatory agencies also proposed guidelines for asset quality and earnings standards.

COMMUNITY REINVESTMENT ACT


    CBI, CFB and their banking subsidiaries are subject to the provisions of the Community Reinvestment Act of 1977, as amended (the "CRA") and the federal banking agencies' regulations thereunder. Under the CRA, all banks and thrifts have a continuing and affirmative obligation, consistent with its safe and sound operation to help meet the credit needs for their entire communities, including low- and moderate-income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions, nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires a depository institution's primary federal regulator, in connection with its examination of the institution, to assess the institution's record in assessing and meeting the credit needs of the community served by that institution, including low- and moderate-income neighborhoods. The regulatory agency's assessment of the institution's record is made available to the public. Further, such assessment is required of any institution which has applied to: (i) charter a national bank; (ii) obtain deposit insurance coverage for a newly-chartered institution; (iii) establish a new branch office that accepts deposits; (iv) relocate an office; or (v) merge or consolidate with, or acquire the assets or assume the liabilities of, a federally regulated financial institution. In the case of a bank holding company applying for approval to acquire a bank or other bank holding company, the Federal Reserve will assess the records of each subsidiary depository institution of the applicant bank holding company, and such records may be the basis for denying the application. Following their most recent CRA examinations, CNBL and CFBO each received a "satisfactory" CRA ratings.



    Under new CRA regulations, effective January 1, 1996, the process-based CRA assessment factors have been replaced with a new evaluation system that rates institutions based on their actual performance in meeting community credit needs. The evaluation system used to judge an institution's CRA performance consists of three tests: a lending test; an investment test; and a service test. Each of these tests will be applied by the institution's primary federal regulator taking into account such factors as: (i) demographic data about the community; (ii) the institution's capacity and constraints; (iii) the institution's product offerings and business strategy; and (iv) data on the prior performance of the institution and similarly-situated lenders. The new lending test, the most important of the three tests for all institutions other than wholesale and limited purpose (e.g., credit card) banks, will evaluate an institution's lending activities as measured by its home mortgage loans, small business and farm loans, community development loans, and, at the option of the institution, its consumer loans.


    Each of these lending categories will be weighed to reflect its relative importance to the institution's overall business and, in the case of community development loans, the characteristics and needs of the institution's service area and the opportunities available for this type of lending. Assessment criteria for the lending test will include: (i) geographic distribution of the institution's lending; (ii) distribution of the institution's home mortgage and consumer loans among different economic segments of the community; (iii) the number and amount of small business and small farm loans made by the institution; (iv) the number and amount of community development loans outstanding; and (v) the institution's use of innovative or flexible lending practices to meet the needs of low-to-moderate income individuals and neighborhoods. At the election of an institution, or if particular circumstances so warrant, the banking agencies will take into account in making their assessments lending by the institution's affiliates as well as community development loans made by the lending consortia and other lenders in which the institution has invested. As part of the new regulation, all financial institutions will be required to report data on their small business and small farm loans as well as their home mortgage loans, which are currently required to be reported under the Home Mortgage Disclosure Act.

    The investment test focuses on the institution's qualified investments within its service area that (i) benefit low- to-moderate income individuals and small businesses or farms, (ii) address affordable housing needs, or (iii) involve donations of branch offices to minority or women's depository institutions. Assessment of an institution's performance under the investment test is based upon the dollar amount of the institution's qualified investments, its use of innovative or complex techniques to support community development initiatives, and its responsiveness to credit and community development needs.

    The service test evaluates an institution's systems for delivering retail banking services, taking into account such factors as (i) the geographic distribution of the institution's branch offices and ATMs, (ii) the institution's record of opening and closing branch offices and ATMs, and (iii) the availability of alternative product delivery systems such as home banking and loan production offices in low-to-moderate income areas. The federal regulators also will consider an institution's community development service as part of the service test. A separate community development test will be applied to wholesale or limited purpose financial institutions.

    Institutions having total assets of less than $250 million will be evaluated under more streamlined criteria. CFB is subject to these streamlined criteria, but CBI is not. In addition, a financial institution will have the option of having its CRA performance evaluated based on a strategic plan of up to five years in length that it had developed in cooperation with local community groups. In order to be rated under a strategic plan, the institution will be required to obtain the prior approval of its federal regulator.

    The interagency CRA regulations provide that an institution evaluated under a given test will receive one of five ratings for that test: outstanding, high satisfactory, low satisfactory, needs to improve, or substantial non-compliance. An institution will receive a certain number of points for its rating on each test, and the points are combined to produce an overall composite rating of either outstanding, satisfactory, needs to improve, or substantial noncompliance. Under the agencies' rating guidelines, an institution that receives an "outstanding" rating on the lending test will receive an overall rating of at least "satisfactory", and no institution can receive an overall rating of "satisfactory" unless it receives a rating of at least "low satisfactory" on its lending test. In addition, evidence of discriminatory or other illegal credit practices would adversely affect an institution's overall rating. Under the new regulations, an institution's CRA rating would continue to be taken into account by its primary federal regulator in considering various types of applications.

DEPOSITOR PREFERENCE

    The Omnibus Budget Reconciliation Act of 1993 provides that deposits and certain claims for administrative expenses and employee compensation against an insured depository institution would be afforded a priority over other general unsecured claims against such an institution in the "liquidation or other resolution" of such an institution by any receiver.

FISCAL AND MONETARY POLICY

    Banking is a business which depends on interest rate differentials. In general, the difference between the interest paid by a bank on its deposits and its other borrowings, and interest received by a bank on its loans and securities holdings, constitutes the major portion of a bank's earnings. Thus, the earnings and growth of CFB and CBI are subject to the influence of economic conditions generally, both domestic and foreign, and also to the monetary and fiscal policies of the United States and its agencies, particularly the Federal Reserve. The Federal Reserve regulates the supply of money through various means, including open market dealings in United States government securities, the discount rate at which banks may borrow from the Federal Reserve, and the reserve requirements on deposits. The nature and timing of any changes in such policies and their effect on CFB and CBI cannot be predicted.

ENFORCEMENT POLICIES AND ACTIONS

    FIRREA and subsequent federal legislation significantly increased the enforcement authorities of the FDIC and other federal depository institution regulators, and authorizes the imposition of civil money penalties of up to $1 million per day. Persons who are affiliated with depository institutions can be removed from any office held in such institution and banned for life from participating in the affairs of any such institution. The banking regulators have not hesitated to use the new enforcement authorities provided under FIRREA. While the Federal Reserve and the

FDIC have taken no formal enforcement action against CFB or CBI, in 1994, CFB entered into a Memorandum of Understanding ("MOU") with the Federal Reserve Bank of Atlanta. The MOU required CFBO to revise certain Truth-in-Lending disclosures that were incorrect due to the computer programs used by CFBO. Generally, these errors led to disclosures that overstated the amounts charged to consumers, and no reimbursements were required or requested. CFBO has corrected its programming and disclosure practices. See "FINANCIAL STATEMENTS."


LEGISLATIVE AND REGULATORY CHANGES

   Various changes have been proposed with respect to restructuring and changing the regulation of the financial services industry. FIRREA required a study of the deposit insurance system. On February 5, 1991, the Department of the Treasury released "Modernizing the Financial System; Recommendations for Safer, More Competitive Banks." Among other matters, this study analyzed and made recommendations regarding reduced bank competitiveness and financial strength, over extension of deposit insurance, the fragmented regulatory system and the under capitalized deposit insurance fund. It proposed restoring competitiveness by allowing banking organizations to participate in a full range of financial services outside of insured commercial banks. Deposit insurance coverage would be narrowed to promote market discipline. Risk based deposit insurance premiums were proposed with feasibility tested through an FDIC demonstration project using private reinsurers to provide market pricing for risk based premiums.


    Other legislative and regulatory proposals regarding changes in banking, and the regulation of banks, thrifts and other financial institutions and bank and bank holding company powers are being considered by the executive branch of the Federal government, Congress and various state governments, including Florida. Among other items under consideration are changes in or repeal of the Glass-Steagall Act which separates commercial banking from investment banking, combination of the FDIC's BIF and SAIF deposit insurance funds, and changes in the BHC Act to broaden the powers of "financial services" companies to own and control depository institutions and engage in activities not closely related to banking. The United States House of Representatives has passed a bill freezing the adoption of new regulations. Certain of these proposals, if adopted, could significantly change the regulation of banks and the financial services industry. It cannot be predicted whether any of these will be adopted, and, if adopted, how these proposals will affect CBI, CFB and their subsidiary banks.


                                    EXPERTS

    The consolidated financial statements of CBI at December 31, 1994, 1993 and 1992, and for the three years then ended appearing elsewhere herein, for the year ended December 31, 1994, have been audited by Purvis, Gray and Company, independent auditors, as set forth in their report thereon included herein. Such consolidated financial statements are included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements of CFB at December 31, 1994, 1993 and 1992, and for the three years then ended, appearing elsewhere herein, have been audited by Purvis, Gray and Company, independent auditors, as set forth in their report thereon included herein. Such consolidated financial statements are included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.


                                 LEGAL MATTERS


    The legality of the shares of CBI Common Stock being offered hereby is being passed upon for CBI by Alston & Bird, Atlanta, Georgia, special counsel for CBI. Alston & Bird will also opine as to certain federal income tax consequences of the Merger. See "THE MERGER_Certain Federal Income Tax Consequences."

                                 OTHER MATTERS

    From time to time, CBI has engaged in transactions with CFB in the ordinary course of business, including, without limitation, loan participations.

    As of the date of this Proxy Statement/Prospectus, CFB's Board of Directors knows of no matters that will be presented for consideration at the Special Meeting other than as described in this Proxy Statement/Prospectus. However, if any other matter shall come before the Special Meeting or any adjournments or postponements thereof and shall be voted upon, the proposed proxy will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by such proxy as to any such matters that fall within the purposes set forth in the Notice of Special Meeting as determined by a majority of the Board of Directors.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                      PAGE
                                                                                                      ----
CONSOLIDATED FINANCIAL STATEMENTS OF CITIZENS FIRST BANCSHARES, INC. AND ITS SUBSIDIARY,
----------------------------------------------------------------------------------------
     SEPTEMBER 30, 1995 (UNAUDITED) AND SEPTEMBER 30, 1994 (UNAUDITED)
     -----------------------------------------------------------------
Consolidated Balance Sheets as of September 30, 1995 (Unaudited) and September 1994
     (Unaudited)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     F-1
Consolidated Statements of Income for the nine month periods ended September 30, 1995
     and September 30, 1994 (Unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     F-2
Consolidated Statements of Cash Flows for the nine months ended September 30, 1995
     and September 30, 1994 (Unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     F-3
Notes to Unaudited Consolidated Financial Statements. . . . . . . . . . . . . . . . . . . . . . .     F-4

CONSOLIDATED FINANCIAL STATEMENTS OF CITIZENS FIRST BANCSHARES, INC. AND ITS SUBSIDIARY,
----------------------------------------------------------------------------------------
     DECEMBER 31, 1994 AND 1993, WITH THE REPORT OF INDEPENDENT AUDITORS THEREON
     ---------------------------------------------------------------------------
Report of Independent Auditors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     F-9
Consolidated Balance Sheets as of December 31, 1994 and 1993  . . . . . . . . . . . . . . . . . .     F-10
Consolidated Statements of Income for the years ended December 31, 1994 and 1993  . . . . . . . .     F-11
Consolidated Statement of Changes in Stockholders' Investment . . . . . . . . . . . . . . . . . .     F-13
Consolidated Statements of Cash Flows for the years ended December 31, 1994 and 1993  . . . . . .     F-14
Notes to Audited Consolidated Financial Statements  . . . . . . . . . . . . . . . . . . . . . . .     F-15

CONSOLIDATED FINANCIAL STATEMENTS OF CITI-BANCSHARES, INC. AND ITS SUBSIDIARY,
------------------------------------------------------------------------------
     SEPTEMBER 30, 1995 (UNAUDITED) AND SEPTEMBER 30, 1994 (UNAUDITED)
     -----------------------------------------------------------------
Consolidated Balance Sheets as of September 30, 1995 (Unaudited) and September 1994
     (Unaudited)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     F-30
Consolidated Statements of Income for the nine month periods ended September 30, 1995
     and September 30, 1994 (Unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     F-31
Consolidated Statements of Cash Flows for the nine months ended September 30, 1995
     and September 30, 1994 (Unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     F-32
Notes to Unaudited Consolidated Financial Statements. . . . . . . . . . . . . . . . . . . . . . .     F-33

CONSOLIDATED FINANCIAL STATEMENTS OF CITI-BANCSHARES, INC. AND ITS SUBSIDIARY,
------------------------------------------------------------------------------
     DECEMBER 31, 1994, 1993 AND 1992, WITH THE REPORT OF INDEPENDENT AUDITORS THEREON
     ---------------------------------------------------------------------------------
Report of Independent Auditors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     F-39
Consolidated Balance Sheets as of December 31, 1994 and 1993  . . . . . . . . . . . . . . . . . .     F-40
Consolidated Statements of Income for the years ended December 31, 1994, 1993 and 1992  . . . . .     F-41
Consolidated Statement of Stockholders' Equity  . . . . . . . . . . . . . . . . . . . . . . . . .     F-42
Consolidated Statements of Cash Flows for the years ended December 31, 1994, 1993 and 1992  . . .     F-43
Notes to Audited Consolidated Financial Statements  . . . . . . . . . . . . . . . . . . . . . . .     F-44

                          CONSOLIDATED BALANCE SHEETS
                 CITIZENS FIRST BANCSHARES, INC. AND SUBSIDIARY
                                 OCALA, FLORIDA

                                 (IN THOUSANDS)


                                                          ASSETS

                                                                                            As of September 30,
                                                                                   ----------------------------------
                                                                                        1995                 1994
                                                                                        ----                 ----
                                                                                    (Unaudited)           (Unaudited)
                 Cash and Cash Equivalents                                         $       2,567         $        2,197
                 Interest-Bearing Deposits in Banks                                            1                      1
                 Investment Securities:
                      U.S. Treasury                                                        1,499                  1,972
                      U.S. Government Agencies                                             6,980                  1,927
                      Other                                                                  667                    664
                                                                                   -------------         --------------
                 Total Investment Securities                                               9,146                  4,563
                                                                                   -------------         --------------
                 Federal Funds Sold                                                        1,656                      0
                 Loans, Less Allowance for Possible Loan Losses of $403
                      and $406 in 1995 and 1994, respectively                             24,384                 21,304
                 Bank Premises and Equipment, Net                                          1,431                  1,039
                 Deferred Tax Asset, Net                                                       0                    281
                 Accrued Interest and Other Assets                                           344                    235
                                                                                   -------------         --------------
                 Total Assets                                                      $      39,538         $       29,620
                                                                                   =============         ==============

                                         LIABILITIES AND STOCKHOLDERS' INVESTMENT

                 Liabilities
                      Deposits:
                           Demand                                                  $       6,053         $        7,915
                           NOW and Money Market Accounts                                   7,718                  8,305
                           Savings                                                         4,726                  2,842
                           Time                                                           16,541                  6,709
                                                                                   -------------         --------------
                      Total Deposits                                                      35,038                 25,771
                      Federal Funds Purchased                                                  0                    923
                      Accrued Interest and Other Liabilities                                 266                     94
                                                                                   -------------         --------------
                 Total Liabilities                                                        35,304                 26,788
                                                                                   -------------         --------------
                 Stockholders' Investment
                      Common Stock - Consolidated, $.10 Par Value, 750
                           Shares Authorized, 304 Shares Issued and
                           Outstanding in 1995 and 223 in 1993                     $          30         $           22
                      Capital Surplus                                                      3,818                  3,016
                      Retained Earnings (Deficit)                                            398                   (140)
                      Unrealized Losses on Certain Securities                                (12)                   (66)
                                                                                   -------------         --------------
                 Total Stockholders' Investment                                            4,234                  2,832
                                                                                   -------------         --------------
                 Total Liabilities and Stockholders' Investment                    $      39,538         $       29,620
                                                                                   =============         ==============

                       CONSOLIDATED STATEMENTS OF INCOME
                 CITIZENS FIRST BANCSHARES, INC. AND SUBSIDIARY
                                 OCALA, FLORIDA


                                                                                            Nine Months Ended,
                                                                                              September 30,
                                                                                       --------------------------
                                                                                       1995                  1994
                                                                                       ----                  ----
                 Interest Income
                      Interest and Fees on Loans                                   $       1,847         $        1,288
                      Interest on Investment Securities:
                           U.S. Treasury                                                      52                     72
                           U.S. Government Agencies                                          210                     48
                           Other                                                              32                     27
                      Interest on Federal Funds Sold                                         142                     20
                                                                                   -------------         --------------
                 Total Interest Income                                                     2,283                  1,455
                                                                                   -------------         --------------

                 Interest Expense
                      Deposits                                                               852                    312
                      Federal Funds Purchased                                                  6                      5
                                                                                   -------------         --------------
                 Total Interest Expense                                                     (858)                  (317)
                                                                                   -------------         ---------------

                 Net Interest Income                                                       1,425                  1,138

                 Provision for Possible Loan Losses                                            0                      0
                                                                                   -------------         --------------

                 Net Interest Income After Provision for Possible Loan Losses              1,425                  1,138

                 Other Operating Income
                      Service Charges on Deposit Accounts                                    336                    276
                      Other                                                                  102                     78
                                                                                   -------------         --------------
                 Total Other Operating Income                                                438                    354
                                                                                   -------------         --------------

                 Other Expenses
                      Salaries and Employee Benefits                                         581                    612
                      Occupancy Expense                                                      136                    140
                      Equipment Expense                                                       65                     67
                      Other Operating Expenses                                               461                    411
                                                                                   -------------         --------------
                 Total Other Expenses                                                     (1,243)                (1,260)
                                                                                   -------------         ---------------

                 Income Before Income Taxes                                                  620                    232

                 Income Tax Expense                                                         (209)                   (74)
                                                                                   -------------         ---------------

                 Net Income                                                        $         411         $          158
                                                                                   =============         ==============

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
        CITIZENS FIRST BANCSHARES, INC. AND SUBSIDIARY - OCALA, FLORIDA
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                             NINE MONTHS ENDED
                                                                                               SEPTEMBER 30,
                                                                                        --------------------------
                                                                                        1995                  1994
                                                                                        ----                  ----
                 Cash Flows from Operating Activities
                      Net Income                                                   $         411         $          158
                      Adjustments to Reconcile Net Income to Net Cash
                           Provided by Operating Activities:
                               Provision for Loan Losses                                       0                      0
                               Depreciation                                                   55                     56
                               Amortization of Premium on Investments                          3                     16
                               Decrease (Increase) in Deferred Tax Asset, Net                298                     74
                               Decrease (Increase) in Accrued Interest and Other
                                 Assets                                                     (117)                   (77)
                               Increase in Accrued Interest and other
                                 Liabilities                                                 138                     31
                                                                                   -------------         --------------
                 Net Cash Provided by Operating Activities                                   788                    258
                                                                                   -------------         --------------

                 Cash Flows From Investing Activities
                      Proceeds from Sales and Maturities of Investment
                        Securities                                                         3,392                    559
                      Purchases of Investment Securities                                  (7,498)                   (86)
                      Proceeds from Sale of Equipment                                          0                      2
                      Purchases of Equipment and CWIP                                       (465)                    (9)
                      (Increase) in Loans                                                 (2,194)                (5,470)
                      (Increase) Decrease in Federal Funds, Net                           (1,656)                   743
                                                                                   -------------         --------------
                 Net Cash (Used In) Provided by Investing Activities                      (8,421)                (4,261)
                                                                                   -------------         --------------

                 Cash Flows from Financing Activities
                      Increase (Decrease) in Deposits, Net                                 7,806                  3,858
                      Federal Funds Purchased                                             (1,240)                     0
                      Proceeds from Stock Warrants                                           811                      0
                                                                                   -------------         --------------
                 Net Cash Provided by (Used in) Financing Activities                       7,377                  3,858
                                                                                   -------------         --------------

                 Increase (Decrease) in Cash and Cash Equivalents                           (256)                  (145)

                 Cash and Cash Equivalents, Beginning of Period                            2,832                  2,341
                                                                                   -------------         --------------

                 Cash and Cash Equivalents, End of Period                          $       2,576         $        2,196
                                                                                   =============         ==============

                 Supplemental Disclosures of Cash Flow Information

                      Cash Paid for Interest                                       $         735         $          325
                                                                                   =============         ==============
                      Disposal of Premises and Equipment:
                           Cost                                                                2                      0
                           (Accumulated Deficit)                                               0                      0
                                                                                   -------------         --------------
                      Total                                                                    2                      0
                                                                                   =============         ==============

                      Total Income Taxes Paid                                      $           0         $            0
                                                                                   =============         ==============

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
       CITIZENS FIRST BANCSHARES, INC. AND SUBSIDIARY - LEESBURG, FLORIDA
                                  (UNAUDITED)


NOTE 1 -      SIGNIFICANT ACCOUNTING POLICIES

              The accounting and reporting policies of Citizens First Bancshares, Inc. (the Company) and its subsidiary conform to generally accepted accounting principles and to predominant practices within the banking industry.

              In the opinion of the Company's management, all adjustments necessary to present fairly the financial position as of September 30, 1995 and 1994, and the results of operations and cash flows for the period then ended have been included and are of normal and recurring nature.

              Certain amounts for 1994 were reclassified to conform with statement presentation for September 30, 1995. These reclassifications have no effect on stockholders' equity or net income as previously reported.


NOTE 2 -      INCOME TAXES

              Federal and state income taxes are provided on income reported for financial statement purposes and include both current and deferred income tax expense. Current income tax expense is recorded to reflect income taxes based upon the tax returns filed with the appropriate taxing agencies. Deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at year end. The change in deferred taxes attributable to the carrying value of investments categorized as "available-for-sale" is recognized as a change in stockholders' equity. The change in deferred income taxes attributable to all other timing differences is recognized as deferred income tax expense or benefit. The tax benefit related to operating loss and tax credit carryforwards, if any, are recognized if management believes, based on available evidence, that it is more likely than not that they will be realized. Investment tax credits, if any, are accounted for using the flow-through method.

              The Company files consolidated federal and state income tax returns with its subsidiary, Citizens National Bank of Leesburg. Federal and state income taxes are allocated between the Company and its subsidiary in proportion to the respective contributions in consolidated taxable income.


NOTE 3 -      LOANS AND ALLOWANCE FOR LOAN LOSSES

              Major categories of loans included in the loan portfolio are:


                                                                                           In Thousands
                                                                                         -----------------
                                                                                     9/30/95          9/30/94
                                                                                     -------          -------
                 Commercial, Financial and Agricultural                             $ 1,474           $ 2,197
                 Real Estate                                                         16,810            13,916
                 Installment Loans                                                    6,528             5,627
                                                                                    -------           -------
                 Loans Receivable - Gross                                            24,812            21,740
                (Unearned Discount)                                                     (25)              (30)
                                                                                    -------           -------
                                                                                     24,787            21,710
                (Allowance For Possible Loan Losses)                                   (403)             (406)
                                                                                    -------           -------

              LOANS RECEIVABLE - NET                                            $ 24,384          $ 21,304
                                                                                ========          ========

         Changes in the allowance for loan losses are summarized as follows:


                                                                                       In Thousands
                                                                                   --------------------

                                                                                 9/30/95          9/30/94
                                                                                 -------          -------
               BALANCE, BEGINNING OF PERIOD                                      $   410          $   387
                                                                                 -------          -------
                  Additions:
                      Provision Charged to Expense                                     0                0
                      Recoveries on Loans Previously Charged Off                      23               35
                                                                                 -------         --------
                  Total Additions                                                     23               35
                  (Loans Charged Off)                                                (30)             (16)
                                                                                 -------         --------
               BALANCE, END OF PERIOD                                            $   403         $    406
                                                                                 =======         ========


NOTE 4 -      REALIZED AND UNREALIZED GAINS (LOSSES) ON SECURITIES

              UNREALIZED GAINS (LOSSES) ON SECURITIES AVAILABLE-FOR-SALE Effective January 1, 1994, the Company adopted the investment categorization and carrying value rules as required by Financial Accounting Standards Board Statement of Financial Accounting Standards No. 115 (FASB No. 115), Accounting for Certain Investments in Debt and Equity Securities. Under this statement, the unrealized gain or loss on investment securities available-for-sale, net of the applicable deferred income taxes, is shown as a separate component of stockholders' equity in the balance sheet. The following is a summary of the effects of the statement of stockholders' equity as of September 30, 1995 and September 30, 1994:


                                                                                       In Thousands
                                                                                   --------------------
                                                                                 9/30/95          9/30/94
                                                                                 -------          -------
              Gross Unrealized Gains (Losses) on Investment
                  Securities Available-For-Sale                                  $  (20)          $ (115)
              Deferred Income Tax (Liability) Asset on
              Unrealized Gain                                                         7               48
                                                                                 ------           ------
              NET (DECREASE) IN STOCKHOLDERS' EQUITY                              $ (13)          $  (67)
                                                                                 ======           =======


              REALIZED GAINS (LOSSES) ON CALLS OF SECURITIES HELD-TO-MATURITY The Company had no security sales during 1995 or 1994. During 1995, calls of securities classified as available-for-sale totaled $1,481,000, with resulting gross gains of $37,000 and gross losses of $26,000.


NOTE 5 -     PREMISES AND EQUIPMENT

             A summary of premises and equipment is as follows:

                                                                 In Thousands
                                                          ------------------------
                                                          9/30/95          9/30/94
                                                          -------          -------
         Land                                             $ 459              $459
         Buildings                                          699               699


         Furniture, Fixtures and Equipment                    935               932
                                                           ------            ------
                                                            2,093             2,090
         (Accumulated Depreciation)                        (1,125)           (1,051)
                                                           ------            ------
                                                              968             1,039
         Building Construction in Process                     463                 0
                                                              ---                 -
         TOTAL PREMISES AND EQUIPMENT                     $ 1,431           $ 1,039
                                                          =======           =======

            During January 1996, CFB closed its College Road branch office, completed construction on a new main office, demolished the current main office and sold the lot adjacent to the former main office for a purchase price of $300,000. The cost of construction of the new main office is approximately $1,300,000. The cumulative effect of the sale of the adjacent lot at a profit and the demolition and subsequent accounting write-down of the book value of the former main office is expected to be a net positive gain to CFB.

NOTE 6 -      DEPOSITS

                                                                In Thousands
                                                            --------------------
                                                          9/30/95          9/30/94
                                                          -------          -------

         Demand                                           $ 6,053          $ 7,915
         Savings                                           12,444           11,147
         Time                                              16,541            6,709
                                                          -------          -------
         TOTAL DEPOSITS                                   $35,038          $25,771
                                                          =======          =======

NOTE 7 -      COMMITMENTS

            On September 15, 1995, the Company signed a nonbinding letter of intent to be acquired by a local financial institution. The agreement is subject to an indepth due diligence investigation and regulatory approval.

                       CONSOLIDATED FINANCIAL STATEMENTS
                                      AND
                          INDEPENDENT AUDITORS' REPORT

                 CITIZENS FIRST BANCSHARES, INC. AND SUBSIDIARY
                        AND CITIZENS FIRST BANK OF OCALA
                                 OCALA, FLORIDA

                           DECEMBER 31, 1994 AND 1993

                       CONSOLIDATED FINANCIAL STATEMENTS
                                      AND
                          INDEPENDENT AUDITORS' REPORT

                     CITIZENS FIRST BANCSHARES, INC. AND
                 SUBSIDIARY AND CITIZENS FIRST BANK OF OCALA
                                OCALA, FLORIDA
                          DECEMBER 31, 1994 AND 1993


                                   CONTENTS

                                                                       PAGE
                                                                       ----
INDEPENDENT AUDITOR'S REPORT                                           F-9

CONSOLIDATED FINANCIAL STATEMENTS:

  CONSOLIDATED BALANCE SHEETS                                          F-10

  CONSOLIDATED STATEMENTS OF INCOME                                    F-11

  CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS'
   INVESTMENT                                                          F-13

  CONSOLIDATED STATEMENTS OF CASH FLOWS                                F-14

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                             F-15

                      [PURVIS GRAY & COMPANY LETTERHEAD]


                          INDEPENDENT AUDITORS' REPORT


To the Stockholders and Board of Directors
Citizens First Bancshares, Inc. and
Citizens First Bank of Ocala
Ocala, Florida

We have audited the accompanying consolidated balance sheets of Citizens First Bancshares, Inc. and Subsidiary (the Company) and Citizens First Bank of Ocala (the Bank) as of December 31, 1994 and 1993, and the related consolidated statements of income, changes in stockholders' investment and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Citizens First Bancshares, Inc. and Subsidiary and Citizens First Bank of Ocala as of December 31, 1994 and 1993, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, in 1994 the Company adopted Statement of Financial Accounting Standard No. 115, thereby changing its method of accounting for certain investment securities.




February 14, 1995
Ocala, Florida                                    /s/ Purvis Gray and Company

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1994 AND 1993
                 CITIZENS FIRST BANCSHARES, INC. AND SUBSIDIARY
                        AND CITIZENS FIRST BANK OF OCALA
                                 OCALA, FLORIDA

                                                              ASSETS

                                                          CONSOLIDATED                        BANK
                                                 ----------------------------     ---------------------------
                                                     1994            1993              1994           1993
                                                 ------------    ------------     ------------   ------------
Cash and Cash Equivalents                        $  2,831,755    $  2,340,570     $  2,831,755   $  2,340,570
Interest-Bearing Deposits in Banks                      1,200           1,200            1,200          1,200
Investment Securities:
  U.S. Treasury                                     1,965,210       2,519,244        1,965,210      2,519,244
  U.S. Government Agencies                          2,409,361       1,996,832        2,409,361      1,996,832
  Other                                               648,842         651,225          648,842        651,225
                                                 ------------    ------------     ------------   ------------
Total Investment Securities                         5,023,413       5,167,301        5,023,413      5,167,301
                                                 ------------    ------------     ------------   ------------
Loans, Less Allowance For Possible
  Loan Losses of $410,280 and
  $386,754 in 1994 and 1993, Respectively          22,190,346      15,833,572       22,190,346     15,833,572
Bank Premises and Equipment, Net                    1,021,256       1,088,312        1,021,256      1,088,312
Deferred Tax Asset, Net                               215,662         306,502          215,662        306,502
Accrued Interest and Other Assets                     226,122         157,604          226,122        157,604
                                                 ------------    ------------     ------------   ------------
TOTAL ASSETS                                       31,509,754      24,895,061       31,509,754     24,895,061
                                                 ============    ============     ============   ============

                                             LIABILITIES AND STOCKHOLDERS' INVESTMENT


LIABILITIES
  Deposits:
    Demand                                          8,276,200       8,659,657        8,276,561      8,667,389
    NOW and Money Market Accounts                   7,657,943       5,545,271        7,657,943      5,545,271
    Savings                                         2,758,459       2,710,154        2,758,459      2,710,154
    Time ($100,000 and Over)                        2,669,626       1,133,512        2,669,626      1,133,512
    Other Time                                      5,870,213       3,862,948        5,870,213      3,862,948
                                                 ------------    ------------     ------------   ------------
  Total Deposits                                   27,232,441      21,911,542       27,232,802     21,919,274
  Federal Funds Purchased                           1,240,000         180,000        1,240,000        180,000
  Accrued Interest and Other Liabilities               93,210          63,232           92,473         62,494
                                                 ------------    ------------     ------------   ------------
TOTAL LIABILITIES                                  28,565,651      22,154,774       28,565,275     22,161,768
                                                 ------------    ------------     ------------   ------------
STOCKHOLDERS' INVESTMENT
  Common Stock - Consolidated, $.10 Par
    Value, 750,000 Shares Authorized,
    223,425 Shares Issued and
    Outstanding in 1994 and 1993;
    Bank - $5 Par Value, 150,000 Shares
    Authorized, 150,000 Shares Issued and
    Outstanding in 1994 and 1993                       22,343          22,343          750,000        750,000
  Capital Surplus                                   3,015,526       3,015,526        1,860,000      1,860,000
  Retained Earnings (Deficit)                         (13,529)       (297,582)         414,716        123,293
  Unrealized Losses on Certain Securities             (80,237)              0          (80,237)             0
                                                 ------------    ------------     ------------   ------------
TOTAL STOCKHOLDERS' INVESTMENT                      2,944,103       2,740,287        2,944,479      2,733,293
                                                 ------------    ------------     ------------   ------------
TOTAL LIABILITIES AND STOCKHOLDERS' INVESTMENT   $ 31,509,754    $ 24,895,061     $ 31,509,754   $ 24,895,061
                                                 ============    ============     ============   ============

                            See accompanying notes.

                       CONSOLIDATED STATEMENTS OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993
                 CITIZENS FIRST BANCSHARES, INC. AND SUBSIDIARY
                        AND CITIZENS FIRST BANK OF OCALA
                                 OCALA, FLORIDA

                                                          CONSOLIDATED                       BANK
                                                 ----------------------------    ----------------------------
                                                     1994            1993             1994           1993
                                                 ------------   -------------    -------------   ------------
INTEREST INCOME
  Interest and Fees on Loans                     $  1,835,733   $   1,409,498    $   1,835,733   $  1,409,498
  Interest on Investment Securities:
    U.S. Treasury                                      91,388         190,575           91,388        190,575
    U.S. Government Agencies                           67,519          73,560           67,519         73,560
    Other                                              36,727          46,358           36,727         46,358
  Interest on Federal Funds Sold                       34,251          36,242           34,251         36,242
                                                 ------------   -------------    -------------   ------------
TOTAL INTEREST INCOME                               2,065,618       1,756,233        2,065,618      1,756,233
                                                 ------------   -------------    -------------   ------------

INTEREST EXPENSE
  Deposits                                            456,864         384,330          456,864        384,330
  Federal Funds Purchased                               6,631             982            6,631            982
                                                 ------------   -------------    -------------   ------------
TOTAL INTEREST EXPENSE                                463,495         385,312          463,495        385,312
                                                 ------------   -------------    -------------   ------------

NET INTEREST INCOME                                 1,602,123       1,370,921        1,602,123      1,370,921

PROVISION FOR POSSIBLE LOAN LOSSES                          0          21,000                0         21,000
                                                 ------------   -------------    -------------   ------------

NET INTEREST INCOME AFTER PROVISION FOR
  POSSIBLE LOAN LOSSES                              1,602,123       1,349,921        1,602,123      1,349,921
                                                 ------------   -------------    -------------   ------------

OTHER OPERATING INCOME
  Service Charges on Deposit Accounts                 386,192         430,302          386,192        430,302
  Other                                               104,524         109,809          104,524        109,809
                                                 ------------   -------------    -------------   ------------
TOTAL OTHER OPERATING INCOME                          490,716         540,111          490,716        540,111
                                                 ------------   -------------    -------------   ------------

OTHER EXPENSES
  Salaries and Employee Benefits                      805,231         814,469          805,231        814,469
  Occupancy Expense                                   183,464         184,259          183,464        184,259
  Equipment Expense                                    92,348         126,528           92,348        126,528
  Other Operating Expenses                            588,493         498,041          581,123        491,380
                                                 ------------   -------------    -------------   ------------
TOTAL OTHER EXPENSES                               (1,669,536)     (1,623,297)      (1,662,166)    (1,616,636)
                                                 ------------   -------------    -------------   ------------

INCOME BEFORE INCOME TAXES AND CUMULATIVE
  EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE            423,303         266,735          430,673        273,396

INCOME TAX EXPENSE                                   (139,250)        (64,324)        (139,250)       (64,324)
                                                 ------------   -------------    -------------   ------------

INCOME BEFORE CUMULATIVE EFFECT OF CHANGE
  IN ACCOUNTING PRINCIPLE                             284,053         202,411          291,423        209,072

CUMULATIVE EFFECT ON PRIOR YEARS OF CHANGING
  METHOD OF ACCOUNTING FOR INCOME TAXES                     0         370,826                0        370,826
                                                 ------------   -------------    -------------   ------------

NET INCOME                                       $    284,053   $     573,237    $     291,423   $    579,898
                                                 ============   =============    =============   ============

                           See accompanying notes.

                       CONSOLIDATED STATEMENTS OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993
                 CITIZENS FIRST BANCSHARES, INC. AND SUBSIDIARY
                        AND CITIZENS FIRST BANK OF OCALA
                                 OCALA, FLORIDA
                                  (CONCLUDED)

                                                            CONSOLIDATED                              BANK
                                                 -----------------------------           ------------------------------
                                                    1994               1993                1994                1993
                                                 ----------         ----------           ----------          ----------
EARNINGS PER COMMON SHARE

  Income Before Cumulative Effect of
    Change in Accounting Principle               $     1.27         $     0.91           $     1.94          $     1.39
  Cumulative Effect on Prior Years of
    Changing Method of Accounting For
    Income Taxes                                        .00               1.66                  .00                2.47
                                                 ----------         ----------           ----------          ----------

NET INCOME PER COMMON SHARE                      $     1.27         $     2.57           $     1.94          $     3.86
                                                 ==========         ==========           ==========          ==========

FULLY DILUTED EARNINGS PER SHARE

  Income Before Cumulative Effect of
    Change in Accounting Principle               $     1.12         $      .81
  Cumulative Effect on Prior Years of
    Changing Method of Accounting For
    Income Taxes                                        .00               1.45
                                                 ----------         ----------

FULLY DILUTED INCOME PER COMMON SHARE            $     1.12         $     2.26
                                                 ==========         ==========


Book Value Before Adjustment For
  Unrealized Losses on Certain
  Securities                                     $    13.54         $    12.26

Adjustment For Unrealized Losses
  on Certain Securities                                (.36)               .00
                                                 ----------         ----------

BOOK VALUE AT DECEMBER 31, 1994                  $    13.18         $    12.26
                                                 ==========         ==========

                            See accompanying notes.

                    CONSOLIDATED STATEMENTS OF CHANGES IN
                    STOCKHOLDERS' INVESTMENT FOR THE YEARS
                  ENDED DECEMBER 31, 1994 AND 1993 CITIZENS
                    FIRST BANCSHARES, INC. AND SUBSIDIARY
                       AND CITIZENS FIRST BANK OF OCALA
                                OCALA, FLORIDA


                                                                  CONSOLIDATED
                                   --------------------------------------------------------------------------------
                                                                                       UNREALIZED
                                       COMMON STOCK                     RETAINED        LOSSES ON
                                   --------------------    CAPITAL      EARNINGS         CERTAIN
                                    SHARES      AMOUNT     SURPLUS      (DEFICIT)       SECURITIES        TOTAL
                                   -------    ---------  -----------    ----------      ----------      -----------
BALANCE, DECEMBER 31, 1992         223,425    $  22,343  $ 3,015,526    $ (870,819)     $        0      $ 2,167,050

  Net Income                             0            0            0       573,237               0          573,237
                                   -------    ---------  -----------    ----------      ----------      -----------

BALANCE, DECEMBER 31, 1993         223,425       22,343    3,015,526      (297,582)              0        2,740,287

  Net Income                             0            0            0       284,053               0          284,053
  Unrealized Losses on
    Certain Securities                   0            0            0             0         (80,237)         (80,237)
                                   -------    ---------  -----------    ----------      ----------      -----------

BALANCE, DECEMBER 31, 1994         223,425    $  22,343  $ 3,015,526    $  (13,529)     $  (80,237)     $ 2,944,103
                                   =======    =========  ===========    ==========      ==========      ===========

                                                                             BANK
                                   -----------------------------------------------------------------------------------------
                                                                                                 UNREALIZED
                                        COMMON STOCK                          RETAINED            LOSSES ON
                                   ---------------------       CAPITAL        EARNINGS             CERTAIN
                                   SHARES        AMOUNT        SURPLUS        (DEFICIT)           SECURITIES       TOTAL
                                   -------     ---------     -----------      ----------          ----------     -----------
BALANCE, DECEMBER 31, 1992         150,000     $ 750,000     $ 1,860,000      $ (456,605)         $        0     $ 2,153,395

  Net Income                             0             0               0         579,898                   0         579,898
                                   -------     ---------     -----------      ----------          ----------     -----------

BALANCE, DECEMBER 31, 1993         150,000       750,000       1,860,000         123,293                   0       2,733,293

  Net Income                             0             0               0         291,423                   0         291,423
  Unrealized Losses on
    Certain Securities                   0             0               0               0             (80,237)        (80,237)
                                   -------     ---------     -----------      ----------          ----------     -----------

BALANCE, DECEMBER 31, 1994         150,000     $ 750,000     $ 1,860,000      $  414,716          $  (80,237)    $ 2,944,479
                                   =======     =========     ===========      ==========          ==========     ===========

                           See accompanying notes.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993
                 CITIZENS FIRST BANCSHARES, INC. AND SUBSIDIARY
                        AND CITIZENS FIRST BANK OF OCALA
                                 OCALA, FLORIDA

                                                                CONSOLIDATED                        BANK
                                                        ----------------------------     -----------------------------
                                                            1994            1993            1994             1993
                                                        ------------    ------------     ------------     ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income                                            $    284,053    $    573,237     $    291,423     $    579,898
  Adjustment to Reconcile Net Income to
    Net Cash Provided By Operating
    Activities:
      Provision For Loan Losses                                    0          21,000                0           21,000
      Depreciation                                            75,118          51,504           75,118           51,504
      Amortization of Premium on Investments                  12,333          26,194           12,333           26,194
      Decrease (Increase) in Deferred Tax
        Asset, Net                                           139,250       (306,502)          139,250         (306,502)
      (Increase) Decrease in Accrued Interest
        and Other Assets                                     (68,518)         24,205          (68,518)          24,205
      Increase in Accrued Interest and Other
        Liabilities                                           29,978          15,204           29,978           15,204
                                                        ------------    ------------     ------------     ------------
NET CASH PROVIDED BY OPERATING ACTIVITIES                    472,214         404,842          479,584          411,503
                                                        ------------    ------------     ------------     ------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds From Sales and Maturities of
    Investment Securities                                    577,086       3,132,589          577,086        3,132,589
  Purchases of Investment Securities                        (574,178)     (2,036,842)        (574,178)      (2,036,842)
  Proceeds From Sales of Equipment                             1,897           1,488            1,897            1,488
  Purchases of Equipment                                      (9,959)       (206,297)          (9,959)        (206,297)
  (Increase) in Loans                                     (6,356,774)     (2,133,731)      (6,356,774)      (2,133,731)
  Proceeds From Sale of Real Estate Owned                          0         200,000                0          200,000
  Decrease in Federal Funds, Net                                   0       2,304,000                0        2,304,000
                                                        ------------    ------------     ------------     ------------
NET CASH (USED IN) PROVIDED BY INVESTING
  ACTIVITIES                                              (6,361,928)      1,261,207       (6,361,928)       1,261,207
                                                        ------------    ------------     ------------     ------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Increase (Decrease) in Deposits, Net                     5,320,899      (1,992,591)       5,313,529       (1,999,252)
  Federal Funds Purchased                                  1,060,000               0        1,060,000                0
                                                        ------------    ------------     ------------     ------------
NET CASH PROVIDED BY (USED IN) FINANCING
  ACTIVITIES                                               6,380,899      (1,992,591)       6,373,529       (1,999,252)
                                                        ------------    ------------     ------------     ------------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS             491,185        (326,542)         491,185         (326,542)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR               2,340,570       2,667,112        2,340,570        2,667,112
                                                        ------------    ------------     ------------     ------------
CASH AND CASH EQUIVALENTS, END OF YEAR                  $  2,831,755    $  2,340,570     $  2,831,755     $  2,340,570
                                                        ============    ============     ============     ============


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Cash Paid For Interest                                $    445,155    $    401,475     $    445,155     $    401,475
                                                        ============    ============     ============     ============

  Disposal of Premises and Equipment:
    Cost                                                $      2,035    $    110,514     $      2,035     $    110,514
    (Accumulated Depreciation)                                  (138)       (109,026)            (138)        (109,026)
                                                        ------------    ------------     ------------     ------------
  TOTAL                                                 $      1,897    $      1,488     $      1,897     $      1,488
                                                        ============    ============     ============     ============

  TOTAL INCOME TAXES PAID                               $          0    $          0     $          0     $          0
                                                        ============    ============     ============     ============

                           See accompanying notes.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 CITIZENS FIRST BANCSHARES, INC. AND SUBSIDIARY
                        AND CITIZENS FIRST BANK OF OCALA
                                 OCALA, FLORIDA


NOTE 1 -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

            DESCRIPTION OF BUSINESS
            Citizens First Bancshares, Inc. (the Company) was formed in 1982 for the purpose of becoming a bank holding company. Citizens First Bank of Ocala (the Bank), the Company's wholly-owned subsidiary, was formed in 1978, and began operations in Ocala, Florida in 1979.

            PRINCIPLES OF CONSOLIDATION
            The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Citizens First Bank of Ocala. All significant intercompany accounts and transactions have been eliminated.

            CASH AND CASH EQUIVALENTS
            Cash and cash equivalents represent cash and due from banks.

            INVESTMENT SECURITIES
            Effective January 1, 1994, the Company adopted the investment categorization and carrying value rules as required by Financial Accounting Standards Board Statement of Financial Accounting Standards No. 115 (FASB No. 115), Accounting for Certain Investments in Debt and Equity Securities. Under FASB No. 115, the Company is required to classify acquired debt and equity securities into one of three categories: held-to-maturity, available-for-sale and trading.

            - Investments in debt securities are classified as held-to-maturity only if the Company has the positive intent and ability to hold such securities to maturity. These investments are carried in the Consolidated Balance Sheets at amortized cost, i.e., cost adjusted for amortization of premiums and accretion of discounts as computed by the interest method.

            - All investments not classified as either held-to-maturity securities or trading securities are classified as available-for-sale. These securities are carried at market value as of the date of the Consolidated Balance Sheets. The unrealized gains and losses on these securities are excluded from earnings for the year. Instead, the net unrealized gain or loss, net of the applicable deferred income taxes, is shown as a separate component of stockholders' equity in the Consolidated Balance Sheets.

            - Securities that are acquired and held principally for the purpose of selling them in the near term are classified as trading securities. Such securities, if any, are carried at market value and the unrealized gains and losses on such securities is included in income for the current year.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 CITIZENS FIRST BANCSHARES, INC. AND SUBSIDIARY
                        AND CITIZENS FIRST BANK OF OCALA
                                 OCALA, FLORIDA
                                  (CONTINUED)

NOTE 1 -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

            INVESTMENT SECURITIES (CONCLUDED)
            Prior to the adoption of FASB No. 115, investment debt securities were stated at cost adjusted for amortization of premiums and accretion of discounts as computed by the interest method. Investments in marketable equity securities were carried at the lower of cost or market value. Unrealized losses on such equity securities considered to be temporary were charged against stockholders' equity; declines in market value considered to be other than temporary were charged to earnings.

            Gains and losses on the sale of investment securities are computed on the basis of specific identification of the adjusted cost of each security.

            NET INCOME PER COMMON SHARE
            Net income per common share is calculated using the weighted average number of shares outstanding during the year.

            LOANS AND ALLOWANCE FOR LOAN LOSSES
            Loans are stated at face value, net of unearned discount and the allowance for loan losses. Interest income on installment loans is recognized using the method which approximates the interest method. Interest income on commercial and real estate loans is recognized using the effective interest method on the principal balances outstanding. Accrual of interest is discontinued for loans which are ninety days past due, or earlier if circumstances warrant.

            The adoption of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 114 (FASB No. 114), Accounting by Creditors for Impairment of a Loan, is required in 1995.
            Company management does not anticipate that its adoption will have a material effect on the Company's financial position or results of operations.

            The allowance for loan losses is established through a provision for loan losses charged to expense. The allowance represents an amount which, in management's judgment, will be adequate to absorb probable losses on existing loans that may ultimately become uncollectible. Management's judgment in determining the adequacy of the allowance is based on evaluations of the collectibility of loans. These evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, current economic conditions that may affect the borrower's ability to pay, overall portfolio quality, and review of specific problem loans.

            Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 CITIZENS FIRST BANCSHARES, INC. AND SUBSIDIARY
                        AND CITIZENS FIRST BANK OF OCALA
                                 OCALA, FLORIDA
                                  (CONTINUED)

NOTE 1 -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

            LOAN ORIGINATION FEES
            Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield on the related loan.

            REAL ESTATE OWNED
            Real estate acquired by foreclosure or deed in lieu of foreclosure is carried at the lower of its estimated fair value or the balance of the related loan at the date the real estate is acquired. Costs relating to the development and improvement of the real estate are capitalized, whereas those costs related to holding the real estate are charged to expense.

            Sales of real estate owned are recorded under the full accrual method of accounting. Under this method, a sale is not recognized until payments received aggregate a specific required percentage of the contract sales price. Losses are charged to operations as incurred or when it is determined that the investment in such real estate is greater than the estimated net realizable value.

            BANK PREMISES AND EQUIPMENT
            Land is stated at cost. Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets as follows:


                    Buildings and Improvements                   5 to 35 Years
                    Furniture, Fixtures and Equipment            5 to 10 Years
                    Leasehold Improvements                          3 Years


            Gains or losses realized on the disposition of properties are reflected in other operating income. Depreciation expense for 1994 was $75,118 and $51,504 for 1993.

            INCOME TAXES
            Federal and state income taxes are provided on income reported for financial statement purposes and include both current and deferred income tax expense. Current income tax expense is recorded to reflect income taxes based upon the tax returns filed with the appropriate taxing agencies. Deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at year end. The change in deferred taxes attributable to the

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 CITIZENS FIRST BANCSHARES, INC. AND SUBSIDIARY
                        AND CITIZENS FIRST BANK OF OCALA
                                 OCALA, FLORIDA
                                  (CONTINUED)

NOTE 1 -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONCLUDED)

            INCOME TAXES (CONCLUDED)
            carrying value of investments categorized as "Available-For-Sale" is recognized as a change in stockholders' equity. The change in deferred income taxes attributable to all other timing differences is recognized as deferred income tax expense or benefit. The tax benefit related to operating loss and tax credit carryforwards, if any, are recognized if management believes, based on available evidence, that it is more likely than not that they will be realized. Investment tax credits, if any, are accounted for under the flow-through method.

            Citizens First Bancshares, Inc. files consolidated federal and state income tax returns with its subsidiary, Citizens First Bank of Ocala. Federal and state income taxes are allocated between the Company and its subsidiary in proportion to the respective contributions to consolidated taxable income.

            Effective January 1, 1993, the Company adopted the asset and liability method of accounting for income taxes as required by Financial Accounting Standards Board Statement of Financial Accounting Standard No. 109 (FASB No. 109), Accounting for Income Taxes. The Company accounted for this change as a cumulative effect of an accounting change in the 1993 financial statements.

            RECLASSIFICATION
            Certain prior year amounts have been reclassified to conform with current financial reporting to facilitate comparison of the financial data.


NOTE 2 -    REGULATORY ISSUES

            During 1993, the Bank was operating under a Written Agreement with the Federal Reserve Board and the Office of Comptroller, Department of Banking and Finance of the State of Florida (the Regulators), which imposed certain restrictions and requirements. Some of the more significant restrictions and requirements included: no declaration or payment of dividends without prior approval of the Regulators; maintain a loan loss reserve equivalent to 1.4% of the loan portfolio; and maintain minimum level of total capital to total assets (primary capital) of 7.5%.

            The Federal Reserve Bank of Atlanta examined the Bank as of October 31, 1993 and determined that the Bank had met all of the requirements of the Written Agreement. The Federal Reserve Bank's examination revealed that the Bank was operating in a satisfactory manner. The Reserve Bank and the Florida Department of Banking and Finance in letters to the Bank dated January 24, 1994 and February 4, 1994, respectively, terminated the Written Agreement due to the improved condition of the Bank.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 CITIZENS FIRST BANCSHARES, INC. AND SUBSIDIARY
                        AND CITIZENS FIRST BANK OF OCALA
                                 OCALA, FLORIDA
                                  (CONTINUED)

NOTE 2 -    REGULATORY ISSUES (CONCLUDED)

            On November 10, 1994, the Board of Directors signed a Memorandum of Understanding with the Federal Reserve Bank of Atlanta/Consumer Affairs whereby the Bank agrees to comply with the requirements and remedy the repeat violations found in the lending area during the Bank's previous two Consumer Affairs Examinations. Memorandum requirements ensure the Bank maintains a strong compliance position with the various regulators.


NOTE 3 -    INVESTMENT SECURITIES

            The carrying value of securities, including information regarding amortized cost, gross unrealized gains, gross unrealized losses and market value is tabulated below:

                                                                      CARRYING VALUE SUMMARY
                                                   ----------------------------------------------------------
                                                                 DECEMBER 31, 1994                  1993
                                                   -------------------------------------------   ------------
                                                     AVAILABLE-        HELD-
                                                       FOR-             TO-
                                                       SALE           MATURITY        TOTAL         TOTAL
                                                   -------------     ----------   ------------   ------------
           U.S. Treasury Securities                $   1,965,210     $        0   $  1,965,210   $  2,519,244
           U.S. Government Agencies                    2,409,361              0      2,409,361      1,996,832
           Equity Securities                                   0        169,850        169,850         82,000
           Mortgage-Backed Securities                    478,992              0        478,992        569,225
                                                   -------------     ----------   ------------   ------------
           TOTAL                                   $   4,853,563     $  169,850   $  5,023,413   $  5,167,301
                                                   =============     ==========   ============   ============


                                                                           1994 AVAILABLE-FOR-SALE
                                                       ------------------------------------------------------------------
                                                                            GROSS            GROSS
                                                         AMORTIZED        UNREALIZED       UNREALIZED          MARKET
                                                           COST             GAINS            LOSSES             VALUE
                                                       ------------      ------------      -----------       ------------
           U.S. Treasury Securities                    $  2,005,662      $          0      $   (40,452)      $  1,965,210
           U.S. Government Agencies                       2,484,484                 0          (75,123)         2,409,361
           Mortgage-Backed Securities                       492,063                 0          (13,071)           478,992
                                                       ------------      ------------      -----------       ------------
           TOTAL - DECEMBER 31, 1994                   $  4,982,209      $          0      $  (128,646)      $  4,853,563
                                                       ============      ============      ===========       ============


                                                                            1994 HELD-TO-MATURITY
                                                       ------------------------------------------------------------------
                                                                            GROSS            GROSS
                                                         AMORTIZED        UNREALIZED       UNREALIZED          MARKET
                                                           COST             GAINS            LOSSES             VALUE
                                                       ------------      ------------      ------------      ------------
           Equity Securities                           $    169,850      $          0      $          0      $    169,850
                                                       ============      ============      ============      ============

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 CITIZENS FIRST BANCSHARES, INC. AND SUBSIDIARY
                        AND CITIZENS FIRST BANK OF OCALA
                                 OCALA, FLORIDA
                                  (CONTINUED)

NOTE 3 -  INVESTMENT SECURITIES (CONTINUED)

                                                                               DECEMBER 31, 1993
                                                       ------------------------------------------------------------------
                                                                           GROSS             GROSS           ESTIMATED
                                                         AMORTIZED       UNREALIZED        UNREALIZED          MARKET
                                                           COST             GAINS            LOSSES             VALUE
                                                       ------------      ------------      -----------       ------------
           U.S. Treasury Securities and
             U.S. Government Agencies                  $  4,516,076      $      5,473      $    (9,668)      $  4,511,881
           Equity Securities                                 82,000                 0                0             82,000
           Mortgage-Backed Securities                       569,225            19,171                0            588,396
                                                       ------------      ------------      -----------       ------------
           TOTAL - DECEMBER 31, 1993                   $  5,167,301      $     24,644      $    (9,668)      $  5,182,277
                                                       ============      ============      ===========       ============

           The carrying value and estimated market value of investment securities at December 31, 1994, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                (IN THOUSANDS)
                                                       ------------------------------------------------------------------
                                                              DECEMBER 31, 1994                  DECEMBER 31, 1993
                                                       ------------------------------      ------------------------------
                                                                          ESTIMATED                           ESTIMATED
                                                         CARRYING           MARKET          AMORTIZED           MARKET
                                                           VALUE            VALUE              COST             VALUE
                                                       ------------      ------------      ------------      ------------
           Due in One Year or Less                     $      1,965      $      1,965      $        507      $        513
           Due After One Year Through Five Years              2,409             2,409             4,009             3,999
           Due After Five Years Through Ten Years                 0                 0                 0                 0
           Due After Ten Years                                    0                 0                 0                 0
                                                       ------------      ------------      ------------      ------------
                                                              4,374             4,374             4,516             4,512
           Equity Securities                                    170               170                82                82
           Mortgage-Backed Securities                           479               479               569               588
                                                       ------------      ------------      ------------      ------------
           TOTAL                                       $      5,023      $      5,023      $      5,167      $      5,182
                                                       ============      ============      ============      ============

                                                        AVAILABLE-FOR-SALE                 HELD-TO-MATURITY
                                                 --------------------------------    --------------------------------
                                                   AMORTIZED           MARKET          AMORTIZED          MARKET
                                                      COST              VALUE            COST              VALUE
                                                 -------------      -------------    -------------      -------------
           Due in One Year or Less               $       1,965      $       1,965    $           0      $           0
           Due After One Year Through
             Five Years                                  2,409              2,409                0                  0
           Due After Five Years Through
             Ten Years                                       0                  0                0                  0
           Due After Ten Years                               0                  0                0                  0
                                                 -------------      -------------    -------------      -------------
                                                         4,374              4,374                0                  0
           Equity Securities                                 0                  0              170                170
           Mortgage-Backed Securities                      479                479                0                  0
                                                 -------------      -------------    -------------      -------------
           TOTAL                                 $       4,853      $       4,853    $         170      $         170
                                                 =============      =============    =============      =============

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 CITIZENS FIRST BANCSHARES, INC. AND SUBSIDIARY
                        AND CITIZENS FIRST BANK OF OCALA
                                 OCALA, FLORIDA
                                  (CONTINUED)

NOTE 3 -    INVESTMENT SECURITIES (CONCLUDED)

            In computing recognized gains and losses, cost is determined using specific identification of securities. For 1994 and 1993, there were no sales of investment securities. There were no sales or transfers of assets classified as held-to-maturity during 1994.

            As of December 31, 1994, investment securities with a carrying value of $1,334,640 were pledged as collateral for public funds and federal funds purchased.

            UNREALIZED GAIN ON SECURITIES AVAILABLE-FOR-SALE
            As discussed in Note 1, effective January 1, 1994, the Company adopted the investment categorization and carrying value rules as required by FASB No. 115. Under this statement, the unrealized gain or loss on investment securities available-for-sale, net of the applicable deferred income taxes, is shown as a separate component of stockholder's equity in the Consolidated Balance Sheets. The following is a summary of the effects of the statement of stockholders' equity as of December 31, 1994:

           Gross Unrealized Gains (Losses) on Investment
             Securities Available-For-Sale                                                      $   (128,647)
           Deferred Income Tax Asset (Liability) on Unrealized
             Gain                                                                                     48,410
                                                                                                ------------
           NET (DECREASE) IN STOCKHOLDERS' EQUITY                                               $    (80,237)
                                                                                                ============


NOTE 4 -   LOANS

           Major classifications of loans at December 31, 1994 and 1993 are summarized as follows:

                                                                                 1994               1993
                                                                           ---------------     --------------
           Real Estate                                                     $    15,035,879     $    9,740,025
           Commercial                                                            1,871,171          2,977,628
           Installment                                                           5,709,879          3,480,422
           Other                                                                    13,753             40,227
                                                                           ---------------     --------------
           Total Loans                                                          22,630,682         16,238,302
           (Unearned Discount)                                                     (30,056)           (17,976)
                                                                           ---------------     --------------
                                                                                22,600,626         16,220,326
           (Allowance For Possible Loan Losses)                                   (410,280)          (386,754)
                                                                           ---------------     --------------
           TOTAL LOANS, NET                                                $    22,190,346     $   15,833,572
                                                                           ===============     ==============

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 CITIZENS FIRST BANCSHARES, INC. AND SUBSIDIARY
                        AND CITIZENS FIRST BANK OF OCALA
                                 OCALA, FLORIDA
                                  (CONTINUED)

NOTE 4 -   LOANS (CONCLUDED)

           During 1994 and 1993, the Bank held loans and engaged in transactions in the ordinary course of business with certain of its directors and officers, and their affiliated businesses. Loans to such persons and businesses aggregate approximately $666,522 and $411,927 at December 31, 1994 and 1993, respectively. During 1994, new loans to such related parties amounted to $399,389 and repayments amounted to $144,794.

           Loans on which the accrual of interest had been discontinued aggregated $7,255 and $198,978 at December 31, 1994 and 1993, respectively. If interest on these loans had been accrued, such income would have approximated $512 and $24,322 for 1994 and 1993, respectively.

           Changes in allowance for possible loan losses were as follows:

                                                                                       1994              1993
                                                                                   ------------       ------------
           BALANCE, BEGINNING OF YEAR                                              $    386,754       $    303,201
             Provision Charged to Operations                                                  0             21,000
             Loans Charged Off                                                          (17,123)           (14,777)
             Recoveries                                                                  40,649             77,330
                                                                                   ------------       ------------
           BALANCE, END OF YEAR                                                    $    410,280       $    386,754
                                                                                   ============       ============


NOTE 5 -   BANK PREMISES AND EQUIPMENT

           Major classifications at December 31, 1994 and 1993 are summarized as follows:

                                                                                     1994               1993
                                                                                -------------      --------------
           Land                                                                 $     458,576      $      458,576
           Buildings                                                                  698,630             698,630
           Furniture, Fixtures and Equipment                                          934,661             926,826
           Leasehold Improvements                                                           0               6,764
                                                                                -------------      --------------
           Total Bank Premises and Equipment                                        2,091,867           2,090,796
           (Accumulated Depreciation)                                              (1,070,611)         (1,002,484)
                                                                                -------------      --------------
           TOTAL BANK PREMISES AND EQUIPMENT - COST
             LESS DEPRECIATION                                                  $   1,021,256      $    1,088,312
                                                                                =============      ==============


NOTE 6 -   LEASES

           The Bank leases one office location and various other equipment under operating lease agreements expiring at various times through 1996. The minimum future rental payments under these agreements as of December 31, 1994 are summarized as follows:

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 CITIZENS FIRST BANCSHARES, INC. AND SUBSIDIARY
                        AND CITIZENS FIRST BANK OF OCALA
                                 OCALA, FLORIDA
                                  (CONTINUED)

NOTE 6 -   LEASES (CONCLUDED)

                                                                 FUTURE RENTAL
               YEAR                                                PAYMENTS
               ----                                            ----------------
              1995                                             $         40,957
              1996                                                        3,413
                                                               ----------------
           TOTAL MINIMUM LEASE PAYMENTS                        $         44,370
                                                               ================

           Rent expense was $45,429 and $95,227 for the years ended December 31, 1994 and 1993, respectively.


NOTE 7 -   INCOME TAXES

           As of December 31, 1994, the Bank has net operating loss carryforwards of approximately $1.4 million for federal income tax purposes. These carryforwards may be used to offset taxable income in future periods expiring at various times through the year 2010.

           As discussed in Note 1, effective January 1, 1993, the Bank adopted the asset and liability method of accounting for income taxes as required by FASB No. 109. The Bank recognized $370,826 for the cumulative effect of the change in accounting for income taxes for prior years in the Consolidated Statement of Income for 1993.

           The total provision (benefit) for income taxes in the Consolidated Statements of Income is as follows:

                                                                                     1994               1993
                                                                                 -------------      -------------
           CURRENT INCOME TAX EXPENSE
             U.S. Federal                                                        $           0      $           0
             State of Florida                                                                0                  0
                                                                                 -------------      -------------
           TOTAL CURRENT INCOME TAX EXPENSE                                                  0                  0
                                                                                 -------------      -------------

           DEFERRED INCOME TAX (BENEFIT)
             U.S. Federal                                                              129,713             59,758
             State of Florida                                                            9,537              4,566
                                                                                 -------------      -------------
           TOTAL DEFERRED INCOME TAX (BENEFIT)                                         139,250             64,324
                                                                                 -------------      -------------

           TOTAL INCOME TAX EXPENSE                                              $     139,250      $      64,234
                                                                                 =============      =============

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 CITIZENS FIRST BANCSHARES, INC. AND SUBSIDIARY
                        AND CITIZENS FIRST BANK OF OCALA
                                 OCALA, FLORIDA
                                  (CONTINUED)

NOTE 7 -   INCOME TAXES (CONCLUDED)

                                                                            1994                         1993
                                                               -------------------------       ------------------------
                                                                   AMOUNT            %            AMOUNT           %
                                                               -------------       -----       -------------     ------
           Computed "Expected" Income Tax Expense              $     143,923       34.0%       $      87,277      32.7%
           State Income Taxes, Net of Federal
             Income Tax                                               10,582        2.5                6,669       2.5
           Other                                                     (15,255)      (3.6)             (29,622)    (11.1)
                                                               -------------       ----        -------------     -----
           TOTAL                                               $     139,250       32.9%       $      64,324      24.1%
                                                               =============       ====        =============      ====


           Deferred tax liabilities (assets) are comprised of the following at December 31:

                                                                                      1994             1993
                                                                                 -------------     -------------
           DEFERRED TAX LIABILITIES
             Depreciation                                                        $      70,027     $      56,249
             Deferred Expenses and Income                                               66,383            56,658
             Allowance For Possible Loan Losses                                         78,293            78,293
                                                                                 -------------     -------------
           GROSS DEFERRED TAX LIABILITIES                                              214,703           191,200
                                                                                 -------------     -------------
           DEFERRED TAX (ASSETS)
             Tax Net Operating Loss                                                    358,155           471,126
             Deferred Expenses Payable                                                  23,800            26,576
             Investment Securities Available-For-Sale                                   48,410                 0
                                                                                 -------------     -------------
           GROSS DEFERRED TAX (ASSETS)                                                (430,365)         (497,702)
                                                                                 -------------     -------------

           NET DEFERRED TAX LIABILITIES (ASSETS)                                 $    (215,662)    $    (306,502)
                                                                                 =============     =============


           The sources of timing differences and the related income tax effect for the years indicated are as follows:

                                                                                      1994             1993
                                                                                 -------------     -------------
           Provision For Possible Loan Losses For
             Income Tax Purposes Greater (Less)
             Than For Financial Statement Purposes                               $           0     $       7,902
           Adjustment For Accrual to Cash Income
             and Expenses                                                              (12,501)           19,303
           Depreciation Deducted For Tax Purposes
             Greater (Less) Than Recognized as
             Expense For Financial Statement Purposes                                  (13,778)                0
           Utilization of Net Operating Loss                                          (112,971)          (91,529)
                                                                                 -------------     -------------
           TOTAL                                                                 $    (139,250)    $     (64,324)
                                                                                 =============     =============

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 CITIZENS FIRST BANCSHARES, INC. AND SUBSIDIARY
                        AND CITIZENS FIRST BANK OF OCALA
                                 OCALA, FLORIDA
                                  (CONTINUED)

NOTE 8 -    FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

            The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit, standby letters of credit, lines of credit and mortgages with interest rate caps. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the Consolidated Statements of Cash Flows. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

            The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit, standby letters of credit and lines of credit is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. For interest rate caps, the contract or notional amounts do not represent exposure to credit loss.

            While the Bank does not have a specific policy for requiring collateral, for the most part, loans are collateralized by the items the loan proceeds are to be used to purchase (i.e., real estate) or some other acceptable property. The Bank also makes unsecured loans if the customer's credit is sufficient.


                                                                                     1994              1993
                                                                                -------------     --------------
           FINANCIAL INSTRUMENTS WHOSE CONTRACT AMOUNTS
             REPRESENT CREDIT RISK
               Commitments to Extend Credit                                     $     935,534     $    1,998,890
               Standby Letters of Credit                                        $     361,000     $      432,000
               Unused Lines of Credit                                           $   2,817,030     $    1,355,370

           FINANCIAL INSTRUMENTS WHOSE NOTIONAL OR CONTRACT
             AMOUNTS EXCEED THE AMOUNT OF CREDIT RISK
               Mortgages With Interest Rate Caps                                $   4,681,000     $    3,247,000

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 CITIZENS FIRST BANCSHARES, INC. AND SUBSIDIARY
                        AND CITIZENS FIRST BANK OF OCALA
                                 OCALA, FLORIDA
                                  (CONTINUED)

NOTE 8 -    FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK (CONCLUDED)

            Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counter-party. Collateral held may be a private residence, but could include accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties.

            Standby letters of credit and lines of credit written are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. With the exception of home equity loans, which are open-ended, all letters and lines of credit are short-term (one year or less). The credit risk involved in issuing letters and lines of credit is essentially the same as that involved in extending loan facilities to customers.

            Mortgages with interest rate caps are adjustable rate mortgages that have interest rate increase caps of 2% per year to a maximum of 6% over the life of the loan.


NOTE 9 -    CONCENTRATIONS OF CREDIT

            Most of the Bank's business activity is with customers in Marion County, Florida. The Bank grants commercial, real estate and personal installment loans to customers who live in this area. Although the Bank has a diversified loan portfolio, a substantial portion of its debtor's ability to honor their contracts is dependent upon the real estate economic sector.


NOTE 10 -   STOCK OFFERING/STOCK WARRANTS

            In April 1992, the Company prepared an offering circular in which it offered to existing shareholders of record of the Company at December 31, 1991, and to selected residents in the community of Ocala, Florida, up to 250,000 units (the units), with each unit consisting of one

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 CITIZENS FIRST BANCSHARES, INC. AND SUBSIDIARY
                        AND CITIZENS FIRST BANK OF OCALA
                                 OCALA, FLORIDA
                                  (CONTINUED)

NOTE 10 -   STOCK OFFERING/STOCK WARRANTS (CONCLUDED)

            share of common stock of the Company, $.10 par value, and one warrant to purchase one share of common stock. The Company increased its authorized number of shares of common stock from 250,000 shares to 750,000 shares to accommodate the offering. The purchase price of a unit was $10.00 per share. The warrants were exchangeable on a one-to-one basis for common stock at a price of $10.00 per share for a period of three years following the expiration of the offering. The Company has the right to redeem the warrants at $.10 per warrant upon thirty days written notice during the period from May 1, 1994 to March 31, 1995 (the Redemption Period). A holder of a warrant has the right to exercise the warrant during the period from March 31, 1994 to April 30, 1994 (the 1994 Exercise Period) and, if not previously redeemed by the Company during the Redemption Period, during the period from March 31, 1995 to April 30, 1995 (the 1995 Exercise Period).

            A total of 73,425 units were sold during 1992 resulting in the issuance of 73,425 shares of $.10 par value common stock and 73,425 warrants.


NOTE 11 -   PARENT COMPANY ONLY FINANCIAL STATEMENTS

            Condensed financial statements of Citizens First Bancshares, Inc. (Parent Company Only) for December 31, 1994 and 1993 are presented as follows:

                            CONDENSED BALANCE SHEETS

           ASSETS
                                                                                    1994            1993
                                                                                -------------   -------------
           Cash                                                                 $         361   $       7,731
           Investments in Wholly-Owned Subsidiary, at
             Equity in Underlying Assets                                            2,944,479       2,733,293
                                                                                -------------   -------------
           TOTAL ASSETS                                                             2,944,840       2,741,024
                                                                                =============   =============

           LIABILITIES AND STOCKHOLDERS' INVESTMENT

           LIABILITIES
             Other                                                                        737             737
                                                                                -------------   -------------
           STOCKHOLDERS' INVESTMENT
             Common Stock                                                              22,343          22,343
             Capital Surplus                                                        3,015,526       3,015,526
             Unrealized Losses on Certain
               Securities                                                             (80,237)              0
             (Deficit)                                                                (13,529)       (297,582)
                                                                                -------------   -------------
           TOTAL STOCKHOLDERS' INVESTMENT                                           2,944,103       2,740,287
                                                                                -------------   -------------
           TOTAL LIABILITIES AND STOCKHOLDERS' INVESTMENT                       $   2,944,840   $   2,741,024
                                                                                =============   =============

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 CITIZENS FIRST BANCSHARES, INC. AND SUBSIDIARY
                        AND CITIZENS FIRST BANK OF OCALA
                                 OCALA, FLORIDA
                                  (CONTINUED)

NOTE 11 -  PARENT COMPANY ONLY FINANCIAL STATEMENTS (CONCLUDED)

                       CONDENSED STATEMENTS OF OPERATIONS

                                                                                    1994            1993
                                                                                -------------   -------------
           INCOME
             Interest                                                           $           0   $           0
             Other                                                                      2,500               0
                                                                                -------------   -------------
           TOTAL INCOME                                                                 2,500               0
                                                                                -------------   -------------

           EXPENSES
             Other Expense                                                             (9,870)         (6,661)
                                                                                -------------   -------------

           (LOSS) INCOME BEFORE EQUITY IN UNDISTRIBUTED EARNINGS
             OF SUBSIDIARY                                                             (7,370)         (6,661)

           EQUITY IN UNDISTRIBUTED EARNINGS OF
             SUBSIDIARY                                                               291,423         579,898
                                                                                -------------   -------------

           NET INCOME                                                           $     284,053   $     573,237
                                                                                =============   =============


                       CONDENSED STATEMENTS OF CASH FLOWS

                                                                                    1994            1993
                                                                                -------------   -------------
           CASH FLOWS FROM OPERATING ACTIVITIES
             Net Income                                                         $     284,053   $     573,237
             Adjustments to Reconcile Net Income to
               Net Cash (Used In) Operating Activities:
                 Income From Subsidiary                                              (291,423)       (579,898)
                 Other                                                                     (1)              1
                                                                                -------------   -------------
           NET CASH (USED IN) OPERATING ACTIVITIES                                     (7,371)         (6,660)
                                                                                -------------   -------------

           (DECREASE) IN CASH                                                          (7,371)         (6,660)
           CASH, BEGINNING OF YEAR                                                      7,732          14,392
                                                                                -------------   -------------
           CASH, END OF YEAR                                                    $         361   $       7,732
                                                                                =============   =============


NOTE 12 -   PENSION PLAN

            The Company established a 401(k) pension plan in 1993 that covers all eligible officers and employees. Employees may elect to defer up to 15% of their annual compensation. The Company may match 10% of the compensation deferred by the employee up to a maximum of 6% of the employee's annual compensation. Contributions to the plan by the Company charged to operations were $1,797 in 1994 and $0 in 1993.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 CITIZENS FIRST BANCSHARES, INC. AND SUBSIDIARY
                        AND CITIZENS FIRST BANK OF OCALA
                                 OCALA, FLORIDA
                                  (CONCLUDED)

NOTE 13 -   STOCK OPTIONS

            The Company adopted a stock option plan on May 13, 1993, granting its officers the option to purchase shares of its common stock at an option price of $10.05 per share. The maximum number of shares that may be optioned or sold under the plan is 50,000 shares. Of the options granted during the year, 40% of that amount vests immediately. The remaining vesting schedule is at the rate of 20% per year beginning December 1, 1993, and increasing each December 1 thereafter.

            During 1994, one employee terminated employment. The terminating employees' 9,600 shares under option granted to date must be exercised by April 29, 1995.

            Per the stock option plan, the options shall remain in effect for seven years from the plan adoption date, unless terminated sooner. Termination of the plan shall not effect any option previously granted. Options are immediately exercisable on sale of the Bank.

                                                                  SHARES
                                                               UNDER OPTION
                                                               ------------
          Outstanding, Beginning of Year                          30,000
          Forfeited During the Year                               (2,400)
                                                                  ------
          Outstanding, End of Year                                27,600
                                                                  ======

                     CONDENSED CONSOLIDATED BALANCE SHEETS
            CITI-BANCSHARES, INC. AND SUBSIDIARY - LEESBURG, FLORIDA

                                 (IN THOUSANDS)


                                         ASSETS

                                                                             As of September 30,
                                                                  --------------------------------------
                                                                        1995                  1994
                                                                        ----                  ----
Cash and Demand Deposits Due from Banks                           $      14,370         $       10,573
Investment Securities (Market Value 9/30/95 - $208,577;
     12/31/94 - $203,881; 9/30/94 - $205,522)                           206,137                206,440
Federal Funds Sold                                                        7,754                      0
Loan Receivables                                                        221,843                195,117
Less:     Unearned Income                                                  (881)                (1,100)
          Allowance for Loan Losses                                      (3,234)                (2,938)
                                                                  -------------         --------------
Loan Receivables, Net                                                   217,728                191,079
Real Estate Owned                                                           613                    797
Premises and Equipment, Net                                               6,880                  6,924
Accrued Interest Receivable                                               4,336                  3,924
Other Assets                                                              2,073                  2,687
                                                                  -------------         --------------
Total Assets                                                      $     459,891         $      422,424
                                                                  =============         ==============


                          LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
     Deposits:
          Noninterest-Bearing                                     $      35,528         $       33,202
          Interest-Bearing                                              368,694                347,567
                                                                  -------------         --------------
     Total Deposits                                                     404,222                380,769
     Federal Funds Purchased and Securities Sold
          under Agreements to Repurchase                                  7,834                  2,831
     Accrued Interest Payable                                             3,869                  2,062
     Other Liabilities                                                      866                    295
                                                                  -------------         --------------
Total Liabilities                                                       416,791                385,957
                                                                  -------------         --------------
Stockholders' Equity
     Common Stock - Par Value $.01 Per Share; Authorized
          10,000,000 Shares; Issued 4,184,631 Shares              $          42         $           42
     Capital Surplus                                                     11,208                 11,208
     Retained Earnings                                                   32,106                 27,212
     Less:  Treasury Stock at Cost                                         (792)                  (792)
          (136,988 Shares in 1995 and 1994)
     Unrealized Gains (Losses) on Certain Securities                        536                 (1,203)
                                                                  -------------         --------------
Total Stockholders' Equity                                               43,100                 36,467
                                                                  -------------         --------------
Total Liabilities and Stockholders' Equity                        $     459,891         $      422,424
                                                                  =============         ==============

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
            CITI-BANCSHARES, INC. AND SUBSIDIARY - LEESBURG, FLORIDA
                                  (UNAUDITED)

                                 (IN THOUSANDS)


                                                                               NINE MONTHS ENDED
                                                                                 SEPTEMBER 30,
                                                                          ---------------------------
                                                                          1995                  1994
                                                                          ----                  ----
Interest Income
     Loans, Including Fees                                          $    14,095            $    10,849
                                                                    -----------            -----------
     Investment Securities:
          Taxable                                                         8,531                  8,741
          Exempt from Federal Income Taxes                                2,113                  2,049
                                                                    -----------            -----------
     Total Investment Securities                                         10,644                 10,790
     Federal Funds Sold                                                     439                    173
                                                                    -----------            -----------
Total Interest Income                                                    25,178                 21,812
                                                                    -----------            -----------
Interest Expense
     Deposits                                                            11,927                  8,933
     Securities sold Under Repurchase Agreements                            257                    104
                                                                    -----------            -----------
Total Interest Expense                                                   12,184                  9,037
                                                                    -----------            -----------
Net Interest Income                                                      12,994                 12,775
Provision for Loan Losses                                                  (255)                  (523)
                                                                    -----------            -----------
Net Interest Income After Provision for Loan Losses                      12,739                 12,252
                                                                    -----------            -----------
Noninterest Income
     Investment Securities Gains (Losses)                                    29                   (124)
     Service Charges on Deposit Accounts                                    839                    835
     Trust Income                                                           629                    539
     Other Income                                                           191                    171
                                                                    -----------            -----------
Total Noninterest Income                                                  1,688                  1,421
                                                                    -----------            -----------
Noninterest Expense
     Salaries and Employee Benefits                                       4,300                  3,994
     Occupancy Expense                                                      862                    809
     Equipment Expense                                                      691                    682
     Other expenses                                                       2,107                  2,179
                                                                    -----------            -----------
Total Noninterest Expense                                                 7,960                  7,664
                                                                    -----------            -----------
Income Before Income Taxes                                                6,467                  6,009
Provision for Income Taxes                                               (1,699)                (1,547)
                                                                    -----------            -----------
Net Income                                                          $     4,768            $     4,462
                                                                    ===========            ===========

Earnings Per Common Share and Common Share Equivalent                      1.18                   1.10
                                                                    ===========            ===========



Average Number of Shares                                              4,052,326              4,047,643
                                                                    ===========            ===========

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
            CITI-BANCSHARES, INC. AND SUBSIDIARY - LEESBURG, FLORIDA
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                               NINE MONTHS ENDED
                                                                                 SEPTEMBER 30,
                                                                           ------------------------
                                                                          1995                  1994
                                                                          ----                  ----
Cash Flows from Operating Activities
     Net Income                                                        $  4,768               $  4,462
     Adjustments to Reconcile Net Income to Net Cash
          Provided by Operating Activities:
              Provision for Loan Losses                                     255                    523
              Depreciation                                                  489                    518
              Net (Accretion)/Amortization of Discount on                  (330)                  (271)
                Investments
              (Gain) Loss on Sale of Investments and Real                   (30)                    74
                Estate Owned
              Decrease (Increase) in Accrued Interest                      (362)                  (253)
                Receivable
              Increase (Decrease) in Accrued Interest Payable             1,476                    121
              Other                                                         158                   (406)
                                                                       --------               ---------
Net Cash Provided by Operating Activities                                 6,424                  4,768
                                                                       --------               --------

Cash Flows From Investing Activities
     Proceeds from Sales of Investment Securities available for sale     60,901                 17,204
     Proceeds from Calls of Investment Securities Held to maturity        4,250                  6,120
     Proceeds from Maturities of Investment Securities                   17,728                 22,270
     Purchases of Investment Securities                                 (75,269)               (47,356)
     Net (Increase) in Loan Receivables                                 (21,910)               (15,498)
     Proceeds from Sale of Real Estate Owned                                102                  1,500
     Purchases of Premises and Equipment                                   (562)                  (772)
                                                                       --------               ---------
Net Cash (Used In) Investing Activities                                 (14,760)               (22,040)
                                                                       --------               ---------

Cash Flows from Financing Activities
     Net Increase in Demand Deposits, NOW Accounts, and
          Savings Accounts                                                  988                  2,453
     Net Increase in Certificates of Deposit                             14,367                 14,041
     Net Increase (Decrease) in Federal Funds Purchased
          and Securities Sold Under Agreements to Repurchase              2,201                 (2,660)
     Dividends Paid                                                      (1,417)                (1,255)
                                                                       --------               ---------
Net Cash Provided by Financing Activities                                16,139                 12,579
                                                                       --------               --------

Net Increase (Decrease) in Cash and Cash Equivalents                      7,803                 (4,693)

Cash and Cash Equivalents, Beginning of Period                           14,321                 15,266
                                                                       --------               --------

Cash and Cash Equivalents, End of Period                               $ 22,124               $ 10,573
                                                                       ========               ========

Supplemental Disclosures of Cash Flow Information

     Cash and Cash Equivalents
          Cash and Demand Deposits Due from Banks                      $ 14,370               $ 10,573
          Federal Funds Sold                                              7,754                      0
                                                                       --------               --------
     Total Cash and Cash Equivalents                                   $ 22,124               $ 10,573
                                                                       ========               ========

Interest Paid                                                          $ 10,709               $  8,916
                                                                       ========               ========

Income Taxes Paid                                                      $  1,476               $  1,493
                                                                       ========               ========

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENT
            CITI-BANCSHARES, INC. AND SUBSIDIARY - LEESBURG, FLORIDA
                                  (UNAUDITED)

NOTE 1  -        SIGNIFICANT ACCOUNTING POLICIES

              The accounting and reporting policies of Citi-Bancshares, Inc. (the Company) and its subsidiary conform to generally accepted accounting principles and to predominant practices within the banking industry.

              In the opinion of the Company's management, all adjustments necessary to present fairly the financial position as of September 30, 1995 and 1994, and the results of operations and cash flows for the period then ended have been included and are of a normal and recurring nature.

              Certain amounts for 1994 were reclassified to conform with statement presentation for September 30, 1995. These reclassifications have no effect on stockholders' equity or net income as previously reported.

NOTE 2  -     INCOME TAXES

              Federal and state income taxes are provided on income reported for financial statement purposes and include both current and deferred income tax expense. Current income tax expense is recorded to reflect income taxes based upon the tax returns filed with the appropriate taxing agencies. Deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at year end. The change in deferred taxes attributable to the carrying value of investments categorized as "available-for-sale" is recognized as a change in stockholders' equity. The change in deferred income taxes attributable to all other timing differences is recognized as deferred income tax expense or benefit. The tax benefit related to operating loss and tax credit carryforwards, if any, are recognized if management believes, based on available evidence, that it is more likely than not that they will be realized. Investment tax credits, if any, are accounted for using the flow-through method.

              The Company files consolidated federal and state income tax returns with its subsidiary, Citizens National Bank of Leesburg. Federal and state income taxes are allocated between the Company and its subsidiary in proportion to the respective contributions in consolidated taxable income.

NOTE 3  -     LOANS AND ALLOWANCE FOR LOAN LOSSES

              Major categories of loans included in the loan portfolio are:

                                                                                                     (In Thousands)
                                                                                               9/30/95               9/30/94
                                                                                             ---------             ---------
                     Commercial, Financial and Agricultural                                  $  21,722             $  15,425
                     Real Estate                                                               178,643               159,654
                     Installment Loans                                                          21,478                20,038
                                                                                             ---------             ---------
                     Loans Receivable                                                        $ 221,843             $ 195,117
                                                                                             ---------             ---------

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENT
            CITI-BANCSHARES, INC. AND SUBSIDIARY - LEESBURG, FLORIDA
                                  (UNAUDITED)

NOTE 3  -     LOANS AND ALLOWANCE FOR LOAN LOSSES (CONCLUDED)

              Changes in the allowance for loan losses are summarized as follows:


                                                                                                     (In Thousands)
                                                                                              9/30/95               9/30/94
                                                                                              -------               -------
                     Balance, Beginning of Period                                            $  2,994              $  2,490
                       Additions:
                          Provision Charged to Expense                                            255                   523
                          Recoveries on Loans Previously Charged Off                               58                    90
                       Total Additions                                                            313                   613
                       (Loans Charged Off)                                                        (73)                 (165)
                                                                                             --------              --------
                     Balance, End of Period                                                  $  3,234              $  2,938
                                                                                             --------              --------


NOTE 4  -     REALIZED AND UNREALIZED GAINS (LOSSES) ON SECURITIES

              UNREALIZED GAINS (LOSSES) ON SECURITIES AVAILABLE-FOR-SALE Effective December 31, 1993, the Company adopted the investment categorization and carrying value rules as required by Financial Accounting Standards Board Statement of Financial Accounting Standards No. 115 (FASB No. 115), Accounting for Certain Investments in debt and Equity Securities. Under this statement, the unrealized gain or loss on investment securities available-for-sale, net of the applicable deferred income taxes, is shown as a separate component of stockholders' equity in the balance sheet. The following is a summary of the effects of the statement of stockholders' equity as of September 30, 1995 and September 30, 1994:

                                                                                                     (In Thousands)
                                                                                              9/30/95               9/30/94
                                                                                              -------               -------
                     Gross Unrealized Gains (Losses) on Investment                            $   841              $ (1,886)
                        Securities Available-For-Sale
                     Deferred Income Tax (Liability) Asset on Unrealized Gain                    (305)                  683
                                                                                              -------              --------
                     Net Increase (Decrease) in Stockholders' Equity                          $   536              $ (1,203)
                                                                                              =======              ========


             REALIZED GAINS (LOSSES) ON CALLS OF SECURITIES HELD-TO-MATURITY Proceeds from sales of investment securities classified as available-for sale during 1995 were $60,901, with gross gains of $535 and gross losses of $518. During 1994, proceeds from sales of investment securities classified as available-for-sale totaled $17,204, with gross gains of $73 and gross losses of $208.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENT
            CITI-BANCSHARES, INC. AND SUBSIDIARY - LEESBURG, FLORIDA
                                  (UNAUDITED)

NOTE 4  -     REALIZED AND UNREALIZED GAINS (LOSSES) ON SECURITIES (Concluded)

              REALIZED GAINS (LOSSES) ON CALLS OF SECURITIES HELD-TO-MATURITY (Concluded)
              There were no sales of securities classified as held-to-maturity during 1995 or 1994. During 1995 and 1994, proceeds from calls of securities classified as held-to-maturity totaled $4,250 and $612, respectively, with resulting gains of $11 and $12, respectively.


NOTE 5  -     PREMISES AND EQUIPMENT

              A summary of premises and equipment is as follows:

                                                                                                     (In Thousands)
                                                                                              9/30/95               9/30/94
                                                                                              -------               -------
                     Land                                                                     $ 1,059               $   840
                     Buildings                                                                  6,847                 6,657
                     Furniture, Fixtures and Equipment                                          5,065                 5,298
                                                                                              -------               -------
                                                                                               12,971                 2,795
                     (Accumulated Depreciation)                                                (6,091)               (5,871)
                                                                                              -------               -------
                     TOTAL PREMISES AND EQUIPMENT                                             $ 6,880               $ 6,924
                                                                                              -------               -------


NOTE 6  -     DEPOSITS

                                                                                                     (In Thousands)
                                                                                              9/30/95               9/30/94
                                                                                              -------               -------
                     Demand                                                                  $ 50,807              $ 49,611
                     Savings                                                                   90,387               113,097
                     Time                                                                     227,500               184,859
                                                                                             --------              --------
                     TOTAL INTEREST-BEARING ACCOUNTS                                         $368,694              $347,567
                                                                                             ========              ========


NOTE 7  -     STOCK OPTION PLAN

              In 1994, the Company adopted a stock option plan for granting nonqualified stock options to specified officers. The nonqualified stock options are granted to the officers provided the Bank meets certain target performance and asset quality criteria. The stock options, after a two year vesting requirement, are exercisable at a price equal to the book value per share, net of FASB 115. The CBI Board normally makes its decision on whether or not to grant the options for a given year in February of the following year, allowing time to review the complete financial data and achievement of certain performance criteria. If approved, the options are granted effective the first business day following the end of the year. The option exercise price is the year-end book value, net of FASB 115 for the year just completed. Should a grantee retire, the options granted to him or her are exercisable within one year of retirement. In 1995, options for 11,250 shares were granted effective January 2, 1995 for the year's performance ending December 31, 1994. The Company follows APB 25 in recognizing stock options.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENT
            CITI-BANCSHARES, INC. AND SUBSIDIARY - LEESBURG, FLORIDA
                                  (UNAUDITED)


NOTE 7  -     STOCK OPTION PLAN (CONCLUDED)

              These securities were included in the calculation of primary earnings per share as a common stock equivalent.


NOTE 8  -     COMMITMENTS

              On September 15, 1995, the Company signed a nonbinding letter of intent to acquire a local financial institution. The agreement is subject to an in-depth due diligence investigation and regulatory approval.

                       CONSOLIDATED FINANCIAL STATEMENTS
                                      AND
                          INDEPENDENT AUDITORS' REPORT

                      CITI-BANCSHARES, INC. AND SUBSIDIARY

                               LEESBURG, FLORIDA

                               DECEMBER 31, 1994

                       CONSOLIDATED FINANCIAL STATEMENTS
                                      AND
                          INDEPENDENT AUDITORS' REPORT

                      CITI-BANCSHARES, INC. AND SUBSIDIARY

                               LEESBURG, FLORIDA

                               DECEMBER 31, 1994



                                  CONTENTS

                                                                        PAGE
                                                                        ----
INDEPENDENT AUDITORS' REPORT                                            F-39

CONSOLIDATED BALANCE SHEETS                                             F-40

CONSOLIDATED STATEMENTS OF INCOME                                       F-41

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY                         F-42

CONSOLIDATED STATEMENTS OF CASH FLOWS                                   F-43

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                              F-44

                      [PURVIS GRAY & COMPANY LETTERHEAD]


                          INDEPENDENT AUDITORS' REPORT


Board of Directors
Citi-Bancshares, Inc. and Subsidiary
Leesburg, Florida

We have audited the accompanying consolidated balance sheets of Citi-Bancshares, Inc. (the Company) and Subsidiary (the Bank) as of December 31, 1994 and 1993, and the related consolidated statements of income, stockholders' equity, and cash flows for the years ended December 31, 1994, 1993 and 1992. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Citi-Bancshares, Inc. and Subsidiary at December 31, 1994 and 1993, and the results of its operations and cash flows for the years ended December 31, 1994, 1993 and 1992, in conformity with generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, in 1993 the Company adopted Statements of Financial Accounting Standards Nos. 109 and 115 thereby changing its method of accounting for deferred income taxes and certain investment securities, respectively.



January 31, 1995
Gainesville, Florida                               /s/ Purvis Gray and Company

                         CONSOLIDATED BALANCE SHEETS
                          DECEMBER 31, 1994 AND 1993
           CITI-BANCSHARES, INC. AND SUBSIDIARY - LEESBURG, FLORIDA

                                                              ASSETS

                                                                              1994                 1993
                                                                         -------------        -------------
Cash and Demand Deposits Due From Banks                                  $  14,321,737        $  14,168,482
Investment Securities (Market Value 1994 -
   $203,880,893; 1993 - $209,712,181)                                      206,546,777          206,527,107
Federal Funds Sold                                                                   0            1,098,000
Loans Receivable                                                           199,976,206          179,866,497
   Less:
      Unearned Income                                                       (1,024,096)          (1,266,269)
      Allowance For Loan Losses                                             (2,994,255)          (2,489,991)
                                                                         -------------        -------------
Loans Receivable, Net                                                      195,957,855          176,110,237
Real Estate Owned                                                              686,735            2,045,918
Premises and Equipment, Net                                                  6,806,835            6,669,861
Accrued Interest Receivable                                                  3,973,722            3,671,123
Other Assets                                                                 4,534,679              617,547
                                                                         -------------        -------------
TOTAL ASSETS                                                               432,828,340          410,908,275
                                                                         =============        =============

                                           LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
   Deposits:
      Noninterest-Bearing                                                   34,539,616           30,749,450
      Interest-Bearing                                                     354,327,506          333,525,207
                                                                         -------------        -------------
   Total Deposits                                                          388,867,122          364,274,657
   Federal Funds Purchased and Securities Sold
      Under Agreements to Repurchase                                         5,633,216            5,491,063
   Accrued Interest Payable                                                  2,392,673            1,940,981
   Other Liabilities                                                         1,959,073            2,407,123
                                                                         -------------        -------------
TOTAL LIABILITIES                                                          398,852,084          374,113,824
                                                                         -------------        -------------

STOCKHOLDERS' EQUITY
   Common Stock - Par Value $.01 Per Share -
      Authorized:  10,000,000 Shares; Issued
      4,184,635 Shares                                                          41,846               41,846
   Capital Surplus                                                          11,207,783           11,207,783
   Retained Earnings                                                        27,339,017           22,750,378
   Less:  Treasury Stock at Cost (136,988 Shares
      in 1994; and 136,988 Shares in 1993)                                    (791,924)            (791,924)
   Unrealized (Losses) Gains on Certain Securities                          (3,820,466)           3,586,368
                                                                         -------------        -------------
TOTAL STOCKHOLDERS' EQUITY                                                  33,976,256           36,794,451
                                                                         -------------        -------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                               $ 432,828,340        $ 410,908,275
                                                                         =============        =============

                            See accompanying notes.

                      CONSOLIDATED STATEMENTS OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 1994, 1993
      AND 1992 CITI-BANCSHARES, INC. AND SUBSIDIARY - LEESBURG, FLORIDA

                                                             1994               1993               1992
                                                         ------------       ------------       ------------
INTEREST INCOME
   Loans, Including Fees                                 $ 14,891,243       $ 12,968,947       $ 12,730,988
                                                         ------------       ------------       ------------
   Investment Securities:
      Taxable                                              11,705,226         11,885,845         12,687,529
      Exempt From Federal Income Taxes                      2,759,492          2,296,789          2,129,626
                                                         ------------       ------------       ------------
                                                           14,464,718         14,182,634         14,817,155
   Federal Funds Sold                                         237,931            347,456            319,876
                                                         ------------       ------------       ------------
TOTAL INTEREST INCOME                                      29,593,892         27,499,037         27,868,019
                                                         ------------       ------------       ------------
INTEREST EXPENSE
   Deposits                                                12,299,939         11,694,799         13,366,175
   Securities Sold Under Repurchase Agreements                154,648             90,720            151,039
                                                         ------------       ------------       ------------
TOTAL INTEREST EXPENSE                                     12,454,587         11,785,519         13,517,214
                                                         ------------       ------------       ------------
NET INTEREST INCOME                                        17,139,305         15,713,518         14,350,805
PROVISION FOR LOAN LOSSES                                     600,000          1,075,000          1,400,000
                                                         ------------       ------------       ------------
NET INTEREST INCOME AFTER PROVISION FOR
   LOAN LOSSES                                             16,539,305         14,638,518         12,950,805
                                                         ------------       ------------       ------------
NONINTEREST INCOME
   Investment Securities Gains (Losses)                      (167,875)           445,454          1,117,228
   Service Charges on Deposit Accounts                      1,106,506          1,162,074          1,111,309
   Trust Income                                               715,607            587,912            449,044
   Other Income                                               351,264            378,297            407,806
                                                         ------------       ------------       ------------
TOTAL NONINTEREST INCOME                                    2,005,502          2,573,737          3,085,387
                                                         ------------       ------------       ------------
NONINTEREST EXPENSE
   Salaries and Employee Benefits                           5,342,043          5,045,330          4,549,652
   Occupancy Expense                                        1,078,052          1,166,059          1,062,070
   Equipment Expense                                          911,493            756,187            774,250
   Other Expenses                                           3,125,617          2,929,694          2,940,468
                                                         ------------       ------------       ------------
TOTAL NONINTEREST EXPENSE                                  10,457,205          9,897,270          9,326,440
                                                         ------------       ------------       ------------
INCOME BEFORE INCOME TAXES AND CUMULATIVE
   EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                 8,087,602          7,314,985          6,709,752
PROVISION FOR INCOME TAXES                                  2,082,284          1,841,962          1,776,783
                                                         ------------       ------------       ------------
INCOME BEFORE CUMULATIVE EFFECT OF CHANGE
   IN ACCOUNTING PRINCIPLES                                 6,005,318          5,473,023          4,932,969
CUMULATIVE EFFECT ON PRIOR YEARS OF CHANGING
   METHOD OF ACCOUNTING FOR INCOME TAXES                            0            255,072                  0
                                                         ------------       ------------       ------------
NET INCOME                                               $  6,005,318       $  5,728,095       $  4,932,969
                                                         ============       ============       ============
EARNINGS PER SHARE:
   Income Before Cumulative Effect of Change
      in Accounting Principle                            $       1.48       $       1.35       $       1.22
   Cumulative Effect on Prior Years of
      Changing Method of Accounting For
      Income Taxes                                                .00                .06                .00
                                                         ------------       ------------       ------------
EARNINGS PER SHARE                                       $       1.48       $       1.41       $       1.22
                                                         ============       ============       ============
AVERAGE SHARES OUTSTANDING                               $  4,047,647          4,050,051          4,052,827
                                                         ============       ============       ============

                            See accompanying notes.

               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
             FOR THE YEARS ENDED DECEMBER31, 1994, 1993 AND 1992
           CITI-BANCSHARES, INC. AND SUBSIDIARY - LEESBURG, FLORIDA

                                                                                                        UNREALIZED
                                                                                                           GAINS
                                                                                                        (LOSSES) ON
                                                   COMMON     CAPITAL        RETAINED      TREASURY       CERTAIN
                                                   STOCK      SURPLUS        EARNINGS        STOCK       SECURITIES       TOTAL
                                                 --------  ------------   ------------    ----------    ------------   ------------
BALANCES, DECEMBER 31, 1991                      $ 41,846  $ 11,207,783   $ 14,478,876    $ (742,676)   $          0   $ 24,985,829
   Net Income                                                                4,932,969                                    4,932,969
   Cash Dividends Declared ($.28 Per Share)                                 (1,134,791)                   (1,134,791)
                                                 --------  ------------   ------------    ----------    ------------   ------------
BALANCES, DECEMBER 31, 1992                        41,846    11,207,783     18,277,054      (742,676)              0     28,784,007
   Net Income                                                                5,728,095                                    5,728,095
   Cash Dividends Declared ($.31 Per Share)                                 (1,254,771)                                  (1,254,771)
   Purchase of Treasury Stock, 2,205 Shares                                                  (49,248)                       (49,248)
   Unrealized Gain on Certain Securities                                                                   3,586,368      3,586,368
                                                 --------  ------------   ------------    ----------    ------------   ------------
BALANCES, DECEMBER 31, 1993                        41,846    11,207,783     22,750,378      (791,924)      3,586,368     36,794,451
   Net Income                                                                6,005,318                                    6,005,318
   Cash Dividends Declared ($.35 Per Share)                                 (1,416,679)                                  (1,416,679)
   Unrealized (Loss) on Certain Securities                                                                (7,406,834)    (7,406,834)
                                                 --------  ------------   ------------    ----------    ------------   ------------
BALANCES, DECEMBER 31, 1994                      $ 41,846  $ 11,207,783   $ 27,339,017    $ (791,924)   $ (3,820,466)  $ 33,976,256
                                                 ========  ============   ============    ==========    ============   ============




                            See accompanying notes.

                    CONSOLIDATED STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
           CITI-BANCSHARES, INC. AND SUBSIDIARY - LEESBURG, FLORIDA

                                                                   1994            1993             1992
                                                             ---------------  ---------------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net Income                                                $     6,005,318  $     5,728,095   $   4,932,969
   Adjustments to Reconcile Net Income to Net
     Cash Provided By Operating Activities:
       Provision For Loan Losses                                     600,000        1,075,000       1,400,000
       Depreciation                                                  694,055          579,322         594,759
       Accretion of Discount on Investments                         (387,880)         (31,233)         (1,984)
       (Gain) Loss on Sale of Investments and Other
          Real Estate                                                167,875         (445,453)     (1,136,691)
       Provision (Benefit) For Deferred Income Taxes                (126,381)        (321,362)        (24,009)
       Net Amortization of Deferred Loan Fees                       (176,802)         (38,807)       (101,502)
       Decrease (Increase) in Accrued Interest Receivable           (302,599)        (169,862)        461,219
       (Decrease) Increase in Accrued Interest Payable               451,692          (76,125)       (713,318)
       Other                                                         (12,882)        (396,708)        207,260
                                                             ---------------  ---------------   -------------
NET CASH PROVIDED BY OPERATING ACTIVITIES                          6,912,396        5,902,867       5,618,703
                                                             ---------------  ---------------   -------------
CASH FLOWS FROM INVESTING ACTIVITIES
   Proceeds From Sales of Investment Securities                   21,754,099       37,944,615      69,003,092
   Proceeds From Maturities of Investment Securities              29,297,426       44,842,510      33,902,366
   Purchases of Investment Securities                            (62,469,051)    (100,382,610)   (111,095,419)
   Net Increase in Loans Receivable                              (20,628,192)     (19,727,797)    (16,236,516)
   Payment of Other Costs on Real Estate Owned                      (172,013)         (76,278)        (22,117)
   Proceeds From Sale of Real Estate Owned                         1,711,770          797,120         487,229
   Purchases of Premises and Equipment                              (831,029)        (372,561)       (300,857)
                                                             ---------------  ---------------   -------------
NET CASH (USED IN) INVESTING ACTIVITIES                          (31,336,990)     (36,975,001)    (24,262,222)
                                                             ---------------  ---------------   -------------
CASH FLOWS FROM FINANCING ACTIVITIES
   Net Increase in Demand Deposits, NOW
     Accounts, and Savings Accounts                                  355,004       14,532,249      30,898,342
   Net Increase in Certificates of Deposit                        24,237,461        6,877,954       2,382,801
   Net Increase (Decrease) in Federal Funds Purchased
     and Securities Sold Under Agreements to Repurchase              142,153        2,880,892      (5,598,776)
   Dividends Paid                                                 (1,254,769)      (1,134,792)       (772,022)
   Purchases of Treasury Stock                                             0         (49,248)               0
                                                             ---------------  ---------------   -------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                         23,479,849       23,107,055      26,910,345
                                                             ---------------  ---------------   -------------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                (944,745)      (7,965,079)      8,266,826
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                      15,266,482       23,231,561      14,964,735
                                                             ---------------  ---------------   -------------
CASH AND CASH EQUIVALENTS, END OF YEAR                       $    14,321,737  $    15,266,482   $  23,231,561
                                                             ===============  ===============   =============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
CASH AND CASH EQUIVALENTS
   Cash and Demand Deposits Due From Banks                   $    14,321,737  $    14,168,482      $9,987,561
   Federal Funds Sold                                                      0        1,098,000      13,244,000
                                                             ---------------  ---------------   -------------
TOTAL CASH AND CASH EQUIVALENTS                              $    14,321,737  $    15,266,482   $  23,231,561
                                                             ===============  ===============   =============
INTEREST PAID                                                    $11,850,646  $    11,770,924   $  14,079,493
                                                             ===============  ===============   =============
INCOME TAXES PAID                                                 $2,292,048  $     2,282,506   $   1,707,001
                                                             ===============  ===============   =============

                            See accompanying notes.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            CITI-BANCSHARES, INC. AND SUBSIDIARY - LEESBURG, FLORIDA


NOTE 1 -     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

             PRINCIPLES OF CONSOLIDATION
             The consolidated financial statements include the accounts of Citi-Bancshares, Inc. (the Company) and its wholly-owned subsidiary, Citizens National Bank of Leesburg (the Bank). All significant intercompany accounts and transactions have been eliminated. Assets held in an agency or fiduciary capacity are not assets of the Bank and, accordingly, are not included in the accompanying financial statements.

             CASH EQUIVALENTS
             Cash equivalents include cash, demand deposits due from banks and federal funds sold. Generally, federal funds sold mature within ninety days.

             SECURITIES
             Effective December 31, 1993, the Company adopted the investment categorization and carrying value rules as required by Financial Accounting Standards Board Statement of Financial Accounting Standards No. 115 (FASB No. 115), Accounting for Certain Investments in Debt and Equity Securities. Under FASB 115, the Company is required to classify acquired debt and equity securities into one of three categories: held-to-maturity, available-for-sale and trading.

             - Investments in debt securities are classified as held-to-maturity only if the Company has the positive intent and ability to hold such securities to maturity. These investments are carried in the balance sheet at amortized cost, i.e., cost adjusted for amortization of premiums and accretion of discounts as computed by the interest method.

             - All investments not classified as either held-to-maturity securities or trading securities are classified as available-for-sale. These securities are carried at market value as of the date of the balance sheet. The unrealized gains and losses on these securities are excluded from earnings for the year. Instead, the net unrealized gain or loss, net of the applicable deferred income taxes, is shown as a separate component of stockholders' equity in the balance sheet.

             - Securities that are acquired and held principally for the purpose of selling them in the near term are classified as trading securities. Such securities, if any, are carried at market value and the unrealized gains and losses on such securities are included in income for the current year.

             Prior to the adoption of FASB No. 115, investment debt securities were stated at cost adjusted for amortization of premiums and accretion of discounts as computed by the interest method. Investments in marketable equity securities were carried at the lower of cost or market value. Unrealized losses on such equity securities considered to be temporary were charged against stockholders' equity; declines in market value considered to be other than temporary were charged to earnings.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            CITI-BANCSHARES, INC. AND SUBSIDIARY - LEESBURG, FLORIDA
                                  (CONTINUED)

NOTE 1 -     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

             SECURITIES (CONCLUDED)
             Gains and losses on the sale of investment securities are computed on the basis of specific identification of the adjusted cost of each security.

             LOANS RECEIVABLE
             Loans on which the accrual of interest has been discontinued are designated as nonaccrual loans. Accrual of interest on loans is discontinued either when reasonable doubt exists as to the full, timely collection of interest or principal, or when a loan becomes contractually past due by ninety days or more with respect to interest or principal. When a loan is placed on nonaccrual status, all interest previously accrued but not collected is reversed against current period interest income. Income on such loans is then recognized only to the extent that cash is received and where the future collection of principal is probable.
             Interest accruals are resumed on such loans only when they are brought fully current with respect to interest and principal and when, in the judgment of management, the loans are estimated to be fully collectible as to both principal and interest.

             The adoption of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 114 (FASB No. 114), Accounting by Creditors for Impairment of a Loan, is required in 1995. Company management does not anticipate that its adoption will have a material effect on the Company's financial position or results of operations.

             Interest income on loans is recognized based upon the principal amounts outstanding, except that on consumer loans, the sum of the month's digits method is used.

             ALLOWANCE FOR LOAN LOSSES
             The allowance for loan losses is established through a provision for loan losses charged to expenses. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely or, with respect to consumer installment loans, according to an established delinquency schedule. The allowance is an amount that management believes will be adequate to absorb losses inherent in existing loans and commitments to extend credit, based on evaluations of the collectibility and prior loss experience of loans and commitments to extend credit. The evaluations take into consideration such factors as changes in the nature and volume of the portfolio, overall portfolio quality, loan concentrations, specific problem loans, commitments, and current and anticipated economic conditions that may affect the borrower's ability to pay. Recoveries of previous charge-offs are added back to the allowance.

             REAL ESTATE OWNED
             Real estate acquired by foreclosure or deed in lieu of foreclosure is carried at the lower of its estimated fair value less estimated costs to sell or the balance of the related loan at the date the real estate is acquired. Costs relating to the development and improvement of the real estate are capitalized, whereas those costs relating to holding the real estate are charged to expense.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            CITI-BANCSHARES, INC. AND SUBSIDIARY - LEESBURG, FLORIDA
                                  (CONTINUED)

NOTE 1 -     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

             REAL ESTATE OWNED (CONCLUDED)
             Sales of real estate owned are recorded under the full accrual method of accounting. Under this method, a sale is not recognized until payments received aggregate a specific required percentage of the contract sales price. Losses are charged to operations as incurred or when it is determined that the investment in such real estate is greater than the estimated net realizable value.

             PREMISES AND EQUIPMENT
             Land is stated at cost. The premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed on the straight-line method over the assets' estimated useful lives.

             FEDERAL FUNDS PURCHASED AND SECURITIES SOLD UNDER AGREEMENT TO REPURCHASE The Bank enters into agreements to repurchase securities sold to customers. The securities sold are United States Treasury and agency securities which are included in the Bank's investment portfolio and are held in safekeeping by other large banks. The repurchase agreements outstanding at December 31, 1994 are one day agreements which are automatically renewable unless the customer notifies the Bank. The interest rate on such agreements varies between 1.80% and 5.75%.

             Federal funds purchased mature within one to four days from the transaction date.

             INCOME TAXES
             Federal and state income taxes are provided on income reported for financial statement purposes and include both current and deferred income tax expense. Current income tax expense is recorded to reflect income taxes based upon the tax returns filed with the appropriate taxing agencies. Deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at year end. The change in deferred taxes attributable to the carrying value of investments categorized as "Available-for-Sale" is recognized as a change in stockholders' equity. The change in deferred income taxes attributable to all other timing differences is recognized as deferred income tax expense or benefit. The tax benefit related to operating loss and tax credit carryforwards, if any, are recognized if management believes, based on available evidence, that it is more likely than not that they will be realized. Investment tax credits, if any, are accounted for under the flow-through method.

             Citi-Bancshares, Inc. files consolidated federal and state income tax returns with its subsidiary, Citizens National Bank of Leesburg. Federal and state income taxes are allocated between the Company and its subsidiary in proportion to the respective contributions to consolidated taxable income.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            CITI-BANCSHARES, INC. AND SUBSIDIARY - LEESBURG, FLORIDA
                                  (CONTINUED)

NOTE 1 -     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONCLUDED)

             INCOME TAXES (CONCLUDED)
             Effective January 1, 1993, the Company adopted the asset and liability method of accounting for income taxes as required by Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109 (FASB No. 109), Accounting for Income Taxes. The Company previously used the deferred method to account for income taxes. The Company accounted for this change as a cumulative effect of an accounting change in the 1993 financial statements.

             MARKET VALUES OF FINANCIAL INSTRUMENTS
             Statement of Financial Accounting Standards No. 107 (FASB No.
             107), Disclosures About Fair Value of Financial Instruments, requires market value disclosure for virtually all financial instruments broadly defined to include receivables and payables, forward contracts, options, guarantees and equity instruments. FASB No. 107 is effective for years ended after December 15, 1992.

             EARNINGS PER SHARE
             Earnings per share are based on the weighted average number of shares of common stock outstanding, adjusted retroactively for stock dividends and stock splits.

             LOAN ORIGINATION FEES
             Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield on the related loan.

             PENSION PLAN
             The Bank has a noncontributory defined benefit pension plan covering all employees who meet certain eligibility requirements. Pension costs in the accompanying statements were computed based on the provision of Statement of Financial Accounting Standards No. 87 (FASB No. 87), Employers' Accounting For Pension.

             CONCENTRATION OF CREDIT RISK
             The Bank grants agribusiness, commercial, and residential loans primarily to customers in Lake, Marion and Sumter Counties in the state of Florida. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent upon the real estate economic sector as described in Note 3.

             RECLASSIFICATIONS
             Certain prior year amounts have been reclassified to conform with current financial reporting to facilitate comparison of the financial data.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            CITI-BANCSHARES, INC. AND SUBSIDIARY - LEESBURG, FLORIDA
                                  (CONTINUED)

NOTE 2 -     SECURITIES

             The carrying value of securities, including information regarding amortized cost, gross unrealized gains, gross unrealized losses and market value is tabulated below:

                                                                          CARRYING VALUE SUMMARY
                                                 ----------------------------------------------------------------------
                                                                     1994                         1993          1992
                                                 -------------------------------------------  ------------ ------------
                                                   AVAILABLE-      HELD-TO-
                                                    FOR-SALE       MATURITY        TOTAL          TOTAL         TOTAL
                                                 -------------  -------------  -------------  ------------ ------------
             U.S. Treasury Securities            $  37,198,800  $           0  $  37,198,800  $ 44,389,718 $ 38,811,113
             U.S. Government Agencies               50,735,813     11,238,149     61,973,962    49,327,658   30,696,548
             Mortgage-Backed
               Securities                           37,656,428      8,122,239     45,778,667    55,096,199   65,558,569
             Obligations of State and
               Political Subdivisions                5,895,856     50,365,192     56,261,048    49,968,432   37,946,342
             Corporate Securities                    4,874,300              0      4,874,300     7,285,100    9,363,038
                                                 -------------  -------------  -------------  ------------ ------------
             Total Debt Securities                 136,361,197     69,725,580    206,086,777   206,067,107  182,375,610
             Equity Securities                               0        460,000        460,000       460,000      460,000
                                                 -------------  -------------  -------------  ------------ ------------
             TOTAL SECURITIES                    $ 136,361,197  $  70,185,580  $ 206,546,777  $206,527,107 $182,835,610
                                                 =============  =============  =============  ============ ============



                                                                      1994 AVAILABLE-FOR-SALE
                                                    ---------------------------------------------------------
                                                                        GROSS         GROSS
                                                        AMORTIZED     UNREALIZED    UNREALIZED      MARKET
                                                          COST          GAINS         LOSSES        VALUE
                                                    -------------  -------------  ------------   ------------
             U.S. Treasury Securities               $  37,877,190  $     148,074  $    826,464   $ 37,198,800
             U.S. Government Agencies                  53,807,679        117,300     3,189,166     50,735,813
             Mortgage-Backed Securities                39,821,707        104,726     2,270,005     37,656,428
             Obligations of State and
               Political Subdivisions                   5,862,952         79,907        47,003      5,895,856
             Corporate Securities                       4,990,202         30,850       146,752      4,874,300
                                                    -------------  -------------  ------------   ------------
             TOTAL DEBT SECURITIES                  $ 142,359,730  $     480,857  $  6,479,390   $136,361,197
                                                    =============  =============  ============   ============


                                                                       1994 HELD-TO-MATURITY
                                                    ---------------------------------------------------------
                                                                       GROSS          GROSS
                                                      AMORTIZED     UNREALIZED     UNREALIZED      MARKET
                                                         COST          GAINS         LOSSES         VALUE
                                                    -------------  -------------  ------------  -------------
             U.S. Treasury Securities               $           0  $           0  $          0  $           0
             U.S. Government Agencies                  11,238,149              0       565,544     10,672,605
             Mortgage-Backed Securities                 8,122,239         19,482       193,955      7,947,766
             Obligations of State and
               Political Subdivisions                  50,365,192        795,335     2,721,202     48,439,325
             Corporate Securities                               0              0             0              0
                                                    -------------  -------------  ------------  -------------
             Total Debt Securities                     69,725,580        814,817     3,480,701     67,059,696
             Equity Securities                            460,000              0             0        460,000
                                                    -------------  -------------  ------------  -------------
             TOTAL SECURITIES                       $  70,185,580  $     814,817  $  3,480,701  $  67,519,696
                                                    =============  =============  ============  =============


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           CITI-BANCSHARES, INC. AND SUBSIDIARY - LEESBURG, FLORIDA
                                 (CONTINUED)


NOTE 2 -     SECURITIES (CONTINUED)


                                                                             CARRYING VALUE SUMMARY
                                                                    -----------------------------------------
                                                                                      1993
                                                                    -----------------------------------------
                                                                      AVAILABLE-      HELD-TO-
                                                                       FOR-SALE       MATURITY        TOTAL
                                                                    ------------   -----------   ------------
             U.S. Treasury Securities                               $ 43,367,870   $ 1,021,848   $ 44,389,718
             U.S. Government Agencies                                 48,330,295       997,363     49,327,658
             Mortgage-Backed Securities                               48,213,750     6,882,449     55,096,199
             Obligations of State and
               Political Subdivisions                                  6,841,190    43,127,242     49,968,432
             Corporate Securities                                      7,285,100             0      7,285,100
                                                                    ------------   -----------   ------------
             Total Debt Securities                                   154,038,205    52,028,902    206,067,107
             Equity Securities                                                 0       460,000        460,000
                                                                    ------------   -----------   ------------
             TOTAL SECURITIES                                       $154,038,205   $52,488,902   $206,527,107
                                                                    ============   ===========   ============




                                                                      1993 AVAILABLE-FOR-SALE
                                                    ---------------------------------------------------------
                                                                        GROSS         GROSS
                                                      AMORTIZED      UNREALIZED    UNREALIZED       MARKET
                                                         COST           GAINS         LOSSES         VALUE
                                                    -------------  -------------  ------------   ------------
             U.S. Treasury Securities               $  40,890,734  $   2,477,801  $        665   $ 43,367,870
             U.S. Government Agencies                  47,337,801      1,060,111        67,617     48,330,295
             Mortgage-Backed Securities                46,867,554      1,402,397        56,201     48,213,750
             Obligations of State and
               Political Subdivisions                   6,347,849        493,341             0      6,841,190
             Corporate Securities                       6,974,939        310,161             0      7,285,100
                                                    -------------  -------------  ------------   ------------
             TOTAL DEBT SECURITIES                  $ 148,418,877  $   5,743,811  $    124,483   $154,038,205
                                                    =============  =============  ============   ============




                                                                       1993 HELD-TO-MATURITY
                                                    ---------------------------------------------------------
                                                                       GROSS          GROSS
                                                       AMORTIZED     UNREALIZED    UNREALIZED       MARKET
                                                          COST         GAINS         LOSSES         VALUE
                                                    -------------  -------------  ------------    -----------
             U.S. Treasury Securities               $   1,021,848  $           0  $      1,248    $ 1,020,600
             U.S. Government Agencies                     997,363          2,637             0      1,000,000
             Mortgage-Backed Securities                 6,882,449        315,291             0      7,197,740
             Obligations of State and
               Political Subdivisions                  43,127,242      2,925,530        57,136     45,995,636
             Corporate Securities                               0              0             0              0
                                                    -------------  -------------  ------------    -----------
             Total Debt Securities                     52,028,902      3,243,458        58,384     55,213,976
             Equity Securities                            460,000              0             0        460,000
                                                    -------------  -------------  ------------    -----------
             TOTAL SECURITIES                       $  52,488,902  $   3,243,458  $     58,384    $55,673,976
                                                    =============  =============  ============    ===========


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            CITI-BANCSHARES, INC. AND SUBSIDIARY - LEESBURG, FLORIDA
                                  (CONTINUED)

NOTE 2 -     SECURITIES (CONTINUED)


                                                                           1992 IN TOTAL
                                                    ---------------------------------------------------------
                                                                       GROSS          GROSS       ESTIMATED
                                                      AMORTIZED     UNREALIZED     UNREALIZED      MARKET
                                                        COST           GAINS         LOSSES         VALUE
                                                    -------------  -------------  ------------   ------------
             U.S. Treasury Securities               $  38,811,113  $   2,306,103  $     16,206   $ 41,101,010
             U.S. Government Agencies                  30,696,548      1,038,692             0     31,735,240
             Mortgage-Backed Securities                65,558,569      1,931,371       256,911     67,233,029
             Obligations of State and
               Political Subdivisions                  37,946,342      2,243,828        65,338     40,124,832
             Corporate Securities                       9,363,038        447,375             0      9,810,413
                                                    -------------  -------------  ------------   ------------
             Total Debt Securities                    182,375,610  $   7,967,369  $    338,455    190,004,524
             Other Securities                             460,000  =============  ============        460,000
                                                    -------------                                ------------
             TOTAL SECURITIES                       $ 182,835,610                                $190,464,524
                                                    =============                                ============


             The carrying value, market value and weighted average yields of investment securities at December 31, 1994, by contractual maturity are shown below. The weighted average yield is determined using the amortized cost of securities. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligation with or without call or prepayment penalties.

                                                              CARRYING          MARKET           WEIGHTED
                                                                VALUE            VALUE         AVERAGE YIELD
                                                            ------------     ------------      -------------
             Due in One Year or Less                        $  5,256,312     $  5,278,548        8.44%
             Due After One Year Through Five Years            70,668,815       70,389,660        6.53%
             Due After Five Years Through Ten Years           39,387,943       39,295,272        6.74%
             Due After Ten Years                              44,995,040       42,853,219        6.33%
                                                            ------------     ------------
                                                             160,308,110      157,816,699
             Mortgage-Backed Securities                       45,778,667       45,604,194        7.01%
             Equity Securities                                   460,000          460,000
                                                            ------------     ------------
             TOTAL                                          $206,546,777     $203,880,893
                                                            ============     ============


             Detailed information of contractual maturity for each investment classification is as follows:

                                                    AVAILABLE-FOR-SALE               HELD-TO-MATURITY
                                             -------------------------------   ------------------------------
                                                AMORTIZED         MARKET         AMORTIZED           MARKET
                                                  COST             VALUE            COST             VALUE
                                             ---------------  --------------   -------------      -----------
             Due in One Year or Less         $     3,945,532  $    3,981,870   $   1,274,442      $ 1,296,678
             Due After One Year Through
               Five Years                         64,866,250      62,738,815       7,930,000        7,650,845
             Due After Five Years Through
               Ten Years                          30,899,877      29,190,183      10,197,760       10,105,089
             Due After Ten Years                   2,826,364       2,793,901      42,201,139       40,059,318
                                             ---------------  --------------   -------------      -----------
                                                 102,538,023      98,704,769      61,603,341       59,111,930
             Mortgage-Backed Securities           39,821,707      37,656,428       8,122,239        7,947,766
             Equity Securities                             0               0         460,000          460,000
                                             ---------------  --------------   -------------      -----------
             TOTAL                           $   142,359,730  $  136,361,197   $  70,185,580      $67,519,696
                                             ===============  ==============   =============      ===========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            CITI-BANCSHARES, INC. AND SUBSIDIARY - LEESBURG, FLORIDA
                                  (CONTINUED)

NOTE 2 -     SECURITIES (CONCLUDED)

             Proceeds from sales of investment securities classified as available-for-sale during 1994 were $21,753,855, with gross gains of $80,158 and gross losses of $275,998. Assets classified as held-to-maturity totalling $1,317,200 were called by issuers during 1994, resulting in gross gains of $27,966. There were no sales or transfers of assets classified as held-to-maturity during 1994. During 1993, proceeds from sales of investment securities were $37,944,615, with gross gains of $567,334 and gross losses of $121,181. Proceeds from sales of investment securities during 1992 were $69,003,092, with gross gains of $1,231,209 and gross losses of $113,981. In computing recognized gains and losses, cost is determined using specific identification of securities.


             At December 31, 1994, the investment portfolio included $33,147,000 in structured note derivative financial instruments, which is 16.05% of the total carrying value. The derivative instruments are classified as available-for-sale and included as a component of investment securities on the balance sheet. Recognition and measurement policies for derivatives are the same as all investment securities detailed in Note 1. The derivative financial instruments consist of securities issued by government agencies including the Federal Home Loan Mortgage Corporation, Inc., the Federal Home Loan Bank, and the Student Loan Marketing Association, Inc. Accordingly, the related risks associated with these investments is considered to be an interest rate risk; that is, how a change in interest rates influences the market value and related liquidity of the securities. A decreasing trend in interest rates would increase the market value of the derivative financial instruments. The duration range of these instruments as of December 31, 1994, is from 2.11 to 8.67 with an average duration of 4.34. The Company maintains only one class of derivative instruments, structured notes, which were originally purchased for investment yield. Current objectives are to divest of any and all structured notes as the market allows while minimizing any loss on the sales and to decrease the average duration of the derivative financial instruments by first divesting of such instruments with longer durations.


             As of December 31, 1994, investment securities with a carrying value of $5,607,216 were pledged as collateral for public funds, trust deposits and repurchase agreements.

             UNREALIZED GAIN ON SECURITIES AVAILABLE-FOR-SALE
             As discussed in Note 1, effective December 31, 1993, the Company adopted the investment categorization and carrying value rules as required by Financial Accounting Standards Board Statement of Financial Accounting Standards No. 115 (FASB No. 115), Accounting for Certain Investments in Debt and Equity Securities. Under this statement, the unrealized gain or loss on investment securities available-for-sale, net of the applicable deferred income taxes, is shown as a separate component of stockholders' equity in the balance sheet. The following is a summary of the effects of the statement on stockholders' equity as of December 31:


                                                                                    1994             1993
                                                                                ------------      ----------
             Gross Unrealized Gains (Losses) on Investment
               Securities Available-For-Sale                                    $ (5,998,533)     $ 5,619,328
             Deferred Income Tax Asset (Liability) on
               Unrealized Gain                                                     2,178,067       (2,032,960)
                                                                                ------------      -----------
             NET (DECREASE) INCREASE IN STOCKHOLDERS' EQUITY                    $ (3,820,466)     $ 3,586,368
                                                                                ============      ===========



             The following tabulation presents the net change in unrealized gain or loss on available-for-sale securities that is shown as a separate component of stockholders' equity.

                                                                                  1994              1993
                                                                              ------------       ----------
             (Decrease) Increase in Unrealized Gain or Loss                   $(11,617,861)      $ 5,619,328
             Decrease (Increase) in Related Deferred Income
               Taxes                                                             4,211,027        (2,032,960)
                                                                              ------------       -----------
             NET (DECREASE) INCREASE IN STOCKHOLDERS' EQUITY                  $ (7,406,834)      $ 3,586,368
                                                                              ============       ===========


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            CITI-BANCSHARES, INC. AND SUBSIDIARY - LEESBURG, FLORIDA
                                  (CONTINUED)

NOTE 3 -     LOANS AND ALLOWANCE FOR LOAN LOSSES

             Major categories of loans included in the loan portfolio are:

                                                                                      DECEMBER 31
                                                                         ------------------------------------
                                                                               1994                1993
                                                                         ----------------    ----------------
             Commercial, Financial and Agricultural                      $     13,457,158    $     13,152,667
             Real Estate                                                      166,039,204         146,152,476
             Installment Loans                                                 20,479,844          20,561,354
                                                                         ----------------    ----------------
             Loans Receivable (Gross)                                         199,976,206         179,866,497
             (Unearned Income)                                                 (1,024,096)         (1,266,269)
                                                                         ----------------    ----------------
             LOANS RECEIVABLE (NET OF UNEARNED INCOME)                   $    198,952,110    $    178,600,228
                                                                         ================    ================


             The maturity ranges of the loan portfolio and the amount of loans with predetermined interest rates and floating rates in each maturity range, as of December 31, 1994, are summarized as follows:

                                                                  CONTRACTUAL MATURITY DISTRIBUTION
                                                        -----------------------------------------------------
                                                           WITHIN        ONE -        AFTER
                                                          ONE YEAR    FIVE YEARS    FIVE YEARS       TOTAL
                                                        ------------ ------------  -----------   ------------
             Commercial, Financial and Agricultural     $ 10,392,618 $  3,028,324  $    25,990   $ 13,446,932
             Real Estate                                 130,589,388   23,378,472   11,318,952    165,286,812
             Installment Loans                             7,786,051   11,545,294      887,021     20,218,366
                                                        ------------ ------------  -----------   ------------
             TOTAL LOANS (NET OF UNEARNED INCOME)       $148,768,057 $ 37,952,090  $12,231,963   $198,952,110
                                                        ============ ============  ===========   ============
             Loans With Predetermined Rate                 8,607,520   37,877,552   12,231,963     58,717,035
             Loans With a Floating Rate                  140,160,537       74,538            0    140,235,075
                                                        ------------ ------------  -----------   ------------
             TOTAL LOANS (NET OF UNEARNED INCOME)       $148,768,057 $ 37,952,090  $12,231,963   $198,952,110
                                                        ============ ============  ===========   ============

             The Bank has granted loans to its executive officers, directors and principal equity holders and their associates. The aggregate dollar amount of these loans was approximately $2,967,543 and $4,285,680 at December 31, 1994 and 1993, respectively. During 1994, approximately $2,782,847 in new loans were made while repayment approximated $4,100,985.


             Loans on which the accrual of interest has been discontinued or reduced at December 31, 1994 and 1993 approximated $502,574 and $812,339, respectively. Interest income realized on these loans was $579 and $45,705 in 1994 and 1993, respectively. If interest on those loans had been accrued, it would not have a material effect on the accompanying consolidated financial statements. At December 31, 1994, the Bank had loans subject to floors and caps totalling $76,828,512. The floors and caps on these loans range from 1.50% to 15.25% and consist primarily of adjustable rate mortgages.


             At December 31, 1994, there were no commitments to lend additional funds to borrowers whose loans are classified as nonaccrual.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           CITI-BANCSHARES, INC. AND SUBSIDIARY - LEESBURG, FLORIDA
                                 (CONTINUED)


NOTE 3 -     LOANS AND ALLOWANCE FOR LOAN LOSSES (CONCLUDED)

             Changes in the allowance for loan losses for 1994, 1993 and 1992 are summarized as follows:

                                                                        1994           1993          1992
                                                                     ----------     ----------     ----------
             BALANCE, BEGINNING OF YEAR                              $2,489,991     $1,686,880     $1,670,890
                                                                     ----------     ----------     ----------
               Provisions Charged to Expense                            600,000      1,075,000      1,400,000
                                                                     ----------     ----------     ----------
               Recoveries of Loans Previously Charged-Off:
                 Commercial, Financial and Agricultural                  59,167         33,092            250
                 Real Estate                                             47,904         21,674         14,464
                 Installment Loans                                        7,544         53,977         33,583
                                                                     ----------     ----------     ----------
               Total Recoveries                                         114,615        108,743         48,297
                                                                     ----------     ----------     ----------
               Loans Charged-Off:
                 Commercial, Financial and Agricultural                  55,389              0        544,630
                 Real Estate                                             77,479        320,967        790,282
                 Installment Loans                                       77,483         59,665         97,395
                                                                     ----------     ----------     ----------
               Total Loans Charged-Off                                 (210,351)      (380,632)    (1,432,307)
                                                                     ----------     ----------     ----------
             BALANCE, END OF YEAR                                    $2,994,255     $2,489,991     $1,686,880
                                                                     ==========     ==========     ==========
             RATIO OF NET CHARGE-OFFS TO AVERAGE LOANS
               OUTSTANDING                                                  .05%           .16%           .89%
                                                                     ==========     ==========     ==========
             RATIO OF ALLOWANCE FOR LOAN LOSSES AS A
               PERCENTAGE OF YEAR END LOANS                                1.51%          1.39%          1.05%
                                                                     ==========     ==========     ==========


             As of December 31, 1994 and 1993, the allowance for loan losses was allocated as follows:


                                                             1994                           1993
                                                   ------------------------       -------------------------
                                                                 PERCENT BY                      PERCENT BY
                                                     AMOUNT       CATEGORY          AMOUNT        CATEGORY
                                                   ----------    ----------       ----------     ----------
             Commercial                            $  682,990         23%         $  516,594          21%
             Real Estate                            2,200,895         73%          1,836,911          74%
             Installment                              110,370          4%            136,486           5%
             TOTAL ALLOWANCE FOR                   ----------        ---          ----------         ---
               LOAN LOSSES                         $2,994,255        100%         $2,489,991         100%
                                                   ==========        ===          ==========         ===

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           CITI-BANCSHARES, INC. AND SUBSIDIARY - LEESBURG, FLORIDA
                                 (CONTINUED)

NOTE 4 -     PREMISES AND EQUIPMENT

             A summary of premises and equipment is as follows:

                                                                                      DECEMBER 31
                                                                              -------------------------------
                                                                                 1994                 1993
                                                                              -----------         -----------
             Land                                                             $   839,958         $   839,958
             Buildings                                                          6,669,938           6,653,938
             Furniture, Fixtures and Equipment                                  4,898,628           4,528,762
                                                                              -----------         -----------
                                                                               12,408,524          12,022,658
             (Accumulated Depreciation)                                        (5,601,689)         (5,352,797)
                                                                              -----------         -----------
             TOTAL PREMISES AND EQUIPMENT                                     $ 6,806,835         $ 6,669,861
                                                                              ===========         ===========

NOTE 5 -     DEPOSITS

             A summary of interest-bearing deposits is as follows:

                                                                                      DECEMBER 31
                                                                             --------------------------------
                                                                                 1994                1993
                                                                             ------------        ------------
             Demand                                                          $ 54,121,540        $ 52,363,603
             Savings                                                          111,648,230         116,841,329
             Time                                                             188,557,736         164,320,275
                                                                             ------------        ------------
             TOTAL INTEREST-BEARING DEPOSITS                                 $354,327,506        $333,525,207
                                                                             ============        ============

             Included in interest-bearing deposits are certificates of deposit in amounts of $100,000 or more. These certificates and their remaining maturities at December 31, 1994 and 1993 are as follows:

                                                                                      DECEMBER 31
                                                                              -------------------------------
                                                                                 1994                1993
                                                                              -----------         -----------
             Three Months or Less                                             $ 7,609,057         $ 6,993,065
             Three Through Six Months                                           2,953,564           3,461,012
             Six Through Twelve Months                                          5,066,999           4,285,754
             Over Twelve Months                                                11,584,021           9,423,250
                                                                              -----------         -----------
             TOTAL                                                            $27,213,641         $24,163,081
                                                                              ===========         ===========

             A summary of interest on deposits is as follows:

                                                                    1994            1993             1992
                                                               --------------  --------------     -----------
             Interest-Bearing Demand Deposits                  $    2,709,256  $    2,878,854     $ 3,488,906
             Savings                                                1,309,118       1,235,463       1,367,973
             Time Deposits of $100,000 or More                      1,249,600       1,064,086       1,141,043
             Other Time Deposits                                    7,031,965       6,516,396       7,368,253
                                                               --------------  --------------     -----------
             TOTAL                                             $   12,299,939  $   11,694,799     $13,366,175
                                                               ==============  ==============     ===========


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            CITI-BANCSHARES, INC. AND SUBSIDIARY - LEESBURG, FLORIDA
                                  (CONTINUED)

NOTE 6 -     INCOME TAXES

             As discussed in Note 1, effective January 1, 1993, the Company adopted the asset and liability method of accounting for income taxes as required by Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109 (FASB No.
             109), Accounting for Income Taxes. The Company previously used the deferred method to account for income taxes. The Company accounted for this change as the cumulative effect of an accounting changes in the 1993 financial statements. The cumulative effect of $255,072 is recognized in the 1993 consolidated statement of income.

             The total provision (benefit) for income taxes in the consolidated statements of income is as follows:

                                                                        1994           1993          1992
                                                                     ----------     ----------     ----------
             CURRENT INCOME TAX EXPENSE
               U.S. Federal                                          $1,924,114     $1,841,861     $1,541,778
               State of Florida                                         284,551        321,463        259,014
                                                                     ----------     ----------     ----------
             TOTAL CURRENT INCOME TAX EXPENSE                         2,208,665      2,163,324      1,800,792
                                                                     ----------     ----------     ----------
             DEFERRED INCOME TAX (BENEFIT)
               U.S. Federal                                            (107,909)      (274,392)       (20,424)
               State of Florida                                         (18,472)       (46,970)        (3,585)
                                                                     -----------     ----------     ----------
             TOTAL DEFERRED INCOME TAX (BENEFIT)                       (126,381)      (321,362)       (24,009)
                                                                     -----------     ----------     ----------
             TOTAL INCOME TAX EXPENSE                                $2,082,284     $1,841,962     $1,776,783
                                                                     ===========    ===========    ===========



                                             1994                          1993                         1992
                                       -------------------      -------------------------     ------------------------
                                        AMOUNT        %               AMOUNT          %             AMOUNT         %
                                       ----------    -----       ---------------     ----      ---------------    ----
Computed "Expected" Income
  Tax Expense                          $2,749,785     34.0       $     2,487,095     34.0      $     2,281,316    34.0
Interest Income Exempt From
  Federal Income Tax                     (851,507)   (10.5)             (717,410)    (9.8)            (667,215)   (9.9)
State Income Taxes, Net of
  Federal Income Tax Benefits             175,612      2.1               181,165      2.5              168,583     2.5
Other                                       8,394       .1              (108,888)    (1.5)              (5,901)   (0.1)
                                       ----------     ----       ---------------     ----      ---------------    ----
TOTAL                                  $2,082,284     25.7       $     1,841,962     25.2      $     1,776,783    26.5
                                       ==========     ====       ===============     ====      ===============    ====

             Deferred tax liabilities (assets) are comprised of the following at December 31:

                                                                                        1994          1993
                                                                                       -------     ----------
             DEFERRED TAX LIABILITIES
               Depreciation                                                            $91,466     $   99,175
               Basis Difference on Investment Securities
                 Available-For-Sale                                                          0      2,032,960
                                                                                       -------     ----------
             GROSS DEFERRED TAX LIABILITIES                                             91,466      2,132,135
                                                                                       =======     ==========


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            CITI-BANCSHARES, INC. AND SUBSIDIARY - LEESBURG, FLORIDA
                                  (CONTINUED)

NOTE 6 -     INCOME TAXES (CONCLUDED)

                                                                                      1994           1993
                                                                                   -----------     ----------
             DEFERRED TAX (ASSETS)
               Basis Difference on Investment Securities
                 Available-For-Sale                                                $ 2,178,067     $        0
               Allowance For Loan Losses                                               878,493        685,734
               Allowance For Losses on Other Real Estate Owned                          61,633        100,721
               Earnings of Real Estate Mortgage Investment
                 Conduit (REMIC)                                                        46,108         85,986
               Deferred Expenses Payable                                                65,835         76,424
               Deferred Loan Income                                                    290,612        275,144
                                                                                   -----------     ----------
             GROSS DEFERRED TAX (ASSETS)                                            (3,520,748)    (1,224,009)
                                                                                   -----------     ----------
             NET DEFERRED TAX LIABILITIES (ASSETS)                                 $(3,429,282)    $  908,126
                                                                                   ===========     ==========

             The sources of timing differences and the related income tax effect of each of the years ended December 31, 1994, 1993 and 1992 were as follows:

                                                                           1994          1993          1992
                                                                       -----------   -----------     --------
             Provision For Loan and Other Real Estate Owned
               Losses For Income Tax Purposes Greater (Less)
               Than For Financial Statement Purposes                   $  (153,672)  $  (316,785)    $(48,956)
             Adjustment of Prior Year Deferred Income Tax
               Estimate                                                          0             0       14,718
             Interest Income Earned on Real Estate Mortgage
               Investment Conduit For Income Tax Purposes
               (Less) Greater Than For Financial Statement
               Purposes                                                     39,800        39,461      (44,956)
             Depreciation Deducted For Tax Purposes (Less)
               Greater Than That Recognized as Expense For
               Financial Statement Purposes                                 (7,709)        1,931       17,341
             Loan Fee Income Realized For Income Tax Purposes
               Greater (Less) Than For Financial Statement
               Purposes                                                    (15,468)      (35,674)      47,592
             Other                                                          10,668       (10,295)      (9,748)
                                                                       -----------   -----------     --------
             TOTAL                                                     $  (126,381)  $  (321,362)    $(24,009)
                                                                       ===========   ===========     ========


             As a result from gains and losses on sales of securities, income tax expense increased (decreased) by the following amounts:
             $(63,171) in 1994; $167,624 in 1993; and $420,413 in 1992.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            CITI-BANCSHARES, INC. AND SUBSIDIARY - LEESBURG, FLORIDA
                                  (CONTINUED)

NOTE 7 -     DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

             The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

             CASH AND SHORT-TERM INVESTMENTS
             For those short-term instruments, the carrying amount is considered a reasonable estimate of fair value.

             INVESTMENT SECURITIES
             For marketable equity securities held for investment purposes, fair values are based on quoted market prices or dealer quotes. For other securities held as investments, fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

             LOANS RECEIVABLE
             The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

             DEPOSIT LIABILITIES
             The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

             SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE
             For those short-term instruments, the carrying amount is considered a reasonable estimate of fair value.

             COMMITMENTS TO EXTEND CREDIT AND STANDBY LETTERS OF CREDIT Substantially all of the Bank's commitments to extend credit and standby letters of credit are at variable rates and are subjected to the same credit criteria as for recognized loans receivable. The variable rates ascribed to these commitments to extend credit and standby letters of credit approximate market rates for such instruments. Accordingly, the carrying amount is considered a reasonable estimate of fair value.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            CITI-BANCSHARES, INC. AND SUBSIDIARY - LEESBURG, FLORIDA
                                  (CONTINUED)

NOTE 7 -     DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

             The estimated fair values of the Bank's financial instruments are as follows:

                                                                      DECEMBER 31,
                                            -----------------------------------------------------------------
                                                          1994                             1993
                                            -------------------------------   -------------------------------
                                               CARRYING           FAIR           CARRYING           FAIR
                                                AMOUNT            VALUE           AMOUNT           VALUE
                                            ---------------  --------------   --------------     ------------
             FINANCIAL ASSETS
               Cash and Short-Term
                 Investments                $    14,321,737  $   14,321,737   $   15,266,482     $ 15,266,482
               Investment Securities        $   206,546,777  $  203,880,893   $  206,527,107     $209,712,181
               Loans Receivable, Net        $   195,957,855  $  195,063,705   $  176,110,237     $176,593,556


                                                                         DECEMBER 31,
                                               --------------------------------------------------------------
                                                          1994                             1993
                                               ----------------------------     -----------------------------
                                                CARRYING           FAIR           CARRYING           FAIR
                                                 AMOUNT            VALUE           AMOUNT           VALUE
                                               ------------    ------------     ------------     ------------
             FINANCIAL LIABILITIES
               Deposits                     $   388,867,122  $  390,534,696   $  364,274,657     $366,221,927
               Federal Funds Purchased
                 and Securities Sold
                 Under Agreements to
                 Repurchase                 $     5,633,216  $    5,633,216   $    5,491,063     $  5,491,063
             UNRECOGNIZED FINANCIAL
               INSTRUMENTS
                 Commitments Under
                   Unfunded Portion
                   Lines of Credit          $    28,728,029  $   28,728,029   $   23,701,487     $ 23,701,487
                 Unfunded Loan
                   Commitments              $     4,647,250  $    4,647,250   $    3,208,000     $  3,208,000
                 Standby Letters of
                   Credit                   $       630,602  $      630,602   $    1,847,086     $  1,847,086


             The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the statement of financial position. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in particular an classes of financial instruments.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            CITI-BANCSHARES, INC. AND SUBSIDIARY - LEESBURG, FLORIDA
                                  (CONTINUED)

NOTE 7 -     DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (CONCLUDED)


             The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit written is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. For interest rate caps and floors, the contract or notional amounts do not represent exposure to credit loss.

             Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant, and equipment, and income-producing commercial properties.

             Standby letters of credit and financial guarantees written are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. Most guarantees extend for only one year and expire in decreasing amounts through 1997. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank holds marketable securities, certificates of deposit, securities sold under agreements to repurchase and real estate, as collateral supporting those commitments for which collateral is deemed necessary.

NOTE 8 -     COMMITMENTS AND CONTINGENCIES

             In the normal course of business, the Bank has various commitments and contingent liabilities outstanding, such as commitments to extend credit and standby letters of credit which are not reflected in the consolidated financial statements. At December 31, 1994, the Bank had commitments to customers of approximately $630,602 for standby letters of credit, and $28,728,029 for approved lines of credit. Unfunded loan commitments at December 31, 1994 were $4,647,250. No losses are anticipated as a result of these transactions.

             The Bank is involved in legal proceedings primarily concerning the recovery of loans previously charged-off or adequately provided for in the allowance for loan losses. Management, after a review of all litigation with counsel, believes that the resolution of these matters will not have a material effect on the accompanying consolidated financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            CITI-BANCSHARES, INC. AND SUBSIDIARY - LEESBURG, FLORIDA
                                  (CONTINUED)

NOTE 8 -     COMMITMENTS AND CONTINGENCIES (CONCLUDED)

             Minimum commitments for rental expenditures under all noncancellable operating leases are presented for future years in the following table:

                                        1995                       $     35,250
                                        1996                             36,000
                                        1997                             36,000
                                        1998                             36,000
                                        1999                             36,000
                                     Thereafter                          36,000
                                                                   ------------
                            TOTAL MINIMUM LEASE PAYMENTS           $    215,250
                                                                   ============

             Rental expense for all operating leases was $68,896, $68,720 and $68,719 in 1994, 1993 and 1992, respectively.


NOTE 9 -     STOCKHOLDERS' EQUITY

             AVERAGE SHARES OUTSTANDING
             The weighted-average number of shares outstanding during 1994, 1993 and 1992 were 4,047,647, 4,050,051, and 4,052,827, respectively.

             REGULATORY MATTERS
             There are no restrictions on the ability of the Company to pay dividends from its retained earnings; however, banking regulations limit the amount of dividends national banks may declare without receiving prior approval from the Comptroller of the Currency. At December 31, 1994, approximately $12,714,897 was available for payment of dividends by the Bank without such approval.

             The Board of Governors of the Federal Reserve System has specified guidelines for purposes of evaluating a bank's capital adequacy. Currently, banks must maintain a minimum primary capital ratio of capital to risk assets of 8.0%. Primary capital includes the Company's stockholders' equity and the allowance for loan losses. At December 31, 1994, the primary capital ratio of capital to risk assets was in excess of 10%.

             STOCK OPTION PLAN
             In 1994, the Company adopted a stock option plan for granting nonqualified stock options to specified officers. The nonqualified stock options are granted to the officers provided the Bank meets certain target performance and asset quality criteria. The stock options, after a two-year vesting requirement, are exercisable at a price equal to the book value per share, net of FASB No. 115. The Board normally makes its decision on whether or not to grant the options for a given year in February of the following year, allowing time to review complete financial data and achievement of certain performance criteria. If approved, the options are granted effective the first business

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            CITI-BANCSHARES, INC. AND SUBSIDIARY - LEESBURG, FLORIDA
                                  (CONTINUED)

NOTE 9 -     STOCKHOLDERS' EQUITY (CONCLUDED)

             Stock Option Plan (Concluded)

             day following the end of the year. The option price is the year-end book value, net of FASB No. 115 for the year just completed. Should a grantee retire, the options granted to him or her are exercisable within one year of retirement. In 1995, options for 11,250 shares were granted effective January 2, 1995 based on the Company's performance for the year ended December 31, 1994. The Company follows APB 25, Accounting for Stock Issued to Employeees in recognizing stock options.

NOTE 10 -    OTHER EXPENSES

             A summary of other expenses is as follows:

                                                                        1994           1993           1992
                                                                     ----------     ----------     ----------
             Stationery and Supplies                                 $  355,800     $  272,633     $  293,598
             Advertising                                                285,212        275,235        219,469
             Insurance, Including Regulatory Assessments                891,428        836,066        786,109
             Postage                                                    195,433        169,937        162,894
             Taxes (Other Than Payroll, Real Estate and
               Income Taxes)                                            181,760        206,080        205,733
             Directors' Fees                                            265,288        266,167        233,400
             Trust Department Expense                                   136,116        118,255        103,596
             Miscellaneous                                              814,580        785,321        935,669
                                                                     ----------     ----------     ----------
             TOTAL OTHER EXPENSES                                    $3,125,617     $2,929,694     $2,940,468
                                                                     ==========     ==========     ==========



NOTE 11 -    PENSION AND PROFIT SHARING PLANS

             The Bank maintains pension and profit sharing plans covering eligible officers and employees. Profit sharing contributions ($385,645 in 1994, $261,991 in 1993 and $256,688 in 1992) are
             determined annually at the discretion of the Board of Directors of the Bank. Effective January 1, 1988, the Bank adopted Statement of Financial Accounting Standards No. 87, Employers' Accounting For Pensions. Under this statement, pension expense must be accounted for using the projected unit credit method. Net periodic pension expense for the years ended December 31 includes the following components:

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            CITI-BANCSHARES, INC. AND SUBSIDIARY - LEESBURG, FLORIDA
                                  (CONTINUED)

NOTE 11 -    PENSION AND PROFIT SHARING PLANS (CONTINUED)

                                                                          1994          1993           1992
                                                                        ---------     ---------     ---------
             Service Cost                                               $ 255,148     $ 224,639     $ 153,504
             Interest Cost                                                175,201       149,779       155,980
             Return on Plan Assets                                         65,955      (111,429)     (148,157)
             Amortization of Net Transition Asset                          (7,283)       (7,283)       (7,283)
             Amortization of Prior Service Cost                            18,040        19,989        19,989
             Amortization of Net Loss (Gain) From
              Earlier Periods                                              69,363        60,512           867
             Asset Gain (Loss) Deferred                                  (210,725)      (11,112)      (28,749)
                                                                        ---------     ---------     ---------
             TOTAL PENSION EXPENSE                                      $ 365,699     $ 325,095     $ 146,151
                                                                        =========     =========     =========


             The initial unrecognized asset at January 1, 1988 was $316,896, which is the excess of the fair value of assets over the projected benefit obligation on that date. The initial unrecognized transition asset, as adjusted for any subsequent lump-sum settlements, is being amortized over thirty-one years.

             The Bank's funding policy is to make an annual contribution that will not be less than the minimum required contribution nor greater than the maximum federal income tax deductible limit. The Bank contributed $362,000 for 1994; $345,588 for 1993; and
             $326,913 for 1992. The funded status of the plan at December 31, 1994 and 1993 as determined by consulting actuaries, was as follows:

                                                                                    1994            1993
                                                                               --------------  --------------
             ACTUARIAL PRESENT VALUE OF BENEFIT OBLIGATIONS
               Vested                                                          $    1,934,126  $    1,770,343
               Nonvested                                                              259,354         182,595
                                                                               --------------  --------------
             TOTAL                                                             $    2,193,480  $    1,952,938
                                                                               ==============  ==============
             ACCRUED PENSION LIABILITY
               Projected Benefit Obligation                                    $   (3,199,274) $   (2,854,146)
               Fair Value of Plan Assets                                            2,548,469       2,677,964
                                                                               --------------  --------------
             PROJECTED BENEFIT OBLIGATION (IN EXCESS OF
               or) LESS THAN PLAN ASSETS                                             (650,805)       (176,182)
             UNRECOGNIZED NET TRANSITION ASSET                                       (174,799)       (182,082)
             UNRECOGNIZED NET LOSSES (GAINS)                                        1,151,651         641,840
             UNRECOGNIZED PRIOR SERVICE COST                                          195,682         241,852
                                                                               --------------  --------------
             PREPAID PENSION COST                                              $      521,729  $      525,428
                                                                               ==============  ==============

             The expected long-term rate of return on plan assets was 6% in 1994 and 1993 and 9% for the preceding years. The discount rate and rate of increase in future compensation levels used in determining the actuarial present value of benefit obligations is presented below for each year.

             As of December 31, 1994, the assets of the defined benefit plan were invested as follows: 18% in cash and cash equivalents; 25% in U.S. Treasury and government agency debt securities; 13% in taxable obligations of state and political subdivisions; 20% in corporate debt securities; and 24% in equity securities. Five percent of the value of the defined benefit plan's assets is invested in the common stock of the Company.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            CITI-BANCSHARES, INC. AND SUBSIDIARY - LEESBURG, FLORIDA
                                  (CONTINUED)

NOTE 11 -    PENSION AND PROFIT SHARING PLANS (CONCLUDED)

                                                                     1994           1993            1992
                                                                     ----           ----            ----
             Discount Rate                                           6.00%          6.00%           8.00%
             Rate of Compensation Increase                           5.00%          5.00%           5.00%


NOTE 12 -    FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

             The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and standby letters of credit as shown in Note 7 of the financial statements. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the consolidated balance sheets. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

             The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit written is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. For interest rate caps and floors, the contract or notional amounts do not represent exposure to credit loss.

NOTE 13 -    QUARTERLY FINANCIAL DATA (UNAUDITED)

             The following represents summarized quarterly financial data of the Company which, in the opinion of management, reflects adjustments (comprising only normal recurring accruals) necessary for fair presentation:

                                                                      (IN THOUSANDS)
                                                                    THREE MONTHS ENDED
                                               -------------------------------------------------------------
                      1994                     DECEMBER 31        SEPTEMBER 30       JUNE 30        MARCH 31
             -----------------------           -----------        ------------       -------        --------
             Interest Income                      $7,816              $7,490          $7,403         $6,885
             Interest Expense                      3,418               3,215           2,959          2,863
             Net Interest Income                   4,398               4,275           4,444          4,022
             Provision For Losses
               on Loans                               77                 201             172            150
             Security Gains (Losses)                 (44)                  0            (178)            54
             Net Income                            1,544               1,550           1,539          1,373
             Earnings Per Share                      .38                 .38             .38            .34

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            CITI-BANCSHARES, INC. AND SUBSIDIARY - LEESBURG, FLORIDA
                                  (CONTINUED)

NOTE 13 -    QUARTERLY FINANCIAL DATA (UNAUDITED) (CONCLUDED)

                                                                      (IN THOUSANDS)
                                                                    THREE MONTHS ENDED
                                               -------------------------------------------------------------
                     1993                      DECEMBER 31         SEPTEMBER 30      JUNE 30        MARCH 31
             -----------------------           -----------         ------------      -------        --------
             Interest Income                      $6,952              $6,905          $6,939         $6,703
             Interest Expense                      2,881               2,949           2,962          2,994
             Net Interest Income                   4,071               3,956           3,977          3,709
             Provision For Losses
               on Loans                              400                 225             225            225
             Security Gains (Losses)                  55                 111              59            220
             Net Income                            1,293               1,457           1,405          1,573
             Earnings Per Share                   $  .32              $  .36          $  .35         $  .39


NOTE 14 -    PARENT COMPANY ONLY FINANCIAL STATEMENTS

             Condensed financial statements of Citi-Bancshares, Inc. (Parent Company Only) are presented on the following pages.

                            CONDENSED BALANCE SHEETS
                           DECEMBER 31, 1994 AND 1993
        CITI-BANCSHARES, INC. (PARENT COMPANY ONLY) - LEESBURG, FLORIDA

                                                          ASSETS

                                                                                     1994            1993
                                                                                  -----------     ----------
Cash                                                                              $ 1,552,951     $ 1,390,876
Investment in Wholly-Owned Subsidiary,
  at Equity in Underlying Assets                                                   33,832,787      36,693,226
Other Assets                                                                           50,921          24,814
                                                                                  -----------     -----------
TOTAL ASSETS                                                                       35,436,659      38,108,916
                                                                                  ===========     ===========

                                           LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
  Dividends Payable                                                                 1,416,675       1,254,769
  Other                                                                                43,728          59,696
                                                                                  -----------     -----------
TOTAL LIABILITIES                                                                   1,460,403       1,314,465
                                                                                  -----------     -----------

STOCKHOLDERS' EQUITY
  Common Stock                                                                         41,846          41,846
  Capital Surplus                                                                  11,207,783      11,207,783
  Retained Earnings                                                                27,339,017      22,750,378
  (Treasury Stock)                                                                   (791,924)       (791,924)
  Unrealized (Losses) Gains on Certain Securities                                  (3,820,466)      3,586,368
                                                                                  -----------     -----------
TOTAL STOCKHOLDERS' EQUITY                                                         33,976,256      36,794,451
                                                                                  -----------     -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                        $35,436,659     $38,108,916
                                                                                  ===========     ===========


                         CONDENSED STATEMENTS OF INCOME
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
        CITI-BANCSHARES, INC. (PARENT COMPANY ONLY) - LEESBURG, FLORIDA



                                                                      1994           1993             1992
                                                                   ----------      ----------      ----------
INCOME
 Cash Dividends From Subsidiary                                    $1,500,000      $1,400,000      $1,155,000
 Interest                                                              21,350          16,798          14,690
                                                                   ----------      ----------      ----------
TOTAL INCOME                                                        1,521,350       1,416,798       1,169,690
                                                                   ----------      ----------      ----------


EXPENSES
 Interest                                                               2,856           1,910           1,774
 Other Expense                                                         82,866          69,650          55,987
                                                                   ----------      ----------      ----------
TOTAL EXPENSES                                                         85,722          71,560          57,761
                                                                   ----------      ----------      ----------


INCOME BEFORE INCOME TAX BENEFIT AND
 EQUITY IN UNDISTRIBUTED EARNINGS
 OF SUBSIDIARY                                                      1,435,628       1,345,238       1,111,929



INCOME TAX BENEFIT RESULTING FROM
 FILING CONSOLIDATED INCOME TAX
 RETURNS                                                               23,294          19,814          15,582



EQUITY IN UNDISTRIBUTED INCOME OF
 SUBSIDIARY                                                         4,546,396       4,363,043       3,805,458
                                                                   ----------      ----------      ----------


NET INCOME                                                         $6,005,318      $5,728,095      $4,932,969
                                                                   ==========      ==========      ==========


                      CONDENSED STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
       CITI-BANCSHARES, INC. (PARENT COMPANY ONLY) - LEESBURG, FLORIDA



                                                                      1994            1993            1992
                                                                   ----------      ----------      ----------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net Income                                                        $6,005,318      $5,728,095      $4,932,969
 Adjustments to Reconcile Net Income to Net
   Cash Provided By Operating Activities:
     Deferred Compensation                                            (15,968)         10,926           6,080
     Income From Subsidiary                                        (4,546,396)     (4,363,043)     (3,805,458)
     Tax Benefit                                                      (23,294)        (19,814)        (15,582)
     Other                                                             (2,816)         87,005              (3)
                                                                   ----------      ----------      ----------
NET CASH PROVIDED BY OPERATING ACTIVITIES                           1,416,844       1,443,169       1,118,006
                                                                   ----------      ----------      ----------

CASH FLOWS FROM FINANCING ACTIVITIES
 Dividends Paid                                                    (1,254,769)     (1,134,792)       (772,022)
 Purchase of Treasury Stock                                                 0         (49,248)              0
                                                                   ----------      ----------      ----------
NET CASH (USED IN) FINANCING ACTIVITIES                            (1,254,769)     (1,184,040)       (772,022)
                                                                   ----------      ----------      ----------

INCREASE (DECREASE) IN CASH                                           162,075         259,129         345,984


CASH, BEGINNING OF YEAR                                             1,390,876       1,131,747         785,763
                                                                   ----------      ----------      ----------

CASH, END OF YEAR                                                  $1,552,951      $1,390,876      $1,131,747
                                                                   ==========      ==========      ==========

                                                                         ANNEX A





                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                        CITIZENS FIRST BANCSHARES, INC.

                                      AND

                             CITI-BANCSHARES, INC.


                          DATED AS OF OCTOBER 19, 1995

                               TABLE OF CONTENTS

                                                                                                            PAGE
                                                                                                            ----
Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
Preamble  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
ARTICLE 1 - TRANSACTIONS AND TERMS OF MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
1.1      Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
1.2      Time and Place of Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
1.3      Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
1.4      Bank Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
ARTICLE 2 - TERMS OF MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
2.1      Charter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
2.2      Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
2.3      Directors and Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
ARTICLE 3 - MANNER OF CONVERTING SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
3.1      Conversion of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
3.2      Anti-Dilution Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
3.3      Shares Held by CFB or CBI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
3.4      Dissenting Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
3.5      Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
ARTICLE 4 - EXCHANGE OF SHARES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
4.1      Exchange Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
4.2      Rights of Former CFB Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF CFB . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
5.1      Organization, Standing, and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
5.2      Authority; No Breach By Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
5.3      Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
5.4      CFB Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
5.5      Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
5.6      Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
5.7      Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
5.8      Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
5.9      Allowance for Possible Loan Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
5.10       Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
5.11       Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
5.12       Compliance With Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
5.13       Labor Relations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
5.14       Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
5.15       Material Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
5.16       Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
5.17       Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
5.18       Statements True and Correct  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
5.19       Accounting, Tax and Regulatory Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
5.20       State Takeover Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
5.21       Charter Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
5.22       Directors' Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
5.23       Shareholders' Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
5.24       Federal Home Loan Bank of Atlanta  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
5.25       Real Estate/Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF CBI . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
6.1      Organization, Standing, and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
6.2      Authority; No Breach By Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
6.3      Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
6.4      Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
6.5      Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
6.6      Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
6.7      Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
6.8      Compliance With Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
6.9      Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
6.10       Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
6.11       Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
6.12       Statements True and Correct  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
6.13       Accounting, Tax and Regulatory Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
6.14       Labor Relations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
6.15       Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
6.16       Allowance for Possible Loan Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
6.17       Material Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
ARTICLE 7 - CONDUCT OF BUSINESS PENDING CONSUMMATION  . . . . . . . . . . . . . . . . . . . . . . . . . .    17
7.1      Affirmative Covenants of CFB . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
7.2      Negative Covenants of CFB  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
7.3      Covenants of CBI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
7.4      Adverse Changes in Condition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
7.5      Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
ARTICLE 8 - ADDITIONAL AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
8.1      Registration Statement; Proxy Statement; Shareholder Approval  . . . . . . . . . . . . . . . . .    20
8.2      Exchange Listing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
8.3      Applications . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
8.4      Filings with State Offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
8.5      Agreement as to Efforts to Consummate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
8.6      Investigation and Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
8.7      Press Releases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
8.8      Certain Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
8.9      Accounting and Tax Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
8.10       State Takeover Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
8.11       Charter Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
8.12       Agreements of Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
8.13       Employee Benefits and Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
8.14       Certain Policies of CFB  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
8.15       Real Estate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
8.16       Director and Officer Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
ARTICLE 9 - CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE . . . . . . . . . . . . . . . . . . . . . .    23
9.1      Conditions to Obligations of Each Party  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
9.2      Conditions to Obligations of CBI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
9.3      Conditions to Obligations of CFB . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
ARTICLE 10 - TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
10.1       Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
10.2       Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
10.3       Non-Survival of Representations and Covenants  . . . . . . . . . . . . . . . . . . . . . . . .    27
ARTICLE 11 - MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
11.1       Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27

11.2       Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
11.3       Brokers and Finders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
11.4       Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
11.5       Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
11.6       Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
11.7       Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
11.8       Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
11.9       Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
11.10      Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
11.11      Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
11.12      Interpretations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
11.13      Enforcement of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
11.14      Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
Signatures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of October 19, 1995, by and between CITIZENS FIRST BANCSHARES, INC. ("CFB"), a Florida corporation having its principal office located in Ocala, Florida; and CITI-BANCSHARES, INC. ("CBI"), a Florida corporation having its principal office located in Leesburg, Florida.

                                    PREAMBLE

         The Boards of Directors of CFB and CBI are of the opinion that the transactions described herein are in the best interests of the parties and their respective shareholders. This Agreement provides for the acquisition of CFB by CBI pursuant to the Merger (as defined below) of CFB with and into CBI. At the effective time of such Merger, the outstanding shares of the capital stock of CFB shall be converted into the right to receive shares of the common stock of CBI (except as provided herein). As a result, shareholders of CFB shall become shareholders of CBI and CBI shall continue to conduct the business and operations of CFB. The transactions described in this Agreement are subject to the approvals of the shareholders of CFB, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Florida State Banking Department and other necessary authorities, and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code, and for accounting purposes shall qualify for treatment as a pooling of interests.

    Following the Closing of the Merger, Citizens First Bank of Ocala ("CFBO"), a wholly-owned Florida state bank subsidiary of CFB, will be merged (the "Bank Merger") with Citizens National Bank of Leesburg ("CNBL"), a wholly-owned subsidiary of CBI.

   Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

         NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the parties agree as follows:


                                   ARTICLE 1
                        TRANSACTIONS AND TERMS OF MERGER

         1.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, CFB shall be merged with and into CBI in accordance with the provisions of Section 607.1101 of the FBCA and with the effect provided in
Section 607.1106 of the FBCA (the "Merger"). CBI shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Florida. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of CFB and CBI.

         1.2 TIME AND PLACE OF CLOSING. The Closing will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their chief executive officers or chief financial officers, may mutually agree. The place of Closing shall be at the offices of Alston & Bird, Atlanta, Georgia, or such other place as may be mutually agreed upon by the Parties.

         1.3 EFFECTIVE TIME. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Florida (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the chief executive officers or chief financial officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on (a) the last business day of the month in which occurs the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the date on which the shareholders of CFB approve this Agreement to the extent such approval is required by applicable Law or (b) such later date within 30 days thereof as may be specified by CBI.

         1.4 BANK MERGER. Following the Merger, CFBO shall (at CBI's discretion) be merged with CNBL (the "Bank Merger") under the Charter and Articles of Association of CNBL in accordance with the provisions of and with the effect provided in Title 12, United States Code, Section 215a on terms and subject to the provisions of the Bank Plan of Merger ("Bank Plan"), attached hereto as Exhibit 1. The Bank Plan shall be executed and the transactions contemplated therein shall be consummated at such date and time as CBI directs (the "Bank Merger Effective Time"). CFB shall vote all the shares of CFBO capital stock in favor of the Bank Plan and the Bank Merger provided therein.


                                   ARTICLE 2
                                TERMS OF MERGER

         2.1 CHARTER. The Articles of Incorporation of CBI in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until otherwise amended or repealed.

         2.2 BYLAWS. The Bylaws of CBI in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

         2.3 DIRECTORS AND OFFICERS. The directors of CBI in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of CBI in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.


                                   ARTICLE 3
                          MANNER OF CONVERTING SHARES

         3.1 Conversion of Shares.  Subject to the provisions of this
Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of CBI, CFB, or the shareholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

             (a) Each share of CBI Capital Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

             (b) Each share of CFB Common Stock (excluding shares held by any CFB Company or any CBI Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, and excluding shares held by shareholders who perfect their statutory dissenters' rights as provided in Section 3.4 of this Agreement) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged solely for the right to receive that number of shares of CBI Common Stock equal to 425,000 divided by the number of shares of CFB Common Stock issued and outstanding at the Effective Time (the "Exchange Ratio").

         3.2     Anti-Dilution Provisions.   In the event CFB or CBI changes the
number of shares of CFB Common Stock or CBI Common Stock, respectively, issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

         3.3 Shares Held by CFB or CBI. Each of the shares of CFB Common Stock held by any CFB Company or by any CBI Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

         3.4 Dissenting Shareholders.   Any holder of shares of CFB Common
Stock who perfects his dissenters' rights in accordance with and as contemplated by Section 607.1301 et seq. of the FBCA shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of Law; provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of the FBCA and surrendered to CFB the certificate or certificates representing the shares for which payment is being made. In the event that after the Effective Time a dissenting shareholder of CFB fails to perfect, or effectively withdraws or loses, his right to appraisal and of payment for his shares, CBI shall issue and deliver the consideration to which such holder of shares of CFB Common Stock is entitled under this Article 3 (without interest) upon surrender by such holder of the certificate or certificates representing shares of CFB Common Stock held by him.

        3.5 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of shares of CFB Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of CBI Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of CBI Common Stock multiplied by the market value of one share of CBI Common Stock at the Effective Time. The market value of one share of CBI Common Stock at the Effective Time shall be the last sale price of such common stock on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source) on the last trading
day preceding the Effective Time.   No such holder will be entitled to
dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.


                                   ARTICLE 4
                               EXCHANGE OF SHARES

         4.1 Exchange Procedures.   Promptly after the Effective Time, CBI
and CFB  shall cause the exchange agent selected by CBI (the "Exchange
Agent") to mail to the former shareholders of CFB appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of CFB Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of shares of CFB Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement or as to which statutory dissenters' rights have been perfected as provided in Section 3.4 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1 of this Agreement, together with all undelivered dividends or distributions in respect of such shares
(without interest thereon) pursuant to Section 4.2 of this Agreement. To the extent required by Section 3.5 of this Agreement, each holder of shares of CFB Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of CBI Common Stock to which such holder may be otherwise entitled (without interest). CBI shall not be obligated to deliver the consideration to which any former holder of CFB Common Stock is entitled as a result of the Merger until such holder surrenders his certificate or certificates representing the shares of CFB Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of CFB Common Stock so surrendered shall be duly endorsed and/or accompanied by such transmittal materials as the Exchange Agent may require. Any other provision of this





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Agreement notwithstanding, neither CBI, the Surviving Corporation nor the
Exchange Agent shall be liable to a holder of CFB Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

         4.2 Rights of Former CFB Shareholders.   At the Effective Time, the
stock transfer books of CFB shall be closed as to holders of CFB Common Stock immediately prior to the Effective Time, and no transfer of CFB Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of CFB Common Stock (other than shares to be canceled pursuant to Sections 3.3 and 3.4 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.5 of this Agreement in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by CFB in respect of such shares of CFB Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. Whenever a dividend or other distribution is declared by CBI on the CBI Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but after the Effective Time no dividend or other distribution payable to the holders of record of CBI Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of CFB Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as
provided in Section 4.1 of this Agreement.   However, upon surrender of such
CFB Common Stock certificate, both the CBI Common Stock certificate (together with all such undelivered dividends or other distributions, all without interest) and any undelivered cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.


                                   ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF CFB

         CFB hereby represents and warrants to CBI as follows:

         5.1 Organization, Standing, and Power.   CFB is a corporation duly
organized, validly existing, and in good standing under the Laws of the State of Florida, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. CFB is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CFB.

         5.2 Authority; No Breach By Agreement.

             (a) CFB has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Mergers, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of CFB, subject to the approval of this Agreement by the holders of a majority of the outstanding CFB Common Stock, which is the only shareholder vote required for approval of this Agreement and consummation of the Merger by CFB. Subject to such requisite shareholder approval, this Agreement represents a legal, valid, and binding obligation of CFB, enforceable against CFB in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).





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
             (b) Neither the execution and delivery of this Agreement by CFB, nor the consummation by CFB and of the transactions contemplated hereby, nor compliance by CFB with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of CFB's Articles of Incorporation or Bylaws or, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any CFB Company under, any Contract or Permit of any CFB
Company, or (iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any CFB Company or any of their respective material Assets.

             (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal
Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CFB, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by CFB of the Merger and the other transactions contemplated in this Agreement.

         5.3 Capital Stock.

             (a) The authorized capital stock of CFB consists of 750,000 shares of CFB Common Stock, of which 304,480 shares are issued and outstanding as of the date of this Agreement and not more than 322,480 shares will be issued and outstanding at the Effective Time. All of the issued and outstanding shares of capital stock of CFB are duly and validly issued and outstanding and are fully paid and nonassessable. None of the outstanding shares of capital stock of CFB has been issued in violation of any preemptive rights of the current or past shareholders of CFB. CFB has reserved 50,000 shares of CFB Common Stock for issuance under the CFB Stock Plan, pursuant to which options to purchase not more than 18,000 shares of CFB Common Stock are outstanding.

             (b) Except as set forth in Section 5.3(a) of this Agreement or as disclosed in Section 5.3 of the CFB Disclosure Memorandum, there are no shares of capital stock or other equity securities of CFB outstanding and no outstanding Rights relating to the capital stock of CFB.

         5.4 CFB Subsidiaries. CFB has disclosed in Section 5.4 of the CFB Disclosure Memorandum all of the CFB Subsidiaries as of the date of this Agreement. Except as disclosed in Section 5.4 of the CFB Disclosure Memorandum, CFB or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each CFB Subsidiary. No equity securities of any CFB Subsidiary are or may become required to be issued by reason of any Rights, and there are no Contracts by which any CFB Subsidiary is bound to issue (other than to another CFB Company) additional shares of its capital stock or Rights or by which any CFB Company is or may be bound to transfer any shares of the capital stock of any CFB Subsidiary (other than to another CFB Company). There are no Contracts relating to the rights of any CFB Company to vote or to dispose of any shares of the capital stock of any CFB Subsidiary. All of the shares of capital stock of each CFB Subsidiary are held by a CFB Company, and are fully paid and (except pursuant to 12 USC Section 55 in the case of national banks and comparable, applicable state Law, if any, in the case of state depository institutions) nonassessable and are owned by the CFB Company free and clear of any Lien. Each CFB Subsidiary is either a bank, a savings association, or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each CFB Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and such foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CFB. Each CFB Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund.





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

         5.5 Financial Statements. CFB has included in Section 5.5 of the CFB Disclosure Memorandum, copies of all CFB Financial Statements for periods ended prior to the date hereof and will deliver to CBI copies of all CFB Financial Statements prepared subsequent to the date hereof. The CFB Financial Statements (as of the dates thereof and for the periods covered thereby) (i) are or, if dated after the date of this Agreement, will be in accordance with the books and records of the CFB Companies, which are or will be, as the case may be, complete, correct maintained in accordance with good business practices, and (ii) present or will present, as the case may be, fairly the consolidated financial position of the CFB Companies as of the dates indicated and the consolidated results of operations, changes in shareholders' equity and cash flows of the CFB Companies for the periods indicated, in accordance with GAAP (subject to any exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material in amount or effect).

         5.6 Absence of Undisclosed Liabilities.   No CFB Company has any
Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CFB, except Liabilities which are accrued or reserved against in the consolidated balance sheets of CFB as of December 31, 1994 and June 30, 1995, included in the CFB Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto. No CFB Company has incurred or paid any Liability since June 30, 1995, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CFB.

         5.7 Absence of Certain Changes or Events. Since December 31, 1994, except as disclosed in the CFB Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.7 of the CFB Disclosure Memorandum, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CFB, and (ii) the CFB Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of CFB provided in Article 7 of this Agreement.

         5.8 Tax Matters.

              (a) All Tax returns required to be filed by or on behalf of any of the CFB Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1994, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, and all returns filed are complete and accurate to the Knowledge of CFB. All Taxes shown on filed returns have been paid. As of the date of this Agreement, there is no audit examination, deficiency, or refund Litigation with respect to any Taxes, except as reserved against in the CFB Financial Statements or as disclosed in Section 5.8 of the CFB Disclosure Memorandum. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

              (b) None of the CFB Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

              (c) Adequate provision for any Taxes due or to become due for any of the CFB Companies for the period or periods through and including the date of the respective CFB Financial Statements has been made and is reflected on such CFB Financial Statements.

              (d) Deferred Taxes of the CFB Companies have been provided for in accordance with GAAP.

              (e) Each of the CFB Companies is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax
Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code.





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

              (f) CFB has not made any payments, is not obligated to make any payments, and is not a party to any contract, agreement or other arrangement that obligate it to make any payments that would be deemed not deductible under Section 280G of the Internal Revenue Code.

              (g) There are no Liens with respect to Taxes previously due and payable upon any of the assets of CFB or any of its Subsidiaries.

              (h) There has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of CFB or any of its Subsidiaries that occurred during or after any Taxable Period in which CFB or any of its Subsidiaries incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1994.

              (i) Neither CFB nor any of its Subsidiaries has filed any consent under Section 341(f) of the Internal Revenue Code concerning collapsible corporations.


         5.9 Allowance for Possible Loan Losses.   The allowance for
possible loan or credit losses (the "Allowance") shown on the consolidated balance sheets of CFB included in the most recent CFB Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of CFB included in the CFB Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the CFB Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the CFB Companies as of the dates thereof.

         5.10    Assets.    Except as disclosed in Section 5.10 of the
CFB Disclosure Memorandum or as disclosed or reserved against in the CFB Financial Statements delivered prior to the date of this Agreement, the CFB Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All tangible properties used in the businesses of the CFB Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with CFB's past practices. All Assets which are material to CFB's business on a consolidated basis, held under leases or subleases by any of the CFB Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The CFB Companies currently maintain insurance similar in amounts, scope, and coverage to that maintained by other peer banking organizations. None of the CFB Companies has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims pending under such policies of insurance and no notices have been given by any CFB Company under such policies. The Assets of the CFB Companies include all assets required to operate the business of the CFB Companies as presently conducted.

         5.11    Environmental Matters.

              (a) To the Knowledge of CFB, each CFB Company, its
Participation Facilities, and its Loan Properties are, and have been, in compliance with all Environmental Laws.

              (b) To the Knowledge of CFB, there is no Litigation pending or threatened before any court, governmental agency, or authority or other forum in which any CFB Company or any of its Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of





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

any Hazardous Substance, whether or not occurring at, on, under, or involving a site owned, leased, or operated by any CFB Company or any of its Participation Facilities.

              (c) To the Knowledge of CFB, there is no Litigation pending or threatened before any court, governmental agency, or board or other forum in which any of its Loan Properties (or CFB in respect of such Loan
Property) has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Substance, whether or not occurring at, on, under, or involving a Loan Property.

              (d) To the Knowledge of CFB, there is no reasonable basis for any Litigation of a type described in subsections (b) or (c).

              (e) During the period of (i) any CFB Company's ownership or operation of any of their respective current properties, (ii) any CFB Company's participation in the management of any Participation Facility or
(iii) any CFB Company's holding of a security interest in a Loan Property, there have been no releases of Hazardous Substances in, on, under, or affecting such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CFB. Prior to the period of (i) any CFB Company's ownership or operation of any of their respective current properties, (ii) any CFB Company's participation in the management of any Participation Facility or (iii) any CFB Company's holding of a security interest in a Loan Property, to the Knowledge of CFB, there were no releases of Hazardous Substances in, on, under, or affecting any such property, Participation Facility or Loan Property.

         5.12 Compliance with Laws. CFB is duly registered as a bank holding company under the BHC Act and Florida Law. Each CFB Company has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CFB, and there has occurred no
Default under any such Permit.   Except as disclosed in Section 5.12 of
the CFB Disclosure Memorandum, none of the CFB Companies:

              (a) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business; and

              (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any CFB Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, (ii) threatening to revoke any Permits or (iii) requiring any CFB
      Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

         5.13 Labor Relations. No CFB Company is the subject of any Litigation asserting that it or any other CFB Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other CFB Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any CFB Company, pending or threatened, or to the Knowledge of CFB, is there any activity involving any CFB Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

         5.14    Employee Benefit Plans.

              (a) CFB has disclosed in Section 5.14 of the CFB Disclosure Memorandum, and has delivered or made available to CBI prior to the execution of this Agreement copies in each case of, all pension, retirement,





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

profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any CFB Company or Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "CFB Benefit Plans"). Any of the CFB Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "CFB ERISA Plan." Each CFB ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as a "CFB Pension Plan." Except as disclosed in Section
5.14 of the CFB Disclosure Memorandum, no CFB Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

              (b) Except as disclosed in Section 5.14 of the CFB Disclosure Memorandum, all CFB Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, including the 1986 amendments thereto, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CFB. Except as disclosed in Section 5.14 of the CFB Disclosure Memorandum, each CFB ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and CFB is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of CFB, no CFB Company has engaged in a transaction with respect to any CFB Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any CFB Company to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CFB.

              (c) No CFB Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements and assuming the adoption of interest rates and mortality tables described in Section 417(e)(3)(A)(i) and the use of such interest rates published in June 1995, and assuming that all participants take a lump sum distribution of their vested accrued benefits on June 30, 1995. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any CFB Pension Plan, (ii) no change in the actuarial assumptions with respect to any CFB Pension Plan, and
(iii) no increase in benefits under any CFB Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CFB or materially adversely affect the funding status of any such plan. Neither any CFB Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any CFB Company, or the single-employer plan of any entity which is considered one employer with CFB under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or
Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA. No CFB Company has provided, or is required to provide, security to a CFB Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

              (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any CFB Company with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate. No CFB Company has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any CFB Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.





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              (e) Except as disclosed in Section 5.14 of the CFB Disclosure
Memorandum, no CFB Company has any Liability for retiree health and life benefits under any of the CFB Benefit Plans and there are no restrictions on the rights of such CFB Company to amend or terminate any such Plan without incurring any Liability thereunder.

              (f) Except as disclosed in Section 5.14 of the CFB Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director, officer or employee of any CFB Company from any CFB Company under any CFB Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any CFB Benefit Plan, or
(iii) result in any acceleration of the time of payment or vesting of any such benefit.

              (g) All liabilities under any CFB benefit plan, other than benefits accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the CFB Financial Statements to the extent required by and in accordance with GAAP.

         5.15 Material Contracts. Except as disclosed in Section 5.15 of the CFB Disclosure Memorandum or otherwise reflected in the CFB Financial Statements, none of the CFB Companies, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (ii) any Contract relating to the borrowing of money by any CFB Company or the guarantee by any CFB Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contracts between or among CFB Companies, and (iv) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by CFB with the SEC (assuming for purposes hereof that CFB was required to file such reports) (together with all Contracts referred to in Sections
5.10 and 5.14(a) of this Agreement, the "CFB Contracts"). With respect to each CFB Contract and except as disclosed in Section 5.15 of the CFB Disclosure Memorandum: (i) the Contract is in full force and effect; (ii) no CFB Company is in Default thereunder; (iii) no CFB Company has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of CFB, in Default in any respect or has repudiated or waived any material provision thereunder.
All of the indebtedness of any CFB Company for money borrowed is prepayable at any time by such CFB Company without penalty or premium.

         5.16    Legal Proceedings.   There is no Litigation instituted or
pending, or, to the Knowledge of CFB, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any CFB Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CFB, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any CFB Company. Section 5.16 of the CFB Disclosure Memorandum includes a summary report of all Litigation as of the date of this Agreement to which any CFB Company is a party and which names a CFB Company as a defendant or cross-defendant. No CFB Company nor any of their Affiliates or legal counsel thereto are aware of any facts or circumstances that would (i) result in a loss to any CFB Company relating to the First Union National Bank of Florida vs. Henry Lee Wood litigation described in Section 5.16 of the CFB Disclosure Memorandum, (ii) result in the failure of the Attorneys Title Insurance Fund, Inc. to indemnify and make whole CFBO or any of its Affiliates pursuant to that certain title policy ("Policy") provided by Attorney's Title
Insurance Fund, Inc. relating to the property (the "Property") that is subject to the above-referenced litigation in the event that the above referenced litigation is not resolved in favor of CFBO or its Affiliates,
(iii) otherwise give rise to a denial of coverage under the exclusion provisions of the Policy, (iv) constitute any failure by CFBO or its Affiliates to comply with the Conditions and Stipulations or other terms of the Policy or (v) give rise to a claim that any CFB Company had either actual, implied or constructive knowledge of the claim of title by First Union National Bank of Florida to the property that is the subject of the above referenced litigation prior to (a) December 1, 1991 and (b) the date of the Policy. Absent any such defense to coverage, the Attorney's Title Insurance Fund will be obligated to reimburse (up to $240,000, i.e., the maximum amount of insurance coverage under the Policy)





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CFBO to its Affiliates for losses that CFBO or its Affiliates incur as a result of the above referenced litigation, together with attorneys fees and other costs as provided by the terms of the Policy.

         5.17 Reports. Since January 1, 1990, or the date of organization if later, each CFB Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) any Regulatory Authorities and (ii)
any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CFB). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules
thereto, complied in all material respects with all applicable Laws.   As
of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         5.18    Statements True and Correct.    No statement, certificate,
instrument, or other writing furnished or to be furnished by any CFB
Company or any Affiliate thereof to CBI pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any CFB Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by CBI with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any CFB Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to CFB's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed or provided by a CFB Company or any Affiliate thereof with or to the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of CFB, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting.
All documents that any CFB Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

         5.19    Accounting, Tax and Regulatory Matters.   No CFB Company or
any Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

         5.20    State Takeover Laws.    Each CFB Company has taken all
necessary action to exempt the transactions contemplated by this Agreement from any applicable state takeover Law, including Sections
607.0901 and 607.0902 of the FBCA.

         5.21 Charter Provisions. Each CFB Company has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any CFB Company or restrict or impair the ability of CBI or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any CFB Company that may be directly or indirectly acquired or controlled by it.





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         5.22    Directors' Agreements.   Each of the directors of CFB has
executed and delivered to CBI an agreement in substantially the form of
Exhibit 2.

         5.23    Shareholders' Agreements.   Each of the directors of CFB and
each of the holders of 5% or more of the outstanding shares of CFB
Common Stock has executed and delivered to CBI an agreement in substantially the form of Exhibit 3.

         5.24    Federal Home Loan Bank of Atlanta.   CFBO is a member on good
standing with the Federal Home Loan Bank of Atlanta.

         5.25    Real Estate/Construction.     Costs to CFB and its
Affiliates relating to the full and complete construction of the banking office described in Section 5.7 of the CFB Disclosure Memorandum (the "Construction Project") will not exceed, in the aggregate, $1,300,000.
The real property (the "Parcel") described in Section 5.7 of the CFB Disclosure Memorandum is the subject of a valid and enforceable land sale contract which provides for (i) a purchase price of $300,000 and (ii) a closing date, at the discretion of CFB, not later than January 15, 1996. There are no facts or circumstances that would result in the sale of the
Parcel for an amount (on a net basis) less than $290,000.   Neither the
sale of the Parcel nor the Construction Project will be closed and completed (i) prior to January 1, 1996, and (ii) without the prior written
consent of CBI which such consent shall not be unreasonably withheld.   The
work performed and/or completed to date with respect to the Construction Project has been performed and/or completed in accordance with the plan specifications set forth in that certain Program Services Agreement between Design Build Concepts, Inc. ("DBC") and CFBO.  All monies currently
due from CFBO and its Affiliates to DBC have been paid in full.   To the
Knowledge of CFBO, DBC has, in turn, properly paid all persons or companies furnishing labor, materials or services to the Construction Project and none of which have asserted any unresolved claims or placed
any liens on the Construction Project or the underlying real property.   The
foundations of all structural improvements relating to the Construction Project are located within the boundaries of the property owned in fee simple by CFB or its Affiliates and within the buildable areas permitted by applicable zoning and private covenants affecting such property.

                                   ARTICLE 6
                     REPRESENTATIONS AND WARRANTIES OF CBI

         CBI hereby represents and warrants to CFB as follows:

         6.1 Organization, Standing, and Power. CBI is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Florida, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. CBI is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBI.

         6.2 Authority; No Breach By Agreement.

              (a) CBI has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of CBI. This Agreement represents a legal, valid, and binding obligation of CBI, enforceable against CBI in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).





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

              (b) Neither the execution and delivery of this Agreement by CBI, nor the consummation by CBI of the transactions contemplated hereby, nor compliance by CBI with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of CBI's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any CBI Company under, any Contract or Permit of any CBI
Company or, (iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any CBI Company or any of their respective material Assets.

              (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBI, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by CBI of the Merger and the other transactions contemplated in this Agreement.

         6.3 Capital Stock.

              (a) The authorized capital stock of CBI consists of 10,000,000 shares of CBI Common Stock, of which 4,047,643 shares are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of CBI Capital Stock are, and all of the shares of CBI Common Stock to be issued in exchange for shares of CFB Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable. None of the outstanding shares of CBI Capital Stock has been, and none of the shares of CBI Common Stock to be issued in exchange for shares of CFB Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of CBI. CBI has reserved 111,025 shares of CBI Common Stock for issuance under the CBI Stock Plan and other option awards, pursuant to which options to purchase no more than 67,275 shares of CBI Common Stock are outstanding as of the date hereof.

              (b) Except as set forth in Section 6.3(a) of this Agreement, or as disclosed in Section 6.3 of the CBI Disclosure Memorandum, there are no shares of capital stock or other equity securities of CBI outstanding and no outstanding Rights relating to the capital stock of CBI.

         6.4 Financial Statements. CBI has disclosed in Section 6.4 of the CBI Disclosure Memorandum all CBI Financial Statements for periods ended prior to the date hereof and will deliver to CFB copies of all CBI Financial Statements prepared subsequent to the date hereof. The CBI Financial Statements (as of the dates thereof and for the periods covered thereby) (i) are or, if dated after the date of this Agreement, will be in accordance with the books and records of the CBI Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices, and
(ii) present or will present, as the case may be, fairly the consolidated financial position of the CBI Companies as of the dates indicated and the consolidated results of operations, changes in shareholders' equity and cash flows of the CBI Companies for the periods indicated, in accordance with GAAP (subject to exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material in amount or effect).

         6.5 Absence of Undisclosed Liabilities.   No CBI Company has any
Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBI, except Liabilities which are accrued or reserved against in the consolidated balance sheets of CBI as of December 31, 1994 and June 30, 1995, included in the CBI Financial Statements or reflected in the notes thereto. No CBI Company has incurred or paid any Liability since June 30, 1995, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which would prevent, or materially delay or impair the ability of CBI to timely consummate the transactions contemplated by this Agreement.





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

         6.6 Absence of Certain Changes or Events.   Since December 31, 1994,
except as disclosed in the CBI Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 6.6 of the CBI Disclosure Memorandum, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBI, and (ii) the CBI Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of CBI provided in Article 7 of this Agreement.

         6.7 Environmental Matters.

              (a) To the Knowledge of CBI, each CBI Company, its
Participation Facilities, and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBI.

              (b) To the Knowledge of CBI, there is no Litigation pending or threatened before any court, governmental agency or board or other forum in which any of its Loan Properties (or CBI in respect of such Loan
Property) has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release, discharge, spillage or disposal into the environment of any Hazardous Substance, whether or not occurring at, on, under or involving a Loan Property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBI.

              (c) To the Knowledge of CBI, there is no Litigation pending or threatened before any court, governmental agency or authority or other forum in which any CBI Company or any of its Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release, discharge, spillage or disposal into the environment of any Hazardous Substance, whether or not occurring at, on, under or involving a site owned, leased or operated by any CBI Company or any of its Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBI.

              (d) To the Knowledge of CBI, there is no reasonable basis for any Litigation of a type described in subsections (b) or (c), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBI.

              (e) During the period of (i) any CBI Company's ownership or operation of any of their respective current properties, (ii) any CBI Company's participation in the management of any Participation Facility, or
(iii) any CBI Company's holding of a security interest in a Loan Property, no release, discharge, spillage or disposal of Hazardous Substances has occurred in, on, under, or affecting such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBI. Prior to the period of (i) any CBI Company's ownership or operation of any of their respective current properties, (ii) any CBI Company's participation in the management of any Participation Facility, or (iii) any CBI Company's holding of a security interest in a Loan Property, to the Knowledge of CBI, no release, discharge, spillage or disposal of Hazardous Substances has occurred in, on, under or affecting any such property, Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBI.

         6.8 Compliance with Laws.   CBI is duly registered as a bank holding
company under the BHC Act and Florida Law. Each CBI Company has in effect all Permits necessary for it to own, lease or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBI, and there has





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

occurred no Default under any such Permit.  Except as disclosed in
Section 6.8 of the CBI Disclosure Memorandum, no CBI Company:

              (a) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBI; and

              (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any CBI Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBI, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBI, or (iii) requiring any CBI Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

         6.9 Employee Benefit Plans. CBI has delivered or made available to CFB prior to the execution of this Agreement copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any CBI Company or Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "CBI Benefit Plans"). Any of the CBI Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "CBI ERISA Plan." Each CBI ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as a "CBI Pension Plan." No CBI Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

         6.10    Legal Proceedings.   There is no Litigation instituted or
pending, or, to the Knowledge of CBI, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any CBI Company, or against any Asset, interest, or right of any of them, that would prevent, or materially delay or impair the ability of CBI to timely consummate the transactions contemplated by this Agreement, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any CBI Company, that would prevent, or materially delay or impair the ability of CBI to timely consummate the transactions contemplated by this Agreement.

         6.11 Reports. Since January 1, 1990, or the date of organization if later, each CBI Company has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements, (ii) other Regulatory Authorities, and
(iii) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBI). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.





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         6.12    Statements True and Correct.  No statement,
certificate, instrument or other writing furnished or to be furnished by any CBI Company or any Affiliate thereof to CFB pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any CBI Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by CBI with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any CBI Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to CFB's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by any CBI Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of CFB, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that any CBI Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

         6.13 Accounting, Tax and Regulatory Matters. No CBI Company or any Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

         6.14 Labor Relations. No CBI Company is the subject of any Litigation asserting that it or any other CBI Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other CBI Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any CBI Company, pending or threatened, or to the Knowledge of CBI, is there any activity involving any CBI Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

         6.15    Tax Matters.

              (a) As of the date hereof, all Tax returns required to be filed by or on behalf of any of the CBI Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1994, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, and all returns filed are complete and accurate to the Knowledge of CBI, except for any such failure to file or to be complete or accurate which is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBI. As of the date hereof, all Taxes shown on filed returns have been paid and as of the date of this Agreement, there is no audit examination, deficiency, or refund Litigation with respect to any Taxes, except as reserved against in the CBI Financial Statements or as disclosed in Section 6.15 of the CBI Disclosure Memorandum or except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBI. As of the date hereof, all Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBI.

              (b) Adequate provision for any Taxes due or to become due for any of the CBI Companies for the period or periods through and including the date of the respective CBI Financial Statements has been made and is





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

reflected on such CBI Financial Statements, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBI.

              (c) Deferred Taxes of the CFB Companies have been provided for in accordance with GAAP, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBI.


         6.16    Allowance for Possible Loan Losses.   The allowance for
possible loan or credit losses (the "Allowance") shown on the consolidated balance sheets of CBI included in the most recent CBI Financial
Statements dated prior to the date of this Agreement was adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the CBI Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the CBI Companies as of the date hereof.

         6.17 Material Contracts. Except as disclosed in Section 6.17 of the CBI Disclosure Memorandum or otherwise reflected in the CBI Financial Statements dated prior to the date hereof, as of the date hereof, none of the CBI Companies, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $500,000 and (ii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by CBI with the SEC which has not been so filed.


                                   ARTICLE 7
                    CONDUCT OF BUSINESS PENDING CONSUMMATION

         7.1 Affirmative Covenants of CFB. Unless the prior written consent of the other Party shall have been obtained, and except as otherwise expressly contemplated herein, CFB shall and shall cause each of its Subsidiaries to (a) operate its business only in the usual, regular, and ordinary course, (b) preserve intact its business organization and Assets and maintain its rights and franchises, and (c) take no action which would (i) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Section 9.1(b) or 9.1(c) of this Agreement, or (ii) adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

         7.2 Negative Covenants of CFB. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, CFB covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer, president or chief financial officer of CBI, which consent shall not be unreasonably withheld:

              (a) amend the Articles of Incorporation, Bylaws or other governing instruments of any CFB Company, or

              (b) incur any additional debt obligation or other obligation for borrowed money, except in the ordinary course of the business of CFB Subsidiaries consistent with past practices (which shall include, for CFBO, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any CFB Company of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of CBFO's business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the CFB Disclosure Memorandum); or





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                 (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any CFB Company, or declare or pay any dividend or make any other distribution in respect of CFB's capital stock; or

                 (d) except for this Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or as disclosed in
      Section 7.2(d) of the CFB Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of CFB Common Stock or any other capital stock of any CFB Company, or any stock appreciation rights,
      or any option, warrant, conversion, or other right to acquire     any
      such stock, or any security convertible into any such stock; or

                 (e) adjust, split, combine or reclassify any capital stock of any CFB Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of CFB Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any shares of capital stock of any CFB Subsidiary (unless any such shares of stock are sold or otherwise transferred to another CFB Company) or any Asset other than in the ordinary course of business for reasonable and adequate consideration; or

                 (f) except for purchases of U.S. Treasury securities or U.S. Government agency securities, which in either case have maturities of three years or less, purchase any securities or make any material investment, either by purchase of stock of securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned CFB Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or (iii) the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

                 (g) grant any increase in compensation or benefits to the employees or officers of any CFB Company, except in accordance with past practice disclosed in Section 7.2(g) of the CFB Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 7.2(g) of the CFB Disclosure Memorandum; and enter into or amend any severance agreements with officers of any CFB Company; grant any material increase in fees or other increases in compensation or other benefits to directors of any CFB Company except in accordance with past practice disclosed in
      Section 7.2(g) of the CFB Disclosure Memorandum; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits; or

                (h) enter into, amend or change any employment, benefit or severance Contract between any CFB Company and any Person (unless such amendment or change is required by Law) that the CFB Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time;

                (i) adopt any new employee benefit plan of any CFB Company or make any material change in or to any existing employee benefit plans of any CFB Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

               (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or





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             (k) commence any Litigation other than in accordance with past practice, or compromise of settle any Litigation involving any Liability of any CFB Company for material money damages or restrictions upon the operations of any CFB Company; or

             (l) modify, amend or terminate any material Contract (including any loan Contract or extension of credit with any Person or affiliated or related persons with an aggregate unpaid balance exceeding $100,000 or any loan Contract or extension of credit to any director, officer principal (5% or greater) shareholder of CFB or their affiliated or related persons) or waive, release, compromise or assign any material rights or claims; or

             (m) obtain any advances or otherwise borrow any monies from, or become indebted to, the FHLB.

         7.3 Covenants of CBI. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, CBI covenants and agrees that it shall (x) continue to conduct its business and the business of its Subsidiaries in a manner designed in its reasonable judgment, to enhance the long-term value of the CBI Common Stock, and (y) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Section 9.1(b) or 9.1(c) of this Agreement, or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement; provided, that the foregoing shall not prevent any CBI Company from discontinuing or disposing of any of its Assets or business if such action is, in the judgment of CBI, desirable in the conduct of the business of CBI and its Subsidiaries. CBI further covenants and agrees that it will not, without the prior written consent of the chief executive officer, president or chief financial officer of CFB, which consent shall not be unreasonably withheld, amend the Articles of Incorporation or Bylaws of CBI, in each case, in any manner adverse to the holders of CFB Common Stock as compared to the rights of holders of CBI Common Stock generally.

         7.4 Adverse Changes in Condition. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

         7.5 Reports. Each Party and its Subsidiaries shall timely file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
Any financial statements contained in any other reports to other Regulatory Authorities shall be prepared in accordance with the Laws applicable to such reports, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


                                   ARTICLE 8
                             ADDITIONAL AGREEMENTS

         8.1 Registration Statement; Proxy Statement; Shareholder Approval. At a date determined by CBI in its sole discretion, CBI shall file the Registration Statement with the SEC, and shall use its reasonable efforts to





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cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of CBI Common Stock upon consummation of the Merger. CFB shall furnish all information concerning it and the holders of its capital stock as CBI may reasonably request in connection with such action. CFB shall call a Shareholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. In connection with the Shareholders' Meeting, (i) CFB shall prepare and file with the SEC a Proxy Statement and mail such Proxy Statement to its shareholders, (ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement, (iii) the Board of Directors of CFB shall recommend (subject to compliance with their fiduciary duties as advised by counsel) to its shareholders the approval of this Agreement, and (iv) the Board of Directors and officers of CFB shall (subject to compliance with their fiduciary duties as advised by counsel) use their reasonable efforts to obtain such shareholders' approval.

         8.2 Exchange Listing. CBI shall use its reasonable efforts to list, prior to the Effective Time, on the Nasdaq National Market the shares of CBI Common Stock to be issued to the holders of CFB Common Stock pursuant to the Merger.

         8.3 Applications. CBI shall promptly prepare and file, and CFB shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement.

         8.4 Filings with State Offices.   Upon the terms and subject to the
conditions of this Agreement, CBI shall execute and file the Articles of Merger.

         8.5 Agreement as to Efforts to Consummate. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in
Article 9 of this Agreement; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

         8.6 Investigation and Confidentiality.

              (a) Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

              (b) In addition to the Parties' respective obligations under the Confidentiality Agreements, each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the
transactions contemplated by this Agreement.   If this Agreement is
terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.





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

               (c) CFB shall use its reasonable efforts to exercise its rights under confidentiality agreements entered into with Persons which were considering an Acquisition Transaction with CFB to preserve the confidentiality of the information relating to CFB provided to such Persons and their Affiliates and Representatives.

               (d) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party.

         8.7 Press Releases. Prior to the Effective Time, CFB and CBI shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

         8.8 Certain Actions. Except with respect to this Agreement and the transactions contemplated hereby, no CFB Company nor any Affiliate thereof nor any Representatives thereof retained by any CFB Company shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent necessary to comply with the fiduciary duties of CFB's Board of Directors as advised by counsel, no CFB Company or any Affiliate or Representative thereof shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but CFB may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by counsel. CFB shall promptly notify CBI orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction. CFB shall (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable efforts to cause all of its Representatives not to engage in any of the foregoing.

         8.9   Accounting and Tax Treatment.   Each of the Parties undertakes
and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for pooling-of-interests accounting treatment and treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

         8.10  State Takeover Laws.   Each CFB Company shall take all
necessary steps to exempt the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable state takeover Law, including Sections 607.0901 and 607.0902 of the FBCA.

         8.11 Charter Provisions. Each CFB Company shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any CFB Company or restrict or impair the ability of CBI or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any CFB Company that may be directly or indirectly acquired or controlled by it.

         8.12 Agreement of Affiliates. CFB has disclosed in Section 8.12 of the CFB Disclosure Memorandum all Persons whom it reasonably believes is an "affiliate" of CFB for purposes of Rule 145 under the 1933 Act. CFB shall use its reasonable efforts to cause each such Person to deliver to CBI not later than 30 days prior to the Effective Time, a written agreement, substantially in the form of Exhibit 4, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of CFB Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of CBI Common Stock to be received by such Person upon consummation of the Merger except in





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

compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder and until such time as financial results covering at least 30 days of combined operations of CBI and CFB have been published within the meaning of Section 201.01 of the SEC's Codification of Financial
Reporting Policies. To qualify the Merger for pooling-of-interests accounting treatment, shares of CBI Common Stock issued to such affiliates of CFB in exchange for shares of CFB Common Stock shall not be transferable until such time as financial results covering at least 30 days of combined operations of CBI and CFB have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting
Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section 8.12 (and CBI shall be entitled to place restrictive legends upon certificates for shares of CBI Common Stock issued to affiliates of CFB pursuant to this Agreement to enforce the provisions of this Section 8.12). CBI shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of CBI Common Stock by such affiliates.

         8.13 Employee Benefits and Contracts. Following the Effective Time, CBI shall provide generally to officers and employees of the CFB Companies employee benefits under employee benefit plans (other than stock option or other plans involving the potential issuance of CBI Common Stock or cash bonuses), on terms and conditions which when taken as a whole are substantially similar to those currently provided by the CBI Companies to their similarly situated officers and employees. For purposes of participation and vesting, but otherwise not in calculating any benefits or benefit accrual under such employee benefit plans, the service of the employees of the CFB Companies prior to the Effective Time shall be treated as service with a CBI Company participating in such employee benefit plan. CBI also shall cause the Surviving Corporation and its Subsidiaries to honor in accordance with their terms all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the CFB Benefit Plans.

         8.14 Certain Policies of CFB. At the request of CBI, CFB shall use its best efforts to modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) prior to the Effective Time so as to be consistent on a mutually satisfactory basis with those of CBI and GAAP. CFB shall not be required to modify or change any such policies or practices, however, until such time as (i) satisfaction of the conditions set forth in
Section 9.1(a), 9.1(b) and 9.1(c) of this Agreement, (ii) such time as CFB and CBI agree that the Effective Time will occur prior to the public disclosure of such modifications or changes in regular periodic earnings releases or periodic reports filed with the SEC, and (iii) CBI acknowledges in writing that all conditions to its obligation to consummate the Merger (and CBI's rights to terminate this Agreement) have been waived or satisfied;
provided, that in all circumstances CFB shall make such modifications and changes not later than immediately prior to the Effective Time. CFB's representations, warranties, covenants and agreements contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 8.14.

         8.15 Real Estate. CFB shall use all reasonable efforts to cause the real property defined as the Parcel in Section 5.25 hereof to be sold prior to Closing for an amount (on a net basis) of not less than $290,000.

         8.16    Director and Officer Insurance.   CFBO, at its option and
expense, may seek to maintain CFBO's existing directors' and officers' liability insurance policy covering persons who are currently covered by such insurance carried by CFBO for a period of two years after the Effective Time on terms no less favorable than those in effect on the date hereof; provided, that no CBI Company shall be obligated to make annual premium payments in respect of such policy and further provided that the cost of such policy extension shall not exceed a total of $18,000 and that all such amounts shall be expenses of CFBO during the 1995 calendar year, and upon and following the Effective Time, the CBI Companies shall be entitled to the rights and benefits of such policy to the same extent as the CFB Companies, including CFBO, were as of the date hereof.





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

                                   ARTICLE 9
               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

         9.1 Conditions to Obligations of Each Party. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6 of this Agreement:

              (a) Shareholder Approval.   The shareholders of CFB shall have
      adopted, approved, ratified and confirmed this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law, by the provisions of any governing instruments; the holders of not more than five (5%) percent of the outstanding shares of CFB Common Stock shall have given notice of their intent to exercise their statutory rights of dissent.

              (b) Regulatory Approvals.   All Consents of, filings and
      registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of CBI would so materially adversely affect the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

              (c) Consents and Approvals. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such
      Party.   No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of CBI would so materially adversely affect the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, CBI would not, in its reasonable judgment, have entered into this Agreement.

              (d) Legal Proceedings.    No court or governmental or
      regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts in any material respect or makes illegal, consummation of the transactions contemplated by this Agreement.

              (e) Registration Statement. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, cease and desist or other order, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of CBI Common Stock issuable pursuant to the Merger shall have been received and remain in effect.

              (f) Listing of CBI Common Stock. The shares of CBI Common Stock issuable pursuant to the Merger shall have been approved for listing on the Nasdaq National Market.

              (g) Pooling Letters. The Parties shall have received a letter, dated as of the Effective Time, in form and substance reasonably acceptable to such Party, from Purvis, Gray and Company, or such other certified public accountant mutually acceptable to the Parties, to the effect that the Merger will qualify for pooling-of-interests accounting treatment and that such firm is not aware of any matters relating to CFB and





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      its Subsidiaries which would preclude the Merger from qualifying for pooling-of-interests accounting treatment.

              (h) Tax Matters.   Each Party shall have received a written
      opinion of counsel from Alston & Bird, in form reasonably satisfactory to such Parties (the "Tax Opinion"), to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger of CFB Common Stock for CBI Common Stock will not give rise to gain or loss to the shareholders of CFB with respect to such exchange (except to the extent of any cash received), and (iii) none of CFB or CBI will recognize gain or loss as a consequence of the Merger (except for amounts resulting from any required change in accounting methods and any income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the Internal Revenue Code), and, with respect to the Bank Merger, that (i) the Bank Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and (ii) none of CFB, CBI, CFBO or CNBL will recognize gain or loss as a consequence of the Bank Merger. In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations of officers of CFB and CBI reasonably satisfactory in form and substance to such counsel.

         9.2 Conditions to Obligations of CBI.   The obligations of CBI
to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by CBI pursuant to Section 11.6(a) of this
Agreement:

              (a) Representations and Warranties.    The representations and
      warranties of CFB set forth or referred to in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time
      (provided that representations and warranties which are confined to a specified date shall speak only as of such date).

              (b) Performance of Agreements and Covenants.   Each and all of
      the agreements and covenants of CFB to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with.

              (c) Certificates. CFB shall have delivered to CBI (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by CFB's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as CBI and its counsel shall request.

              (d) Opinion of Counsel.   CBI shall have received an opinion of
      Hicks & MacQuarrie, counsel to CFB, dated as of the Closing, in form reasonably satisfactory to CBI, as to the matters set forth in Exhibit 5.

              (e) Accountant's Letters. CBI shall have received from Purvis, Gray & Company letters dated not more than five days prior to (i) the date of the Joint Proxy Statement and (ii) the Effective Time, with respect to certain financial information regarding CFB, in form and substance reasonably satisfactory to CBI, which letters shall be based upon customary specified procedures undertaken by such firm in accordance with Statement of Auditing Standard No. 72.

              (f) Affiliates' Agreements. CBI shall have received from each affiliate of CFB the affiliates letter referred to in Section 8.12 of this Agreement, to the extent necessary to assure in the reasonable judgment of CBI that the transactions contemplated hereby will qualify for pooling-of-interests accounting treatment.





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              (h) Claims Letters.   Each of the directors and officers of CFB
      and CFBO shall have executed and delivered to CBI letters in substantially the form of Exhibit 6.

              (i) Survey. CFB shall provide to CBI an updated survey for the Construction Project, of sufficient quality and detail for title insurance purposes, showing that the foundations of all structural improvements are located within the boundaries of the property owned in fee simple by CFB or its Affiliates and within the buildable areas permitted by applicable zoning and private covenants affecting such property.

              (j) Options. All options to purchase shares of CFB Common Stock outstanding on the date hereof as provided in Section 5.3 hereof and in the CFB Disclosure Memorandum, shall have been exercised in full, and no CFB Company nor any of their Affiliates or successors shall have paid or be obligated to pay any cash or other consideration (except shares of CFB Common Stock issuable upon exercise) for, or in respect of, such options.

         9.3 Conditions to Obligations of CFB. The obligations of CFB to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by CFB pursuant to Section 11.6(b) of this Agreement:

              (a) Representations and Warranties.   The representations and
      warranties of CBI set forth or referred to in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time
      (provided that representations and warranties which are confined to a specified date shall speak only as of such date), except as expressly contemplated by this Agreement.

              (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of CBI to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with.

              (c) Certificates. CBI shall have delivered to CFB (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by CBI's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as CFB and its counsel shall request.

              (d) Opinion of Counsel. CFB shall have received an opinion of Alston & Bird, special counsel to CBI, dated as of the Effective Time, in form reasonably acceptable to CFB, as to the matters set forth in
      Exhibit 7.


                                   ARTICLE 10
                                  TERMINATION

         10.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of CFB, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

              (a) By mutual consent of the Board of Directors of CBI and the Board of Directors of CFB; or

              (b) By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other
      Party of any representation or warranty contained in this





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      Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

              (c) By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

              (d) By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event (i) any Consent of any Regulatory
      Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of CFB fail to vote their approval of this Agreement and the transactions contemplated hereby as required by the FBCA and the rules of the NASD at the Shareholders' Meeting where the transactions were presented to such shareholders for approval and voted upon; or

              (e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by April 30, 1996, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

              (f) By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 10.1(e) of this Agreement; or

              (g) By CBI, in the event that the Board of Directors of CFB shall have failed to reaffirm its approval of the Merger and the transactions contemplated by this Agreement (to the exclusion of any other Acquisition Proposal), or shall have resolved not to reaffirm the Merger, or shall have affirmed, recommended or authorized entering into any other Acquisition Proposal or other transaction involving a merger, share exchange, consolidation or transfer of substantially all of the Assets of CFB.

         10.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 10.2 and Article 11 and Section 8.6(b) of this Agreement shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 10.1(b), 10.1(c) or 10.1(f) of this Agreement shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

         10.3 Non-Survival of Representations and Covenants. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this Section 10.3 and Articles 2, 3, 4 and 11 and Sections 8.12 and 8.13 of this Agreement.





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                                   ARTICLE 11
                                 MISCELLANEOUS

         11.1    Definitions.

              (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

              "Acquisition Proposal" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

              "Affiliate" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person;
      (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 5% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

              "Agreement" shall mean this Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

              "Articles of Merger" shall mean the Articles of Merger to be executed by CBI and filed with the Secretary of State of the State of Florida relating to the Merger as contemplated by Section 1.1 of this Agreement.

              "Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

              "BHC Act" shall mean the federal Bank Holding Company Act of 1956, as amended.

              "CBI Capital Stock" shall mean, collectively, the CBI Common Stock and any other class or series of capital stock of CBI.

              "CBI Common Stock" shall mean the $.01 par value common stock of CBI.

              "CBI Companies" shall mean, collectively, CBI and all CBI Subsidiaries.

              "CBI Disclosure Memorandum" shall mean the written information entitled "Citi-Bancshares, Inc. Disclosure Memorandum" delivered prior to the date of this Agreement to CFB describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

              "CBI Financial Statements" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of CBI as of June 30, 1995, and as of December 31, 1994 and 1993, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the six months ended June 30, 1995, and for each of the three years ended December 31, 1994, 1993 and 1992, as filed by CBI in SEC Documents, and (ii) the consolidated statements





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

    of condition of CBI (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to June 30, 1995.

              "CBI Stock Plan" shall mean the existing stock option and other stock-based compensation plan of CBI designated as follows: 1994 Stock Option and Stock Appreciation Rights Plan.

              "CBI Subsidiaries" shall mean the Subsidiaries of CBI and any corporation, bank, savings association, or other organization acquired as a Subsidiary of CBI in the future and owned by CBI at the Effective Time.

              "CFB Common Stock" shall mean the $.10 par value common stock of CFB.

              "CFB Companies" shall mean, collectively, CFB and all CFB Subsidiaries.

              "CFB Disclosure Memorandum" shall mean the written information entitled "Citizens First Bancshares, Inc. Disclosure Memorandum" delivered prior to the date of this Agreement to CBI describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

              "CFB Financial Statements" shall mean (i) the audited consolidated balance sheets (including related notes and schedules, if any) of CFB as of December 31, 1994 and 1993, and the related audited statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for each of the three fiscal years ended December
    31, 1994, 1993 and 1992, and the unaudited balance sheets as of June 30, 1995, and (ii) the consolidated balance sheets of CFB (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to June 30, 1995, and such financial statements as of and for the years ended December 31, 1995 shall be audited by an independent certified public accounting firm, with a nonqualified opinion expressed thereon by such independent certified public accounting firm, and (iii) the balance sheets, and related statements of income and changes in shareholders' equity (including related notes and schedules, if any) filed as "Call Reports" by CFB with the FDIC as of and for the periods ending June 30, 1995, and as of and for each period subsequent to June 30, 1995.

              "CFB Stock Plan" shall mean the existing stock option and other stock-based compensation plan of CFB designated as follows: 1993 Nonstatutory Stock Option Plan.

              "CFB Subsidiaries" shall mean the Subsidiaries of CFB, which shall include the CFB Subsidiaries described in Section 5.4 of this Agreement and any corporation, bank, savings association, or other organization acquired as a Subsidiary of CFB in the future and owned by CFB at the Effective
    Time.

              "CFBO" shall mean Citizens First Bank of Ocala, a Florida bank, wholly-owned by CFB.

              "CNBL" shall mean Citizens National Bank of Leesburg, a national banking association, wholly-owned by CBI.

              "Closing Date" shall mean the date on which the Closing occurs.

              "Confidentiality Agreement" shall mean those certain confidentiality provisions contained in that certain Letter of Intent dated September 14, 1995, between CFB and CBI.





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

              "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

              "Contract" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

              "Default" shall mean (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or
    (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit, where, in any such event, such Default is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

              "Environmental Laws" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) and which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Material.

              "ERISA Affiliate" shall have the meaning provided in Section 5.14 of this Agreement.

              "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

              "Exhibits" 1 through 7, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

              "FHLB" shall mean the Federal Home Loan Bank of Atlanta.

              "FBCA" shall mean the Florida Business Corporation Act.

              "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

              "Hazardous Substance" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

              "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

              "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean those facts that are known or should reasonably have been known after due inquiry by the Chairman, President, Chief Financial Officer, Chief Accounting Officer, Chief Credit Officer, General Counsel, any Assistant or Deputy General Counsel, or any Senior or Executive Vice President of such Person and the knowledge of any such persons obtained or which would have been obtained from a reasonable investigation.

              "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute or written, publicly available interpretation applicable to a Person or its Assets, Liabilities or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

              "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

              "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and (iii) Liens which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

              "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

              "Loan Property" shall mean any property owned by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

              "Material Adverse Effect" on a Party shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "material adverse impact" shall not be deemed to include the impact of (x) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (y) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and their holding companies, and (z) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties. "Material" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

              "Mergers" shall mean the Merger and the Bank Merger, collectively.

              "NASD" shall mean the National Association of Securities Dealers, Inc.





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

              "Nasdaq National Market" shall mean the National Market System of the National Association of Securities Dealers Automated Quotations System.

              "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

              "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

              "Party" shall mean either CFB or CBI, and "Parties" shall mean both CFB and CBI.

              "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, order, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

              "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

              "Proxy Statement" shall mean the proxy statement used by CFB to solicit the approval of its shareholders of the transactions contemplated by this Agreement, which shall include the prospectus of CBI relating to the issuance of the CBI Common Stock to holders of CFB Common Stock.

              "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by CBI under the 1933 Act with respect to the shares of CBI Common Stock to be issued to the shareholders of CFB in connection with the transactions contemplated by this Agreement.

              "Regulatory Authorities" shall mean, collectively, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation,, the Florida State Banking Department, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NASD, and the SEC.

              "Representative" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative of a Person.

              "Rights" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

              "1933 Act" shall mean the Securities Act of 1933, as amended.

              "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

              "SEC Documents" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.





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              "Securities Laws" shall mean the 1933 Act, the 1934 Act, the
    Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

              "Shareholders' Meeting" shall mean the meeting of the shareholders of CFB to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

              "Significant Subsidiary" shall mean any present or future consolidated Subsidiary of the Party in question, the assets of which constitute ten percent (10%) or more of the consolidated assets of such Party as reflected on such Party's consolidated statement of condition prepared in accordance with GAAP.

              "Subsidiaries" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

              "Surviving Corporation" shall mean CBI as the surviving corporation resulting from the Merger.

              "Tax" or "Taxes" shall mean any federal, state, county, local, or foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy, and other taxes, assessments, charges, fares, or impositions, including interest, penalties, and additions imposed thereon or with respect thereto.

              (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

     Allowance                                                  Section 6.16
     Bank Merger                                                Section 1.4
     Bank Plan                                                  Section 1.4
     CBI Benefit Plans                                          Section 6.9
     CBI ERISA Plan                                             Section 6.9
     CBI Pension Plan                                           Section 6.9
     CFB Benefit Plans                                          Section 5.14
     CFB Contracts                                              Section 6.17
     CFB ERISA Plan                                             Section 5.14
     CFB Options                                                Section 5.14
     CFB Pension Plan                                           Section 5.14
     Closing                                                    Section 1.2
     Construction Project                                       Section 1.2
     Effective Time                                             Section 1.3
     ERISA Affiliate                                            Section 5.14
     Exchange Agent                                             Section 4.1
     Exchange Ratio                                             Section 3.1(c)
     Parcel                                                     Section 1.2
     Merger                                                     Section 1.1
     Tax Opinion                                                Section 9.1(h)

              (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."





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         11.2    Expenses.

              (a) Except as otherwise provided in this Section 11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each of the Parties shall bear and pay one-half of the filing fees payable in connection with the Registration Statement and the Joint Proxy Statement and printing costs incurred in connection with the printing of the Registration Statement and the Joint Proxy Statement.

              (b) Nothing contained in this Section 11.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

         11.3 Brokers and Finders. Except for The Carson Medlin Company as to CBI, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by CFB or CBI, each of CFB and CBI, as the case may be, agrees to indemnify and hold the other Party harmless from and against any Liability in respect of any such claim.

         11.4 Entire Agreement. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral (except, as to Section 8.6(b) of this Agreement, for the Confidentiality Agreement). Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, whether third party beneficiaries or otherwise, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Sections 8.13 of this Agreement.

         11.5 Amendments. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of CFB Common Stock, there shall be made no amendment that pursuant to the FBCA requires further approval by such shareholders without the further approval of such shareholders; and further provided, that after any such approval by the holders of CFB Common Stock, the provisions of this Agreement relating to the manner or basis in which shares of CFB Common Stock will be exchanged for shares of CBI Common Stock shall not be amended after the Shareholders' Meetings in a manner adverse to the holders of CFB Common Stock without any requisite approval of the holders of the issued and outstanding shares of CFB Common Stock entitled to vote thereon.

         11.6    Waivers.

              (a) Prior to or at the Effective Time, CBI, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by CFB, to waive or extend the time for the compliance or fulfillment by CFB of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of CBI under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of CBI.

              (b) Prior to or at the Effective Time, CFB, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by CBI, to waive or extend the time for the compliance or fulfillment by CBI of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of CFB under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of CFB.

              (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

         11.7 Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

         11.8 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

              CFB:                          Citizens First Bancshares, Inc.
                                            750 S.W. Martin Luther King, Jr. Ave.
                                            Ocala, Florida 34478
                                            Telecopy Number: (904) 732-0540

                                            Attention: H. Reid Sides, Jr.

              Copy to Counsel:              Hicks & MacQuarrie
                                            2303 S.E. 17th Street
                                            Ocala, Florida 34471
                                            Telecopy Number: (904) 351-2284

                                            Attention: C. Daniel Hicks

              CBI:                          Citi-Bancshares, Inc.
                                            1211 North Boulevard West
                                            Leesburg, Florida 34748-5351
                                            Telecopy Number: (904) 326-4738

                                            Attention: Kenneth W. Mullis

              Copy to Counsel:              Alston & Bird
                                            One Atlantic Center
                                            1201 West Peachtree Street
                                            Atlanta, Georgia 30309-3424
                                            Telecopy Number: (404) 881-7777

                                            Attention: Ralph F. MacDonald, III

         11.9    Governing Law.   This Agreement shall be governed by and
construed in accordance with the Laws of the State of Florida, without regard to any applicable conflicts of Laws.

         11.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         11.11 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         11.12   Interpretations.   Neither this Agreement nor any
uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

         11.13 Enforcement of Agreement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         11.14 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.


ATTEST:                                            CITI-BANCSHARES, INC.


/s/ BOBBY A. SULLIVAN                             By: /s/ KENNETH W. MULLIS
---------------------------                            ---------------------------
Secretary                                                   President


[CORPORATE SEAL]


ATTEST:                                            CITIZENS FIRST BANCSHARES, INC.


/s/ CHERYL R. ROSS                                 By: /s/ H. REID SIDES, JR.
---------------------------                            ---------------------------
Secretary                                                   President

[CORPORATE SEAL]

                                LIST OF EXHIBITS


Exhibit Number   Description

          1.              Bank Plan of Merger.  (Sec. 1.4).

          2.              Form of Directors' Agreement.  (Sec. 5.22).

          3.              Form of Shareholders' Agreement.  (Sec. 5.25).

          4.              Form of agreement of affiliates of CFB.  (Sec.
                          8.12, 9.2(g)).

          5.              Matters as to which Hicks & MacQuarrie will opine.
                          (Sec. 9.2(d)).

          6.              Form of Claims Letter  (Sec. 9.2(h)).

          7.              Matters as to which Alston & Bird will opine.  (Sec.
                          9.3(d)).

                                                                         ANNEX B

               EXCERPT FROM THE FLORIDA BUSINESS CORPORATION ACT
                 RELATING TO RIGHTS OF DISSENTING SHAREHOLDERS


         607.1301 DISSENTER'S RIGHTS; DEFINITIONS. -- The following definitions apply to ss. 607.1302 and 607.132:
         (1) "Corporation" means the issuer of the shares held by a dissenting shareholder before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.
         (2) "Fair value," with respect to a dissenter's shares, means the value of the shares as of the close of business on the day prior to the shareholders' authorization date, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.
         (3) "Shareholders' authorization date" means the date on which the shareholders' vote authorizing the proposed action was taken, the date on which the corporation received written consents without a meeting from the requisite number of shareholders in order to authorize the action, or, in the case of a merger pursuant to s. 607.1104, the day prior to the date on which a copy of the plan of merger was mailed to each shareholder of record of the subsidiary corporation.

         607.1302 RIGHT OF SHAREHOLDERS TO DISSENT -- (1) Any shareholder has the right to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:
         (a) Consummation of a plan of merger to which the corporation is a party:
         1.  If the shareholder is entitled to vote on the merger, or
         2.  If the corporation is a subsidiary that is merged with its parent under s. 607.1104, and the shareholders would have been entitled to vote on action taken, except for the applicability of s. 607.1104;
         (b) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation, other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange pursuant to s. 607. 1202, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;
         (c) As provided in s. 607.0902(11), the approval of a control-share acquisition;
         (d) Consummation of a plan of share exchange to which the
corporation is a party as the corporation the shares of which will be acquired, if the shareholder is entitled to vote on the plan;
         (e) Any amendment of the articles of incorporation if the
shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:
         1. Altering or abolishing any preemptive rights attached to any of his shares;
         2.  Altering or abolishing the voting rights pertaining to any of his shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;
         3.  Effecting an exchange, cancellation, or reclassification of any of his shares, when such exchange, cancellation, or reclassification would alter or abolish his voting rights or alter his percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;
         4. Reducing the stated redemption price of any of his redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his shares, or making any of his shares subject to redemption when they are not otherwise redeemable;
         5. Making noncumulative, in whole or in part, dividends of any of his preferred shares which had theretofore been cumulative;
         6. Reducing the stated dividend preference of any of his preferred shares; or
         7. Reducing any stated preferential amount payable on any of his preferred shares upon voluntary or involuntary liquidation; or
         (f) Any corporate action taken, to the extent the articles of incorporation provide that a voting or nonvoting shareholder is entitled to dissent and obtain payment for his shares;

         (2) A shareholder dissenting from any amendment specified in paragraph (1)(e) has the right to dissent only as to those of his shares which are adversely affected by the amendment.
         (3) A shareholder may dissent as to less than all the shares registered in his name. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders;
         (4) Unless the articles of incorporation otherwise provide, this section does not apply with respect to a plan of merger or share exchange or a proposed sale or exchange of property, to the holders of shares of any class or series which, on the record date fixed to determine the shareholders entitled to vote at the meeting of shareholders at which such action is to be acted upon or to consent to any such action without a meeting, were either registered on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by not fewer than 2,000 shareholders.
         (5) A shareholder entitled to dissent and obtain payment for his shares under this section may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

         607.1320    PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS -- (1)(a)
If a proposed corporate action creating dissenters' rights under s. 607.1320 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights and be accompanied by a copy of ss. 607.1301, 607.1302, and 607.1320. A shareholder who wishes to assert dissenters' rights shall:
         1. Deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated, and
         2. Not vote his shares in favor of the proposed action. A proxy or vote against the proposed action does not constitute such a notice of intent to demand payment.
         (b) If proposed corporate action creating dissenters' rights under
s. 607.1302 is effectuated by written consent without a meeting, the corporation shall deliver a copy of ss. 607.1301, 607.1302, and 607.1320 to each shareholder simultaneously with any request for his written consent or, if such a request is not made, within 10 days after the date the corporation received written consents without a meeting from the requisite number of shareholders necessary to authorize the action.
         (2) Within 10 days after the shareholders' authorization date, the corporation shall give written notice of such authorization or consent or adoption of the plan of merger, as the case may be, to each shareholder who filed a notice of intent to demand payment for his shares pursuant to paragraph (1)(a) or, in the case of action authorized by written consent, to each shareholder, excepting any who voted for, or consented in writing to, the proposed action.
         (3) Within 20 days after the giving of notice to him, any shareholder who elects to dissent shall file with the corporation a notice of such election, stating his name and address, the number, classes, and series of shares as to which he dissents, and a demand for payment of the fair value of his shares. Any shareholder failing to file such election to dissent within the period set forth shall be bound by the terms of the proposed corporate action. Any shareholder filing an election to dissent shall deposit his certificates for certificated shares with the corporation simultaneously with the filing of the election to dissent. The corporation may restrict the transfer of uncertificated shares from the date the shareholder's election to dissent is filed with the corporation.
         (4) Upon filing a notice of election to dissent, the shareholder shall thereafter be entitled only to payment as provided in this section and shall not be entitled to vote or to exercise any other rights of a shareholder. A notice of election may be withdrawn in writing by the shareholder at any time before an offer is made by the corporation, as provided in subsection (5), to pay for his shares. After such offer, no such notice of election may be withdrawn unless the corporation consents thereto. However, the right of such shareholder to be paid the fair value of his shares shall cease, and he shall be reinstated to have all his rights as a shareholder as of the filing of his notice of election, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim, if:
         (a) Such demand is withdrawn as provided in this section;

         (b) The proposed corporate action is abandoned or rescinded or the shareholders revoke the authority to effect such action;
         (c) No demand or petition for the determination of fair value by a court has been made or filed within the time provided in this section; or
         (d) A court of competent jurisdiction determines that such shareholder is not entitled to the relief provided by this section.
         (5) Within 10 days after the expiration of the period in which shareholders may file their notices of election to dissent, or within 10 days after such corporate action is effected, whichever is later (but in no case later than 90 days from the shareholders' authorization date), the corporation shall make a written offer to each dissenting shareholder who has made demand as provided in this section to pay an amount the corporation estimates to be the fair value for such shares. If the corporate action has not been consummated before the expiration of the 90-day period after the shareholders' authorization date, the offer may be made conditional upon the consummation of such action. Such notice and offer shall be accompanied by:
         (a) A balance sheet of the corporation, the shares of which the dissenting shareholder holds, as of the latest available date and not more than 12 months prior to the making of such offer; and
         (b) A profit and loss statement of such corporation for the 12-month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such 12-month period, for the portion thereof during which it was in existence.
         (6) If within 30 days after the making of such offer any
shareholder accepts the same, payment for his shares shall be made within 90 days after the making of such offer or the consummation of the proposed action, whichever is later. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in such shares.
         (7) If the corporation fails to make such offer within the period specified therefor in subsection (5) or if it makes the offer and any dissenting shareholder or shareholders fail to accept the same within the period of 30 days thereafter, then the corporation, within 30 days after receipt of written demand from any dissenting shareholder given within 60 days after the date on which such corporate action was effected, shall, or at its election at any time within such period of 60 days may, file an action in any court of competent jurisdiction in the county in this state where the registered office of the corporation is located requesting that the fair value of such shares be determined.  The court shall also determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation fails to institute the proceeding as herein provided, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders (whether or not residents of this state), other than shareholders who have agreed with the corporation as to the value of their shares, shall be made parties to the proceeding as an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident dissenting shareholder either by registered or certified mail and publication or in such other manner as is permitted by law. The jurisdiction of the court is plenary and exclusive. All shareholders who are proper parties to the proceeding are entitled to judgment against the corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as is specified in the order of their appointment or an amendment thereof.
The corporation shall pay each dissenting shareholder the amount found to be due him within 10 days after final determination of the proceedings. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares.
         (8) The judgment may, at the discretion of the court, include a fair rate of interest, to be determined by the court.
         (9) The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding, to whom the corporation has made an offer to pay for the shares, if the court finds that the action of such shareholders in failing to accept such offer was arbitrary, vexatious, or not in good faith. Such expenses shall include reasonable compensation for, and reasonable expenses of, the appraisers, but shall exclude the fees and expenses of counsel for, and experts employed by, any party. If the fair value of the shares, as determined, materially exceeds the amount which the corporation offered to pay therefor or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court determines to be reasonable compensation to any attorney or expert employed by the shareholder in the proceeding.
         (10) Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this section, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger, they may be held and disposed of as the plan of merger
otherwise provides.   The shares of the surviving corporation into which
the shares of such dissenting shareholders would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The provisions of the Florida Business Corporation Act and CBI's Bylaws set forth the extent to which the Registrant's directors and officers may be indemnified against liabilities they may incur while serving in such capacities. CBI's Bylaws provide that a director who performs his duties under the bylaws in good faith shall have no liability by reason of being or having been a director of the corporation. The Florida Business Corporation Act's ("FBCA") provisions for indemnification are summarized below.

         Section 607.0850(1) of the FBCA empowers a corporation to indemnify any person who was or is a party to any proceeding (other than an action by, or in right of, the corporation), by reason of the fact that he is or was a director. officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. This Subsection further provides that the termination of proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contenders or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the beat interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 607.0850(2) empowers a corporation to indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other Enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         Section 607.0850(3) provides that to the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in the defense of any proceeding referred to in the preceding subparagraphs, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

         Section 607.0850(4) provides that any indemnification under subsections (1) or (2), unless pursuant to a determination by a court, shall be made by the corporation only as authorized in a specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because the person has met the applicable standard of conduct as set forth in subsections (1) or (2). Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such proceeding; (b) if such a quorum is not obtaining or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors who are not at the time parties to the proceeding; (c) by independent legal counsel selected by the board of directors described in paragraph (a) or the committee described in paragraph

(b), or if a quorum of the directors cannot be obtained for paragraph (a) and the committee cannot be designated under paragraph (b), selected by a majority vote of the full board of directors (in which directors who are parties may participate); or 9d) by the shareholders by a majority vote of a quorum consisting of shareholders who are not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

         Section 607.0850(5) provides that evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by paragraph 4(c) shall evaluate the reasonableness of expenses and may authorize indemnification.

         Section 607.0850(6) provides that expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the corporation. Expenses incurred by other employees and agents may be paid in advance upon terms or conditions that the board of directors deems appropriate.

         Section 607.0850(7) provides that the indemnification and advancement of expenses provided pursuant to this section are not exclusive, and the corporation is empowered to make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, unless a judgment or other final adjudication establishes that such person's actions or omissions to act were material to the cause of action so adjudicated and constitute (a) a violation of the criminal law, unless such person had reasonable cause to believe that his conduct was lawful or had no reasonable cause to believe that his conduct was unlawful; (b) a transaction from which such person derived an improper personal benefit; (c) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the Florida Business Corporation Act are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor, or in a proceeding by or in the right of a shareholder.

         Section 607.0850(8) provides that indemnification and advancement of expenses shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of such person's heirs, executors and administrators unless otherwise provided when authorized or ratified.

         Section 607.0850(9) provides that unless the corporation's articles of incorporation provide otherwise notwithstanding the failure of a corporation to provide indemnification and despite any contrary determination of the board or of the shareholders of the specific case, a director, officer, employee, or agent who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that (a) the director, officer, employee, or agent is entitled to mandatory indemnification under subsection (3), in which case the court shall also order the corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement or expenses; (b) the director, officer, employee, or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the corporation of its power pursuant to subsection (7); or (c) the director, officer, employee, or agent is failure and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person meet the standard of conduct set forth in subsection (1), subsection (2), or subsection (7).

         Section 607.0850(12) provides that the corporation is empowered to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

         The Registrant maintains an insurance policy insuring the Registrant and directors and officers of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits (See exhibit index immediately preceding the exhibits for the page number where each exhibit can be found)


EXHIBIT
NUMBER                    DESCRIPTION OF EXHIBITS
------                    -----------------------
  2(a)      -- Agreement and Plan of Merger, dated as of October 19, 1995, by and between CBI and CFB (included in
               ANNEX A to the Proxy Statement/Prospectus and incorporated by reference herein)

  3(a)      -- Articles of Incorporation, as amended (Previously filed in Registrant's Registration Statement on Form
               8A, dated April 26, 1990 (File No. 2-82233))

  3(b)      -- Bylaws(Previously filed in Registrant's Registration Statement on Form 8A, dated April 26, 1990 (File
               No. 2-82233))

  4         -- See Exhibits 3(a) and 3(b) for provisions of the Certificate of Incorporation and Bylaws of the
               Registrant defining rights of holders of Common Stock of the Registrant

  5         -- Form of Opinion of Alston & Bird (1)

  8         -- Opinion of Alston & Bird regarding federal income tax matters, including consent

  10.1      -- Stock Option Agreement between Citi-Bancshares, Inc. and Kenneth W. Mullis (previously filed as an
               Exhibit to the Registrant's 1993 Annual Report on Form 10-K (File No. 2-82233)

  10.2      -- Citi-Bancshares, Inc. 1994 Stock Option and Stock Appreciation Rights Plan (previously filed as an
               Exhibit to the Registrant's 1993 Annual Report on Form 10-K (File No. 2-82233)

  21        -- Subsidiary of the Registrant (1)

  23(a)     -- Consent of Purvis, Gray and Company

  23(b)     -- Consent of Alston & Bird (included in Exhibit 5)

  23(c)     -- Consent of Terry E. Trexler (1)

  23(d)     -- Consent of Financial Institutions Advisory Services, Inc. (2)

  23(e)     -- Consent of The Carson Medlin Company (2)

  24        -- Powers of Attorney (1)

  99        -- Form of Proxy of CFB (1)
--------------------------


(1) Previously filed with the Registrant's registration statement on Form S-4 (333-00008) filed January 2, 1996.

(2) Previously filed with Pre-Effective Amendment No. 1 (filed March 5, 1996) to the Registrant's registration statement on Form S-4 (333-00008) filed January 2, 1996

    (b)  Financial Statement Schedules

    Schedules are omitted because they are not required or are not applicable, or the required information is shown in the financial statements or notes thereto.

ITEM 22. UNDERTAKINGS

    (a)     The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table.

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Articles of Incorporation or Bylaws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leesburg, State of Florida, on March 13, 1996.


                                      CITI-BANCSHARES, INC.


                                      By: /s/  KENNETH W. MULLIS
                                          -------------------------------------
                                          Kenneth W. Mullis
                                          President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 13, 1996.


SIGNATURE                                          TITLE
---------                                          -----
*                                                  Chairman of the Board
----------------------------------
Clifton L. Bridges, M.D.

/S/ KENNETH W. MULLIS                              President and Chief Executive Officer
----------------------------------                 (principal executive officer)
Kenneth W. Mullis

*                                                  Senior Vice President, Chief Financial Officer and Secretary
----------------------------------                 (principal financial and accounting officer)
T. Michael Killingsworth

*                                                  Director
----------------------------------
Bobby A. Sullivan

*                                                  Director
----------------------------------
Douglas W. Braun

*                                                  Director
----------------------------------
W. Thomas Brooks

*                                                  Director
----------------------------------
Thomas N. Grizzard

                    [Signatures continued on following page]

*                                                  Director
----------------------------------
W.F. Herlong, Jr.

*                                                  Director
----------------------------------
Wendell F. Husebo

*                                                  Director
----------------------------------
Walter S. McLin

*                                                  Director
----------------------------------
Linda Spradlin

*                                                  Director
----------------------------------
Ferrell D. Young, D.V.M.

By:/s/ Kenneth W. Mullis                           Attorney-in-Fact
----------------------------------
Kenneth W. Mullis

                                 EXHIBIT INDEX

EXHIBIT                                                                                       SEQUENTIAL PAGE
NUMBER               DESCRIPTION OF EXHIBITS                                                       UMBER
------               -----------------------                                                  ---------------
2(a)                 Agreement and Plan of Merger, dated as of October 19, 1995, by and between CBI and CFB (included in ANNEX A to the Proxy
                     Statement/Prospectus and incorporated by reference herein)

3(a) Articles of Incorporation, as amended (Previously filed in Registrant's Registration Statement on Form 8A, dated April
                     26, 1990 (File No. 2-82233))

3(b)                 Bylaws(Previously filed in Registrant's Registration
                     Statement on Form 8A, dated April 26, 1990 (File No.
                     2-82233))

4 See Exhibits 3(a) and 3(b) for provisions of the Certificate of Incorporation and Bylaws of the Registrant defining rights of holders of Common Stock of the Registrant

5                    Form of Opinion of Alston & Bird (1)

8 Opinion of Alston & Bird regarding federal income tax matters, including consent

10.1                 Stock Option Agreement between Citi-Bancshares, Inc. and
                     Kenneth W. Mullis (previously filed as an Exhibit to the Registrant's 1993 Annual Report on Form 10-K (File No.
                     2-82233)

10.2                 Citi-Bancshares, Inc. 1994 Stock Option and Stock
                     Appreciation Rights Plan (previously filed as an Exhibit to the Registrant's 1993 Annual Report on Form 10-K (File No.
                     2-82233)

21                   Subsidiary of the Registrant (1)

23(a)                Consent of Purvis, Gray and Company

23(b)                Consent of Alston & Bird (included in Exhibit 5)

23(c)                Consent of Terry E. Trexler (1)

23(d)                Consent of Financial Institutions Advisory Services, Inc. (2)

23(e)                Consent of The Carson Medlin Company (2)

24                   Powers of Attorney (1)

99                   Form of Proxy of CFB (1)



__________________________
(1) Previously filed with the Registrant's registration statement on Form S-4 (333-00008) filed January 2, 1996.
(2) Previously filed with Pre-effective Amendment No. 1 (filed March 5, 1996) to the Registrant's registration statement on Form S-4 (333-00008) filed January 2, 1996.





                                     II-1